SCHEDULE 14C
                                 (Rule 14c-101)

                            INFORMATION REQUIRED IN
                             INFORMATION STATEMENT

                               Amendment No. 1 to
                Information Statement Pursuant to SEction 14(c)
                     of the Securities Exchange Act of 1934

/X/ Preliminary Information Statement        / / Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14c-5(d)(2))
/ / Definitive Information Statement

                           The Coleman Company, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charger)

Payment of Filing Fee (check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchnage Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     Common Stock, par value $.01 per share, of The Coleman Company, Inc. ("Coleman Common Stock")
(2)  Aggregate number of securities to which transaction applies:
     12,681,790 (assumes the exercise of all outstanding options to purchase shares of Coleman Common Stock)
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $21.9375, the average of the high and low sale prices of Coleman Common Stock on May 8, 1998, as reported on the New York Stock Exchnage, Inc. Composite Transactions Tape
(4)  Proposed maximum aggregate value of transaction: $278,206,768
(5)  Total fee paid: $55,641

/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount previously paid: $57,97
(2) Form, Schedule or Registration Statement No.: Registration Statement on Form S-4 (No. 333-52333)
(3)  Filing Parties: Sunbeam Corporation
(4)  Date Filed: May 11, 1998

                     [THE COLEMAN COMPANY, INC. LETTERHEAD]


                                                               _______ __, 1999

Dear Stockholder:

                  On or about __________, 1999, Coleman plans to merge with a subsidiary of Sunbeam Corporation and you will receive $6.44 in cash and 0.5677 of a share of Sunbeam common stock for each share of Coleman common stock you own when the merger is completed. You will also receive warrants to purchase shares of Sunbeam common stock at a cash price of $7 per share under a [court-approved] settlement of litigation relating to the merger. The number of warrants you receive will be based on the number of shares of Coleman common stock you own at the time of the merger.

                  The merger was approved by Coleman's board of directors and majority stock holder, an affiliate of MacAndrews & Forbes Holdings Inc., on February 27, 1998. As a result, no further action by you or any other Coleman stockholder is required to complete the merger.

                  At the same time that Coleman's board and majority stockholder approved the merger, Sunbeam agreed to acquire indirectly about 81% of the then outstanding Coleman common stock from a MacAndrews & Forbes affiliate. That transaction was completed on March 30, 1998, and Sunbeam now owns indirectly about 79% of the outstanding Coleman common stock.

                  As a result of several negative developments affecting Sunbeam, the market price of Sunbeam common stock has declined sharply since the transaction was first announced. Sunbeam's stock closed at $41.75 on February 27, 1998; it closed at $_____ on ________________, 1999. The financial advisor who advised the then Coleman Board on February 27, 1998 that the merger was fair to you from a financial point of view has since indicated that its opinion, although correct when given, should no longer be relied upon because of subsequent developments affecting Sunbeam.

                  Instead of receiving cash, Sunbeam stock and warrants upon completion of the merger, you have the right to dissent from the merger and have the fair value of your Coleman shares appraised by a court and paid to you in cash. These appraisal rights are granted to you by Delaware law. In order to pursue your appraisal rights, you must submit a written demand to Coleman on or before _____, 1999 and satisfy the other requirements outlined in the attached document.

                  The attached document contains important information about the merger, Coleman, Sunbeam, your Delaware law appraisal rights and the litigation settlement. You should read it carefully.



                                           Very truly yours,


                                           /s/ Jerry W. Levin

                                           Jerry W. Levin
                                           Chairman and Chief Executive Officer

                    PRELIMINARY COPY - SUBJECT TO COMPLETION

                                  MAY 14, 1999

                                 --------------

                            THE COLEMAN COMPANY, INC.
                                NOTICE OF MERGER
                              AND APPRAISAL RIGHTS
                            AND INFORMATION STATEMENT

                                  -------------

                               SUNBEAM CORPORATION

                                   PROSPECTUS

                                 --------------

To Stockholders Of Coleman:

         By ___________, 1999, The Coleman Company, Inc. plans to merge with a subsidiary of Sunbeam Corporation and you will receive $6.44 in cash and 0.5677 of a share of Sunbeam common stock for each share of Coleman common stock you own when the merger is completed. You will also receive warrants to purchase shares of Sunbeam common stock at a cash price of $7 per share under a [court-approved] settlement of litigation relating to the merger. The number of warrants you receive will be based on the number of shares of Coleman common stock you own at the time of the merger. As a result of the merger, Coleman will become a wholly owned subsidiary of Sunbeam. A copy of the merger agreement is attached as Annex I at the back of this document. You are urged to read the merger agreement carefully as it is the legal document that governs the merger.

         The merger was approved by Coleman's board of directors and majority stockholder, an affiliate of MacAndrews & Forbes Holdings Inc., on February 27, 1998. As a result, no further action by you or any other stockholder of Coleman is required to complete the merger.

         At the same time that Coleman's board and majority stockholder approved the merger, Sunbeam agreed to acquire indirectly about 81% of the then outstanding Coleman common stock from the MacAndrews & Forbes affiliate. That transaction was completed on March 30, 1998, and Sunbeam now owns indirectly about 79% of the outstanding Coleman common stock.

         Sunbeam common stock trades on the New York Stock Exchange under the symbol "SOC." Coleman common stock trades on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange under the symbol "CLN."

         This document contains important information about the merger, Coleman, Sunbeam, your Delaware law appraisal rights and the litigation settlement, including the terms of the warrants you will receive. This document is the prospectus of Sunbeam for the common stock to be issued in the merger and the common stock to be issued when the warrants are exercised. As required by Delaware law, this document also is Coleman's notice to you of your appraisal rights.

         You should read this entire document carefully, including the Annexes which are found at the back of the document and the documents referred to under the caption "WHERE YOU CAN FIND MORE INFORMATION" beginning on page ___ which tells you where you can find additional information about Coleman and Sunbeam.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Sunbeam common stock to be issued under this document or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

  The information in this document is not complete and may be changed. We may not sell these securities or accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This document is not an offer to sell and it is not soliciting an offer to buy these securities in any state where such an offer, solicitation or sale is not permitted.

        This document is dated ___________, 1999 and was first mailed to you and the other stockholders of Coleman on or about _____________, 1999.

                              TABLE OF CONTENTS

                                                     Page

Summary................................................1
Risk Factors..........................................23
Recent Developments Affecting Sunbeam.................35
Recent Developments Affecting Coleman.................48
Special Factors.......................................48
The Merger............................................62
United States Federal Income Tax Considerations.......76
Litigation Settlement and Warrants....................77
Appraisal Rights......................................80
Source and Amount of Funds and Other Consideration....83
Material Contacts Between Coleman and Sunbeam and
  its Affiliates......................................88
Unaudited Pro Forma Condensed Consolidated Financial
  Statements..........................................93
Unaudited Pro Forma Condensed Consolidated Balance
  Sheet...............................................95
Unaudited Pro Forma Condensed Consolidated Statement
  of Operations.......................................96
Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements................................97
Selected Consolidated Financial Information
  of Sunbeam.........................................102
Selected Consolidated Financial Information
  of Coleman.........................................105
Management's Discussion and Analysis of Financial
  Condition and Results of Operations................108
Changes in and Disagreements with Accountants on
  Accounting and Financial Disclosure................144
Business of Sunbeam..................................145
Management...........................................164
Security Ownership of Certain Beneficial Owners......189
Security Ownership of Certain Management.............190
Description of Sunbeam Capital Stock.................193
Description of Coleman Capital Stock.................195
Experts..............................................196
Legal Opinions.......................................196
Where You Can Find More Information..................196

  ANNEX I   -    MERGER AGREEMENT

  ANNEX II  -    SECTION 262 OF THE GENERAL CORPORATION LAW
                 OF THE STATE OF DELAWARE

                                     SUMMARY

          This summary highlights information that may be found in greater detail elsewhere in this document. In this summary, we have attempted to describe those matters which we believe will be of the greatest importance to you in considering the merger. This summary may not, however, contain all information that is important to you. For that reason, we urge you to read this document carefully in its entirety, including the Annexes at the back of this document and the additional documents we refer you to under "WHERE YOU CAN FIND MORE INFORMATION" beginning on page ___. In particular, you are urged to read carefully the information contained in this document under the caption "RISK FACTORS," beginning on page ___.

     Q:   What will I receive in the merger?

     A: In the merger, you will receive $6.44 in cash and 0.5677 of a share of Sunbeam common stock for each share of Coleman common stock you own when the merger is completed. You will not receive fractional shares of Sunbeam common stock in the merger. Instead, you will receive a check in payment for any fractional share based on the closing share price of Sunbeam common stock on the day the merger is completed.

          In addition, you will receive warrants to purchase shares of Sunbeam common stock at a cash price of $7 per share under a [court-approved] settlement of litigation relating to the merger unless you choose to pursue your Delaware law appraisal rights. The number of warrants you receive will be based on the number of shares of Coleman common stock you own at the time of the merger. For further information regarding the terms of the proposed settlement, including the terms of the warrants, see "LITIGATION SETTLEMENT AND WARRANTS" beginning on page
          ___.

     Q:   What choice do I have?

     A: Your basic choice is whether to receive the cash, stock and warrants Sunbeam proposes to give you when the merger is completed, or to take action to pursue your Delaware law appraisal rights to have a court determine the value of your Coleman shares and to receive that value as determined by the court entirely in cash.

     Q:   What risks should I consider?

     A: First, you should understand that you are receiving a fixed number of Sunbeam shares in the merger (0.5677 of a share for each Coleman share you own) and that, since the merger was approved, developments affecting Sunbeam have caused the market price of the Sunbeam shares to decline sharply (from $41.75 per share on February 27, 1998 to $_____ per share on __________, 1999). The financial advisor who advised the then Coleman Board on February 27, 1998 that the merger was fair to you from a financial point of view has since indicated that its opinion, although correct when given, should no longer be relied upon because of subsequent developments affecting Sunbeam.

          Second, you should realize that Sunbeam faces the following risks:

          o Sunbeam is highly leveraged, which negatively affects Sunbeam's operations and finances in many ways,

          o Sunbeam's bank credit facility contains covenants which Sunbeam may not be able to satisfy and default provisions Sunbeam may not be able to avoid, and if Sunbeam cannot, the banks could demand immediate repayment of Sunbeam's bank debt,

          o Sunbeam's bank debt could become due on April 10, 2000 if Sunbeam does not get another waiver from the banks or refinance the bank debt by then,

          o    Sunbeam may not be able to service its large debt burden,

          o Sunbeam's outside auditor determined that its 1997 internal controls were inadequate,

          o Sunbeam had significant losses and its operations consumed significant amounts of cash in 1998,

          o major lawsuits have been brought against Sunbeam, including lawsuits under federal and state securities laws, and the SEC is conducting a formal investigation of Sunbeam,

          o unless Sunbeam's financial results improve, Sunbeam's common stock may lose its New York Stock Exchange listing,

          o Sunbeam's 1998 acquisitions, including the acquisition of a controlling interest in Coleman, have increased the size of the operations Sunbeam has to manage,

          o Sunbeam's international operations expose Sunbeam to uncertainties and risks from abroad,

          o the nature of Sunbeam's businesses requires Sunbeam to successfully develop new and innovative products on a consistent basis,

          o Sunbeam's businesses are very sensitive to the strength of the U.S. retail market,

          o    Sunbeam operates in a highly competitive market,

          o Sunbeam's sales are highly dependent on purchases from several key customers,

          o raw materials and components are critical inputs for Sunbeam's products and price hikes or problems with their supply could adversely affect Sunbeam,

          o Sunbeam's operations are dependent on third-party suppliers and service providers,

          o    Sunbeam is subject to several production-related risks,

          o the effects of Sunbeam's prior management's outsourcing of critical operating tasks and sales policies may continue to cause Sunbeam substantial difficulty,

          o    weather conditions can hurt sales of some of Sunbeam's products,

          o Sunbeam remains vulnerable to Year 2000 compliance problems in its systems and those of its suppliers and customers, and

          o Sunbeam's debt covenants currently do not allow Sunbeam to pay cash dividends on its common stock.

     For more detail about these and other risks, please carefully read "RISK FACTORS" beginning on page ___ and "RECENT DEVELOPMENTS AFFECTING SUNBEAM" beginning on p.___.

     Q:   When do you expect the merger to be completed?

     A: We plan to complete the merger by __________, 1999, which is the twenty-first business day following the date on which this document was first mailed to you.

     Q:   What are the tax consequences of the merger to Coleman stockholders?

     A: Your receipt of cash, Sunbeam common stock and warrants to purchase Sunbeam common stock in exchange for the shares of Coleman common stock you own when the merger is completed is expected to be a taxable transaction for United States Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. However, the tax consequences of the merger are subject to a number of qualifications, as discussed below under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" beginning on page ___.

          The tax consequences to you of the merger and will depend on your own situation. You should consult your own tax advisor for a full under standing of these tax consequences.

     Q:   Am I being asked to vote on the merger?

     A: No. The merger agreement was approved on February 27, 1998 by Coleman's former board of directors and majority stockholder, a MacAndrews & Forbes affiliate. As a result, no further action on your part, or on the part of any other stockholder of Coleman, is required to complete the merger.

     Q: What if I want to accept the merger consideration and the litigation settlement warrants? Should I send in my Coleman common stock certificates now?

     A: If you wish to accept the cash, stock and warrants described above in exchange for the shares of Coleman common stock you own at the time of the merger, you need not take any action now. After the merger is completed, you will receive written instructions on how to surrender your Coleman common stock certificates in exchange for the merger consideration.

     Q: What if I do not wish to accept the merger consideration and the litigation settlement warrants?

     A: If you object to the merger and do not wish to accept the cash, stock and warrants described above in exchange for the shares of Coleman common stock you own at the time of the merger, you have the right to dissent from the merger and have the fair value of your Coleman shares appraised by a court and the amount determined by the court will be paid to you in cash. If you wish to exercise this right, you must submit a written demand to Coleman on or before __________, 1999. You must also satisfy the other requirements outlined under "APPRAISAL RIGHTS" beginning on page ___. Failure to take any of the required steps on a timely basis may result in the loss of your appraisal rights.

     Q:   Where should I send my written demand for appraisal?

     A: You should send your written demand for appraisal to the following address:

                            The Coleman Company, Inc.
                           2111 East 37th Street North
                              Wichita, Kansas 67219
                         Attention: Corporate Secretary
                          Phone number: (316) 832-2700


     Q:   Does Sunbeam currently pay dividends?

     A: No. Sunbeam stopped paying dividends after the first quarter of 1998 and has no present intention to pay any dividends for the foreseeable future. In addition, Sunbeam's bank credit agreement prohibits Sunbeam from paying cash dividends.

     Q:   Who can help answer further questions?

     A: If you would like additional copies of this document, or if you have questions about the merger, you should contact either Sunbeam or Coleman at the following addresses:

                Sunbeam Corporation                The Coleman Company, Inc.
            2381 Executive Center Drive           2111 East 37th Street North
            Boca Raton, Florida  33431               Wichita, Kansas  67219
          Attention:  Corporate Secretary       Attention:  Corporate Secretary
           Phone number:  (561) 912-4100         Phone number:  (316) 832-2700

          If you would like more general information about Sunbeam or Coleman, please visit our websites at the following web addresses:

          Sunbeam:                             Coleman:

             http://www.sunbeam.com                http://www.colemanco.com

          For more details on where to find more information about the merger, please see "WHERE YOU CAN FIND MORE INFORMATION" beginning on page
          ___.


The Companies

     Sunbeam. Sunbeam is a leading designer, manufacturer and marketer of branded consumer products. Sunbeam's primary business is the manufacturing, marketing and distribution of durable household and outdoor leisure consumer products through mass market and other distribution channels in the United States and internationally. Sunbeam also sells its products to professional and commercial end users, such as small businesses, health care providers, hotels and other institutions. Sunbeam's principal products include household kitchen appliances; health monitoring and care products for home use; scales for consumer and professional use for weight management and business uses; electric blankets and throws; clippers and trimmers for consumer, professional and animal uses; smoke and carbon monoxide detectors; outdoor barbecue grills; camping equipment such as tents, lanterns, sleeping bags and stoves; coolers; backpacks and book bags; and portable generators and compressors. In 1998, Sunbeam's net sales, including sales by Coleman from March 30, 1998, were about $1,800 million.

     Sunbeam's principal executive offices are located at 2381 Executive Center Drive, Boca Raton, Florida 33431, and its telephone number is (561) 912-4100. For further information concerning Sunbeam, see "WHERE YOU CAN FIND MORE INFORMATION" beginning on page ___.

     Coleman. Coleman is a leading manufacturer and marketer of consumer products for the worldwide outdoor recreation market. Coleman's products have been sold under the Coleman(Registered) brand name since the 1920s. Coleman believes its strong market position is attributable primarily to its well-recognized trademarks, particularly the Coleman brand name, broad product line, product quality and innovation, and marketing, distribution and manufacturing expertise. Coleman had net revenues in 1998 of about $1,015 million.

     Coleman's principal executive offices are located at 2111 East 37th Street North, Wichita, Kansas 67219, and its telephone number is (316) 832-2700. For further information concerning Coleman, see "WHERE YOU CAN FIND MORE INFORMATION" beginning on page ___.

Recent Developments Affecting Sunbeam

     Sunbeam has experienced significant changes and events since January 1, 1998, including:

     o acquisition of control of Coleman and acquisitions of Signature Brands USA, Inc. and First Alert, Inc.,

     o substantial borrowings resulting in a large debt burden and high leverage,

     o    major changes in Sunbeam's management and board of directors,

     o restatement of Sunbeam's 1996, 1997 and first quarter 1998 financial results,

     o    large losses and negative cash flow in 1998,

     o    a change in Sunbeam's auditors,

     o    amendment of Sunbeam's bank credit facility,

     o the filing of several lawsuits against Sunbeam, including lawsuits brought under federal and state securities laws, and commencement of a formal SEC investigation of Sunbeam, and

     o a review of Sunbeam's continued eligibility for listing on the New York Stock Exchange.

     We urge you to carefully read "RECENT DEVELOPMENTS AFFECTING SUNBEAM" beginning on page ___ and "RISK FACTORS" beginning on page ___.

Recent Developments Affecting Coleman

     Coleman has experienced significant changes and events since January 1, 1998, including:

     o a review of Coleman's continued eligibility for listing on the New York Stock Exchange, and

     o revisions to Coleman's note payable to Sunbeam and the pledge of Coleman's assets to secure the note.

     We urge you to carefully read "RECENT DEVELOPMENTS AFFECTING COLEMAN" beginning on page ___ and "RISK FACTORS" beginning on page ___.

The Merger

     The merger agreement is attached as Annex I at the back of this document. We encourage you to read the merger agreement carefully as it is the legal document that governs the merger.

     Merger Consideration. In the merger, you will receive $6.44 in cash and
0.5677 of a share of Sunbeam common stock for each share of Coleman common stock you own when the merger is completed. You will not receive fractional shares of Sunbeam common stock in the merger. Instead, you will receive a check in payment for any fractional share based on the closing share price of Sunbeam common stock on the day the merger is completed.

     In addition, you will receive warrants to purchase shares of Sunbeam common stock at a cash price of $7 per share under a [court-approved] settlement of litigation relating to the merger. The number of warrants you receive will be based on the number of shares of Coleman common stock you own at the time of the merger. For further information regarding the terms of the settlement, including the terms of the warrants, see "LITIGATION SETTLEMENT AND WARRANTS" beginning on page ___.

     Instead of receiving the cash, stock and warrants described above in exchange for the shares of Coleman common stock you own when the merger is completed, you may exercise your Delaware law appraisal rights if you follow the procedures and satisfy the other requirements outlined below under the caption "APPRAISAL RIGHTS" beginning on page __.

     Ownership of Sunbeam After the Merger. In the merger, Sunbeam will issue about 6,676,135 shares of Sunbeam common stock, assuming all currently outstanding options to acquire Coleman common stock are cashed out in the merger and no Coleman stockholders exercise their Delaware law appraisal rights. See "THE MERGER - Ownership Interest of Coleman Stockholders in Sunbeam After the Merger" beginning on page ___. These 6,676,135 shares of Sunbeam common stock will constitute about 6.2% of the outstanding Sunbeam shares after the merger.

     On March 30, 1998, Sunbeam issued 14,099,749 shares of Sunbeam common stock to a MacAndrews & Forbes affiliate in the transaction in which Sunbeam acquired indirectly about 81% of the then outstanding Coleman common stock (the "M&F Transaction"). These 14,099,749 shares will constitute about 13.1% of the outstanding Sunbeam shares after the merger.

     In addition, under a [court-approved] settlement of litigation relating to the merger, Sunbeam will issue warrants to purchase about 4.98 million Sunbeam shares at a cash price $7 per share when the merger is completed, assuming no Coleman stockholders exercise their Delaware law appraisal rights. Sunbeam has already issued a warrant to purchase 23 million Sunbeam shares at a cash price of $7 per share to a MacAndrews & Forbes affiliate in settlement of claims relating to the M&F Transaction. The warrants to be issued to you and the warrant issued to the MacAndrews & Forbes affiliate generally have the same terms. See "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Settlement of Claims Relating to the M&F Transaction" beginning on page ___ and "LITIGATION SETTLEMENT AND WARRANTS" beginning on page ___. If all these warrants were exercised promptly after the merger, the shares owned by the former Coleman public stockholders would represent about 8.6% of the then outstanding Sunbeam shares, and the shares owned by the MacAndrews & Forbes affiliate would represent about 27.4% of the then outstanding Sunbeam shares.

     The current stockholders of Sunbeam, other than the MacAndrews & Forbes affiliate, will own about 81% of the outstanding Sunbeam shares after the merger, or about 64% if all the warrants were exercised promptly after the merger.

     Conditions. The completion of the merger was originally subject to the following conditions contained in the merger agreement:

     o    this document had to be declared effective by the SEC;

     o the shares of Sunbeam common stock to be issued in the merger had to be listed for trading on the NYSE; and

     o    the M&F Transaction had to be completed.

All of these conditions have already been satisfied. Therefore, assuming no court order is entered which prevents the merger from being completed, we expect that the merger will be completed by _________, 1999, which is the twenty-first business day following the date on which this document was first mailed to you.

     Accounting Treatment. The merger will be accounted for under the "purchase" method in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Sunbeam to Coleman stockholders in the merger and the M&F Transaction will be allocated to Coleman's assets and liabilities based upon their fair market value with any excess being treated as goodwill.

     Coleman's Financial Advisor. Credit Suisse First Boston Corporation acted as Coleman's financial advisor in connection with the merger. On February 27, 1998, when the merger agreement was approved by Coleman's former board of directors, Credit Suisse First Boston delivered to Coleman's former board an oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the cash and stock consideration you will receive in the merger was fair to you from a financial point of view. Because Sunbeam did not plan to issue the warrants at the time the merger agreement was signed, Credit Suisse First Boston did not take the warrants into account when evaluating the fairness of the merger consideration.

     The last reported sale price of Sunbeam common stock on the day Credit Suisse First Boston delivered its opinion was $41.75 per share. However, since the date of the Credit Suisse First Boston opinion, numerous events have occurred that significantly adversely affected the price of Sunbeam common stock. The last reported sale price of Sunbeam common stock on the last trading day prior to the date of this document was $___ per share. When Credit Suisse First Boston was engaged by Coleman, they were not asked to render an updated opinion as of the date of this document and neither Sunbeam nor Coleman has requested that they do so. Moreover, Credit Suisse First Boston has advised Sunbeam that its opinion, although correct when given, should no longer be relied upon because of subsequent developments affecting Sunbeam. See "RECENT DEVELOPMENTS AFFECTING SUNBEAM" beginning on page __.

     For its services to Coleman, Credit Suisse First Boston has received fees of about $4 million. See "SPECIAL FACTORS - Financial Advisors' Opinions" beginning on page ___.

     Sunbeam's Financial Advisor. Morgan Stanley & Co., Incorporated acted as Sunbeam's financial advisor in connection with its acquisition of Coleman. On February 27, 1998, when the merger agreement was approved by Sunbeam's board of directors, Morgan Stanley rendered to Sunbeam's board of directors an oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to certain matters described in the opinion, the cash and stock consideration payable in the Coleman acquisition was fair to Sunbeam from a financial point of view. Because Sunbeam did not plan to issue the warrants at the time the merger agreement was signed, Morgan Stanley did not take the warrants into account when evaluating the fairness to Sunbeam of the merger consideration.

     For its services to Sunbeam in connection with the Coleman acquisition, Morgan Stanley has received fees from Sunbeam totaling about $9.6 million. Morgan Stanley may be entitled to receive additional fees from Sunbeam when the merger is completed up to a maximum total fee of $____________. The remainder of Morgan Stanley's fee is payable, if at all, only if the merger is completed. See "SPECIAL FACTORS - Financial Advisors' Opinions" beginning on page ___.

     Interests of Certain Persons in the Merger. You should be aware that a number of persons, including some of the former directors and executive officers of Coleman, have interests in the merger that are different from or in addition to yours. See "THE MERGER Interests of Certain Persons in the Merger" beginning on page ___. These interests include:

     o the accelerated vesting of options to purchase Coleman common stock as a result of the M&F Transaction,

     o the right under the merger agreement to have each option to purchase shares of Coleman common stock cashed out in the merger at a price equal to $27.50 per share minus the per share exercise price of the option,

     o    rights to continued indemnification,

     o    severance arrangements, and

     o rights to require the registration under the federal and state securities laws of the shares of Sunbeam common stock held by these persons.

     Governmental and Regulatory Approvals. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Sunbeam and Coleman were required to make filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice about the merger and observe a waiting period before completing the merger. These filings were made and the waiting period was terminated in March 1998.

United States Federal Income Tax Considerations

     Your receipt of cash, Sunbeam common stock and warrants to purchase Sunbeam common stock in exchange for the shares of Coleman common stock you own when the merger is completed is expected to be a taxable transaction for United States Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for United States Federal income tax purposes, you will recognize gain or loss equal to the difference between:

     o the sum of the cash received in the merger, the fair market value of the Sunbeam common stock you receive in the merger and the fair market value of the warrants to purchase additional shares of Sunbeam common stock you receive, and

     o your adjusted tax basis in the shares of Coleman common stock you exchange in the merger.

This gain or loss will be capital gain or loss if you hold the shares of Coleman common stock as a capital asset and will be long-term capital gain or loss if you have held the shares for more than twelve months.

     However, the tax consequences of the merger are subject to a number of qualifications, discussed below under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" beginning on page ___.

     The tax consequences to you of the merger will depend on your own situation. You should consult your own tax advisor for a full understanding of all of these tax consequences.

Litigation Settlement and Warrants

     On October 21, 1998, Sunbeam announced that it had entered into a memorandum of understanding to settle class action and derivative lawsuits brought by stockholders of Coleman challenging the merger. Under the terms of the [court-approved] settlement, you will receive from Sunbeam when the merger is completed warrants to purchase shares of Sunbeam common stock unless you have demanded and perfected your Delaware law appraisal rights. Each warrant will entitle you to purchase one share of Sunbeam common stock at a cash price of $7 per share. The number of warrants you receive will be based on the number of shares of Coleman common stock you own at the time of the merger and will be equal to the product of (A) 4.979,663 less the number of warrants to be awarded by the court to the plaintiffs' counsel for the Coleman public stockholders in the litigation as their fee and (B) a fraction, the numerator of which is equal to the number of shares of Coleman common stock you hold when the merger is completed (other than any shares with respect to which Delaware law appraisal rights have been exercised) and the denominator of which is equal to the total number of shares of Coleman common stock outstanding and owned by Coleman public stockholders at the time of the merger (approximately 11,759,970 shares assuming no further exercises of Coleman options). The warrants will be subject to anti-dilution adjustments. For a description of the warrants, see "LITIGATION SETTLEMENT AND WARRANTS" beginning on page ___.

Material Contacts Between Coleman and Sunbeam and Its Affiliates

     Financial Transactions Between Coleman and Sunbeam. In connection with the M&F Transaction, Coleman repaid substantially all of its outstanding indebtedness with the proceeds of borrowings from Sunbeam. Since then, Coleman has borrowed and repaid additional funds from Sunbeam. During 1998 and through April 15, 1999, Coleman's obligations to Sunbeam were evidenced by an unsecured subordinated demand note payable by Coleman to Sunbeam which had an unpaid principal amount of $365.1 million on December 31, 1998. This note was pledged by Sunbeam to its lenders as security for Sunbeam's obligations under its bank credit facility.

     In connection with the April 15, 1999 amendment to Sunbeam's bank credit facility, the Coleman note was revised to, among other things:

     o    lower the interest rate,

     o    make the note payable on April 15, 2000 rather than on demand,

     o add customary representations, warranties, covenants and events of default, and

     o provide that an event of default under Sunbeam's bank credit facility would constitute an event of default under the Coleman note.

     As security for the revised Coleman note, Coleman pledged:

     o    substantially all of its domestic assets, other than real property,

     o 66% of its ownership interests in its direct foreign subsidiaries and domestic holding companies for its foreign subsidiaries, and all of its ownership interests in its other direct domestic subsidiaries (but Coleman's subsidiaries have not pledged their assets or the stock of their subsidiaries), and

     o all of its ownership interests in its other direct domestic subsidiaries (but not the assets of these subsidiaries).

     Sunbeam pledged the revised Coleman note as security for Sunbeam's obligations to its lending banks under its bank credit facility and assigned to these lending banks the security pledged by Coleman for the revised Coleman note. Coleman also agreed to give the lending banks a direct pledge of the assets securing the revised Coleman note to secure the obligations under Sunbeam's bank credit facility, subject to a cap equal to the balance due from time to time on the revised Coleman note. The revision of the Coleman note and the pledge of Coleman's assets were approved on behalf of Coleman by A. Whitman Marchand, Coleman's only disinterested director, acting as a duly authorized independent committee of the Coleman board of directors.

     Under Sunbeam's bank credit facility, an event of default will occur if this document is not declared effective by the SEC on or before October 30, 1999, if the merger is not completed within 25 business days after the effectiveness of this registration statement or if Sunbeam has to pay more than $87.5 million in cash (excluding expenses) to complete the merger (including any amounts paid with respect to appraisal rights). An event of default of this kind would also constitute an event of default under the Coleman note, and Sunbeam's lenders would be entitled to foreclose on the Coleman note and the Coleman assets pledged as security for the Coleman note. See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION" beginning on page ___, and "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Financial Transactions Between Coleman and Sunbeam" beginning on page ___.

     M&F Transaction. In the M&F Transaction, which was completed on March 30, 1998, Sunbeam acquired indirectly about 81% of the then outstanding Coleman common stock (about 79% as a result of the exercise of Coleman stock options immediately following the M&F Transaction).

     In the M&F Transaction, an affiliate of MacAndrews & Forbes received 14,099,749 shares of Sunbeam common stock, which represent about 14% of the currently outstanding Sunbeam common stock, and about $160 million in cash. In addition, in connection with the M&F Transaction, Sunbeam assumed about $1,016 million in debt of Coleman and its parent corporations.

     Immediately following the M&F Transaction, all the directors of Coleman resigned, the number of directors constituting the Coleman board of directors was fixed at five, and five designees of Sunbeam were elected as directors of Coleman. In addition, Sunbeam designees were appointed to senior management positions at Coleman. Subsequently, as a result of changes in Sunbeam's management and board of directors, Jerry W. Levin, a current executive officer and director of Sunbeam and the Chief Executive Officer of Coleman, was reelected to the Coleman board. In addition, Paul E. Shapiro, a current executive officer of Sunbeam and the Executive Vice President and Chief Administrative Officer of Coleman, was elected to the Coleman board of directors. The other members of the Coleman board of directors resigned or were removed by Sunbeam. In April 1999, the size of the Coleman board of directors was set at three members and A. Whitman Marchand, who is not otherwise affiliated with either Sunbeam or Coleman, was elected to the Coleman board of directors. See "- Appointments of Coleman Executive Officers to Sunbeam's Management and Board," "- Settlement of Claims Relating to the M&F Transaction" and "- Services Provided by MacAndrews & Forbes" beginning on pages __, __ and __, respectively.

     Registration Rights Agreement. The shares of Sunbeam common stock issued to an affiliate of MacAndrews & Forbes in the M&F Transaction were not registered under the federal or state securities laws and Sunbeam entered into a registration rights agreement with the MacAndrews & Forbes affiliate. Under the registration rights agreement, the MacAndrews & Forbes affiliate can require Sunbeam to register under the federal and applicable state securities laws the shares of Sunbeam common stock it received in the M&F Transaction. The registration rights agreement was amended in August 1998 to provide that the MacAndrews & Forbes affiliate can also require Sunbeam to register under the federal and applicable state securities laws the warrant, and the shares of Sunbeam common stock issuable upon exercise of the warrant, issued to the MacAndrews & Forbes affiliate in settlement of legal claims related to the M&F Transaction.

     Directors, officers and other affiliates of Coleman who receive shares of Sunbeam common stock in the merger can also require Sunbeam to register those shares under the federal and applicable state securities laws. To exercise this right, however, these individuals must agree to be bound by the terms of the registration rights agreement.

     Appointments of Former Coleman and MacAndrews & Forbes Officers to Sunbeam's Management and Board. In June 1998, following the termination of Sunbeam's former Chief Executive Officer and Chief Financial Officer, Sunbeam announced that Jerry W. Levin of MacAndrews & Forbes had been elected as Sunbeam's Chief Executive Officer. Mr. Levin and other Sunbeam executives that were affiliated with MacAndrews & Forbes later signed three-year employment agreements with Sunbeam. The other executives include Paul E. Shapiro, Executive Vice President and Chief Administrative Officer of Sunbeam, and Bobby G. Jenkins, Executive Vice President and Chief Financial Officer of Sunbeam. Mr. Levin and Howard Gittis of MacAndrews & Forbes also were elected to the Sunbeam board. For a description of the terms of the employment agreements entered into by Messrs. Levin, Shapiro and Jenkins, see "MANAGEMENT - Executive Compensation" beginning on page ___. For a further discussion of the events leading up to the appointment of Mr. Levin as Sunbeam's Chief Executive Officer and the appointment of Messrs. Levin and Gittis to the Sunbeam board, see "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Changes in Sunbeam's Management and Board" beginning on page ___.

     Settlement of Claims Relating to the M&F Transaction. On August 12, 1998, Sunbeam announced that, following investigation and negotiation by a Special Committee of the Sunbeam board consisting of four directors not affiliated with MacAndrews & Forbes, Sunbeam had entered into a settlement agreement with a MacAndrews & Forbes affiliate. The settlement:

     o released Sunbeam from threatened claims of MacAndrews & Forbes and its affiliates arising from the M&F Transaction,

     o enabled Sunbeam to retain the services of executive personnel affiliated with MacAndrews & Forbes who had been managing Sunbeam since mid-June of 1998, including Jerry W. Levin, Sunbeam's Chief Executive Officer, Paul E. Shapiro, Sunbeam's Chief Administrative Officer, and Bobby Jenkins, Sunbeam's Chief Financial Officer, and

     o provided for the continuing management assistance and other support by MacAndrews & Forbes and its affiliates to Sunbeam described in "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS

          AFFILIATES - Services Provided by MacAndrews & Forbes" beginning on page __.

     As part of the settlement, the MacAndrews & Forbes affiliate received from Sunbeam a five-year warrant to purchase 23 million shares of Sunbeam common stock at a cash exercise price of $7 per share, subject to anti-dilution adjustments. For a description of the settlement agreement and the terms of the warrant issued to the MacAndrews & Forbes affiliate, see "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Settlement of Claims Relating to the M&F Transaction" beginning on page ___.

     Services Provided by MacAndrews & Forbes. Under Sunbeam's August 1998 settlement agreement with a MacAndrews & Forbes affiliate, in addition to the services of MacAndrews & Forbes former executive personnel who have been managing Sunbeam since mid-June 1998, MacAndrews & Forbes agreed to provide management assistance and other support to Sunbeam in specified areas. Sunbeam does not pay MacAndrews & Forbes and its affiliates for these services, but does reimburse them for out-of-pocket expenses.

Summary Historical and Pro Forma Financial Information

     The following summary historical financial information is derived from Sunbeam's audited consolidated financial statements. The following summary pro forma financial information is derived from Sunbeam's unaudited pro forma condensed consolidated financial statements beginning on page [__]. The summary unaudited pro forma financial information gives effect to the following "Pro Forma Transactions":

     o the corporate acquisitions Sunbeam made in 1998, excluding the acquisition of First Alert, Inc., the effect of which is not significant;

     o the original borrowing of approximately $1,325 million (the "Bank Financing") under Sunbeam's bank credit facility;

     o    the original offering of the debentures (the "Original Offering");

     o the use of a portion of the net proceeds of the Bank Financing and the Original Offering to acquire Coleman and Signature Brands; and

     o Sunbeam's planned acquisition of the remaining Coleman shares outstanding.

     The summary unaudited pro forma financial information is not necessarily indicative of what Sunbeam's results for 1998 would have been if the Pro Forma Transactions actually had occurred on December 29, 1997 or of what our future operating results will be.

     This summary financial information should be read in conjunction with Sunbeam's audited consolidated financial statements beginning on page F-1, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page [__] and the "Unaudited Pro Forma Condensed Consolidated Financial Statements" section beginning on page [__].

     While reviewing the historical and pro forma financial information, please note the following:

     o Sunbeam accounted for the March 30, 1998 acquisition of a controlling interest in Coleman and the April 6, 1998 acquisitions of First Alert and Signature Brands under the purchase method of accounting. Accordingly, Sunbeam's consolidated financial statements include the financial position and results of operations of each of the acquired companies from the respective dates of acquisition.

     o For the fiscal year ended December 31, 1998, Sunbeam took an extraordinary charge of $122.4 million related to the early extinguishments of debt and took other charges of:

          o $70.0 million related to the issuance of warrants to a MacAndrews & Forbes affiliate;

          o    $62.5 million related to the write-off of goodwill;

          o    $39.4 million related to fixed asset impairments;

          o $31.2 million related to compensation expense for employment agreements with Sunbeam's former Chairman and Chief Executive Officer and two other former senior officers; and

          o    $95.8 million related to write-downs of inventory.

                 See Notes 2, 3 and 11 to Sunbeam's consolidated financial statements.

     o For the fiscal year ended December 28, 1997, Sunbeam reversed $28.0 million of pre-tax liabilities no longer required and $13.3 million of tax liabilities no longer required.

     o For the fiscal year ended December 29, 1996, Sunbeam took restructuring, asset impairment and other charges of $239.2 million before taxes. See Note 12 to Sunbeam's consolidated financial statements.

     o The pro forma condensed consolidated balance sheet data as of December 31, 1998 gives effect to Sunbeam's acquisition in the merger of the shares of Coleman common stock held by the Coleman public stockholders as if it had occurred on December 31, 1998. The pro forma condensed consolidated statement of operations data for the fiscal year ended December 31, 1998 gives pro forma effect to the Pro Forma Transactions, as if they had occurred on December 29, 1997. Also, pro forma net losses are from continuing operations and do not include extraordinary items.

     o In computing the ratio of earnings to fixed charges: (a) earnings represent income (loss) from continuing operations before income taxes and fixed charges (exclusive of interest capitalized); and (b) fixed charges consist of interest expense, capitalized interest and the estimated interest portion of rental expense. For the fiscal year ended December 29, 1996 and the fiscal year ended December 31, 1998, historical earnings were insufficient to cover fixed charges by $262.2 million and $797.1 million, respectively. For the fiscal year ended December 31, 1998, on a pro forma basis, earnings were insufficient to cover fixed charges by $839.6 million.

     o At December 31, 1998, Sunbeam had goodwill and other intangible assets of $1,859.4 million.

                                                                               Fiscal Year Ended
                                           ----------------------------------------------------------------------------------------
                                           January     December     December      December     December     December 31,
                                           1, 1995     31, 1995     29, 1996      28, 1997     31, 1998         1998
                                           -------     --------     --------      --------     --------       Pro Forma
                                                                                                              ---------
                                                  (in millions, except percentage, ratio and per share data)
  Statement of Operations Data:

      Net sales........................    $1,044.3      $1,016.9   $    984.2      $1,073.1     $1,836.9        $2,098.7
      Operating earnings (loss)........       151.0          70.3       (244.5)        104.1       (670.0)         (702.7)
      Net earnings (loss)..............       107.0          50.5       (208.5)         38.3       (897.9)         (810.5)
      Diluted earnings (loss) per
          share........................        1.30          0.61        (2.51)         0.44        (9.25)          (7.55)
      Weighted average shares
          outstanding .................        82.6          82.8         82.9          87.5         97.1           107.3

  Other Data:

      Ratio of earnings to fixed
          charges .....................       14.4x          4.7x           --          7.2x           --              --

  Balance Sheet Data (at period end):

      Working capital..................    $  294.8     $   411.7    $   359.9      $  369.1     $  488.5      $    492.8
      Total assets.....................     1,008.9       1,158.7      1,059.4       1,058.9      3,405.5         3,538.2
      Long-term debt...................       124.0         161.6        201.1         194.6      2,142.4         2,229.4
      Shareholders' equity.............       454.7         601.0        415.0         472.1        260.4           320.8

  Comparative Per Share Data

     The table below shows comparative per share data for Sunbeam (on a historical and consolidated pro forma basis) and for Coleman (on a historical and pro forma equivalent basis). Historical information for Sunbeam and Coleman has been derived from the respective selected financial data for the two companies which can be found elsewhere in this document. Pro forma information for Sunbeam was derived from the Unaudited Pro Forma Condensed Financial Statements of Sunbeam as of and for the year ended December 31, 1998 which are included in "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS" beginning on page __. Pro forma equivalent information for Coleman was calculated by multiplying the pro forma per share amounts for Sunbeam by 0.5677, the exchange ratio of Coleman common stock for Sunbeam common stock.

                                                         As of and for the Year Ended December 31, 1998
                                            -----------------------------------------------------------------------
                                                                                                       Coleman
                                                  Sunbeam           Coleman          Pro Forma        Pro Forma
                                                 Historical        Historical      Consolidated       Equivalent
                                                 ----------        ----------      ------------       ----------
  Cash dividends per share                         $ 0.01            $ 0.00           $ 0.01            $ 0.01
  Loss per share from continuing
  operations before extraordinary charge            (7.99)            (0.73)           (7.55)            (4.29)
  Book value per share                               2.59              4.27             2.99              1.70

  Market Prices and Dividends

        Market Prices. Sunbeam common stock is traded on the NYSE under the symbol "SOC." Coleman common stock is traded on the NYSE, the Pacific Stock Exchange and the Chicago Stock Exchange under the symbol "CLN." The table below shows:

     o the closing sale prices of Sunbeam common stock and Coleman common stock, as reported on the NYSE Composite Transactions Tape, on February 27, 1998, the last trading day prior to the signing of the merger agreement,

     o the closing sale prices of Sunbeam common stock and Coleman common stock, as reported on the NYSE Composite Transactions Tape, on _________, 1999, the last trading day prior to the date of this document, and

     o the equivalent pro forma prices of Coleman common stock on those dates, as determined by multiplying the last reported sale prices of Sunbeam common stock by 0.5677 and adding $6.44.

The table below does not reflect any value attributable to the warrants to be issued to Coleman public stockholders in settlement of the litigation relating to the merger.

                                                             Sunbeam                Coleman
                                                              Common                 Common              Coleman
                                                              Stock                  Stock              Equivalent
                                                              -----                  -----              ----------

February 27, 1998.................................           $41.750                $20.875               $30.14
_________,  1999..................................
                                                             -------                -------               ------

     The number of shares of Sunbeam common stock to be received by Coleman stockholders in the merger is fixed at 0.5677 of a share of Sunbeam common stock for each share of Coleman common stock. This number will not be adjusted in the event of any increase or decrease in the price of either Sunbeam common stock or Coleman common stock between February 27, 1998 and the day on which the merger is completed. Since February 27, 1998, the market price of Sunbeam common stock reached a high of $53 on March 4, 1998 and a low of $4.625 on October 15, 1998. It was $___ on _______, 1999, the last trading day prior to the date of this document, and may increase or decrease between the date of this document and the date on which the merger is completed. Stockholders of Coleman are urged to obtain current market quotations for Sunbeam common stock and Coleman common stock. See "RISK FACTORS - Stock Price Decline" beginning on page ___.

        The following table shows, for the periods indicated, the range of the high and low sale prices of Coleman common stock and Sunbeam common stock, respectively, as reported on the NYSE Composite Transactions Tape.

                                                         Coleman                                     Sunbeam
                                                         -------                                     -------
                                                      Common Stock                                 Common Stock
                                                      ------------                                 ------------
                                              High                    Low                   High                   Low
                                              ----                    ---                   ----                   ---
1997

     First Quarter.................   $       16.125          $       11.500        $       34.500         $        24.625
     Second Quarter................           19.125                  12.875                40.750                  30.000
     Third Quarter.................           18.000                  15.188                45.750                  35.375
     Fourth Quarter................           16.813                  12.375                50.438                  37.000

1998

     First Quarter.................   $       35.563          $       12.063        $       53.000         $        35.438
     Second Quarter................           31.750                  10.812                45.563                   8.188
     Third Quarter ................           12.000                   8.938                10.375                   5.125
     Fourth Quarter................           10.188                   7.438                 7.313                   4.625

1999

     First Quarter.................      $    10.625          $        8.188          $      7.500          $        5.500
     Second Quarter................            9.563                   6.625                 9.125                   5.375
        (through May 13, 1999)


     As of _______, 1999, the last trading day prior to the date of this document, there were _________ shares of Coleman common stock outstanding, which were held of record by _____ holders, and _________ shares of Sunbeam common stock outstanding, which were held of record by _____ holders.

     The shares of Sunbeam common stock to be issued in the merger have been listed for trading on the NYSE. Sunbeam intends to file an application with the NYSE to list the shares of Sunbeam common stock issuable upon exercise of the warrants. For a discussion of matters relating to Sunbeam's continued listing on the NYSE, see "RECENT DEVELOPMENTS AFFECTING SUNBEAM - New York Stock Exchange Listing" beginning on page ___.

     For a discussion of matters relating to Coleman's continued listing on the NYSE, see "RECENT DEVELOPMENTS AFFECTING COLEMAN" beginning on page ___. Following the completion of the merger, the Coleman common stock will be delisted from all of the stock exchanges on which it is listed and deregistered under the Exchange Act.

     Sunbeam Dividend Policy. Through the first quarter of 1998, Sunbeam's recent practice had been to pay a dividend at a quarterly rate of $.01 per share. Sunbeam discontinued paying dividends after the first quarter of 1998 and has no present intention to pay any dividends for the foreseeable future. Moreover, Sunbeam's bank credit facility, as amended on April 15, 1999, prohibits Sunbeam from paying cash dividends.

     Coleman Dividend Policy. Coleman has not declared a cash dividend on its common stock since its initial public offering in February 1992. Under the merger agreement, Coleman is prohibited from paying any cash dividends prior to the completion of the merger.

                                  RISK FACTORS

     In reviewing the information contained in this document and in deciding whether to accept the merger consideration payable to you in the merger in exchange for your shares of Coleman common stock or to dissent from the merger and have the fair value of your shares appraised by a court and paid to you in cash, you should consider the following:

     o The exchange ratio of Sunbeam common stock for Coleman common stock is fixed and will not be adjusted.

     In the merger, you will receive $6.44 in cash and 0.5677 of a share of Sunbeam common stock for each share of Coleman common stock you own when the merger is completed. The number of shares of Sunbeam common stock you will receive in the merger is fixed and will not be adjusted in the event of any increase or decrease in the market price of either Sunbeam common stock or Coleman common stock between February 27, 1998 and the completion of the merger. Since February 27, 1998, the market price of Sunbeam common stock reached a high of

$53 on March 4, 1998 and a low of $4.625 on October 15, 1998. It was $___ on _______, 1999, the last trading day prior to the date of this document, and may increase or decrease between the date of this document and the date on which the merger is completed. Variations in the price of Sunbeam common stock may be the result of changes in the business, operations or prospects of Sunbeam or Coleman, general market and economic conditions and other factors. See "- Stock Price Decline." Stockholders of Coleman are urged to obtain current market quotations for Sunbeam common stock and Coleman common stock. See "SUMMARY - Market Prices and Dividends."

     o Sunbeam is highly leveraged, which negatively affects its operations and finances in many ways

     Sunbeam is highly leveraged, with indebtedness that is very large when compared to its stockholders' equity. Much of its indebtedness was incurred to finance three corporate acquisitions in 1998. At December 31, 1998, Sunbeam's consolidated indebtedness was approximately $2,261.5 million and its stockholders' equity was approximately $260.4 million, including approximately $1,859.4 million of goodwill and other intangible assets. If required, Sunbeam may incur additional indebtedness under the bank credit facility or, subject to restrictions in the bank credit facility, through other borrowings.

     Sunbeam's high leverage has important consequences.  For example:

     o Sunbeam's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes is and may continue to be impaired,

     o all or a substantial portion of Sunbeam's cash flow from operations must be dedicated to the payment of principal and interest on Sunbeam's indebtedness; therefore cash available for its operations and other purposes will be limited,

     o Sunbeam may be substantially more leveraged than some of its competitors, which may place it at a competitive disadvantage,

     o Sunbeam may be less able to adjust rapidly to changing market conditions, and

     o Sunbeam's high leverage could adversely affect its results of operations, particularly in the event of a downturn in general economic conditions or Sunbeam's business.

     o The bank credit facility contains covenants which Sunbeam may not be able to satisfy and default provisions it may not be able to avoid, and if Sunbeam cannot, the banks could demand immediate payment of the bank debt

     As of December 31, 1998, Sunbeam had incurred about $1,360 million in borrowings and had availability to borrow an additional $260 million under the bank credit facility. The bank credit facility contains covenants which require Sunbeam to meet financial tests and ratios relating to Sunbeam's future performance which it may not be able to satisfy. If Sunbeam cannot satisfy these tests and ratios it would be in default. The bank credit facility also provides that the occurrence of any of the following events, which Sunbeam may not be able to avoid, would be an event of default:

     o if Sunbeam fails to have the SEC declare this document effective by October 30, 1999,

     o if Sunbeam fails to complete the merger within 25 business days after this document is declared effective by the SEC, or

     o if Sunbeam has to pay more than $87.5 million in cash to complete the merger, including any payments on account of the exercise of any appraisal rights, but excluding related legal, accounting and other customary fees and expenses.

     An event of default would give the banks the right to demand immediate payment - a demand Sunbeam might not be able to meet.

     o Sunbeam's bank debt could become due on April 10, 2000 if Sunbeam does not get another waiver from the banks or refinance the bank debt by then

     In 1998, Sunbeam was in violation of some of the covenants of the bank credit facility, but the banks waived these violations first until December 31, 1998, then until April 10, 1999 and now until April 10, 2000. However, if Sunbeam does not get another waiver or refinance the bank debt by April 10, 2000, the banks would have the right to demand immediate payment - a demand Sunbeam might not be able to meet.

     o    Sunbeam may not be able to service its large debt burden

     To meet its debt service requirements, Sunbeam must be able to successfully implement its business strategy and integrate into its operations the three companies Sunbeam acquired in 1998. In addition, Sunbeam's future financial and operating performance will affect its ability to repay or to refinance its indebtedness. Sunbeam's future financial and operating performance is subject to prevailing economic and competitive conditions and to financial, business and other factors which may be beyond Sunbeam's control.

     Sunbeam cannot assure you that its operating cash flow and capital resources will be sufficient to meet its debt service requirements. For the year ended December 31, 1998 Sunbeam's earnings were insufficient to cover its fixed charges by approximately $797.1 million. If Sunbeam does not have enough cash flow and capital resources to meet its debt service obligations, Sunbeam may be forced to reduce or delay capital expenditures, sell assets, or seek to obtain additional equity capital. Sunbeam also might be forced to refinance or restructure its debt, including the debentures. Although Sunbeam does not have any firm plans or arrangements to restructure its debt, a restructuring, if Sunbeam decided to pursue one, could involve one or more exchange offers, tender offers or consent solicitations involving the debentures.

     o Sunbeam's outside auditors determined that its 1997 internal accounting controls were inadequate

     In October 1998, Sunbeam's auditors at the time, Arthur Andersen LLP, told Sunbeam that the design and effectiveness of its internal accounting controls were inadequate to detect material misstatements in the preparation of Sunbeam's 1997 annual and quarterly financial statements. As described further in the "CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE" section beginning on page __, Sunbeam has restated its financial results for a six-quarter period from the fourth quarter of 1996 through the first quarter of 1998. While Sunbeam believes it has taken steps to avoid the need for any further restatements, Sunbeam cannot assure you that any interim or final corrective measures Sunbeam has adopted or will adopt to address the inadequacies in its internal accounting controls will be effective.

     o Sunbeam had significant losses and its operations consumed significant amounts of cash in 1998

     For the year ended December 31, 1998, Sunbeam had a consolidated net loss of approximately $897.9 million and net cash used in operations of $190.4 million. Sunbeam cannot assure you that it will be able to generate profits or positive cash flow from operations in the future. See the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section beginning on page __ for a further discussion.

     o Major lawsuits have been brought against Sunbeam, including lawsuits under federal and state securities laws, and the SEC is conducting a formal investigation of Sunbeam

     Litigation. Beginning in April 1998 many lawsuits alleging claims arising under Delaware law, Texas law and federal and state securities laws have been filed against Sunbeam and some of its former directors and officers, some of its current directors and its former auditor in various federal and state courts. Many of these lawsuits relate to Sunbeam's financial performance from the second quarter of 1997 through the second quarter of 1998. Many plaintiffs are claiming that Sunbeam's prior management misrepresented and omitted material information in its public filings and in their statements concerning its historical and expected future results of operations for the purpose of artificially inflating the market price of Sunbeam common stock. Currently Sunbeam cannot predict the outcome of these lawsuits, evaluate the likelihood of Sunbeam's success in any particular case, or evaluate the range of potential loss. If Sunbeam were to lose these lawsuits, judgments would likely have a material adverse effect on Sunbeam's financial position, results of operations and cash flow.

     Sunbeam's insurers are attempting to have the directors' and officers' liability policies it has with them voided or canceled or have advised Sunbeam that they do not intend to provide coverage with respect to these lawsuits. Failure by Sunbeam to obtain insurance recoveries from its liability insurers following an adverse judgment against Sunbeam or any persons it is obligated to indemnify in any of the lawsuits discussed above could have a material adverse effect on Sunbeam's financial position, results of operations and cash flow.

     SEC Investigation. In July 1998 the SEC commenced a formal investigation of Sunbeam after informing Sunbeam in the previous month of an informal investigation. Although Sunbeam believes that it has cooperated fully with the SEC and furnished the SEC with documents they requested, it cannot predict how long this investigation will last or its outcome. In addition, Sunbeam cannot at this time determine what actions, if any, the SEC might take against it or what effect any action might have on Sunbeam.

     Product-Related Liabilities. As a consumer goods manufacturer and distributor, Sunbeam faces the constant risks of product liability and related lawsuits involving claims for substantial money damages, product recall actions and higher than anticipated rates of warranty returns or other returns of goods. These claims could result in liabilities that could have a material adverse effect on Sunbeam's financial position and results of operations. Some of the product lines Sunbeam acquired in the 1998 acquisitions may increase its potential exposure to litigation.

     See "BUSINESS - Litigation and Other Contingent Liabilities" beginning on page __ for more information about lawsuits Sunbeam is involved in, the SEC investigation and other contingent liabilities.

     o Unless Sunbeam's financial results improve, Sunbeam common stock could lose its New York Stock Exchange listing

     In May 1998 the New York Stock Exchange advised Sunbeam that it did not meet the NYSE's continuing listing standards. Following discussions and a meeting with NYSE officials, the NYSE informed Sunbeam that Sunbeam common stock will not be delisted at this time. The NYSE will, however, continue to carefully monitor Sunbeam's compliance with its listing standards.

     Sunbeam cannot assure you that the NYSE will continue to list Sunbeam common stock. A delisting of Sunbeam common stock from the NYSE could have a material adverse impact on the market value of Sunbeam common stock. A delisting could also have a material adverse impact on Sunbeam's ability to raise additional funds in the securities markets, to complete the merger and to restructure its debt if necessary.

     o Sunbeam's 1998 acquisitions have increased the size of the operations Sunbeam has to manage

     The 1998 acquisitions of Coleman, First Alert, and Signature Brands have resulted in a substantial increase in the size of Sunbeam's operations. As a result, Sunbeam must effectively use its employees and management, operational, and financial resources to manage its expanded operations. A failure on Sunbeam's part to successfully integrate and effectively manage its expanded operations would likely cause Sunbeam to have poor operating results.

     o Sunbeam's international operations expose it to uncertainties and risks from abroad

     Sunbeam currently has sales in countries where economic growth has slowed, primarily Japan and Korea; or where economies have been unstable or hyperinflationary in recent years, primarily Mexico and Venezuela. The economies of other foreign countries important to

Sunbeam's operations, including other countries in Latin America and Asia, could also suffer instability in the future.

     The following are among the factors that could negatively affect Sunbeam's operations in foreign markets:

     o    access to markets,

     o    currency devaluation,

     o    new tariffs,

     o    changes in monetary policies,

     o    inflation, and

     o    governmental instability.

     o The nature of Sunbeam's businesses requires it to successfully develop new and innovative products on a consistent basis

     Sunbeam must develop new and innovative products to regain profitability and increase revenues. In the past Sunbeam has experienced difficulties in developing and introducing quality new products on a timely basis. Sunbeam may not be able to meet its schedules for future product development. Failure to develop and manufacture successful new products could have a material adverse effect on Sunbeam's future financial performance.

     o Sunbeam's businesses are very sensitive to the strength of the U.S. retail market

     The strength of the retail economy in the United States has a significant impact on Sunbeam's performance. Weakness in consumer confidence and poor financial performance by retail outlets, including the financial weakness or bankruptcy of retail outlets, especially mass merchants, may adversely impact Sunbeam's future financial results.

     o    Sunbeam operates in a highly competitive market

     Sunbeam operates in a highly competitive environment. Sunbeam has numerous domestic and foreign competitors, and many of them are financially strong and capable of competing effectively with Sunbeam. Such competitors may take actions to match Sunbeam's new product introductions and other initiatives. Some competitors may be willing to accept lower profit margins and reduce prices to compete with Sunbeam. As a result of this competition, Sunbeam could lose market share and sales and suffer losses, which could have a material adverse effect on Sunbeam's future financial performance.

     Sunbeam's future success will significantly depend upon its ability to remain competitive in the areas of price, quality, marketing, product development, manufacturing, distribution, order processing and customer service. Sunbeam cannot assure you that it will be able to compete effectively in all these areas in the future.

     o Sunbeam's sales are highly dependent on purchases from several large customers

     Due to the consolidation of the U.S. retail industry, Sunbeam's customer base has become relatively concentrated. Wal-Mart Stores, Inc., Sunbeam's largest single customer, accounted for 18% of Sunbeam's net sales in 1998, and its five largest customers combined accounted for 40% of its 1998 net sales.

     Sunbeam has no long-term supply contracts with any of its customers. As a result, Sunbeam must receive a continuous flow of new orders from its large, high-volume retailing customers. Sunbeam has responded to the challenges of its markets by pursuing strategic relationships with large, high-volume merchandisers. However, Sunbeam cannot assure you that it can continue to successfully meet the needs of Sunbeam's customers. In addition, delays or cancellations of orders from key customers could have a material adverse effect on Sunbeam's future financial performance.

     o Raw materials and components are critical inputs for Sunbeam's products and price hikes or problems with their supply could adversely affect Sunbeam

     Raw materials and components constitute a significant portion of the cost of Sunbeam's goods. Factors which are largely beyond Sunbeam's control, such as movements in commodity prices for the specific materials Sunbeam requires, may affect the future cost of such raw materials and components. In addition, any unanticipated change in suppliers could be disruptive and costly to Sunbeam.

     A significant failure by Sunbeam to contain raw material or component costs could have a material adverse effect on its future financial performance. In addition, delays or cancellations by suppliers could adversely affect results.

     o Sunbeam's operations are dependent upon third party suppliers and service providers

     Sunbeam currently manufactures many of its products, but it sources many of its parts and products from third parties. Sunbeam's ability to select reliable vendors who provide timely deliveries of quality parts and products will impact its success in meeting customer demand for timely delivery of quality products. Any unanticipated change in suppliers or pricing of products could be disruptive and costly to Sunbeam.

     Sunbeam has entered into various arrangements with third parties for the provision of back-office administrative services that it used to perform internally. Sunbeam now outsources some necessary computer systems servicing, among other things. If any of these third-party service providers failed to perform adequately, Sunbeam's normal business operations could be disrupted. Among other things, this could hurt Sunbeam's sales, collections, customer service, cash flow and profitability.

     o    Sunbeam is subject to several production-related risks

     To realize sales and operating profits at anticipated levels, Sunbeam must manufacture, source and deliver in a timely manner products of high quality. Among others, the following factors can have a negative effect on Sunbeam's ability to do these things:

     o    labor difficulties,

     o    scheduling and transportation difficulties,

     o    management dislocation,

     o substandard product quality, which can result in higher warranty costs, product liability and costs related to product recalls,

     o    delays in development of quality new products,

     o changes in laws and regulations, including changes in tax rates, accounting standards, environmental laws and occupational health and safety laws, and

     o    changes in the availability and relative costs of labor.

     o The effects of Sunbeam's prior management's outsourcing of critical operating tasks and sales policies may continue to cause Sunbeam substantial difficulty

     Sunbeam's prior management substantially reduced the number of its employees and hired third parties to perform many of its critical operating tasks, including handling of accounts payable, computer support, customer service and collection of accounts receivable. Sunbeam is currently evaluating the effectiveness of outsourcing these activities and are hiring personnel to perform some of these tasks in-house once again. Sunbeam may experience disruption in critical services and other difficulties while it implements necessary staff increases and changes in prior management's outsourcing policy.

     Sunbeam's prior management increased sales of products in some prior periods by providing retailers with substantial price discounts or attractive payment terms to induce them to purchase more products than they needed at the time. Sunbeam believes this caused many of its customers to build up inventory in its products and hence reduced Sunbeam's sales and profitability in later periods. Although Sunbeam believes that the excess inventory maintained by retailers has been eliminated, Sunbeam may not have correctly evaluated the amount of or the impact of such inventory practices, which may continue to negatively impact its sales and profitability.

     o    Weather conditions can hurt sales of some of Sunbeam's products

     Weather conditions may negatively impact sales of some of Sunbeam's products. For instance, Sunbeam may not sell as many portable generators as anticipated if there are fewer natural disasters such as hurricanes and ice storms; mild winter weather may negatively impact sales of electric blankets, some health products and smoke detectors; and the late arrival of summer weather may negatively impact sales of outdoor camping equipment and grills.

     o Sunbeam remains vulnerable to Year 2000 compliance problems in its systems and those of its suppliers and customers

     Sunbeam is preparing for the impact of the Year 2000 on its operations. Year 2000 issues could include potential problems in Sunbeam's information technology and other systems that it use in its operations. Year 2000 system failures could affect routine but critical operations such as:

     o    forecasting,

     o    purchasing,

     o    production,

     o    order processing,

     o    inventory control,

     o    shipping, and

     o    billing and collections.

In addition, system failures could affect security, payroll operations and employee safety. Third parties who fail to adequately address their own Year 2000 issues could also expose Sunbeam to potential risks.

     Systems and applications that Sunbeam has identified to date as not currently Year 2000 ready and which are critical to its operations include:

     o    financial software systems, which process:

          o    order entry,

          o    purchasing,

          o    production management,

          o    general ledger,

          o    accounts receivable, and

          o    accounts payable functions,

     o    payroll applications, and

     o critical applications in Sunbeam's manufacturing and distribution facilities, such as warehouse management applications.

     Sunbeam's failure to timely complete its Year 2000 compliance work could have a material adverse impact on Sunbeam. In addition, the failure of its third party suppliers and customers to become Year 2000 compliant could have a material adverse impact on Sunbeam.

     At this time, Sunbeam believes that the most likely "worst-case" scenario relating to Year 2000 involves potential disruptions in areas in which its operations must rely on third parties, such as suppliers, whose systems may not work properly after January 1, 2000. While these system failures could significantly affect some of Sunbeam's important operations, currently it cannot estimate either the likelihood or the potential cost of such failures. If Sunbeam does not develop appropriate contingency plans before January 1, 2000, the impact on its operations could be material.

     Sunbeam currently estimates that the total cost of addressing and remedying Year 2000 issues and enhancing its operating systems is about $60 million. Through December 31, 1998, Sunbeam spent about $19 million to address Year 2000 issues. As Sunbeam completes its assessment of the Year 2000 issues, it may determine that the actual expenditures it must incur may be materially higher than its current estimates. The bank credit facility does not permit Sunbeam to spend more than $50 million on Year 2000 testing and remediation during 1999.

     See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Year 2000 Readiness Disclosure" beginning on page __ for more details of its Year 2000 assessment and compliance efforts.

     o Sunbeam's debt covenants currently do not allow it to pay cash dividends on Sunbeam common stock

     The bank credit facility prohibits Sunbeam from paying cash dividends on Sunbeam common stock. Accordingly, Sunbeam cannot assure you that Sunbeam will be able to pay dividends on Sunbeam common stock. In any event, Sunbeam currently does not intend to pay dividends on Sunbeam common stock. Sunbeam discontinued paying dividends beginning in the second quarter of 1998. See the "SUMMARY - Comparative Per Share Data" section beginning on page __ for information concerning the history of Sunbeam's dividend payments.

     o Negative developments since March 1998 have caused Sunbeam common stock price to drop significantly

     The price of Sunbeam common stock has dropped significantly since March 1998. Sunbeam believes this was the result of many of the negative developments described in the "RECENT DEVELOPMENTS AFFECTING SUNBEAM" section beginning on page __. On March 18, 1998, the last trading day prior to former management's announcement of lower than expected net sales for the first quarter of 1998, the last reported sale price of Sunbeam common stock was $50.625 per share. On _________ __, 1999, the last reported sale price of Sunbeam common stock was $_____ per share. Sunbeam cannot assure you that the market price of Sunbeam common stock will not experience further declines. See the "SUMMARY - Comparative Per Share Data" section beginning on page __ for details of Sunbeam common stock's recent trading prices.

                      RECENT DEVELOPMENTS AFFECTING SUNBEAM

The 1998 Acquisitions

     On March 2, 1998, in addition to announcing its agreement to acquire Coleman, Sunbeam announced that it had entered into separate agreements to acquire Signature Brands and First Alert, companies not affiliated with Coleman or MacAndrews & Forbes.

     In the M&F Transaction, which was completed on March 30, 1998, Sunbeam acquired about 81% of the then outstanding shares of Coleman common stock from an affiliate of MacAndrews & Forbes. In exchange, the MacAndrews & Forbes affiliate received about 14% of the currently outstanding shares of Sunbeam common stock and about $160 million in cash. Sunbeam also assumed about $1,016 million in debt. Immediately after the M&F Transaction, as a result of the exercise of employee stock options, Sunbeam's ownership of Coleman decreased to about 79% of the outstanding shares of Coleman common stock.

     At the same time Sunbeam agreed to acquire the Coleman shares from the MacAndrews & Forbes affiliate, Sunbeam also agreed to acquire the remaining shares of Coleman common stock in the merger and the MacAndrews & Forbes affiliate voted its shares to approve the merger. In the merger, you will receive $6.44 in cash and 0.5677 of a share of Sunbeam common stock for each share of Coleman common stock you own when the merger is completed. In addition, you will receive warrants to purchase shares of Sunbeam common stock at a cash price of $7 per share under a [court-approved] settlement of litigation relating to the merger. The number of warrants you receive will be based on the number of shares of Coleman common stock you own at the time of the merger. In the aggregate, the Coleman public stockholders will receive about 6.7 million shares of Sunbeam common stock, about $87 million in cash (including cash outs of Coleman options) and warrants to purchase about 4.98 million shares of Sunbeam common stock (less the warrants to be awarded by the court to plaintiffs' counsel as their fee), assuming no Coleman stockholders exercise their Delaware law appraisal rights. See "- Settlement of Claims Relating to the M&F Transaction" for information regarding the settlement of legal claims of an affiliate of MacAndrews & Forbes relating to the M&F Transaction. See "LITIGATION SETTLEMENT AND WARRANTS" for information regarding the settlement of legal claims of Coleman stockholders relating to the merger.

     On April 3, 1998, Sunbeam acquired more than 90% of the stock of each of Signature Brands and First Alert in cash tender offers. On April 6, 1998, Sunbeam acquired the remaining shares of each of Signature Brands and First Alert in merger transactions. Signature Brands is a leading manufacturer of a comprehensive line of consumer and professional products, including coffee makers marketed under the Mr. Coffee(Registered) brand name and consumer health products marketed under the Health o Meter(Registered), Counselor(Registered) and Borg(Registered) brand names. Signature Brands had revenues of about $279 million in 1997. First Alert is the worldwide leader in residential fire safety equipment, including smoke and carbon monoxide detectors marketed under the First Alert(Registered) brand name. First Alert had revenues of about $187 million in 1997. Sunbeam paid about $255 million in cash, including the paying down of debt, to acquire Signature Brands. Sunbeam paid about $133 million in cash and assumed about $49 million in debt - a total consideration of about $182 million - to acquire First Alert.

Issuance of Debentures and Bank Credit Facility

     In order to finance the 1998 acquisitions and to refinance substantially all of the indebtedness of Sunbeam, Coleman, First Alert and Signature Brands, Sunbeam completed an offering of an aggregate principal amount of $2,014 million of its Zero Coupon Convertible Senior

Subordinated Debentures on March 25, 1998, for net proceeds of about $730 million, and borrowed about $1,325 million under a new bank credit facility.

     The debentures are due March 25, 2018, are subject to earlier repurchase at the option of the holders on specified dates beginning in 2003 and are convertible into up to 13,242,050 shares of Sunbeam common stock, subject to adjustment in certain events.

     The bank credit facility, as amended, allows Sunbeam to borrow up to $1,700 million under:

     o a $400 million revolving credit facility maturing on March 30, 2005, of which $52.5 million may only be used to complete the merger if the merger does not occur prior to August 31, 1999,

     o up to $800 million in term loans maturing on March 30, 2005, of which $35 million may only be used to complete the merger, and

     o    a $500 million term loan maturing on September 30, 2006.

Unless Sunbeam further amends its bank credit facility or refinances its bank debt by April 10, 2000, Sunbeam's lenders will be able to accelerate the maturities listed above at any time after April 10, 2000.

     Until March 31, 2000, Sunbeam has agreed to limit the total amount of revolving loans at the end of each month as provided in the bank credit facility. Borrowings under the bank credit facility are secured by, among other things, substantially all of Sunbeam's assets, including a pledge of Sunbeam's stock in Coleman, First Alert, Signature Brands and its other material subsidiaries. See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION Security and Guarantees."

     This credit facility accrues interest, at Sunbeam's option:

     o    at LIBOR, or

     o at the base rate of the administrative agent which is generally the higher of the prime commercial lending rate of the administrative agent or the Federal Funds Rate plus 0.50%, in each case, plus an interest rate margin which varies depending on the occurrence of specified events. The interest rate margin is currently 3.75% for LIBOR loans and 2.50% for base rate loans, but can increase or decrease in the future. See "- Covenants Under Bank Credit Facility."

     Under an April 15, 1999 amendment to the bank credit facility, Sunbeam agreed to pay the bank lenders a fee which varies from 0.25% to 1.00% of the commitments under the bank credit facility. The percentage used to calculate the fee will be determined by reference to the bank lenders' aggregate commitments and loan exposure under the bank credit facility on September 30, 2000. The fee is payable on the earlier of September 30, 2000 and the date the commitments are terminated and the loans and other amounts payable under the bank credit facility are repaid.

     At December 31, 1998, Sunbeam owed about $1,360 million under the bank credit facility and had about $260 million available for borrowing. See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION."

Covenants Under Bank Credit Facility

     Sunbeam's bank credit facility contains a number of covenants, including covenants requiring Sunbeam to meet various financial tests and ratios. As a result of Sunbeam's operating losses in 1998, Sunbeam was not in compliance with some of the covenants of the bank credit facility. Effective June 30, 1998, Sunbeam entered into an agreement with its bank lenders which waived Sunbeam's compliance through December 31, 1998. On October 19, 1998, Sunbeam's bank lenders agreed to extend this waiver through April 10, 1999. In April 1999, the waiver was extended to April 10, 2000, and the bank credit facility was amended to, among other things:

          o    require Sunbeam to meet new financial tests and ratios,

          o decrease the interest rates to the levels described under the heading "- Issuance of Debentures and Bank Credit Facility" above,

          o reduce the interest margin by 0.50% and postpone until April 10, 2000 principal payments of $69.25 million otherwise due September 30, 1999 and principal payments of $69.25 million otherwise due March 31, 2000, as soon as Coleman and its domestic subsidiaries execute and deliver to Sunbeam's lending banks guarantees and security documents which will become effective upon the completion of the merger, so long as these documents are executed and delivered by May 25, 1999,

     o provide that the following events relating to the merger will be events of default under the bank credit facility:

          o if Sunbeam fails to have the SEC declare this document effective by October 30, 1999,

          o if Sunbeam fails to complete the merger within 25 business days after this document is declared effective by the SEC, or

          o if Sunbeam has to pay more than $87.5 million (excluding expenses) in cash to complete the merger (including any amounts paid with respect to appraisal rights),

     o require Sunbeam and Coleman to amend Coleman's note payable to Sunbeam and to have Coleman secure the note, which is pledged by Sunbeam to secure the obligations under the bank credit facility, with substantially all of Coleman's domestic assets other than real property,

     o impose restrictions on the total amount of revolving loans permitted to be out standing at the end of each month under the bank credit facility,

     o require Sunbeam to maintain a concentration cash management system and to repay to the banks (subject to reborrowing) revolving loans to the extent that cash on hand in Sunbeam's concentration account on any business day exceeds $15 million,

     o require Sunbeam to prepay term loans under the bank credit facility on each of September 30, 1999 and December 31, 1999 to the extent that cash on hand in Sunbeam's concentration account plus the total amount of unused revolving loan commitments on these dates exceeds $115 million and $125 million, respectively, but Sunbeam is not required to prepay more than $69.25 million in total as a result of this provision,

     o require Sunbeam to reserve $52.5 million of availability under the revolving credit facility, if the merger does not occur on or before August 31, 1999, for use solely to pay the required cash portion of the merger consideration,

     o limit the amount that Sunbeam may spend on Year 2000 testing and remediation to $50 million in total during the fiscal year ending December 31, 1999,

     o require Sunbeam to obtain the bank lenders' consent to any litigation settlement concerning the restatement of Sunbeam's 1996 and 1997 fiscal year and first quarter 1998 financial statements if such settlements require the payment of money, not paid by insurance carriers or other third parties, of more than $1 million in total,

     o    impose new informational reporting requirements, and

     o provide Sunbeam with a $40 million foreign currency revolving loan subfacility.

See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION."

Delayed Filing of Registration Statement

     On March 25, 1998, Sunbeam entered into a registration rights agreement with Morgan Stanley relating to the original issuance of the debentures. The registration rights agreement required Sunbeam to file a registration statement with the SEC by June 23, 1998 to register the debentures and the shares of Sunbeam common stock issuable upon conversion of the debentures. However, Sunbeam did not file that registration statement until February 4, 1999 and the SEC did not declare the registration statement effective until __________, 1999. The delay resulted from Sunbeam's need to review and restate its historical financial statements following the refusal of its former independent auditors, Arthur Andersen, to consent to the inclusion in that registration statement of their opinion on Sunbeam's 1997 financial statements.

     Sunbeam's failure to file that registration statement by June 23, 1998 did not constitute a default under the debentures. However, from June 23, 1998 until the day on which that registration statement was declared effective, cash liquidated damages payable to the holders of the debentures accrued:

     o on a daily basis at a rate per annum equal to 0.25% during the first 90 days, and

     o    on a daily basis at a rate per annum equal to 0.50% thereafter,

multiplied, in each case, by the sum of the issue price of the debentures plus the accrued original issue discount on the debentures on each day for which damages are calculated. Sunbeam paid liquidated damages of about $500,000 on September 25, 1998 and about $2 million on March 25, 1999.

Press Releases Relating to Sunbeam's First Quarter 1998 Results

     On March 19, 1998, Sunbeam's prior management issued a press release stating that Sunbeam's net sales for the first quarter of 1998 might be lower than the range of Wall Street analysts' estimates of $285 million to $295 million, but that net sales for the quarter were expected to exceed 1997 first quarter net sales of $253.4 million. On April 3, 1998, Sunbeam's prior management issued a press release announcing that net sales for the first quarter of 1998 were expected to be about 5% lower than those achieved in the first quarter of 1997 and, due to the lower sales and significant one-time charges, a loss was expected for the quarter.

     On May 11, 1998, Sunbeam's prior management announced 1998 first quarter results and made forecasts for the remainder of 1998 and beyond. They reported net sales of $244.3 million for the quarter, as compared to $253.4 million in the first quarter of 1997. Before one-time charges of $36.8 million for early retirement of debt and compensation expense relating to new employment agreements with three former Sunbeam executives, they reported a net loss from continuing operations of $7.8 million in the first quarter of 1998 versus net income from continuing operations of $20.6 million in the first quarter of 1997. After one-time charges of $0.43 per share, Sunbeam lost $0.52 per share in the 1998 quarter, compared with earnings per share of $0.08 in the comparable 1997 period. Sunbeam's prior management also stated that it expected earnings per share in the range of $1.00 for 1998 and $2.00 for 1999. On June 15, 1998, Sunbeam's new management announced that these previously announced forecasts should not be relied upon.

     Following each of these press releases, the market price of Sunbeam common stock fell substantially. On October 20, 1998, Sunbeam issued a press release restating operating results for fiscal years 1996 and 1997, as well as the first quarter of fiscal 1998. See "- Restatement of Financial Results," "- Changes in Sunbeam's Management and Board" and "RISK FACTORS Stock Price Decline."

Changes in Sunbeam's Management and Board

     On June 15, 1998, Sunbeam's board of directors terminated Albert J. Dunlap as Sunbeam's Chairman and Chief Executive Officer. Three days later, Sunbeam's board of directors terminated Russell A. Kersh as Sunbeam's Vice Chairman and Chief Financial Officer. On June 15, 1998, the Sunbeam board elected Peter A. Langerman as non-executive Chairman of the board and Jerry W. Levin as Sunbeam's new Chief Executive Officer. Mr. Langerman, an outside director of Sunbeam since 1990, is President and Chief Executive Officer of Franklin Mutual Advisers, Inc., the investment adviser to Franklin Mutual Series Fund, which owns about 16% of Sunbeam's common stock. Mr. Levin is an Executive Vice President of MacAndrews & Forbes, an affiliate which owns about 14% of Sunbeam's common stock and a warrant which, if exercised in full would increase its ownership to about 29% of Sunbeam's outstanding common stock. Mr. Levin was Chairman and Chief Executive Officer of Coleman at the time of the M&F Transaction and previously was the Chairman and Chief Executive Officer of Revlon, Inc., an affiliate of MacAndrews & Forbes.

     In June 1998, Mr. Levin, Howard Gittis of MacAndrews & Forbes, and Lawrence Sondike of Franklin Mutual Advisers, Inc. were elected to the Sunbeam board. William T. Rutter resigned from the Sunbeam board effective July 8, 1998, and Faith Whittlesey was elected to fill the vacancy on the Sunbeam board of directors' audit committee resulting from Mr. Rutter's resignation. Messrs. Dunlap and Kersh resigned from the Sunbeam board of directors effective August 5, 1998. In January 1999, Mr. Sondike resigned from the Sunbeam board of directors. In February 1999, John H. Klein was elected to the Sunbeam board of directors.

     In March 1999, Mr. Levin became Chairman of the Sunbeam board of directors, succeeding Mr. Langerman, who remains a director of Sunbeam.

     Philip E. Beekman, President of Owl Hollow Enterprises, Inc., has been nominated for election to Sunbeam's board at Sunbeam's annual stockholders' meeting scheduled for June 29, 1999.

Restatement of Financial Results; Change of Auditors

     On June 25, 1998, Sunbeam announced that its former independent auditors, Arthur Andersen, would not consent to the inclusion of their opinion on Sunbeam's 1997 financial statements in a registration statement Sunbeam was then planning to file with the SEC. On June 30, 1998, Sunbeam announced that the audit committee of its board of directors would review the accuracy of Sunbeam's prior financial statements and, therefore, those financial statements should not be relied upon. Sunbeam also announced that Deloitte & Touche LLP had been retained to assist the audit committee and Arthur Andersen in this review. On August 6, 1998, Sunbeam announced that the audit committee had determined that Sunbeam would be required to restate its financial statements for 1997, the first quarter of 1998, and possibly 1996, and that the adjustments, while not then quantified, would be material.

     On October 20, 1998, Sunbeam announced the restatement of its financial results for a six-quarter period from the fourth quarter of 1996 through the first quarter of 1998. Sunbeam had to restate these financial results because its previously issued financial statements generally overstated losses for 1996, overstated profits for 1997 and understated losses for the first quarter of 1998. The audit committee concluded that Sunbeam had incorrectly recognized revenue during these periods from "bill and hold" and guaranteed sales transactions. The audit committee also concluded that some costs and allowances for sales returns, co-op advertising, customer deductions and reserves for product liability and warranty expense were not accrued or were incorrectly recorded. Finally, the audit committee concluded that various costs were incorrectly included in and charged to restructuring, asset impairment and other costs.

     On November 20, 1998, Sunbeam announced that its audit committee had recommended, and its board of directors had approved, the appointment of Deloitte & Touche to replace Arthur Andersen as Sunbeam's independent auditors for fiscal year 1998. Arthur Andersen will continue to provide Sunbeam with limited professional services. For further information regarding Sunbeam's independent auditors, see "CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE."

Reporting of 1998 Results

     On April 21, 1999, Sunbeam reported that, for the full year 1998, Sunbeam had net sales of $1,800 million and a net loss of $898 million, or a loss of $9.25 per diluted share. Excluding sales of Coleman, First Alert and Signature Brands, comparable sales declined 23% to $828 million in 1998 from about $1,100 million in 1997. Sunbeam also announced net cash provided by operations of about $30 million for the fourth quarter of 1998, compared with net cash used in operations of about $220 million during the first three quarters of 1998.

Litigation Involving Sunbeam

     Since prior management's issuance of the April 3, 1998 press release concerning Sunbeam's 1998 first quarter results, many lawsuits alleging legal claims arising under federal and state securities and other laws have been filed against Sunbeam, some of Sunbeam's former directors and officers, some of Sunbeam's current directors and Arthur Andersen. Sunbeam is currently defending these lawsuits in a number of courts. Many of these suits relate to Sunbeam's financial performance from the second quarter of 1997 through the second quarter of 1998. Many plaintiffs are claiming that Sunbeam's prior management misrepresented and omitted material information in its public filings and in their statements concerning Sunbeam's historical and expected future results of operations. The plaintiffs claim that the alleged actions were intended to artificially inflate the market price of Sunbeam's common stock. Sunbeam's insurers have also attempted to have Sunbeam's directors' and officers' liability policies voided or canceled or have advised Sunbeam that they do not intend to provide coverage with respect to these lawsuits. Sunbeam is unable to predict the outcome of these lawsuits or its potential exposure to damages. However, if Sunbeam were to lose these lawsuits, the judgments would likely have a material adverse effect on Sunbeam's financial condition, results of operations and cash flow. For a more detailed description of the various lawsuits, see "BUSINESS OF SUNBEAM - Litigation and Other Contingent Liabilities."

SEC Investigation

     The staff of the Division of Enforcement of the SEC advised Sunbeam in a letter dated June 17, 1998 that it was conducting an informal inquiry into Sunbeam's accounting policies and procedures. On July 2, 1998, the SEC informed Sunbeam that they were initiating a formal investigation of Sunbeam. At that time, the SEC also subpoenaed various documents from Sunbeam. On November 4, 1998, Sunbeam received another SEC subpoena requiring the production of additional documents. Sunbeam has cooperated fully with the SEC and has furnished the SEC with documents they requested. Sunbeam cannot predict how long the SEC investigation will continue or its outcome.

Settlement of Claims Relating to the M&F Transaction

     On August 12, 1998, Sunbeam announced that it had entered into an agreement to settle threatened claims of the MacAndrews & Forbes affiliate that sold Sunbeam a controlling interest in Coleman in the M&F Transaction in March 1998, in exchange for consideration which included about 14 million shares of Sunbeam common stock. These shares had a market value of about $580 million when the MacAndrews & Forbes affiliate agreed to the M&F Transaction, but their market value was less than $100 million at the time of the settlement.
The settlement:

     o released Sunbeam from threatened claims arising out of Sunbeam's acquisition of the MacAndrews & Forbes affiliate's controlling interest in Coleman,

     o enabled Sunbeam to retain the services of executive personnel affiliated with MacAndrews & Forbes who had been managing Sunbeam since mid-June of 1998, including Jerry W. Levin, Sunbeam's Chairman and Chief Executive Officer, Paul E. Shapiro, Sunbeam's Chief Administrative Officer, and Bobby G. Jenkins, Sunbeam's Chief Financial Officer, and

     o provided for continuing management assistance and other support by MacAndrews & Forbes to Sunbeam.

In exchange, Sunbeam issued to the MacAndrews & Forbes affiliate a five-year warrant to purchase 23 million shares of Sunbeam common stock at a cash exercise price of $7 per share, subject to anti-dilution adjustments. Sunbeam has agreed that the MacAndrews & Forbes affiliate can require Sunbeam to register under the federal and applicable state securities laws the warrant and the shares of Sunbeam common stock issuable upon exercise of the warrant.

     The terms of the settlement and warrant were negotiated and approved on Sunbeam's behalf by a special committee of four of Sunbeam's outside directors, none of whom has any affiliation with MacAndrews & Forbes. The members of the special committee were Howard Kristol (Chairman), Charles Elson, Peter Langerman and Faith Whittlesey. They were assisted by independent financial advisors and legal counsel.

     For their services rendered as members of the special committee in connection with the settlement, Mr. Kristol received additional compensation of $50,000 and Messrs. Elson and Langerman and Mrs. Whittlesey each received additional compensation of $35,000. Sunbeam also agreed to indemnify each of the members of the special committee to the fullest extent allowed by applicable law and Sunbeam's certificate of incorporation and by-laws.

     The settlement normally would have required approval by Sunbeam's stockholders under the rules of the NYSE because of the issuance of the warrant as part of the settlement. However, Sunbeam's audit committee determined that the delay that would be necessary to secure stockholder approval prior to issuing the warrant would:

     o be lengthy due to the SEC's ongoing investigation of Sunbeam's accounting practices and policies and the need to complete the restatement of Sunbeam's historical financial statements,

     o inhibit Sunbeam's ability to reach a settlement with the MacAndrews & Forbes affiliate and to retain and hire essential senior management personnel, and

     o    seriously jeopardize Sunbeam's financial viability.

Based on these determinations, Sunbeam's audit committee, relying on an exception provided in the NYSE stockholder approval policy, expressly approved Sunbeam's omission to seek stockholder approval. The NYSE accepted Sunbeam's application of the exception.

     In connection with the settlement agreement, Messrs. Levin, Shapiro and Jenkins each signed three-year employment agreements with Sunbeam. See "MANAGEMENT."

Options Repricing

     In August 1998, Sunbeam approved a plan to reprice outstanding options held by its employees to purchase shares of Sunbeam common stock. The repricing program, which has been completed, provided for the outstanding options with exercise prices in excess of $10.00 per share to be valued by reference to the generally accepted Black-Scholes option pricing model, and permitted Sunbeam employees to exchange old options for new options with an exercise price of $7.00 per share having a value equivalent to the value of the old options. See
Note 9 to Sunbeam's Consolidated Financial Statements.

New York Stock Exchange Listing

     On May 22, 1998, the NYSE advised Sunbeam that it did not meet their continuing listing standards because Sunbeam did not have tangible net assets of at least $12 million at December 31, 1997 and average annual net income of at least $600,000 for 1995, 1996 and 1997. Sunbeam has met with NYSE officials, and on March 23, 1999, the NYSE informed Sunbeam that Sunbeam common stock will not be delisted at this time. The NYSE will, however, continue to carefully monitor Sunbeam's compliance with its listing standards.

Matters Involving Former Management

     In early August 1998, Sunbeam entered into a six-month agreement with Messrs. Dunlap and Kersh in which the parties agreed not to assert claims against each other and to exchange information relating to the pending stockholder lawsuits. Sunbeam also agreed to pay a portion of the accrued vacation and employment benefits of Messrs. Dunlap and Kersh.

     After the agreement expired, by letters dated February 9, 1999, Messrs. Dunlap and Kersh submitted demands for arbitration to the American Arbitration Association alleging that Sunbeam terminated their employment without cause. Messrs. Dunlap and Kersh are seeking lump sum payments of about $5,250,000 and $2,296,875, respectively. Messrs. Dunlap and Kersh also are seeking:

     o    amounts for accrued but unused vacation,

     o    amounts in respect of certain benefit plans,

     o confirmation that their options to acquire shares of Sunbeam common stock are fully vested and that they will receive the economic equivalent of their participation in Sunbeam's program for repricing of options,

     o indemnification and expense reimbursement in connection with the stockholder litigation and the SEC investigation referred to above, and

     o in the case of Mr. Kersh, more than $3 million, including tax gross-ups, with respect to his restricted stock.

     On March 23, 1999, Messrs. Dunlap and Kersh filed a complaint in Delaware state court seeking an order directing Sunbeam to advance attorneys' fees and other expenses incurred in connection with the defense of the stockholder lawsuits and the SEC investigation. The complaint filed by Messrs. Dunlap and Kersh alleges that these advancements are required by Sunbeam's by-laws and the agreements Sunbeam entered into with them in August 1998. A trial of this summary proceeding is scheduled for June 15, 1999. Messrs. Dunlap and Kersh have agreed to repay to Sunbeam all amounts advanced if it is determined that they did not meet the applicable standard of conduct for indemnification under Delaware law.

     Sunbeam is vigorously contesting the claims of Messrs. Dunlap and Kersh. As a result of a motion for preliminary injunction filed by Sunbeam in an action pending in state court in Florida, the arbitrations were suspended until May 10, 1999. To date, Sunbeam has not made any severance payments to either of Messrs. Dunlap or Kersh.

                      RECENT DEVELOPMENTS AFFECTING COLEMAN

     On April 6, 1999, the NYSE advised Coleman that it did not meet their continuing listing standards because Coleman did not have tangible net assets of at least $12 million at September 30, 1998 and average annual net income of at least $600,000 for fiscal years 1997, 1996 and 1995. Coleman has requested that the NYSE continue to list the Coleman common stock until completion of the merger. It is possible, however, that the Coleman common stock will be delisted by the NYSE prior to completion of the merger.

     Following the M&F Transaction, Sunbeam caused Coleman to repay substantially all of its outstanding indebtedness (which had been assumed by Sunbeam in the M&F Transaction) with the proceeds of borrowings from Sunbeam. Since the completion of the M&F Transaction, Coleman has borrowed additional funds from Sunbeam. During 1998 and through April 15, 1999, these borrowings were evidenced by an unsecured subordinated demand note payable by Coleman to Sunbeam which had an unpaid principal amount of $365.1 million on December 31, 1998. This note was pledged by Sunbeam to its lenders as security for Sunbeam's obligations under its bank credit facility. In April 1999, Coleman's note payable to Sunbeam was revised and secured by a pledge of Coleman assets in favor of Sunbeam's lending banks. See "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Financial Transactions Between Coleman and Sunbeam."

                                 SPECIAL FACTORS

Background of the Merger

     In the spring of 1997, as part of a long-term strategic planning process, Sunbeam's prior management began exploring a possible sale of Sunbeam or the making of one or more major acquisitions. On April 22, 1997, representatives of Morgan Stanley & Co., Incorporated, Sunbeam's financial advisor, met with Albert
J. Dunlap, Sunbeam's then Chairman and Chief Executive Officer, and Russell A. Kersh, Sunbeam's then Vice Chairman and Chief Financial Officer, to discuss, among other things, the retention of Morgan Stanley as Sunbeam's financial advisor in connection with a possible sale of Sunbeam or one or more major acquisitions by Sunbeam.

     On September 11, 1997, Morgan Stanley was formally retained by Sunbeam to assist in connection with a possible sale of Sunbeam, one or more possible acquisitions by Sunbeam and the consideration of other strategic alternatives. Thereafter, representatives of Morgan Stanley contacted a number of companies in the branded consumer products business to determine whether any of these companies would be interested in exploring a possible acquisition of Sunbeam. One of the companies contacted was MacAndrews & Forbes, which Morgan Stanley from time to time advises on a variety of business and financial matters. None of the companies contacted by Morgan Stanley expressed interest in acquiring Sunbeam at a price which would have constituted a premium over the then current market price of the Sunbeam common stock. Based on Morgan Stanley's initial contacts with potential acquirors of Sunbeam, Sunbeam's then senior management concluded that it was unlikely that any major consumer products company would be likely to pursue an acquisition of Sunbeam at a price or on terms that would be acceptable to Sunbeam. Morgan Stanley then explored the impact on Sunbeam of various other strategic alternatives, including a sale of one or more of Sunbeam's businesses, a spin-off of one or more of Sunbeam's subsidiaries or a recapitalization of Sunbeam. These strategic alternatives were rejected by Sunbeam's former management because of former management's stated belief that one or more acquisitions by Sunbeam would have a more positive impact on stockholder value. Former management then directed Morgan Stanley to shift its focus to one or more possible major acquisitions.

     On December 12, 1997, Mr. Kersh, David C. Fannin, Sunbeam's then Executive Vice President, General Counsel and Secretary, and Peter A. Langerman, a director of Sunbeam, met with Jerry W. Levin, then Chairman and Chief Executive Officer of Coleman, Paul E. Shapiro, then Coleman's Executive Vice President and General Counsel, and Joseph P. Page, then Executive Vice President and Chief Financial Officer of Coleman, and discussed Coleman's businesses and the potential cost savings, efficiencies and other benefits that could result from a combination of Sunbeam and Coleman. The December 12 meeting was initiated by Morgan Stanley on Sunbeam's behalf. Notwithstanding MacAndrews & Forbes' previous rejection of Sunbeam's overtures regarding an acquisition of Sunbeam by MacAndrews & Forbes, both Morgan Stanley and Sunbeam believed that the complementary nature of the product offerings of Sunbeam and Coleman, the asset base of Coleman, including its ownership of various brand names which enjoy substantial consumer recognition, the potential revenue and operational benefits associated with a Sunbeam/Coleman combination and the then current trading prices of Coleman's common stock all favored an acquisition of Coleman by Sunbeam.

     At that time, MacAndrews & Forbes indirectly owned about 81% of the Coleman common stock through the subsidiaries depicted in the chart below. Other stockholders then owned about 19% of the outstanding Coleman common stock.

   ----------------------------------
   |    Mafco Holdings Inc.         |
   ----------------------------------
                  |       100%
                  |
   ----------------------------------
   |Coleman (Parent) Holdings Inc.  |
   ----------------------------------
                  |       100%
                  |
   ----------------------------------
   |       CLN Holdings Inc.        |
   ----------------------------------
                  |       100%
                  |
   ----------------------------------           -------------------------------
   |  Coleman Worldwide Corporation |           |      Public Stockholders     |
   ----------------------------------           -------------------------------
                  |       about 81%                           |     about 19%
                  |                                           |
   ----------------------------------------------------------------------------
   |                        The Coleman Company, Inc.                         |
   ----------------------------------------------------------------------------

     On December 18, 1997, Mr. Dunlap and Michael Price, the then President and Chief Executive Officer of Franklin Mutual Advisers, Inc., Sunbeam's largest stockholder, met with Ronald O. Perelman, MacAndrews & Forbes' Chairman, Chief Executive Officer and sole stockholder, and another senior executive of MacAndrews & Forbes. Mr. Dunlap suggested a possible transaction in which Sunbeam would acquire Coleman for consideration valued in the range of $18 to $22 per share of Coleman common stock. Mr. Perelman advised Mr. Dunlap that the price range was too low and indicated that he would not support a transaction in that price range.

     On or about January 22, 1998, in an effort to revive a possible transaction, a representative of Morgan Stanley contacted a representative of MacAndrews & Forbes and indicated that Sunbeam might consider a possible transaction involving both cash and shares of Sunbeam common stock at a price higher than the price range suggested by Mr. Dunlap at the December 18 meeting. MacAndrews & Forbes' representative indicated his willingness to discuss a possible transaction on those terms. On January 23, 1998, representatives of Morgan Stanley met with representatives of MacAndrews & Forbes to begin discussions regarding a possible transaction between Sunbeam and Coleman. On January 29, 1998, representatives of Sunbeam and Morgan Stanley met with representatives of Coleman and MacAndrews & Forbes, as well as representatives of Credit Suisse First Boston Corporation, Coleman's financial advisor. During the meeting, the parties discussed the potential cost savings, revenue and operational efficiencies and other benefits that might be associated with a business combination of Sunbeam and Coleman and a preliminary schedule for mutual due diligence. During the week of February 2, 1998, Morgan Stanley submitted to MacAndrews & Forbes an outline of a possible transaction structure which focused on Sunbeam's acquisition of Coleman in a one-step merger of a wholly owned Sunbeam subsidiary with and into Coleman in which all outstanding shares of Coleman common stock, including the shares owned indirectly by MacAndrews & Forbes, would be exchanged for consideration consisting solely of Sunbeam common stock. The proposal was rejected because the consideration proposed was unacceptable to MacAndrews & Forbes. This structure did not contemplate the assumption by Sunbeam of the indebtedness of two subsidiaries of MacAndrews & Forbes through which it held its interest in Coleman, Coleman Worldwide and CLN Holdings, or the payment of any cash consideration. At that time, Coleman Worldwide and CLN Holdings had aggregate outstanding indebtedness of about $518.7 million.

     On February 6, 1998, representatives of Morgan Stanley met with representatives of MacAndrews & Forbes and Credit Suisse First Boston to again discuss a possible acquisition of Coleman by Sunbeam. At this meeting, the possibility of Sunbeam's acquisition of MacAndrews & Forbes' interest in Coleman, including Sunbeam's assumption of the indebtedness of Coleman Worldwide and CLN Holdings, as the first step in an acquisition of Coleman was discussed. Although the parties had not yet reached agreement on price or the value of Coleman, the parties began to discuss this structure.

     On February 13, 1998 and February 19, 1998, representatives of Sunbeam and Morgan Stanley participated in conference calls with a representative of MacAndrews & Forbes and discussed the terms of a possible transaction, including structure and price. The parties tentatively agreed that the transaction would be structured as a stock purchase in which Sunbeam would acquire all of the outstanding capital stock of CLN Holdings from Coleman (Parent) Holdings, an indirect subsidiary of MacAndrews & Forbes. Under this structure, Sunbeam in effect would assume the indebtedness of CLN Holdings and its subsidiary, Coleman Worldwide. The consideration payable by Sunbeam was not, however, agreed upon. Due diligence meetings were held at various times on and after February 21, 1998 during which representatives of Sunbeam and Morgan Stanley, as well as Sunbeam's accountants and consultants, met with representatives of Coleman, MacAndrews & Forbes and Credit Suisse First Boston, as well as Coleman's accountants, to discuss Coleman's financial results for fiscal year 1997, strategic plans and financial projections for fiscal year 1998.

     Due diligence meetings were also held on February 23 and 24, 1998 during which representatives of Sunbeam met with representatives of Coleman, along with representatives of MacAndrews & Forbes and Credit Suisse First Boston, to discuss Sunbeam's long-term strategic plan and financial projections for fiscal years 1998 through 2000.

     On February 24, 1998, Messrs. Kersh and Fannin and representatives of Morgan Stanley participated in conference calls with representatives of MacAndrews & Forbes to finalize the transaction structure and negotiate the remaining terms of the transaction. During these conference calls, the parties reached agreement on the type of consideration payable by Sunbeam in the acquisition, although neither the amount of cash consideration nor the precise exchange ratio of Sunbeam common stock for Coleman common stock was agreed upon. On February 25 and 26, 1998, meetings and conference calls were held between representatives of Sunbeam and its legal advisors, representatives of Coleman and its legal advisors, and representatives of MacAndrews & Forbes and its legal advisors. During the February 26, 1998 meetings and conference calls, the parties agreed that the final transaction structure would consist of a merger of CLN Holdings and a wholly owned Sunbeam subsidiary, followed by a second-step merger of a wholly owned Sunbeam subsidiary with Coleman. At that time, the parties also reached final agreement on the consideration payable by Sunbeam in the acquisition, including the amount of cash consideration and the precise exchange ratio of Sunbeam common stock for Coleman common stock. The parties and their advisors then finalized definitive agreements reflecting the agreed upon transaction structure and consideration.

     On February 25, 1998, Coleman's then board of directors met and received and considered the presentations of the management of Coleman, Credit Suisse First Boston and Coleman's legal counsel regarding the transactions.

     On Friday, February 27, 1998, meetings of the boards of directors of Coleman and Sunbeam were held to consider and act upon the proposed transactions. At the meeting of the Coleman board Credit Suisse First Boston delivered its opinion to the Coleman board to the effect that, as of that date, the consideration of 0.5677 of a share of Sunbeam common stock and $6.44 in cash, without interest thereon, in exchange for each share of Coleman common stock, was fair, from a financial point of view, to the stockholders of Coleman, other than MacAndrews & Forbes and its subsidiaries. At the meeting of the Sunbeam board, the directors of Sunbeam received and considered presentations of Morgan Stanley regarding the transactions. In addition, at the February 27, 1998 Sunbeam board meeting, consistent with its prior presentation, Morgan Stanley delivered its opinion to the Sunbeam board to the effect that, as of that date, the consideration payable in the merger and the M&F Transaction was fair, from a financial point of view, to Sunbeam. Following the receipt of the respective fairness opinions, the boards of directors of Sunbeam and Coleman each approved the merger and the M&F Transaction. Definitive agreements were executed by the parties late that night and a press release announcing the transactions was issued before the opening of trading on the NYSE on Monday, March 2, 1998.

     On February 27, 1998, Coleman Worldwide, as the owner of about 81% of the then outstanding shares of Coleman common stock, executed a written consent and voted its shares to approve the merger agreement and the merger. As a result, no further action on your part, or on the part of any other stockholder of Coleman, is required to complete the merger.

Coleman's Reasons for the Merger and Approval of the Coleman Board

     At its meetings on February 25 and 27, 1998, the then Coleman board received and considered the presentations of Coleman management, Credit Suisse First Boston and Coleman's legal counsel regarding the merger agreement and the merger. At its February 27 meeting, the Coleman board unanimously approved and adopted the merger and approved the merger agreement and the transactions contemplated by the merger agreement. See "- Background of the Merger."

     In reaching its determination to approve the merger, the Coleman board considered a number of factors. Listed below are the material factors considered by the Coleman board. In view of the number and variety of factors considered in connection with its evaluation of the merger, the Coleman board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Coleman board may have given different weight to the different factors.

     Coleman's Business, Condition and Prospects. The Coleman board reviewed Coleman's business, its then current financial condition and results of operations and its future prospects, including Coleman's ability to maintain its position in the consumer products business at its present size, and the current and anticipated developments in Coleman's business. The Coleman board received and reviewed presentations from, and discussed the terms and conditions of the merger agreement with, executive officers of Coleman and Coleman's financial and legal advisors. The Coleman board considered the views of its management and financial advisor regarding recent trends in the industry in which Coleman operates, including recent acquisitions and business combinations. Based on its familiarity with the business, current financial condition and results of operations and future prospects of Coleman, and in light of the various presentations it received, the Coleman board concluded that a business combination of Coleman with Sunbeam would be in the best interests of Coleman and its stockholders.

     Terms and Structure of the Transaction. The Coleman board of directors considered the fact that the merger agreement does not contain any provisions that either limit the effect of changes in the market price of the Sunbeam common stock prior to the completion of the merger on the value of the consideration to be received by Coleman stockholders in the merger or permit Coleman or Sunbeam to terminate the merger agreement based upon changes in stock price and that, accordingly, the value of the consideration could change based on the performance of the Sunbeam common stock between the execution of the merger agreement and the completion of the merger. While recognizing that the absence of these provisions exposed Coleman's stock-holders to market risk, the Coleman board considered this risk to be mitigated to some extent by the trading history of Sunbeam common stock during the period from January 1, 1997 through February 24, 1998 and the fact that the Sunbeam common stock had outperformed both the Coleman common stock and the Standard and Poor's 500 Stock Index during that period.

     The Coleman board reviewed the economic terms of the transaction based upon the closing prices of the Coleman common stock and the Sunbeam common stock on February 24, 1998 and February 26, 1998, the days prior to each of the meetings of the Coleman board. As reported on the NYSE Composite Transactions Tape, the closing prices of Sunbeam common stock and Coleman common stock were $40.625 and $20.688, respectively, on February 24, 1998, and $41.875 and $20.188, respectively, on February 26, 1998. The Coleman board considered that, in each case, the merger consideration implied a per share premium of about 44.2% when the market value of the merger consideration was compared to the then market price per share of Coleman common stock. The Coleman board also considered that the merger consideration was higher than the value implied by the historical stock market prices of the Coleman common stock and Sunbeam common stock.

     The Coleman board also considered the fact that the transaction was structured as a two-step acquisition which, among other things, would enable Sunbeam to acquire control of Coleman as quickly as possible in order to reduce disruption to Coleman's business.

     Opinion of Credit Suisse First Boston. The Coleman board considered the oral opinion delivered by Credit Suisse First Boston at the meeting of the Coleman board on February 27, 1998, which was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the cash and stock consideration payable in the merger was fair from a financial point of view to Coleman's public stockholders. When Credit Suisse First Boston was engaged by Coleman, they were not asked to render an updated opinion as of the date of this document and neither Sunbeam nor Coleman has requested that they do so. Moreover, Credit Suisse First Boston has advised Sunbeam that its opinion, although correct when given, should no longer be relied upon because of subsequent developments affecting Sunbeam.

     Ability of Coleman's Stockholders to Obtain a Continuing Interest in Sunbeam. The Coleman board considered that, under the terms of the merger agreement, Coleman's stockholders will receive equity securities of Sunbeam, thus enabling Coleman's stockholders to participate in increases in the value of Sunbeam, including any value that may be generated through Sunbeam's acquisition of Coleman's businesses. The Coleman board also noted that the price of the Sunbeam common stock had more than doubled since the time Mr. Dunlap had become Chief Executive Officer of Sunbeam.

     Ownership of Coleman Voting Stock. The Coleman board considered the fact that, prior to the merger, the Coleman public stockholders were stockholders in a company controlled by MacAndrews & Forbes, but that, following the merger, they would be stockholders in a public company without any controlling stockholder and therefore the Coleman public stockholders, as stockholders of Sunbeam, may be able to obtain a control premium with respect to their Sunbeam common stock in the future. The ability of Coleman's stockholders to receive dividends or other distributions declared and paid by Coleman were not considered material by the Coleman board because Coleman had not declared a dividend since its initial public offering in February 1992 and at the time of the approval of the merger, the then Coleman board had no plans to declare any dividends.

     Tax Treatment. The Coleman board considered the fact that the merger is expected to be a taxable transaction for United States Federal income tax purposes and may be taxable under state, local or foreign laws as well. For a discussion of the tax consequences of the merger to Coleman public stockholders, see "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

     Procedural Safeguards. The Coleman board received the opinion of Credit Suisse First Boston to the effect that, as of the date of the opinion, the merger consideration was fair to Coleman's public stockholders from a financial point of view. Moreover, the terms of the merger were arrived at through arm's-length negotiations between two unaffiliated parties, MacAndrews & Forbes and Sunbeam. The Coleman board believed that the interests of MacAndrews & Forbes, as the then indirect owner of about 81% of the outstanding Coleman common stock, were substantially aligned with the interests of Coleman's public stockholders. The merger agreement also contains provisions designed to protect Coleman's public stockholders. For example, the merger agreement prevents Sunbeam from altering the consideration payable to Coleman's public stockholders in the merger or otherwise amending the merger agreement after completion of the M&F Transaction. Furthermore, the merger would be subject to very few conditions, consisting only of (1) this document had to be declared effective by the SEC, (2) the Sunbeam common stock to be issued in the merger had to be listed on the NYSE, (3) the M&F Transaction had to be completed and (4) there could be no preliminary or permanent injunction preventing the merger. In addition, the merger agreement was approved by a unanimous vote of the Coleman board, including by those members of the Coleman board who were not employees or affiliates of Coleman or MacAndrews & Forbes. In light of the foregoing, the Coleman board did not deem it necessary to institute additional procedural safeguards such as a requirement that the merger be approved by a majority of Coleman's public stockholders or the formation of a special committee of Coleman's outside directors to negotiate the terms of the merger.

Financial Advisors' Opinions

     Coleman's Financial Advisor. Credit Suisse First Boston acted as Coleman's financial advisor in connection with the merger at the time the merger agreement was signed. Credit Suisse First Boston was selected by Coleman based on Credit Suisse First Boston's experience, expertise and familiarity with Coleman and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     On February 27, 1998, Credit Suisse First Boston delivered to the Coleman board an oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the cash and stock consideration payable in the merger was fair from a financial point of view to Coleman's public stockholders. However, since the date of Credit Suisse First Boston's opinion, numerous events have occurred that significantly affected the price of Sunbeam common stock. When Credit Suisse First Boston was engaged by Coleman, they were not asked to render an updated opinion as of the date of this document and neither Sunbeam nor Coleman has requested that they do so. Moreover, Credit Suisse First Boston has advised Sunbeam that its opinion, although correct when given, should no longer be relied upon because of subsequent developments affecting Sunbeam. Because Sunbeam did not plan to issue the warrants at the time the merger agreement was signed, Credit Suisse First Boston did not take the warrants into account when evaluating the fairness of the merger consideration.

     Terms of Credit Suisse First Boston's Engagement. Under the letter agreement dated December 10, 1997 between Coleman and Credit Suisse First Boston, Coleman agreed to pay Credit Suisse First Boston for services rendered in connection with the merger a fee of about $4 million. Coleman also agreed to reimburse Credit Suisse First Boston for all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel and any other advisor retained by Credit Suisse First Boston, resulting from or arising out of the engagement. Coleman further agreed to indemnify Credit Suisse First Boston and related persons and entities for losses, claims, damages or liabilities (including related actions or proceedings) related to or arising out of, among other things, its engagement as Coleman's financial advisor.

     In the past, Credit Suisse First Boston has performed investment banking services for Coleman and MacAndrews & Forbes and their affiliates and has received customary fees for these services. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Coleman, MacAndrews & Forbes and its affiliates and Sunbeam for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

     Sunbeam's Financial Advisor. Morgan Stanley was retained by Sunbeam to assist in connection with a possible sale of Sunbeam, one or more possible acquisitions by Sunbeam and/or other strategic alternatives. As part of that engagement, Morgan Stanley acted as Sunbeam's financial advisor in connection with its acquisition of Coleman. Sunbeam retained Morgan Stanley based on its qualifications, expertise and reputation, as well as upon its prior investment banking relationships with Sunbeam and its familiarity with Sunbeam and its business.

     On February 27, 1998, Morgan Stanley rendered to the Sunbeam board an oral opinion, which was later confirmed in writing, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the cash and stock consideration payable in the M&F Transaction and the merger was fair from a financial point of view to Sunbeam. Because Sunbeam did not plan to issue the warrants at the time the merger agreement was signed, Morgan Stanley did not take the warrants into account when evaluating the fairness to Sunbeam of the consideration payable in the merger.

     Terms of Morgan Stanley's Engagement. Under an amended engagement letter between Sunbeam and Morgan Stanley, Sunbeam agreed to pay Morgan Stanley (1) an exposure fee equal to 25% of the estimated transaction fee referred to below, payable upon execution of the agreement relating to the M&F Transaction and the merger agreement, and (2) a transaction fee equal to a percentage of the aggregate value of the consideration payable by Sunbeam in the M&F Transaction and the merger (including the amount of any debt assumed or repaid by Sunbeam), payable, as to the M&F Transaction, upon its completion and, as to the merger, upon its completion. For purposes of calculating the transaction fee, the value of the Sunbeam common stock issued in the M&F Transaction and the merger will be the average of the closing sale prices for the Sunbeam common stock for the ten trading days prior to the completion of the M&F Transaction and the merger, respectively. Based on the average market price of the Sunbeam common stock prior to the M&F Transaction and the average market price of the Sunbeam common stock prior to the date of this document, the aggregate fees which may be paid in respect of the M&F Transaction and the merger would be $_____ million. In April 1998, Sunbeam paid Morgan Stanley about $9.6 million in respect of the exposure fees and transaction fees associated with the M&F Transaction and the merger. Sunbeam has also agreed to reimburse Morgan Stanley for its expenses, including fees and expenses of its counsel, and to indemnify Morgan Stanley and related parties against various liabilities and expenses, which may include liabilities under the federal securities laws, arising out of its engagement. Morgan Stanley also acted as an initial purchaser for the private placement of the Sunbeam debentures and an affiliate of Morgan Stanley is a lender under Sunbeam's bank credit facility. Morgan Stanley also advised Sunbeam in connection with its acquisitions of Signature Brands and First Alert.

Sunbeam's Reasons for Acquiring Coleman

     While Sunbeam's current management does not know all the reasons why prior management agreed to acquire Coleman, current management believes that the following reasons were provided by prior management to the Sunbeam board.

     As part of its 1997 review of strategic alternatives, Sunbeam's then management team concluded that it was unlikely that Sunbeam could be sold at a price or on terms that would be acceptable to Sunbeam. Sunbeam shifted its strategic focus to identify underperforming companies with strong brand names that Sunbeam could acquire. Sunbeam's former management intended to capitalize on its perceived capability in cost containment and operational improvement by acquiring one or more of these companies and their premier brand names, thereby broadening the Sunbeam product offering spectrum and presenting opportunities to eliminate redundant or inefficient operations.

     Sunbeam acquired its current interest in Coleman and agreed to acquire the remaining equity interest in Coleman primarily due to Coleman's strong and established brand names, the potential opportunity to streamline operations, the diversification these brand names provide to Sunbeam's product base and the potential for revenue and operational benefits. In addition, Sunbeam believed that its existing international geographic marketing and distribution strengths and those of Coleman would significantly complement each other. Sunbeam's former management believed that the acquisition of Coleman would give Sunbeam a platform from which to capitalize on the fragmentation and potential consolidation of the durable household consumer products sector.

Purposes and Effects of the Merger

     The purpose of the merger is to enable Sunbeam to acquire the entire equity interest in Coleman. In the M&F Transaction, which was completed on March 30, 1998, Sunbeam acquired indirectly about 81% of the then outstanding shares of Coleman common stock. Sunbeam's ownership interest in Coleman was reduced to about 79% as a result of the exercise of Coleman stock options immediately following the M&F Transaction. As a result of the merger, Sunbeam will acquire the remaining equity interest in Coleman, and Coleman will become an indirect, wholly owned subsidiary of Sunbeam.

     In addition, under the April 15, 1999 amendment to Sunbeam's bank credit facility, it is an event of default under the bank credit facility:

     o if Sunbeam fails to have the SEC declare this document effective by October 30, 1999,

     o if Sunbeam fails to complete the merger within 25 business days after this document is declared effective by the SEC, or

     o if Sunbeam has to pay more than $87.5 million (excluding expenses) in cash to complete the merger (including any amounts paid with respect to appraisal rights).

If an event of default were to occur, a default would also occur under the Coleman note payable to Sunbeam and, among other things, the lenders under Sunbeam's credit agreement would be entitled to foreclose on the Coleman note and all of the Coleman assets pledged under the Coleman note. See "MATERIAL CONTACTS BETWEEN SUNBEAM AND COLEMAN AND ITS AFFILIATES - Financial Transactions Between Coleman and Sunbeam."

     Coleman and Sunbeam adopted a two-step acquisition structure for several reasons, including to enable Sunbeam to acquire control of Coleman as quickly as possible. Alternative transaction structures were considered by Sunbeam and Coleman, including a one-step merger without first completing the M&F Transaction and a direct purchase by Sunbeam of Coleman Worldwide's equity interest in Coleman prior to completion of the merger. MacAndrews & Forbes rejected these transaction structures. The parties agreed that the final transaction would be structured as a merger of CLN Holdings and a wholly owned Sunbeam subsidiary, followed by a second-step merger of another wholly owned Sunbeam subsidiary with Coleman. See "- Background of the Merger."

     Sunbeam also considered paying alternative types of consideration to Coleman stock holders. Sunbeam initially proposed consideration consisting exclusively of Sunbeam common stock. Sunbeam's prior management believed that the use of Sunbeam common stock as consideration would enhance stockholder value by allowing Sunbeam to capitalize on the then recent rise in Sunbeam's stock price. This consideration, however, was rejected by MacAndrews & Forbes. Other types of consideration were also briefly discussed, including the use of Sunbeam preferred stock instead of the cash portion of the merger consideration. This type of consideration was not seriously considered by the parties.

     As a result of the merger, the public stockholders of Coleman:

     o    will cease to hold any direct equity interest in Coleman,

     o    will no longer directly share in the profits and losses of Coleman,

     o will not be entitled to receive dividends or other distributions, if any, declared and paid by Coleman, and

     o will not be entitled to vote or otherwise participate in the corporate governance of Coleman, except through their ability to vote and participate in the corporate governance of Sunbeam through their ownership of Sunbeam common stock.

     As a result of the M&F Transaction and the merger, Sunbeam will have the entire indirect interest in the net book value and net earnings of Coleman. Sunbeam will also be entitled to all benefits resulting from that interest, including all income generated by Coleman's operations, any future increase in Coleman's value and the right to elect all members of the Coleman board of directors. Similarly, Sunbeam will bear the entire risk of losses generated by Coleman's operations and any decrease in the value of Coleman after the merger. The public stockholders of Coleman will have only an indirect interest in the net book value and net earnings of Coleman and future increases, if any, in the value of Coleman through their holdings of Sunbeam common stock to be received in the merger and upon any exercise of the warrants.

     Upon completion of the merger, there will no longer be any publicly held shares of Coleman common stock and the Coleman common stock will be delisted from the NYSE, the Pacific Stock Exchange and the Chicago Stock Exchange and deregistered under the Exchange Act.

     The tax consequences of the merger are subject to a number of qualifications, as discussed below under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

Sunbeam's Plans and Proposals for Coleman

     On May 11, 1998, Sunbeam's former management announced its plans to commence a restructuring intended to integrate Sunbeam's operations with those of Coleman, First Alert and Signature Brands. The planned restructuring was also intended to centralize the operations of the four companies, close or divest some of Sunbeam's plants and reduce Sunbeam's workforce. Following the changes in Sunbeam's management that were announced in June 1998, plans for the proposed restructuring were postponed pending further review of Sunbeam's organizational structure. On August 24, 1998, Sunbeam's new management announced a revised organizational structure which provides for some plant closings and reductions in workforce, but eliminates the previously announced centralization of Sunbeam's operations.

     Upon completion of the M&F Transaction, which occurred on March 30, 1998, all of the members of the Coleman board resigned, the number of directors constituting the Coleman board of directors was fixed at five, and five designees of Sunbeam were elected as directors of Coleman. In addition, Sunbeam designees were appointed to senior management positions at Coleman. Subsequently, as a result of changes in Sunbeam's management and board of directors, Jerry W. Levin, the current Chairman and Chief Executive Officer of Sunbeam and the Chief Executive Officer of Coleman, was reelected to the Coleman board, as Chairman. In addition, Paul E. Shapiro, a current executive officer of Sunbeam and the Executive Vice President and Chief Administrative Officer of Coleman, was elected to the Coleman board of directors. The other members of the Coleman board of directors resigned or were removed by Sunbeam. In April 1999, the size of the Coleman board of directors was set at three members and A. Whitman Marchand, who is not affiliated with either Sunbeam or Coleman, was elected to the Coleman board of directors. See "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Changes in Sunbeam's Management and Board" and "- Settlement of Claims Relating to the M&F Transaction" and "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Appointments of Coleman Executive Officers to Sunbeam's Management and Board" and "- Services Provided by MacAndrews & Forbes."

     Following the consummation of the M&F Transaction, Sunbeam prepaid an aggregate of about $1,016 million of outstanding indebtedness of Coleman, Coleman Worldwide, CLN Holdings and certain of Coleman's subsidiaries with a portion of the net proceeds from the offering of the debentures and borrowings under Sunbeam's bank credit facility. See "SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION."

Position of Sunbeam on the Fairness of the Merger

     Sunbeam's board of directors did not make a judgment as to the fairness of the merger to the Coleman public stockholders. In reaching its determination to approve the acquisition of Coleman, the Sunbeam board considered only the advantages and fairness of the transaction to Sunbeam and its stockholders. At the same time, Sunbeam noted that the merger consideration was negotiated between unaffiliated parties and was unanimously determined by the Coleman board, after receiving the opinion of Credit Suisse First Boston, to be fair to the Coleman public stockholders.

     The Sunbeam board did not consider the use of procedural safeguards such as a requirement that the merger agreement be approved by a majority of the Coleman public stockholders, the formation of a special committee of Coleman's outside directors to negotiate the terms of the merger or the preparation of a report regarding the fairness to the Coleman public stockholders of the merger consideration. As noted above, at the time the merger agreement was negotiated, Sunbeam was not an affiliate of Coleman or MacAndrews & Forbes and, accordingly, the terms of the merger were arrived at through arm's-length negotiations between Coleman and MacAndrews & Forbes on the one hand, and Sunbeam, on the other. Sunbeam believed that it had no responsibility to require the adoption of any additional procedural safeguards.

                                   THE MERGER

     The description of the merger and the merger agreement contained in this document does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex I at the back of this document and is incorporated in this document by reference.

General

     The merger will become effective when a certificate of merger is filed with the Secretary of State of the State of Delaware. It is currently anticipated that the certificate of merger will be filed, and the merger will become effective, by __________, 1999, which is the twenty-first business day following the date on which this document was first mailed to you.

     Prior to the completion of the merger, the outstanding capital stock of Camper Acquisition Corp., all of which is currently owned directly by Sunbeam, will be contributed to Coleman Worldwide Corporation. In the merger, Camper Acquisition Corp. which, will then be directly owned by Coleman Worldwide Corporation, will be merged into Coleman, which is currently about 79% directly owned by Coleman Worldwide Corporation.

Interests of Certain Persons in the Merger

     In considering the approval of the merger by the former Coleman board of directors, you should be aware that a number of persons, including current and former directors and executive officers of Coleman, have interests in the merger that are different from or in addition to yours, as described below.

     Coleman Options. Under the merger agreement, after the completion of the M&F Transaction, which occurred on March 30, 1998, all of the then outstanding options to purchase shares of Coleman common stock under Coleman's stock option plans became fully vested and exercisable. During the period between the completion of the M&F Transaction and the completion of the merger, Sunbeam is obligated, under the merger agreement, to cause Coleman to maintain a broker-dealer cashless exercise procedure for the exercise of the Coleman stock options. Upon the completion of the merger, each outstanding Coleman stock option that has not been exercised will be cancelled and each holder of an unexercised Coleman stock option will be paid an amount in cash equal to the product of (1) the total number of shares of Coleman common stock subject to the Coleman stock option, multiplied by (2) the excess of $27.50 over the exercise price per share of Coleman common stock subject to the Coleman stock option, less any applicable withholding taxes.

     Ronald O. Perelman, the sole stockholder of MacAndrews & Forbes and a member of the Coleman board at the time the agreement relating to the M&F Transaction and the merger agreement were executed, holds 500,000 Coleman stock options, for which he will receive a net payment of $6,750,000 upon completion of the merger. In addition, Paul E. Shapiro and Karen K. Clark, each of whom is a current executive officer of Sunbeam and Coleman, hold 77,500 Coleman stock options and 25,000 Coleman stock options, respectively. Upon completion of the merger, in exchange for their respective Coleman stock options, Mr. Shapiro and Ms. Clark will receive $823,000 and $275,005, respectively.

     Severance Arrangements. The M&F Transaction constituted a "change in control" of Coleman under the terms of some Coleman employee benefit plans and various employment, severance, termination, consulting and retirement agreements to which Coleman was a party. As a result, at the effective time of the M&F Transaction, Coleman became obligated to pay all amounts provided under those plans and agreements as a result of the change in control. Under the merger agreement, Sunbeam agreed that after completion of the M&F Transaction it would honor, and cause Coleman to honor, all employment, severance, termination, consulting and retirement agreements to which Coleman was a party on that date. Accordingly, all rights and obligations of Coleman under these agreements have become rights and obligations of Sunbeam and except as noted below with respect to the former employment agreements between Coleman and Messrs. Levin and Shapiro, Sunbeam has agreed to cause Coleman to pay all amounts provided under these employee benefit plans and agreements as a result of the change in control of Coleman in accordance with their respective terms and to honor, and to cause Coleman to honor, all rights, privileges and modifications to or with respect to any such employee benefit plans of Coleman or agreements which become effective as a result of the change in control. However, neither Sunbeam nor Coleman has any responsibility for Coleman's obligations under the former employment agreements between Coleman and Jerry W. Levin, Coleman's then Chairman and Chief Executive Officer, and Paul E. Shapiro, Coleman's then Executive Vice President and General Counsel, except, in the case of Mr. Levin, for an incentive payment in the amount of $1.5 million due from Coleman (and subsequently paid) related to the sale of Coleman Safety & Security Products, Inc. to an unrelated third party, which transaction was pending at the time the merger agreement was signed. The former employment agreements with Messrs. Levin and Shapiro were terminated upon completion of the M&F Transaction.

     In connection with the change in control resulting from the completion of the M&F Transaction, Sunbeam has paid, or has caused Coleman to pay, a total of $8,004,900 in severance compensation to more than 150 former Coleman employees. Of that amount, $7,229,231 was paid in respect of base salary paid as severance, $467,774 was paid in respect of bonuses and incentives due to severed employees and $307,895 was paid in respect of extra pension credits. The only principal executive officer of Coleman to receive severance compensation as a result of the change in control was Joseph Page, the former chief financial officer of Coleman, who received a severance payment of $292,805. In addition, Bobby G. Jenkins, the current Executive Vice President and Chief Financial Officer of Sunbeam and Executive Vice President of Coleman received a severance payment of $18,583 as a result of his resignation from Coleman following the M&F Transaction, and prior to his being rehired by both Sunbeam and Coleman in the capacities mentioned above.

     Indemnification. The merger agreement provides that all rights to indemnification existing in favor of any director or officer of Coleman in office at or prior to the completion of the merger, as provided in Coleman's Certificate of Incorporation, Coleman's By-laws, as amended, or indemnification agreements in effect as of February 27, 1998, will survive the merger and continue in full force and effect for a period of six years after the effective time of the merger (and during the period from the completion of the M&F Transaction to the completion of the merger), to the extent these rights are consistent with Delaware law. In addition, Sunbeam agreed that, from and after the completion of the M&F Transaction and for a period of six years following the completion of the merger, Sunbeam or Coleman, as the surviving corporation in the merger, will cause to be maintained a liability insurance policy for the benefit of Coleman's former directors and officers providing coverage substantially similar to the policies in effect as of February 27, 1998. Neither Sunbeam nor Coleman will be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by Coleman prior to the date of the merger agreement, but in such case will purchase as much coverage as possible for such amount. See "THE MERGER - Continuation of Existing Indemnification Rights."

     Registration Rights Agreement. The shares of Sunbeam common stock issued to the MacAndrews & Forbes affiliate from which Sunbeam acquired indirectly about 81% of the then outstanding Coleman common stock in the M&F Transaction were not registered under the Securities Act. Accordingly, in connection with the completion of the M&F Transaction, Sunbeam entered into a registration rights agreement with the MacAndrews & Forbes affiliate, permitting the MacAndrews & Forbes affiliate and other affiliates of Coleman to require Sunbeam to register their shares of Sunbeam common stock under the federal and applicable state securities laws. The registration rights agreement was subsequently amended in August 1998 to provide that the MacAndrews & Forbes affiliate can also require Sunbeam to register the warrant and the shares of Sunbeam common stock issuable upon exercise of the warrant issued to the MacAndrews & Forbes affiliate in connection with the settlement of legal claims relating to the M&F Transaction. See "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Registration Rights Agreement."

  Conversion of Coleman Common Stock

     Upon completion of the merger, each outstanding share of Coleman common stock - other than shares held indirectly by Sunbeam and shares, if any, with respect to which Delaware appraisal rights are sought and perfected - will no longer be outstanding and will automatically be cancelled. After completion of the merger, you will no longer have any rights under the certificate representing your shares of Coleman common stock, except the right to receive $6.44 in cash and 0.5677 of a share of Sunbeam common stock for each share of Coleman common stock you own when the merger is completed, a cash payment equal to the value of any fractional shares of Sunbeam common stock you would otherwise be entitled to receive upon surrender of the certificate, and warrants to purchase Sunbeam common stock at a cash price of $7 per share to be issued under a [court-approved] settlement of litigation relating to the merger. The number of warrants you receive will be based on the number of shares of Coleman common stock you own at the time of the merger. See "LITIGATION SETTLEMENT AND WARRANTS."

     Upon completion of the merger, all shares of Coleman common stock held indirectly by Sunbeam through Coleman Worldwide will remain outstanding and unchanged as a result of the merger. Each share of Coleman common stock, if any, held in the treasury of Coleman, by any subsidiary of Coleman, by Sunbeam or by any subsidiary of Sunbeam (other than Coleman

Worldwide) immediately prior to the completion of the merger will be automatically cancelled. In addition, upon completion of the merger, each outstanding share of common stock of Camper Acquisition Corp., the wholly owned subsidiary of Sunbeam that will be merged with Coleman in the merger, will be automatically cancelled.

Exchange of Coleman Common Stock

     The exchange of the shares of Coleman common stock you own when the merger is completed will occur as follows:

     o upon completion of the merger, Sunbeam will deposit, with an exchange agent selected by Sunbeam, (1) certificates for the shares of Sunbeam common stock to be issued to you in the merger; (2) cash sufficient to pay the cash portion of the merger consideration and any fractional share payments you are entitled to receive; and (3) warrants to purchase Sunbeam common stock at a cash price of $7 per share to which you are entitled under a [court-approved] settlement of litigation relating to the merger;

     o as soon as reasonably practicable after the completion of the merger, Sunbeam will cause the exchange agent to mail a letter of transmittal and exchange instructions to you;

     o upon surrender of your Coleman common stock certificate(s) for cancellation to the exchange agent, together with a properly completed and duly executed letter of transmittal, you will receive, in exchange for your Coleman certificate(s), (1) a certificate for the shares of Sunbeam common stock you are entitled to receive in the merger, (2) a cash payment in respect of the cash portion of the merger consideration, after giving effect to any required withholding tax, and any fractional share payment you are entitled to receive, and (3) warrants to purchase Sunbeam common stock at a cash price of $7 per share to which you are entitled under a [court-approved] settlement of litigation relating to the merger based on the number of shares of Coleman common stock you own when the merger is completed; your certificate(s) will then be cancelled;

     o until you surrender your Coleman stock certificates, you will not be entitled to vote the shares of Sunbeam common stock you are entitled to receive in the merger or receive any dividends or distributions with a record date after the completion of the merger with respect to such Sunbeam common stock, although any such dividends or distributions will accrue and be payable to you, without interest, upon surrender of your certificate(s); it should be noted, however, that Sunbeam does not pay, and is prohibited from paying under the bank credit facility, cash dividends;

     o any merger consideration and warrants that remain undistributed for six months after the completion of the merger will be delivered to Sunbeam, upon demand, and any holders of unsurrendered Coleman common stock certificates may thereafter look only to Sunbeam, as general creditors, for payment of the merger consideration and warrants. In no event will Sunbeam, Coleman or the exchange agent be liable to any holder of unsurrendered certificates for any merger consideration or warrants that are delivered to a public official under applicable escheat laws; and

     o upon completion of the merger, the stock transfer books of Coleman will be closed and no further transfer of shares of Coleman common stock will be made; if, after the completion of the merger, Coleman common stock certificates are presented to Coleman, they will be cancelled and exchanged for the merger consideration and warrants.

     You should not forward your certificates to the exchange agent until you receive a letter of transmittal and exchange instructions.

No Fractional Shares or Warrants

     No fractional shares of Sunbeam common stock or warrants will be issued in the merger, and no dividend, stock split or other change in the capital structure of Sunbeam will relate to any fractional shares. Any Coleman stockholder who would otherwise be entitled to fractional shares or warrants will not be entitled to vote or to exercise any rights of a security holder with respect to such fractional shares.

     Instead of any fractional shares of Sunbeam common stock, each Coleman stockholder who would otherwise be entitled to a fraction of a share of Sunbeam common stock will be paid cash, without interest, in an amount equal to the fraction of a share of Sunbeam common stock to which such stockholder would otherwise be entitled, multiplied by the closing sale price of one share of Sunbeam common stock on the NYSE Composite Transactions Tape on the day of the completion of the merger, or, if shares of Sunbeam common stock are not so traded on that day, the closing sale price on the next preceding day on which the shares were traded on the NYSE. Shares of Coleman common stock of any holder represented by two or more certificates will be aggregated, and in no event will any holder of Coleman common stock be paid an amount of cash for fractional shares in respect of one or more than one share of Sunbeam common stock.

     Instead of any fractional warrants, each Coleman stockholder who would otherwise be entitled to a fraction of a warrant will receive a number of whole warrants determined by rounding up or down to the nearest whole number.

Conditions

     Under the terms of the merger agreement, the completion of the merger was subject to the following conditions: (1) this document had to be declared effective by the SEC, (2) the shares of Sunbeam common stock to be issued by Sunbeam in the merger had to be listed for trading on the NYSE, and (3) the M&F Transaction had to be completed. All of these conditions have already been satisfied. Therefore, assuming that no court order is entered which prevents the merger from being completed, the merger will be completed by _________, 1999, which is the twenty-first business day following the date on which this document was first mailed to you.

Governmental and Regulatory Approvals

     Completion of the M&F Transaction was conditioned on the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On March 4, 1998, Sunbeam and Ronald O. Perelman, as the then ultimate parent of Coleman, filed notifications and report forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice relating to the M&F Transaction and the merger. The applicable waiting period under the HSR Act was terminated on March 27, 1998. However, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the Antitrust Division, a state or a private person or entity could seek under federal or state antitrust laws, among other things, to enjoin or rescind the M&F Transaction or the merger. Although Sunbeam and Coleman believe that the M&F Transaction and the merger do not violate United States antitrust laws, there can be no assurance that if such a challenge is made, it would not be successful.

     In addition to the filings under the HSR Act, Sunbeam and Coleman filed a pre-merger notification form with the German Federal Cartel Office relating to the M&F Transaction and the merger, which was approved by the Federal Cartel Office on March 20, 1998. Neither Sunbeam nor Coleman is aware of any other material approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required in order to complete the merger.

Employee Matters

     Sunbeam agreed that, from and after the completion of the M&F Transaction, it would honor, and cause Coleman to honor, all employment, severance, termination, consulting and retirement agreements to which Coleman was a party on that date. Accordingly, all rights and obligations of Coleman under these agreements became rights and obligations of Sunbeam. However, neither Sunbeam nor Coleman has any responsibility for Coleman's obligations under the former employment agreements between Coleman and Jerry W. Levin, Coleman's then Chairman and Chief Executive Officer, and Paul E. Shapiro, Coleman's then Executive Vice President and General Counsel, except in the case of Mr. Levin for an incentive payment in the amount of $1.5 million due from Coleman (and subsequently paid) related to the sale of Coleman Safety & Security Products, Inc. to an unrelated third party, which transaction was pending at the time the merger agreement was signed. The former employment agreements with Messrs. Levin and Shapiro were terminated upon completion of the M&F Transaction. Sunbeam agreed to cause Coleman to allow Coleman employees to participate in Sunbeam employee benefit plans, from and after the completion of the M&F Transaction, on substantially the same basis as similarly situated Sunbeam employees. With respect to welfare benefit plans, Sunbeam also agreed to waive any pre-existing condition limitations and give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and reimbursed to, those employees with respect to similar plans maintained by Coleman. Sunbeam has, or has caused Coleman to, give Coleman employees full credit for purposes of eligibility and vesting of benefits and benefit accrual for service with Coleman and its affiliates prior to the completion of the M&F Transaction under each employee benefit plan, so long as such crediting of service did not result in duplication of benefits. See "- Interests of Certain Persons in the Merger."

     The M&F Transaction constituted a "change in control" of Coleman under some Coleman employee benefit plans and employment, severance, termination, consulting and retirement agreements. Except as noted above with respect to the employment agreements of Messrs. Levin and Shapiro, Sunbeam agreed to cause Coleman to pay all amounts provided under these employee benefit plans and agreements as a result of the change in control of Coleman in accordance with their respective terms and to honor, and to cause Coleman to honor, all rights, privileges and modifications to or with respect to any such employee benefit plans of Coleman or agreements which became effective as a result of the change in control. See "- Interests of Certain Persons in the Merger."

     Sunbeam caused Coleman to continue Coleman's Annual Incentive Plan for Management Employees for the remainder of 1998, and participants in the Management Incentive Plan were not eligible to participate in Sunbeam's incentive plan in respect of 1998. Under the terms of the Management Incentive Plan, participants were eligible for cash bonuses payable upon the attainment of certain performance goals, which performance goals were determined by reference to (1) earnings before interest, taxes and amortization, (2) operating working capital per sales dollar and (3) other quantitative goals as approved from time to time. Cash bonuses paid were equal to a percentage of a participant's base salary, depending on the percentage of the target attained by Coleman. Coleman paid a total of about $2.9 million to participants in the Management Incentive Plan with respect to 1998. Eligible participants include select employees of Coleman and its subsidiaries who are (1) designated to participate by the Chief Executive Officer of Coleman, (2) are employed prior to the start of the last fiscal quarter in the plan year and (3) are not participants in another short-term incentive program of Coleman.

     Sunbeam will honor, and will cause Coleman to honor, Coleman's Executive Severance Policy without any amendments adverse to participants. The Coleman Executive Severance Policy applies to certain terminations of employment of employees of Coleman and its subsidiaries who are participants in Coleman's Management Incentive Plan or who are in the position of country general manager/president and above. Participation in the Executive Severance Policy is limited to those participants in the Management Incentive Plan described above. Benefits are payable to a participant in the event of a termination of the participant's employment by Coleman within three years following the M&F Transaction other than for Cause (as defined in the Executive Severance Policy) or by the participant with Good Reason (as defined in the Executive Severance Policy). The benefits payable under the Executive Severance Policy generally include the following:

     o salary continuation for twelve, nine or six months, depending on the participant's level of participation in the Management Incentive Plan;

     o medical and/or dental coverage under COBRA until the end of the severance period at the same contribution level in effect for active participants, with Coleman paying the portion of the premiums it was paying for such participant prior to the M&F Transaction;

     o in the event of a termination prior to December 31, 1998, a pro rata payment under the Management Incentive Plan through the date of such termination;

     o a lump sum cash payment in an amount equal to the aggregate benefit that the participant would have accrued had he or she remained employed during the severance period under Coleman's qualified defined benefit retirement plans and its excess or supplemental defined benefit retirement plans, less any actual vested benefit of the participant under such plans;

     o a lump sum payment in an amount equal to the value of the participant's accrued vacation, determined in accordance with Coleman's vacation policy; and

     o an additional payment to hold the participant harmless from the excise taxes imposed by sections 280G and 4999 of the tax code, if the severance payments and benefits payable under the Executive Severance Policy exceed certain minimum thresholds.

     In addition, any participant who was a party to an employment contract or other written agreement with Coleman was entitled to choose between the severance benefits, if any, payable under such contract and the severance benefits payable under the Executive Severance Policy.

     Since the ninety-first day following completion of the M&F Transaction, some of the participants in the Executive Severance Policy have been entitled to voluntarily terminate their employment with Coleman and to have such termination deemed to be for Good Reason under the Executive Severance Policy, as a result of the completion of the M&F Transaction.

     Since the date of the M&F Transaction, Coleman has paid or become obligated to pay about $4.2 million to participants under the Executive Severance Policy.

     For the benefit of those employees of Coleman who were not participants in the Executive Severance Policy and who did not have employment agreements with Coleman, Sunbeam provided severance benefits under Sunbeam's Severance Pay Plan on substantially the same basis as similarly situated Sunbeam employees. To date, Sunbeam has made aggregate payments of about $470,000 to former Coleman employees under the Sunbeam Severance Pay Plan. Under the terms of the Severance Pay Plan, a participant who is a Coleman employee and whose employment is terminated as the direct result of the closure of a facility or the elimination of the participant's position will be entitled to receive the following severance benefits:

     o a lump sum cash payment in an amount equal to (1) six months', three months' or six weeks' base pay, depending on the number of years of service, in the case of an exempt employee or (2) one week of base pay for each completed year of service, in the case of a non-exempt employee; and

     o health coverage under COBRA until the end of the severance pay period at the same contribution level in effect for active participants, with Sunbeam paying the same portion of the premiums that it would pay for active participants.

Continuation of Existing Indemnification Rights

     For a period of six years after the completion of the merger, and during the period between the completion of the M&F Transaction and the completion of the merger, Sunbeam agreed to indemnify directors and officers of Coleman in office at or prior to the completion of the merger in connection with any threatened or actual legal proceeding to the fullest extent allowed by Delaware law, the Coleman Certificate of Incorporation, the Coleman By-laws and any indemnification agreement in effect at the date of the merger agreement, including any provisions relating to advancement of expenses. This indemnification does not, however, extend to any legal proceeding initiated against Coleman by an indemnified person unless the proceeding was (1) authorized by the Coleman board of directors or (2) brought by an indemnified person to enforce his or her right to indemnification under the merger agreement. In addition, the right to indemnification under the merger agreement extends only to legal proceedings arising from:

     o the fact that the indemnified person was a director or officer of Coleman or was serving at the request of Coleman as a director, officer, employee or agent of another entity, or

     o the agreement relating to the M&F Transaction, the merger agreement or any of the transactions contemplated by those agreements.

Moreover, the right to indemnification provided by the merger agreement extends only to claims which pertain to matters arising, existing or occurring prior to or at the completion of the merger. To give rise to an indemnification right, however, the claim need not have been asserted prior to the completion of the merger. If any claim is asserted against an indemnified person within the period during which indemnification is provided, all rights to indemnification under the merger agreement continue until disposition of the claim. In the event any indemnified person becomes involved in a legal proceeding after the completion of the merger, Sunbeam will, or will cause Coleman to, periodically advance legal and other expenses to the indemnified person, including the cost of any investigation and preparation incurred in connection with the legal proceeding. However, as a condition to advancement of expenses, the indemnified person must provide Sunbeam with an undertaking to reimburse all amounts so advanced in the event that the indemnified person is determined not to be entitled to indemnification.

     Sunbeam and Coleman also agreed that all rights to indemnification, and all limitations with respect to indemnification, existing in favor of any indemnified person, as provided in the Coleman certificate of incorporation, the Coleman by-laws or any indemnification agreement in effect at the date of the merger agreement, will survive the merger and will, to the extent permitted by Delaware law, continue in full force and effect, without any amendment, for a period of six years after the completion of the merger and during the period from the completion of the M&F Transaction to the completion of the merger. If any claim is asserted against any indemnified person within that period, all rights to indemnification will continue until final disposition of the legal proceeding. Any determination required to be made with respect to whether an indemnified person's conduct complies with the standards set forth under Delaware law, the Coleman certificate of incorporation, the Coleman by-laws or any agreement, as the case may be, will be made by independent legal counsel selected by the indemnified person and reasonably acceptable to Sunbeam.

     Sunbeam also agreed that, from and after the completion of the M&F Transaction, Sunbeam or Coleman will maintain, for a period of not less than six years after the completion of the merger, a liability insurance policy for the benefit of Coleman's former directors and officers providing coverage substantially similar to the policies in place prior to the completion of the M&F Transaction. However, neither Sunbeam nor Coleman will be required to pay an annual premium for this insurance which exceeds 200% of the last annual premium paid by Coleman prior to the date of the merger agreement. In the event that the premium does exceed that amount, Sunbeam or Coleman will purchase as much coverage as possible for such amount.

Accounting Treatment

     The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Sunbeam in the merger and the M&F Transaction will be allocated to Coleman's assets and liabilities based upon their fair market value with any excess being treated as excess of investment over net assets acquired or "goodwill". The assets and liabilities and results of operations of Coleman have been consolidated for financial accounting (but not tax) purposes with the assets and liabilities and results of operations of Sunbeam since the completion of the M&F Transaction.

Stock Exchange Listing

     The NYSE has approved for listing on the NYSE the shares of Sunbeam common stock to be issued to Coleman stockholders in the merger, subject to official notice of issuance. Sunbeam intends to file an application with the NYSE to list the shares of Sunbeam common stock that will be issued when the warrants are exercised. For a description of matters relating to the continued listing of Sunbeam common stock on the NYSE, see "RECENT DEVELOPMENTS AFFECTING SUNBEAM - New York Stock Exchange Listing."

Delisting and Deregistration of Coleman Common Stock

     Upon completion of the merger, there will no longer be any publicly held shares of Coleman common stock and the Coleman common stock will be delisted from the NYSE, the Pacific Stock Exchange and the Chicago Stock Exchange and deregistered under the Exchange Act. For a description of matters relating to the continued listing of Coleman common stock on the NYSE, see "RECENT DEVELOPMENTS AFFECTING COLEMAN."

Ownership of Coleman Common Stock

     At the close of business on _______, 1999, there were outstanding _____ shares of Coleman common stock held by about _______ holders of record. In the M&F Transaction, which was completed on March 30, 1998, Sunbeam became the indirect beneficial owner of 44,067,520 shares of Coleman common stock, representing about 81% of the then outstanding shares of Coleman common stock. As a result of option exercises by employees and former employees of Coleman immediately following the completion of the M&F Transaction, these shares represent about 79% of the currently outstanding shares of Coleman common stock.

     The table below shows the number of shares of Coleman common stock owned by each of the current directors and officers of Coleman and the percentage of the outstanding Coleman common stock which these shares represent.

                                                                  Amount and Nature of           Percentage of
                  Name of Beneficial Owner                        Beneficial Ownership            Common Stock
                  ------------------------                        --------------------            ------------
  Directors:

        Jerry W. Levin.....................................            -                           *
        A. Whitman Marchand................................            -                           *
        Paul E. Shapiro....................................         77,500   (1)                   *

  Executive Officers:

        Bobby G. Jenkins...................................            -                           *
        Janet G. Kelley....................................            -                           *
        Karen K. Clark.....................................         25,000   (1)                   *
        William L. Phillips................................            -                           *
        Gwen C. Wisler.....................................            -                           *

  All Directors and Current Executive Officers
        as a Group (7 persons).............................        102,500   (1)                   *

     * Less than 1%

     (1) Represents shares of common stock which these individuals have the right to acquire upon exercise of employee stock options that are currently exercisable and may be exercised within the next 60 days.

     At its February 27, 1998 meeting, the then Coleman board of directors unanimously approved the merger agreement. See "- Coleman's Reasons for the Merger and Approval of the Coleman Board." Since the completion of the M&F Transaction, however, the composition of Coleman's management and board of directors has changed significantly. See "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - M&F Transaction." Mr. Levin voted on February 27, 1998 as a member of the Coleman board of directors to approve the merger agreement. However, neither Mr. Levin nor any other director or officer of Coleman is currently making any recommendation to Coleman stockholders regarding the merger.

     Since January 1, 1996, Coleman has completed one purchase of Coleman common stock. On March 1, 1996, Coleman purchased 50,000 shares of Coleman common stock (or 100,000 shares, adjusted for the two-for-one stock split of Coleman common stock on June 28, 1996) in the open market at a purchase price of $46.54 per share ($23.26 per share, as adjusted), or an aggregate of $2.33 million. On May 23, 1997, Coleman Worldwide commenced an offer to accept for exchange its Liquid Yield Option(TM) Notes due 2013 ("LYONs") for cash at a price equal to their redemption price of $343.61 per $1,000 principal amount at maturity. The LYONs were exchangeable for shares of Coleman common stock at the rate of 15.706 shares for each $1,000 principal amount at maturity of LYONs. The holders of $545,053,000 aggregate principal amount at maturity of LYONs out of the $561,553,000 aggregate principal amount at maturity then outstanding accepted Coleman Worldwide's offer, which expired on June 20, 1997. On April 20, 1998, Coleman Worldwide gave notice of its intention to redeem all LYONs remaining outstanding on May 27, 1998 for cash at their redemption price of $343.61 per $1,000 principal amount at maturity, unless, prior to that date, the holders of the LYONs elected to exchange their LYONs for shares of Coleman common stock. All of the LYONs that remained outstanding on May 27, 1998 were redeemed by Coleman Worldwide.

Ownership Interest of Coleman Stockholders in Sunbeam After the Merger

     Based on the number of shares of Sunbeam common stock and Coleman common stock outstanding on April 30, 1999 and assuming no Coleman stockholders exercise their Delaware law appraisal rights, upon completion of the merger there will be about 107,564,095 shares of Sunbeam common stock outstanding, of which the former stockholders of Coleman, including an affiliate of MacAndrews & Forbes, will own about 19.3%. The former stockholders of Coleman will own about 36% of the outstanding Sunbeam common stock after the merger, assuming the exercise of (1) the warrant issued to a MacAndrews & Forbes affiliate in settlement of threatened legal claims related to the M&F Transaction and (2) the warrants to be issued to the Coleman public stockholders upon completion of the merger under a [court-approved] settlement of litigation related to the merger.

Expenses

     All costs and expenses incurred in connection with the M&F Transaction and the merger will be paid by the party incurring such expenses.

     Sunbeam and Coleman have incurred, and will incur, fees and expenses in connection with the M&F Transaction and the merger, including filing fees in connection with the registration of the shares to be issued in connection with the merger and upon exercise of the warrants and other required filings, fees of counsel, accountants' fees and printing costs. These expenses are estimated to be as follows:

        Financial advisory fees............................   $[      *      ]
        Legal fees and expenses ...........................    [      *      ]
        Accounting fees and expenses.......................    [      *      ]
        Filing fees........................................    [      *      ]
        Printing and mailing...............................    [      *      ]
        Miscellaneous......................................    [      *      ]
                                                               ---------------
                 TOTAL.....................................   $[      *       ]
                                                              =================


                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the anticipated material United States Federal income tax consequences of the merger to a holder of Coleman common stock (a "holder"). The discussion is based on laws, regulations, rulings and decisions in effect on the date of mailing of this document, all of which are subject to change, possibly with retroactive effect. This discussion deals only with holders who hold their shares of Coleman common stock as capital assets and does not address all aspects of United States Federal taxation that may be relevant to particular holders in light of their personal circumstances or to holders (1) who are not citizens or residents of the United States, (2) who may be subject to special tax rules, such as rules relating

--------
*    To be completed by amendment.

to financial institutions and banks, tax-exempt organizations, insurance companies, dealers in securities, and persons who hold Coleman common stock as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction (3) who perfect their appraisal rights under Delaware law, or (4) who acquired their shares of Coleman common stock pursuant to the exercise of employee stock options or other compensation arrangements with Coleman. In addition, the discussion does not address the tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction.

     Each holder of Coleman common stock is urged to consult its own tax advisor with respect to the particular tax consequences of the merger to such holder.

     The receipt of the cash, Sunbeam common stock and warrants to purchase Sunbeam common stock in the merger is expected to be a taxable transaction for United States Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for United States Federal income tax purposes, a holder will recognize gain or loss equal to the difference between (1) the sum of cash, the fair market value of the Sunbeam common stock received in exchange for such holder's shares of Coleman common stock, and the fair market value of the warrants to purchase additional shares of Sunbeam common stock and (2) the adjusted tax basis of such shares of Coleman common stock. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than twelve months.

                       LITIGATION SETTLEMENT AND WARRANTS

     Beginning on June 25, 1998, several class action lawsuits were filed in the Court of Chancery of the State of Delaware by public stockholders of Coleman against Coleman, Sunbeam and several of Coleman's former officers and directors. These actions were later consolidated into a single class action lawsuit. The class action alleges, among other things, that the consideration to be paid to the public stockholders of Coleman in the merger is no longer fair as a result of the decline in the market price of Sunbeam's common stock. See "BUSINESS OF SUNBEAM - Litigation and Other Contingent Liabilities."

     On October 21, 1998, Sunbeam announced that it had entered into a memorandum of understanding to settle the class action, subject to court approval. Under the terms of the settlement, [which has been approved by the Delaware Court of Chancery,] Sunbeam will issue to the Coleman public stockholders warrants to purchase about 4.98 million shares of Sunbeam common stock at a cash exercise price of $7 per share, subject to anti-dilution adjustments. These warrants will be issued when the merger is completed to all Coleman stockholders of record as of the completion of the merger, other than those stockholders who choose to dissent from the merger and have the fair value of their shares appraised by a court, and to counsel for the Coleman public stockholders in the litigation as their court-awarded fee. The warrants will be freely transferrable and are exempt from registration under the Securities Act. The shares of Sunbeam common stock to be issued upon exercise of the warrants will be freely transferrable and will be registered under the Securities Act. Sunbeam intends to file an application with the NYSE to list the shares of Sunbeam common stock issuable upon exercise of the warrants. [In the settlement, all members of the class (consisting of all Coleman stockholders owning shares at any time from February 27, 1998 until the date of the merger) released Coleman, Sunbeam, MacAndrews & Forbes and its affiliates and the former and present directors of Coleman from all claims arising out of or relating to the merger, other than their Delaware law appraisal rights.]

     The number of warrants that each Coleman public stockholder will receive will be based on the number of shares of Coleman common stock owned by the stockholder at the time of the merger and will be equal to the product of (A) 4,979,663, less the number of warrants awarded by the court to plaintiffs' counsel for the Coleman public stockholders in the litigation as their fee and
(B) a fraction, the numerator of which is equal to the number of shares of Coleman common stock held by such stockholder immediately prior to the merger (other than any shares with respect to which Delaware law appraisal rights have been exercised) and the denominator of which is equal to the total number of shares of Coleman common stock outstanding and owned by Coleman public stockholders at the time of the merger (approximately 11,759,970 shares assuming no further exercises of Coleman options).

     No fractional warrants will be issued in the merger. A Coleman public stockholder who would otherwise be entitled to receive fractional warrants will receive a number of warrants determined by rounding up or down to the nearest whole number of warrants.

     General. The warrants to be issued in the merger will be issued under a Warrant Agreement to be entered into prior to the completion of the merger by Sunbeam and [The Bank of New York], as Warrant Agent. The description of the Warrant Agreement contained in this document does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, a copy of which, including the form of warrant certificate, is included as an exhibit to the registration statement of which this document forms a part.

     Each warrant issued in the merger will be evidenced by a warrant certificate which will entitle the warrant holder, at any time prior to August 24, 2003, to purchase one share of Sunbeam common stock at a cash exercise price of $7 per share. Warrants that are not exercised prior to that date will expire and become void.

     Exercise of Warrants. In order to exercise any or all of your warrants, you will be required to surrender to [The Bank of New York], as Warrant Agent: (1) the warrant certificate, (2) a duly executed copy of the subscription form set forth in the warrant certificate and (3) payment in full of the exercise price for each share of Sunbeam common stock as to which the warrants are exercised. Payment may be made in cash or by certified or official bank check made payable to the order of Sunbeam Corporation.

     Upon the exercise of any warrants in accordance with the Warrant Agreement, Sunbeam will transfer the appropriate number of shares of Sunbeam common stock to the warrant holder or to a designee specified by the warrant holder. All shares of Sunbeam common stock issued upon the exercise of warrants will be validly issued, fully paid and nonassessable.

     Antidilution Provisions. The number of shares of Sunbeam common stock issuable upon exercise of each warrant is subject to adjustments in the event that Sunbeam, among other things: (1) pays a dividend or makes any other distribution in shares of Sunbeam common stock, (2) subdivides the Sunbeam common stock, (3) combines the Sunbeam common stock into a smaller number of shares, (4) issues any shares of Sunbeam common stock in a reclassification (including any reclassification in connection with a merger, consolidation or other business combination in which Sunbeam is the continuing corporation), (5) issues rights, options, warrants or convertible or exchangeable securities to all holders of Sunbeam common stock entitling them to subscribe for or purchase Sunbeam Common Stock at a price per share that is lower (at the record date for the issuance) than the then current market value per share of Sunbeam common stock or (6) issues or sells shares of Sunbeam common stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Sunbeam common stock, at a price per share that is lower than the then current market value per share of the Sunbeam common stock immediately prior to the sale or issuance. Any adjustment to the number of shares of Sunbeam Common Stock issuable upon exercise of all warrants as provided in clauses (5) and (6) above will be allocated among all warrants then outstanding on a pro rata basis.

     No fractional shares will be issued upon exercise of warrants. In the event of any transaction in which Sunbeam stockholders receive stock, securities, cash or other assets in exchange for their Sunbeam common stock, each warrant holder will, upon exercise of the warrant at any time after the transaction, have the right to the stock, securities, cash or other assets the warrant holder would have been entitled to receive if the warrant had been exercised immediately prior to the transaction.

     No Stock Rights. Prior to the exercise of his or her warrants, no warrant holder will be entitled to vote or be deemed the holder of the shares of Sunbeam common stock issuable upon exercise of the warrants and will have no rights of a stockholder of Sunbeam.

                                APPRAISAL RIGHTS

     Under Delaware law, Coleman stockholders have appraisal rights in connection with the merger. Any stockholder who is eligible to exercise appraisal rights and properly does so will be paid in cash the "fair value" (exclusive of any element of value arising from the accomplishment or expectation of the merger) for his or her shares of Coleman common stock as deter mined by the Delaware Chancery Court. Any shares of Coleman common stock for which a written demand for appraisal is properly filed and not withdrawn in accordance with the procedures set forth under Delaware law, except any shares as to which the holder effectively withdraws or loses the right to appraisal and payment for such shares prior to the effective time of the merger, are referred to in this document as "Dissenting Shares."

     Any holder of Dissenting Shares will be paid the "fair value" of the shares, as described below, and will not receive, upon completion of the merger, cash, shares of Sunbeam common stock and warrants payable in the merger, as described in "THE MERGER - Conversion of Coleman Common Stock."

     Only holders of record of Coleman common stock who are eligible for appraisal rights and comply with the applicable statutory procedures summarized in this document will be entitled to appraisal rights under Delaware law. A person having a beneficial interest in shares of Coleman common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the General Corporation Law of the State of Delaware which is reprinted in its entirety as Annex II at the back of this document. All references in Section 262 and in this summary to a "stockholder" or "holder" are to the record holders of Dissenting Shares.

     Under Delaware law, when a merger is approved by written consent in lieu of a stock holders meeting under Section 228 of Delaware law, as the merger was, each constituent corporation, either before the effective date of the merger or within ten days after that date, must notify each holder of any class or series of stock of the constituent corporation that is entitled to appraisal rights of the approval of the merger and the availability of appraisal rights for any or all shares of that class or series of stock, and must include in the notice a copy of Section 262 of Delaware law.

     This document constitutes the required notice to the stockholders of Coleman and the applicable statutory provisions of Delaware law are attached as Annex II at the back of this document. Any stockholder who wishes to exercise his or her appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex II carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under Delaware law.

     A Coleman stockholder wishing to exercise appraisal rights must deliver to Coleman, within twenty days after the date of mailing of this document, or by _______, 1999, a written demand for appraisal of such holder's shares of Coleman common stock. Written demands received after that date will be disregarded. This demand must reason ably inform Coleman of the identity of the stockholder and of the stockholder's intent to demand appraisal of his or her shares of Coleman common stock. A holder of Coleman common stock wishing to exercise his or her appraisal rights must be the holder of record of the Coleman common stock on the date the written demand for appraisal is made and must continue to hold the Coleman common stock until the completion of the merger. Accordingly, a Coleman stockholder who is the holder of record of Coleman common stock on the date the written demand for appraisal is made, but who subsequently transfers the Coleman common stock prior to completion of the merger, will lose any right to appraisal of such holder's shares of Coleman common stock. Similarly, any person who acquires Coleman common stock after ________, 1999 will not be entitled to appraisal rights.

     Only a stockholder of record is entitled to assert appraisal rights for the Coleman common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the Coleman common stock is held of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the Coleman common stock is held of record by more than one owner, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record. However, the agent must identify the holder of record and expressly disclose the fact that, in executing the demand, the agent is agent for the holder. A holder of record, such as a broker who holds Coleman common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the Coleman common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the Coleman common stock held for other beneficial owners. In that case, the written demand should set forth the number of shares of Coleman common stock as to which appraisal is sought. When no number of shares of Coleman common stock is expressly mentioned, the demand will be presumed to cover all shares of Coleman common stock in brokerage accounts or other nominee forms. Those stockholders whose shares of Coleman common stock are held in brokerage accounts or other nominee forms who wish to exercise appraisal rights under Delaware law are urged to consult with their brokers or nominees to determine the appropriate procedures for the making of a demand for appraisal.

     All written demands for appraisal should be sent or delivered to The Coleman Company, Inc., 2111 East 37th Street North, Wichita, Kansas 67219,
Attention: Corporate Secretary.

     Within 120 days after the completion of the merger, but not after that date, the surviving corporation in the merger, or any stockholder who has complied with the statutory requirements summarized above, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Dissenting Shares. Coleman, as the surviving corporation in the merger, is under no obligation, and Coleman has no present intention, to file a petition for the appraisal of the fair value of the Dissenting Shares. Accordingly, it is the obligation of stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of Delaware law.

     Within 120 days after the completion of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Coleman a statement setting forth the aggregate number of Dissenting Shares as to which demands for appraisal have been received and the aggregate number of holders of those Dissenting Shares. Such statements must be mailed within ten days after a written request therefor has been received by Coleman.

     If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Dissenting Shares as determined under Section 262 of Delaware law could be more than, the same as or less than the value of the merger consideration they are entitled to receive under the merger agreement if they do not seek appraisal of their shares of Coleman common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of Delaware law. The Supreme Court of the State of Delaware has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

     The Delaware Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by stockholders whose Dissenting Shares have been appraised. The costs of the action may be determined by the Delaware Court of Chancery and imposed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Dissenting Shares entitled to appraisal.

     Any holder of Coleman common stock who has duly demanded an appraisal in compliance with Section 262 of Delaware law will not, after the completion of the merger, be entitled to vote the Dissenting Shares for any purpose or be entitled to the payment of dividends or other distributions on those Dissenting Shares.

     If any stockholder who properly demands appraisal of Coleman common stock under Section 262 of Delaware law fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in Section 262 of Delaware law, the shares of Coleman common stock owned by such stockholder upon completion of the merger will be converted into the right to receive the cash, stock and warrants referred to above. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the completion of the merger, or if the stockholder delivers to Coleman a written withdrawal of the demand for appraisal. Any attempt to withdraw an appraisal demand more than sixty days after the completion of the merger will require the written approval of Coleman.

               SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION

     General. The total amount of funds and other consideration required by Sunbeam to complete the merger and to pay related expenses is about $[ ]* million in cash, 6,676,135 shares of Sunbeam common stock and warrants to purchase about 4.98 million shares of Sunbeam common stock, assuming all outstanding Coleman stock options are cashed out in the merger and no Coleman stockholders exercise their Delaware law appraisal rights.

     Bank Credit Facility. Sunbeam expects to obtain the cash portion of the merger consideration and amounts necessary to pay related expenses from cash on hand and additional borrowings under its bank credit facility. Sunbeam's bank credit facility, as amended, provides

--------
* To be completed by amendment.

for aggregate borrowings of up to $1,700 million through: (1) a revolving credit facility in an aggregate principal amount of up to $400 million, maturing on March 30, 2005, of which $52.5 million may only be used to complete the merger if the merger does not occur prior to August 31, 1999; (2) up to $800 million in Tranche A term loans maturing on March 30, 2005, of which $35 million may only be used to complete the merger; and (3) a Tranche B $500 million term loan maturing on September 30, 2006. Absent a further extension by Sunbeam's bank lenders of the April 15, 1999 waiver or a refinancing of the bank credit facility, the foregoing maturities could be accelerated by Sunbeam's bank lenders at any time after April 10, 2000.

     Under the bank credit facility, interest accrues, at Sunbeam's option: (1) at LIBOR; or (2) at the base rate of the administrative agent, which is generally the higher of the prime commercial lending rate of the administrative agent or the Federal Funds Rate plus 0.50%, in each case, plus, an interest rate margin which varies depending upon the occurrence of specified events. These events relate to the execution and delivery by Coleman and its domestic subsidiaries of guarantees and related security documents which will become effective upon the completion of the merger, the filing with the SEC of this document, the completion of the merger, and the reduction of the bank lenders' commitment and loan exposure under the bank credit facility. The interest rate margin is currently 3.75% for LIBOR loans and 2.50% for base rate loans, but can increase or decrease in the future. The interest rate margin will be reduced by 0.50% as soon as Coleman and its domestic subsidiaries execute and deliver to Sunbeam's lending banks guarantees and security documents which will become effective upon completion of the merger, so long as these documents are executed and delivered by May 25, 1999.

     Security and Guarantees. Borrowings under the bank credit facility are secured by a pledge of the stock of Sunbeam's material subsidiaries, including Coleman, and by a security interest in substantially all of the assets of Sunbeam and its material domestic subsidiaries, other than Coleman and its subsidiaries except as described below. Currently, Coleman's inventory and related assets are pledged to secure its obligations for letters of credit issued for its account under the bank credit facility. Additionally, as security for Coleman's note payable to Sunbeam, Coleman pledged substantially all of its domestic assets, other than real property. The pledge runs in favor of Sunbeam's lending banks, to which the Coleman note has been pledged as security for Sunbeam's obligations to them. Upon completion of the merger, substantially all of Coleman's assets and the assets of Coleman's domestic subsidiaries will be pledged to secure the obligations under the bank credit facility.

     Borrowings under the bank credit facility are guaranteed by a number of Sunbeam's wholly owned material domestic subsidiaries and these subsidiary guarantees are secured as described above. Upon completion of the merger, Coleman and each of its domestic subsidiaries will become guarantors of the obligations under the bank credit facility. To the extent extensions of credit are made by any subsidiaries of Sunbeam, the obligations of these subsidiaries are guaranteed by Sunbeam.

     Repayment and Refinancing. Sunbeam has made no decision with respect to the repayment or refinancing of indebtedness incurred or to be incurred under the bank credit facility and may repay this indebtedness out of its internally generated funds or from proceeds of a subsequent financing. Any decisions with respect to such repayment or refinancing will be made based on a review from time to time of the advisability of particular transactions, as well as on prevailing interest rates and financial and economic conditions.

     Covenants. The bank credit facility contains covenants customary for credit facilities of a similar nature, including limitations on the ability of Sunbeam and its subsidiaries, including Coleman, to, among other things:

     o    declare dividends or repurchase stock,

     o prepay, redeem or repurchase debt, incur liens and engage in sale-leaseback transactions,

     o    make loans and investments,

     o    incur additional debt,

     o amend or otherwise alter material agreements or enter into restrictive agreements,

     o    engage in mergers, acquisitions and asset sales,

     o    engage in specified transactions with affiliates,

     o    alter its cash management system, and

     o    alter the businesses they conduct.

     Sunbeam is also required to comply with specified financial covenants and ratios.

     As a result of Sunbeam's operating losses in 1998, Sunbeam was not in compliance with some of the covenants of its bank credit facility. Effective June 30, 1998, Sunbeam entered into an agreement with its bank lenders which waived Sunbeam's compliance through December 31,

1998. On October 19, 1998, Sunbeam's bank lenders agreed to a extend this waiver through April 10, 1999. In April 1999, the waiver was extended to April 10, 2000, and the bank credit facility was amended to, among other things:

     o    require Sunbeam to meet new financial tests and ratios,

     o    decrease the interest rates to the levels described above,

     o reduce the interest margin by 0.50% and postpone until April 10, 2000 principal payments of $69,250,000 otherwise due September 30, 1999 and principal payments of $69,250,000 otherwise due March 31, 2000, as soon as Coleman and its domestic subsidiaries execute and deliver guarantees and security documents which will become effective upon completion of the merger, so long as these documents are executed and delivered by May 25, 1999,

     o provide that the following events relating to the merger will be events of default under the bank credit facility:

          o if Sunbeam fails to have the SEC declare this document effective by October 30, 1999,

          o if Sunbeam fails to complete the merger within 25 business days after this document is declared effective by the SEC, or

          o if Sunbeam has to pay more than $87.5 million in cash to complete the merger, including any payments on account of the exercise of any appraisal rights, but excluding related legal, accounting and other customary fees and expenses,

     o require Sunbeam and Coleman to amend Coleman's note payable to Sunbeam and to have Coleman secure the note, which is pledged by Sunbeam to secure the obligations under the bank credit facility, with substantially all of Coleman's domestic assets other than real property, including 66% of its ownership interests in its direct foreign subsidiaries and domestic holding companies for its foreign subsidiaries, and all of its ownership interests in its other direct domestic subsidiaries,

     o impose restrictions on the aggregate revolving loan principal balance permitted to be outstanding at the end of each month under the bank credit facility,

     o require Sunbeam to maintain a concentration cash management system and to repay revolving loans, which may be reborrowed subject to satisfaction of the bank credit facility's borrowing conditions, to the extent that cash on hand in Sunbeam's concentration account on any business day exceeds $15 million,

     o require Sunbeam to prepay term loans under the bank credit facility on each of September 30, 1999 and December 31, 1999 to the extent that cash on hand in Sunbeam's concentration account plus the aggregate amount of unused revolving loan commitments on these dates exceeds $115 million and $125 million, respectively, but Sunbeam is not required to prepay more than $69.3 million in the aggregate as a result of this provision,

     o require Sunbeam to reserve $52.5 million of availability under the revolving credit facility, if the merger does not occur on or before August 31, 1999, for use solely to pay the required cash portion of the merger consideration,

     o limit the amount that Sunbeam and its subsidiaries may spend on Year 2000 testing and remediation to $50 million in the aggregate during the fiscal year ending December 31, 1999,

     o require Sunbeam to obtain the bank lenders' consent to any litigation settlement concerning the restatement of Sunbeam's 1996 and 1997 fiscal year and first quarter 1998 financial statements if such settlements require the payment of money, not paid by insurance carriers or other third parties, of more than $1 million in total,

     o    impose new informational reporting requirements, and

     o provide Sunbeam with a $40 million foreign currency revolving loan subfacility.

        At December 31, 1998, following the scheduled repayment of a portion of the term loan, about $1,360 million was outstanding and about $260 million was available for borrowing under the bank credit facility.

     Issuance of Sunbeam Common Stock in the Merger and upon Exercise of the Warrants. The stock portion of the merger consideration and the shares of stock to be issued upon exercise of the warrants will consist of newly issued shares of Sunbeam common stock. The issuance of the shares of Sunbeam common stock in the merger and upon exercise of the warrants is being registered under the registration statement of which this document forms a part.

                            MATERIAL CONTACTS BETWEEN
                     COLEMAN AND SUNBEAM AND ITS AFFILIATES

Financial Transactions Between Coleman and Sunbeam

     In connection with the M&F Transaction, Coleman repaid substantially all of its outstanding indebtedness with the proceeds of borrowings from Sunbeam. These borrowings, together with loans made by Sunbeam to Coleman after March 30, 1998, were evidenced by an unsecured subordinated demand note payable by Coleman to Sunbeam which had an unpaid principal amount of $365.1 million at December 31, 1998. The note bore interest at a floating rate equivalent to the weighted average interest rate incurred by Sunbeam on borrowings under its bank credit facility and on its debentures (about 7.1% per annum during 1998). The note was pledged by Sunbeam as security for its obligations under its bank credit facility.

     In connection with the April 15, 1999 amendment to Sunbeam's bank credit facility, the Coleman note payable to Sunbeam was revised to, among other things:

     o lower the interest rate to 4% if the three-month LIBOR quoted on the telerate system is less than 6%, or 5% if the three-month LIBOR quoted on the telerate system is 6% or higher,

     o    make the note payable on April 15, 2000 rather than on demand,

     o add customary representations, warranties, covenants and events of default, and

     o provide that an event of default under Sunbeam's bank credit facility would constitute an event of default under the Coleman note.

     As security for the revised Coleman note, Coleman pledged substantially all of its domestic assets, other than real property, including 66% of its ownership interests in its direct foreign subsidiaries and domestic holding companies for its foreign subsidiaries, and all of its ownership interests in its other direct domestic subsidiaries, but Coleman's subsidiaries have not pledged their assets or the stock of their subsidiaries. Sunbeam pledged the revised Coleman note as security for Sunbeam's obligations to its lending banks and Sunbeam assigned to these lending banks the security pledged by Coleman for the revised Coleman note. Coleman also agreed to give the lending banks a direct pledge of the assets securing the revised Coleman note to secure the obligations under Sunbeam's bank credit facility, subject to a cap equal to the balance due from time to time on the revised Coleman note. The revision of the Coleman note and the pledge of Coleman assets were approved on behalf of Coleman by A. Whitman Marchand, Coleman's only disinterested director, acting as a duly authorized independent committee of the Coleman board of directors. Coleman paid Mr. Marchand $25,000 for his services as an independent director and agreed to indemnify him to the fullest extent permitted by Delaware law.

     Since the Sunbeam bank credit facility provides that Sunbeam will not contribute capital to Coleman or, with some exceptions, permit Coleman to borrow money from anyone other than Sunbeam, Coleman's ability to meet its cash operating requirements, including working capital requirements, capital expenditures and other obligations, is dependent upon its cash flow from operations and loans from Sunbeam. Sunbeam intends, and believes it will have the ability, to fund any Coleman requirements for borrowed funds through April 10, 2000. All loans from Sunbeam to Coleman will be added to the Coleman note payable to Sunbeam.

M&F Transaction

     At the same time Sunbeam and Coleman entered into the merger agreement, Sunbeam also entered into an agreement with Coleman (Parent) Holdings and CLN Holdings, affiliates of MacAndrews & Forbes, under which the M&F Transaction was completed on March 30, 1998. In the M&F Transaction, Coleman (Parent) Holdings received 14,099,749 shares of Sunbeam common stock and $159,956,756 in cash. In addition, in connection with the M&F Transaction, Sunbeam assumed about $1,016 million of debt of Coleman and its parent corporations, which was subsequently repaid. As a result of the M&F Transaction, CLN Holdings became a wholly owned subsidiary of Sunbeam and Sunbeam acquired indirectly about 81% of the then outstanding shares of Coleman common stock. Sunbeam's ownership interest in Coleman was reduced to about 79% as a result of the exercise of Coleman stock options immediately following the M&F Transaction. In addition, as a result of the M&F Transaction, MacAndrews & Forbes, as the indirect parent corporation of Coleman (Parent) Holdings, became Sunbeam's second largest stockholder with shares representing about 14% of the currently outstanding Sunbeam common stock. As part of the August 1998 settlement with MacAndrews & Forbes of threatened claims related to the M&F Transaction, Coleman (Parent) Holdings received from Sunbeam a five-year warrant to purchase an additional 23 million shares of Sunbeam common stock at a cash exercise price of $7 per share, subject to anti-dilution adjustments. Accordingly, MacAndrews & Forbes may now be deemed to be the beneficial owner of 29.9% of the currently outstanding Sunbeam common stock. See "- Settlement of Claims Relating to the M&F Transaction."

     Under the agreement relating to the M&F Transaction, upon completion of the M&F Transaction, all the directors of Coleman resigned, the number of directors constituting the board of directors of Coleman was fixed at five, and five designees of Sunbeam were elected as directors of Coleman. In addition, Sunbeam designees were appointed to senior management positions at Coleman. Subsequently, as a result of changes in Sunbeam's management and board of directors, Jerry W. Levin, a current executive officer and director of Sunbeam and the Chief Executive Officer of Coleman, was reelected to the Coleman board. In addition, Paul E. Shapiro, a current executive officer of Sunbeam and the Executive Vice President and Chief Administrative Officer of Coleman, was elected to the Coleman board of directors. The other members of the Coleman board of directors resigned or were removed by Sunbeam. In April 1999, the size of the Coleman board of directors was fixed at three members and A. Whitman Marchand, who is not affiliated with either Sunbeam or Coleman, was elected to the Coleman board of directors. See "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Changes in Sunbeam's Management and Board," "- Settlement of Claims Relating to the M&F Transaction" and "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Services Provided by MacAndrews & Forbes."

     Under the agreement relating to the M&F Transaction, Coleman (Parent) Holdings agreed not to transfer the shares of Sunbeam common stock it received in the M&F Transaction (other than to specified affiliates) for a period of nine months from and after the completion of the M&F Transaction, subject to certain exceptions. Coleman (Parent) Holdings has not transferred any such shares.

     The agreement relating to the M&F Transaction has been filed as an exhibit to the Registration Statement of which this document forms a part and is incorporated in this document by reference.

Registration Rights Agreement

     The shares of Sunbeam common stock received by Coleman (Parent) Holdings in the M&F Transaction were not registered under the Securities Act. Accordingly, upon completion of the M&F Transaction, Sunbeam entered into a Registration Rights Agreement with Coleman (Parent) Holdings. Under the Registration Rights Agreement, Coleman (Parent) Holdings can require Sunbeam to register for resale under the federal and applicable state securities laws the shares of Sunbeam common stock it received in the M&F Transaction.

     Sunbeam has also agreed to use reasonable best efforts to permit any registration statement filed by Sunbeam in connection with the Registration Rights Agreement to be used by former affiliates of Coleman for resales of Sunbeam common stock received by those affiliates in the merger. However, any affiliate seeking to register shares of Sunbeam common stock for resale must agree in writing to be bound by the terms of the Registration Rights Agreement.

     The Registration Rights Agreement was amended in August 1998 to permit Coleman (Parent) Holdings to require Sunbeam to register the warrant, and the shares of Sunbeam common stock issuable upon exercise of the warrant, issued to Coleman (Parent) Holdings in connection with a settlement of legal claims relating to the M&F Transaction.

     The Registration Rights Agreement, and the August 1998 amendment thereto, have been filed as exhibits to the Registration Statement of which this document forms a part and are incorporated in this document by reference.

Appointments of Former Coleman and MacAndrews & Forbes Officers to Sunbeam's Management and Board

     In June 1998, following the termination of Sunbeam's former management team, Sunbeam announced that Jerry W. Levin of MacAndrews & Forbes had been elected as Sunbeam's Chief Executive Officer. Mr. Levin and other Sunbeam executives that were affiliated with MacAndrews & Forbes later signed three-year employment agreements with Sunbeam. The other executives include Paul E. Shapiro, Executive Vice President and Chief Administrative Officer of Sunbeam, and Bobby G. Jenkins, Executive Vice President and Chief Financial Officer of Sunbeam. In June 1998, Mr. Levin and Howard Gittis of MacAndrews & Forbes were elected to the Sunbeam board of directors. For a description of the terms of the employment agreements entered into by Messrs. Levin, Shapiro and Jenkins, see "MANAGEMENT - Executive Compensation." For a further discussion of the events leading up to the appointment of Mr. Levin as Sunbeam's Chief Executive Officer and the election of Messrs. Levin and Gittis to the Sunbeam board of directors, see "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Changes in Sunbeam's Management and Board."

Settlement of Claims Relating to the M&F Transaction

     On August 12, 1998, Sunbeam announced that, following investigation and negotiation by a Special Committee of the Sunbeam board, Sunbeam had entered into a settlement agreement with the MacAndrews & Forbes affiliate, Coleman (Parent) Holdings. The settlement agreement:

     o released Sunbeam from certain threatened claims of MacAndrews & Forbes and its affiliates arising from the M&F Transaction,

     o enabled Sunbeam to retain the services of executive personnel affiliated with MacAndrews & Forbes or its affiliates who had been managing Sunbeam since mid-June 1998, including Jerry W. Levin, Paul
          E. Shapiro and Bobby Jenkins, and

     o provided for continuing management assistance and other support by MacAndrews & Forbes and its affiliates to Sunbeam as described below.

     As part of the settlement, Coleman (Parent) Holdings received from Sunbeam a five-year warrant to purchase 23 million shares of Sunbeam common stock at a cash exercise price of $7 per share, subject to anti-dilution adjustments. Accordingly, MacAndrews & Forbes may now be deemed to be the beneficial owner of 29.9% of the total number of shares of Sunbeam common stock that would be outstanding following the exercise of the warrant. In connection with the settlement agreement, Sunbeam and Coleman (Parent) Holdings entered into an amendment to the registration rights agreement executed in connection with the M&F Transaction. Under this amendment, Coleman (Parent) Holdings can require Sunbeam to register under the federal and applicable state securities laws the warrant received by Coleman (Parent) Holdings in the settlement and the shares of Sunbeam common stock issuable upon exercise of the warrant. For a description of the settlement agreement and the terms of the warrant issued to Coleman (Parent) Holdings, see "RECENT DEVELOPMENTS AFFECTING SUNBEAM Settlement of Claims Relating to the M&F Transaction."

     The Special Committee that negotiated and approved the terms of the settlement agreement with Coleman (Parent) Holdings, including the terms of the warrant issued to Coleman (Parent) Holdings, consisted of four outside directors, none of whom has any affiliation with Coleman (Parent) Holdings. The members of the Special Committee were Howard Kristol (Chairman), Charles Elson, Peter Langerman and Faith Whittlesey. They were assisted by independent financial advisors and independent legal counsel.

     In connection with the settlement agreement with Coleman (Parent) Holdings, Messrs. Levin, Shapiro and Jenkins each signed three-year employment agreements with Sunbeam. See "MANAGEMENT."

Services Provided by MacAndrews & Forbes

     Under Sunbeam's August 1998 settlement agreement with Coleman (Parent) Holdings, in addition to the services of MacAndrews & Forbes former executive personnel who have been managing Sunbeam since mid-June 1998, MacAndrews & Forbes agreed to provide management assistance and other support to Sunbeam in specified areas. Sunbeam does not pay MacAndrews & Forbes and its affiliates for these services, but does reimburse them for out-of-pocket expenses paid. Execution of the settlement agreement was a condition to Sunbeam's continued employment of Messrs. Levin, Shapiro and Jenkins as officers of Sunbeam.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements were prepared to give effect to the following "Pro Forma Transactions":

     o Sunbeam's acquisition on March 30, 1998 of about 81% of the then outstanding shares of Coleman in exchange for 14,099,749 shares of Sunbeam's common stock and approximately $160 million in cash;

     o Sunbeam's acquisition on April 6, 1998 of all of the outstanding stock of Signature Brands in exchange for approximately $255 million in cash;

     o Sunbeam's acquisition in the merger of the shares of Coleman common stock held by the Coleman public stockholders, in exchange for about
          6.7 million shares of Sunbeam common stock and about $87 million in cash (including cash-outs of Coleman options);

     o the initial borrowing of approximately $1,325 million under Sunbeam's bank credit facility;

     o the original offering in March 1998 of $2,014 million aggregate principal amount at maturity of the Debentures for net proceeds of approximately $727.6 million; and

     o the use of a portion of the net proceeds from the Bank Financing and Original Offering as described in the notes to the unaudited pro forma condensed consolidated financial statements.

     The unaudited pro forma condensed consolidated balance sheet gives effect to Sunbeam's acquisition in the merger of the shares of Coleman common stock held by the Coleman public stockholders as if it had occurred on December 31, 1998. The unaudited pro forma condensed consolidated statement of operations gives effect to the Pro Forma Transactions as if they had occurred on December 29, 1997, the beginning of Sunbeam's 1998 fiscal year. The unaudited pro forma condensed consolidated financial statements do not include pro forma adjustments relating to the acquisition of First Alert because the effects of that acquisition are not significant.

     Sunbeam's consolidated historical results of operations for the year ended December 31, 1998 include Coleman and Signature Brands from the respective acquisition dates and have been derived from the audited financial statements of Sunbeam as of and for the year ended December 31, 1998. The results of operations of the acquired entities from the beginning of the period through the respective acquisition dates have been derived from the unaudited statements of operations of the acquired entities for the three months ended March 31, 1998. The acquisitions have been accounted for under the purchase method of accounting.

     Reclassifications were made to the net sales, cost of goods sold and selling, general and administrative expense as reported in the historical financial statements of Coleman and Signature Brands. These reclassifications were made to conform to the classifications of Sunbeam and consist of promotional allowances and cooperative advertising expenses. Sunbeam classifies these amounts as a deduction to arrive at net sales.

     Included in the historical statement of operations of Coleman for the three months ended March 31, 1998, are certain pretax charges for costs relating to the acquisition of Coleman by Sunbeam in the amount of $7.1 million, a $3.6 million write-off of capitalized costs associated with the installation of a company-wide computer software system which was abandoned following its acquisition by Sunbeam and $2.2 million to cancel a licensing agreement with an affiliate. Additionally, the expense of the early extinguishment of debt of $1.2 million shown as an extraordinary charge on Coleman's historical statement of operations for the three months ended March 31, 1998, has been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998.

     The pro forma adjustments are based upon available information and certain assumptions that Sunbeam believes are reasonable under the circumstances.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Sunbeam and the notes thereto, and the other financial information included elsewhere in this document. These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the financial position or results of operations which would have been obtained had the Pro Forma Transactions been completed as of the dates indicated above or the results of operations for any future period.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             As of December 31, 1998
                                 (in thousands)

                                                            Historical            Pro Forma
                                                              Sunbeam          Adjustments (i)          Pro Forma
                                                            -----------        ---------------          ----------
    ASSETS

    Current assets

      Cash and cash equivalents                           $     61,432                                  $    61,432
      Restricted investments                                    74,386                                       74,386
      Receivables, net                                         361,774                                      361,774
      Inventories                                              519,189         $       4,280                523,469
      Prepaid expenses and other current assets                 74,187                                       74,187
                                                        --------------       ---------------        ---------------

        Total current assets                                 1,090,968                 4,280              1,095,248
    Property, plant and equipment, net                         455,172                12,640                467,812
    Trademarks, trade names, goodwill and other, net         1,859,377               115,719              1,975,096
                                                        --------------       ---------------        ---------------
                                                          $  3,405,517          $    132,639            $ 3,538,156
                                                        ==============       ===============        ===============

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:

      Short-term debt and current portion of long-term
        debt                                               $   119,103                                  $   119,103
      Accounts payable                                         162,173                                      162,173
      Other current liabilities                                321,185                                      321,185
                                                        --------------       ---------------        ---------------

        Total current liabilities                              602,461                                      602,461
    Long-term debt, less current portion                     2,142,362          $     87,000              2,229,362
    Other long-term liabilities                                248,459                                      248,459
    Deferred income taxes                                      100,473                36,600                137,073
    Minority interest                                           51,325               (51,325)
    Shareholders' equity:

      Common stock                                               1,007                    67                  1,074
      Additional paid-in capital                             1,123,457                60,297              1,183,754
      Accumulated deficit                                     (809,997)                                    (809,997)
      Accumulated other comprehensive loss                     (54,030)                                     (54,030)
                                                        --------------       ---------------        ---------------

        Total shareholders' equity                             260,437                60,364                320,801
                                                        --------------       ---------------        ---------------

                                                          $ 3,405,517          $    132,639           $   3,538,156
                                                        ==============       ===============        ===============


  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1998
                    (in thousands, except per share data)


                                                                                            Pro Forma                    Pro Forma
                                                                                             Before                         After
                                    Historical  Signature                 Pro Forma         Coleman        Coleman         Coleman
                                    Sunbeam     Brands(a)  Coleman(a)     Adjustments         Merger       Merger (i)      Merger
                                    -------     ---------  ----------     -----------         ------       ----------      ------
         Net sales ................ $1,836,871   $55,482     $244,499      $(23,346)(b)     $2,098,706                  $ 2,098,706
                                                                            (14,800)(c)

         Cost of goods sold........  1,788,819    39,098      175,777       (10,954)(b)      1,983,594          5,760     1,989,354
                                                                           (10,700) (c)
                                                                              1,554 (d)
         Amortization of
           goodwill and
           identifiable
           intangibles.............     43,830     1,032        2,934         7,165 (d)         54,961          3,356        58,317

         Selling, general and
           administrative expense..    674,247    20,392       74,855       (12,392)(b)        753,575            160       753,735
                                                                             (3,700)(c)
                                                                                173 (d)
                                    -----------  -------   ----------    ----------         ----------     ----------     ---------
         Operating loss............   (670,025)   (5,040)     (9,067)        (9,292)          (693,424)        (9,276)     (702,700)
         Interest expense, net
           and other...............    126,323     4,481       10,905        12,437 (e)        154,847          7,439       162,286
                                                                                701 (f)
         Gain on sale of business                              26,137                           26,137                       26,137
                                    -----------  -------   ----------    ----------         ----------     ----------     ---------
         (Loss) earnings from
            continuing operations
            before income taxes,
            minority interest and
            extraordinary charge...   (796,348)   (9,521)       6,165       (22,430)          (822,134)       (16,715)     (838,849)
         Income taxes (benefit)....    (10,130)   (3,062)       7,518        (4,400)(g)        (10,074)       (18,300)      (28,374)
         Minority interest in
           loss of Coleman.........    (10,681)                    61          (297)(h)        (10,917)        10,917
                                    -----------  -------   ----------    ----------         ----------     ----------     ---------
         Loss from continuing
           operations before
            extraordinary charge... $ (775,537)  $(6,459)  $   (1,414)   $  (17,733)        $ (801,143)    $   (9,332)    $(810,475)
                                    ===========  =======   ==========    ==========         ==========     ==========     =========
         Basic loss per share of
           common stock from
           continuing operations .. $    (7.99)                                             $    (7.96)                   $   (7.55)
                                    ===========                                             ==========                    =========
         Weighted average
           common shares
           outstanding.............     97,121                                3,525 (j)        100,646     $   6,700 (j)  $ 107,346
                                    ===========                          ==========         ==========     ==========     =========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                      For the Year Ended December 31, 1998

           (in thousands, except percentages, share data and as noted)

  (a) Represents the historical statements of operations of Coleman and Signature Brands for the three months ended March 31, 1998.

  (b) Represents the reclassifications made to net sales, cost of goods sold and selling, general and administrative expense as reported in the historical financial statements of Coleman and Signature Brands. These reclassifications were made to conform to the classifications of Sunbeam and consist of promotional allowances and cooperative advertising. Sunbeam classifies these amounts as a deduction to arrive at net sales, as follows:



                                                     Decrease in
                                     -------------------------------------------
                                                                   Selling,
                                                                 General and
                                                    Cost of     Administrative
                                        Net          Goods         Expense
                                       Sales          Sold     --------------
                                       -----          ----

         Coleman....................  $(17,115)    $  (10,954)    $  (6,161)
         Signature Brands...........    (6,231)                      (6,231)
                                      --------     ----------     ---------
                                      $(23,346)    $  (10,954)    $ (12,392)
                                      ========     ==========     =========


  (c) Represents the elimination of Coleman's net sales, cost of goods sold and selling, general and administrative expense for the two days ended March 31, 1998. These amounts are included in the Coleman historical statement of operations for the three months ended March 31, 1998 and are also reflected in the Sunbeam historical statement of operations since March 30, 1998.

  (d) Represents the increase in depreciation and amortization to reflect the pro forma effect of the acquisitions occurring at the beginning of the period. In each acquisition, the purchase price paid has been allocated to the fair value, as determined by independent appraisals, of tangible and identified intangible assets acquired and liabilities assumed as follows (in millions):


                                                                               Signature
                                                                     Coleman     Brands
                                                                     -------     ------

  Value of common stock issued.....................................   $  607
  Cash paid including expenses and mandatory
         redemption of debt, net of cash acquired..................      160     $255
  Cash received from sale of Coleman Spas, Inc.....................      (17)
  Cash received from stock option proceeds.........................       (9)
                                                                      ------
  Net cash paid and equity issued..................................      741      255
  Fair value of liabilities assumed................................    1,455       83
                                                                      ------     ----
                                                                       2,196      338
  Fair value of assets acquired....................................    1,113      191
                                                                      ------     ----
  Excess of purchase price over fair value of net assets acquired..   $1,083     $147
                                                                      ======     ====

  The pro forma amounts are derived as follows:

                                                                                             Quarterly/
                                                                             Signature      Depreciation
                                                                Coleman       Brands        Amortization
                                                                -------       ------        ------------
  Increase in property, plant and equipment to reflect
    fair value                                                  $50,560        $3,871         $1,727
                                                                                              ======
  Amount attributable to:
           Cost of goods sold.................................                                $1,554
                                                                                              ======
           Selling, general and administrative expense........                                 $ 173
                                                                                               =====


  Amortization of goodwill and identifiable intangibles:

                                                                                            Quarterly
                                                              Signature                    Depreciation/
                                                 Coleman       Brands         Life         Amortization
                                                 -------       ------         ----         ------------
  Goodwill..................................    $1,083,259    $147,151       40 years        $7,690
  Trademarks................................       279,920      53,900       40 years         2,086
  Assembled workforce.......................        12,880       3,000        8 years           496
  Patents...................................         5,600       1,800        8 years           231
                                                                                             ------
                                                                                             10,503

  Less historical amortization..............                                                 (3,338)
                                                                                            --------
                                                                                             $7,165

  (e) Represents the net increase in interest expense to reflect the pro forma effect of the acquisition and refinancing borrowings as if such transactions occurred at the beginning of the period. Amounts are derived as follows:

                                                           Quarterly           Less:
                          Acquisition                      Interest on         Quarterly
                          and                              Acquisition and     Interest on        Increase in
                          Refinancing       Effective      Refinancing         Pre-Acquisition    Interest
Acquisition               Borrowings        Rate           Borrowings          Borrowings         Expense
-----------               -----------       ---------      ---------------     ----------------   -----------
  Coleman.............    $1,188,000        7.47%          $22,186             $9,850             $12,336
  Signature Brands....       254,600        7.47%            4,755              4,654                 101
                                                                                                  -------
                                                                                                  $12,437
                                                                                                  =======


         The assumed effective interest rate was derived using the 1998 effective rates, including amortization of deferred financing costs, of 9.05% for the term loan borrowings, which represent approximately 59% of the Company's acquisition and refinancing borrowings, and 5.20% for the Debentures, which represent approximately 41% of the Company's acquisition and refinancing borrowings. The effect on operations of a 1/8% variance in interest rates on the acquisition and refinancing borrowings would be approximately $1.1 million per year and $0.3 million per quarter.

  (f) Represents the net increase in interest expense to reflect the pro forma effect of higher interest rates on the new financing compared with the historical financing. The amount is derived as follows:


                                                            Quarterly         Quarterly
                                Average                    Interest at       Interest at        Increase in
                             Pre-Refinancing  Effective    Refinancing      Pre-Refinancing     Interest
                             Borrowings          Rate      Borrowings Rate  Borrowings Rate     Expense
                             ---------------  ----------   ---------------  ---------------     -----------
  Historical Sunbeam.......     $242,500         7.47%         $4,529            $3,828           $701

  (g) Represents the domestic income tax provision accrued by Coleman of $4.4 million for the three months ended March 31, 1998. On a pro forma basis this accrual would not have been required as a consequence of the net operating losses generated by Sunbeam for the year ended December 31, 1998. No adjustment is required to the Signature Brands tax benefit since the Signature Brands loss in the first quarter of 1998 was available for carryback. No tax benefit is provided on the pro forma adjustments since the adjustments for depreciation and amortization are not deductible for income tax purposes and the deferred tax asset resulting from the remaining pro forma adjustments results in an additional valuation allowance since it is more likely than not that such deferred tax assets will not be realized from future taxable income.

  (h) Represents approximately 21% of the loss from continuing operations before extraordinary charge of Coleman for the three months ended March 31, 1998.

  (i) Represents the pro forma effects associated with completing the Coleman merger and acquiring the remaining Coleman shares outstanding. The total consideration is derived as follows:

         Cash                                 $ 87,000
         Sunbeam common stock                   45,225
         Sunbeam warrants                       15,139
                                              --------
                                              $147,364
                                              ========

         The portion of the consideration consisting of approximately 6.7 million shares of Sunbeam common stock is valued at $6.75 per share, the closing price of Sunbeam's common stock on October 21, 1998, the date the Company announced the terms of the Memorandum of Understanding. The warrants to purchase approximately 4.98 million shares of Sunbeam common stock at $7 per share are valued at $3.04 per share, the same value ascribed to the M&F warrants. The pro forma allocation of the consideration is based on independent appraisals prepared in connection with the Coleman acquisition. Allocation of the total consideration and its effect on the pro forma condensed consolidated financial statements is as follows:


                                                                        Pro Forma Effect on:
                                                        ---------------------------------------------------
                                                                            Amortization
                                                                                 of             Selling,
                                                              Cost of       Goodwill and       General and
                                                              Goods         Identifiable      Administrative
                                              Allocation       Sold         Intangibles          Expense
                                              ----------      -------       -------------     --------------
  Inventories                                  $   4,280      $  4,280
  Property, plant and equipment                   12,640         1,480                           $      160
  Trademarks                                      69,980                     $    1,750
  Assembled workforce                              3,220                            403
  Patents                                          1,400                            175
  Minority interest                               51,325
  Deferred income taxes                          (36,600)
  Goodwill                                        41,119                          1,028
                                             -----------    ----------     ------------        ------------
                                               $ 147,364      $  5,760       $    3,356          $      160
                                             ===========    ==========     ============        ============


         The pro forma adjustment to deferred income taxes represents the recording in purchase accounting of the deferred income tax effects of the temporary differences which result from the allocation of $91.5 million of the consideration to tangible and identifiable intangible assets. The deferred income taxes have been established based on an estimated federal, state and foreign income tax rate of approximately 40%.

         The pro forma adjustments also reflect:

         o additional interest expense of $7.439 million for the $87 million portion of the consideration which is expected to be funded from the Company's revolving credit facility at an interest rate of 8.55% (the rate in effect at December 31, 1998)

         o the elimination of the minority interest in the loss on Coleman in the pro forma statement of operations

         o an additional income tax benefit of $18.3 million. Approximately half of the $36.6 million of deferred income taxes established in connection with this transaction would turnaround in the net operating loss carryforward period. Consequently, this amount would be available to reduce the valuation allowance established in 1998.

  (j) Represents the increase in the weighted average shares of Sunbeam common stock outstanding as of December 31, 1998, adjusted for the 14,099,749 shares issued in connection with the acquisition of Coleman as if it had occurred at the beginning of the period and the approximately 6.7 million shares of Sunbeam common stock to be issued in connection with the acquisition of the remaining Coleman shares outstanding. Since the Coleman acquisition occurred at the end of the first quarter, the weighted average shares outstanding would have increased on a pro forma basis by one quarter of the 14,099,749 shares issued, or 3,524,937 shares. The shares of common stock issuable upon conversion of the Debentures have not been included, as they would be anti-dilutive.

             SELECTED CONSOLIDATED FINANCIAL INFORMATION OF SUNBEAM

                  The following selected historical financial information has been derived from the Consolidated Financial Statements of Sunbeam. This information should be read in conjunction with the Consolidated Financial Statements and related notes, which are included elsewhere in this document.

                  While reviewing the following selected historical financial information, please note the following:

                  o All amounts in the table are expressed in millions, except per share and ratio basis.

                  o On March 30, 1998, Sunbeam acquired approximately 81% of the then outstanding shares of common stock of Coleman. On April 6, 1998, Sunbeam completed the cash acquisitions of First Alert and Signature Brands. The acquisitions were accounted for under the purchase method of accounting and, accordingly, the financial position and results of operations of each acquired entity are included in Sunbeam's Consolidated Financial Statements from the respective dates of acquisition.

                  o For the fiscal year ended December 31, 1998, Sunbeam took an extraordinary charge of $122.4 million related to the early extinguishments of debt and took other charges of:

                           o $70.0 million related to the issuance of warrants to a MacAndrews & Forbes affiliate;

                           o $62.5 million related to the write-off of goodwill;

                           o        $39.4 million related to fixed asset
                                    impairments;

                           o $31.2 million related to compensation expense recorded with respect to the new employment agreements with Sunbeam's former Chairman and Chief Executive Officer and two other former senior officers of Sunbeam; and

                           o        $95.8 million related to write-downs of
                                    inventory.

                           See Notes 2, 3 and 11 to Sunbeam's Consolidated Financial Statements.

                  o For the fiscal year ended December 28, 1997, Sunbeam reversed $28.0 million pre-tax liabilities no longer required and $13.3 million tax liabilities no longer required.

                  o For the fiscal year ended December 29, 1996, Sunbeam took restructuring, asset impairment and other charges of $239.2 million before taxes. See Notes 12 and 13 to Sunbeam's Consolidated Financial Statements included in this document.

                  o The "earning (loss) from discontinued operations, net of taxes" and "loss on sale of discontinued operations, net of taxes" represent results from Sunbeam's furniture business, net of taxes and the estimated loss on disposal. See Note 13 to Sunbeam's Consolidated Financial Statements included in this document.

                  o        In computing the ratio of earnings to fixed charges:
                           (a) earnings represent income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized); and (b) fixed charges consist of interest expense, capitalized interest and the estimated interest portion of rental expense. For the fiscal year ended December 29, 1996 and the fiscal year ended December 31, 1998, historical earnings were insufficient to cover fixed charges by $262.2 million and $797.1 million, respectively. For the fiscal year ended December 31, 1998, on a pro forma basis, earnings were insufficient to cover fixed charges by $839.6 million.

                  o At December 31, 1998, total assets include goodwill and other intangible assets of $1,859.4 million.

                                                                         Fiscal Years Ended
                                                 ---------------------------------------------------------------
                                                                December       December     December    December
                                                 January 1,        31,            29,          28,         31,
                                                   1995           1995           1996         1997        1998
                                                 ----------     --------       --------     --------    --------
Statement of Operations Data:
       Net sales ............................     $ 1,044.3     $1,016.9     $  984.2     $ 1,073.1    1,836.9
       Cost of goods sold ...................         764.4        809.1        896.9         831.0     1788.8
       Selling, general and administrative
         expenses ...........................         128.9        137.5        221.7         152.6      718.1
       Restructuring, and asset impairment
         charge (benefit) ...................            --           --        110.1         (14.6)        --
                                                  ---------  -----------     --------     ---------    --------
       Operating earnings (loss) ............     $   151.0     $   70.3     $ (244.5)    $   104.1     (670.0)
                                                  =========     ========     ========     =========    ========
       Earnings (loss) from continuing
         operations before extraordinary
         charge .............................     $    85.3     $   37.6     $ (170.2)    $    52.3    $(775.5)
       Earnings (loss) from discontinued
          operations, net of taxes ...........         21.7         12.9          0.8            --         --
       Loss on sale of discontinued operations,
          net of taxes........................           --           --        (39.1)        (14.0)        --
       Extraordinary charge ..................           --           --           --            --     (122.4)
                                                  ---------     --------    ---------     ---------    ---------
       Net earnings (loss) ...................    $   107.0     $   50.5     $ (208.5)    $    38.3    $(897.9)
                                                  =========     ========     ========     =========    ========
       Ratio of earnings to fixed charges ....         14.4x         4.7x          --           7.2x        --
Earnings (Loss) Per Share Data:

       Basic weighted average shares
          outstanding ........................         82.6         81.6         82.9          84.9         97.1
       Diluted weighted average shares
          outstanding ........................         82.6         82.8         82.9          87.5         97.1
       Basic earnings (loss) per share from
         continuing operations before
         extraordinary charge ................    $     1.03    $    0.46    $   (2.05)$       0.62 $      (7.99)

       Diluted earnings (loss) per share from
         continuing operations before
         extraordinary charge ................          1.03         0.45        (2.05)        0.60        (7.99)
       Basic earnings (loss) per share .......          1.30         0.62        (2.51)        0.45        (9.25)
       Diluted earnings (loss) per share .....          1.30         0.61        (2.51)        0.44        (9.25)
       Cash dividends declared per share .....          0.04         0.04         0.04         0.04         0.01
Balance Sheet Data (at period end):

       Working capital .......................    $   294.8     $  411.7     $  359.9     $   369.1    $  488.5
       Total assets ..........................      1,008.9      1,158.7      1,059.4       1,058.9     3,405.5
       Long-term debt ........................        124.0        161.6        201.1         194.6     2,142.4
       Shareholders' equity ..................        454.7        601.0        415.0         472.1       260.4


             SELECTED CONSOLIDATED FINANCIAL INFORMATION OF COLEMAN

         The following selected consolidated historical financial information of Coleman with respect to each year in the five-year period ended December 31, 1998 is derived from the Consolidated Financial Statements of Coleman. The balance sheet data for each of the two years in the period ended December 31, 1998 and the statement of operations and cash flow data for each of the three years in the period ended December 31, 1998 are included in documents incorporated by reference in this document. The statement of operations and cash flow data for the fiscal years ended December 31, 1995 and 1994 and balance sheet data as of December 31, 1996, 1995 and 1994 have been derived from Coleman's audited Consolidated Financial Statements previously filed with the SEC but not incorporated by reference in this document. The selected consolidated historical financial information should be read in conjunction with the Consolidated Financial Statements and the related notes of Coleman which are incorporated by reference in this document. See "WHERE TO FIND MORE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."

  While reviewing the following selected historical financial information, please note the following:

  o      All amounts are expressed in thousands, except per share data.

  o For the fiscal year ended December 31, 1998, Coleman took restructuring and other charges, net of tax, totaling $27.9 million which have been recorded as follows:

         o   $1.1 million pre-tax charge in cost of sales

         o $30.2 million pre-tax charge in selling, general and administrative expense

         o $3.4 million of net tax benefits in the provision for income tax benefit)

  o For the fiscal year ended December 31, 1997, Coleman took restructuring and other charges, net of tax, totaling $22.5 million which have been recorded as follows:

         o   $19.7 million pre-tax charge in cost of sales

         o $16.7 million pre-tax charge in selling, general and administrative expense

         o $13.9 million of net tax benefits in the provision for income tax (benefit)

  o For the fiscal year ended December 31, 1996, Coleman took restructuring and other charges, net of tax, totaling $52.5 million which have been recorded as follows:

         o   $44.0 million pre-tax charge in cost of sales

         o $30.2 million pre-tax charge in selling, general and administrative expense

         o $21.7 million of net tax benefits in the provision for income tax (benefit)

  o The asset impairment charge in 1995 is related to Coleman's Brazilian operations which had not performed to Coleman's expectations since acquisition of this operation in 1994 and reflects charges taken in connection with the adoption of SFAS No. 121.

  o Restructuring expense in 1994 reflects primarily the non-recurring charge taken in connection with the German Restructuring which includes severance costs, commitments to third parties and write-downs of leasehold improvements and other assets to estimated realizable values.

                                                                                      Year Ended December 31,
                                                              ----------------------------------------------------------------
                                                                  1994           1995           1996           1997           1998
                                                           -----------    -----------    -----------    -----------    -----------
 Statement of Operations Data:

 Net revenues ..........................................   $   751,580    $   933,574    $ 1,220,216    $ 1,154,294    $ 1,015,373
 Cost of sales .........................................       535,710        649,427        928,497        840,331        750,486
                                                           -----------    -----------    -----------    -----------    -----------
 Gross profit ..........................................       215,870        284,147        291,719        313,963        264,887
 Selling, general and administrative expense ...........       128,466        174,688        291,669        266,283        270,772
 Asset impairment charge ...............................          --           12,289           --             --             --
 Restructuring expense .................................        18,456           --             --             --             --
 Interest expense, net .................................        13,374         24,545         38,727         40,852         33,213
 Amortization of goodwill and deferred charges .........         6,209          7,745         10,473         11,338         19,584
 Gain on sale of business ..............................          --             --             --             --          (32,411)
 Other expenses, net ...................................         1,138            334          1,151          1,867            170
                                                           -----------    -----------    -----------    -----------    -----------
 Earnings (loss) before income taxes, minority
  interest and extraordinary item ......................        48,227         64,546        (50,301)        (6,377)       (26,441)
 Income tax (benefit) ..................................        14,747         24,479        (10,927)        (5,227)        13,846
 Minority interest .....................................          --             --            1,872          1,386            276
                                                           -----------    -----------    -----------    -----------    -----------
 Earnings (loss) before extraordinary item .............        33,480         40,067        (41,246)        (2,536)       (40,563)
 Extraordinary loss on early extinguishment
   of debt, net of income taxes .........................         (677)          (787)          (647)            --        (17,538)
                                                           -----------    -----------    -----------    -----------    -----------

 Net earnings (loss) ...................................   $    32,803    $    39,280    $   (41,893)   $    (2,536)   $   (58,101)
                                                           ===========    ===========    ===========    ===========    ===========

 Net earnings (loss) per common share ..................   $      0.61    $      0.74    $     (0.79)   $     (0.05)   $     (1.05)
                                                           ===========    ===========    ===========    ===========    ===========
Balance Sheet Data (at end of period):
 Total assets ..........................................   $   712,265    $   844,487    $ 1,160,086    $ 1,041,764    $   933,257
 Long-term debt (including current portions)  ..........       291,175        355,257        583,613        477,799        365,535
 Stockholders' equity ..................................       253,363        292,342        252,945        240,469        238,615


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the accompanying Consolidated Financial Statements (and related notes), selected historical financial information and unaudited pro forma consolidated condensed statement of operations appearing elsewhere in this prospectus.

         On March 30, 1998, Sunbeam, through a wholly-owned subsidiary, acquired approximately 81% of the total number of then outstanding shares of common stock of Coleman, from an affiliate of MacAndrews & Forbes, in exchange for 14,099,749 shares of Sunbeam's common stock and approximately $160 million in cash. In addition, Sunbeam assumed approximately $1,016 million in debt. Immediately afterwards, as a result of the exercise of employee stock options, Sunbeam's indirect beneficial ownership of Coleman decreased to approximately 79% of the total number of outstanding shares of Coleman common stock. Sunbeam's agreement for the acquisition of the remaining publicly held Coleman shares in a merger transaction provides that the remaining Coleman shareholders will receive:

  o approximately 6.7 million shares of Sunbeam common stock - 0.5677 share for each outstanding Coleman share; and

  o approximately $87 million in cash - $6.44 for each outstanding Coleman share and cash outs of unexercised Coleman options equal to the difference between $27.50 per share and the exercise price of the options.

Sunbeam expects to complete the merger during the second half of 1999, although there can be no assurance that the merger will occur during that time. See Notes 2 and 15 to Sunbeam's Consolidated Financial Statements and "LITIGATION SETTLEMENT AND WARRANTS" for information regarding the settlement of claims relating to the Coleman acquisition, the terms of which involve the issuance of warrants to purchase shares of Sunbeam's common stock at $7 per share.

         On April 6, 1998, Sunbeam completed the cash acquisitions of First Alert, a leading manufacturer of smoke and carbon monoxide detectors, and Signature Brands, a leading manufacturer of consumer and professional products. The First Alert and the Signature Brands acquisitions were valued at approximately $182 million, including $133 million of cash and $49 million of assumed debt, and $255 million, reflecting cash paid, including the required retirement or defeasance of debt, respectively.

         The acquisitions were recorded under the purchase method of accounting and accordingly, the financial position and results of operations of each acquired entity are included in the Consolidated Financial Statements from the respective dates of acquisition. The purchase prices of the acquired entities have been allocated to individual assets acquired and liabilities assumed based on estimates of fair values determined by independent appraisals at the dates of acquisition.

  Fiscal Year

         To standardize the fiscal period ends of Sunbeam and the acquired entities, effective with its 1998 fiscal year, Sunbeam has changed its fiscal year end from the Sunday nearest December 31 to a calendar year. See Note 1 to Sunbeam's Consolidated Financial Statements.

  Asset Impairment and Other Charges

    Goodwill

         When changes in circumstances indicate that the carrying value of goodwill may not be recoverable, Sunbeam estimates future cash flows using the recoverability method -undiscounted future cash flows and including related interest charges - as a basis for recording any impairment loss. An impairment loss is then recorded to adjust the carrying value of goodwill to the recoverable amount. The impairment loss taken is no greater than the amount by which the carrying value of the net assets of the business exceeds its fair value. Due to First Alert's financial performance in 1998 and its prospects for 1999 and beyond, Sunbeam determined that the goodwill relating to this acquisition was impaired. Accordingly, based on its determination of fair value, Sunbeam has written off the net carrying value of goodwill of $62.5 million in the fourth quarter of 1998.

    Fixed Asset Impairment and Excess and Obsolete Inventory Reserves

         In the second quarter of 1998, Sunbeam decided to outsource or discontinue a substantial number of products previously made by Sunbeam, resulting in some facilities and equipment that will either no longer be used or will be utilized in a significantly different manner. Accordingly, a charge of $29.6 million was recorded in Cost of Goods Sold to write some of these assets down to their estimated fair market value. Approximately 80% of this charge related to machinery, equipment and tooling at Sunbeam's Mexico City and Hattiesburg, Mississippi manufacturing plants, the estimated fair value for which was derived through an auction process. The remainder of this charge related to tooling and equipment at various other facilities, which either had a nominal value or the fair market value of which was derived through an auction process. These assets were taken out of service at the time of the write-down and consequently were not depreciated further after the write-down.

         Personnel at the Mexico City facility were notified in the second quarter of 1998 that the plant was scheduled for closure at year-end 1998; accordingly, at that time a liability of $1.8 million was recorded in Cost of Goods Sold primarily for employee severance. The employee severance related to approximately 1,200 positions of which approximately 1,100 were terminated as of December 31, 1998. In the third quarter of 1998, Sunbeam recorded in Cost of Goods Sold an additional provision for impairment of fixed assets of $3.1 million in an acquired entity relating to assets taken out of service for which there was no remaining value. The asset impairment resulted from management's decision to discontinue some product lines following the acquisition. These fixed assets were taken out of service at the time of the write-down and consequently were not depreciated further after the write-down. In the fourth quarter of 1998, Sunbeam recorded a $7.1 million charge as a result of management's decision to outsource the production of some appliances. This charge to Cost of Goods Sold primarily consists of a provision for tooling and equipment ($6.7 million) and severance and related benefits ($0.4 million). The tooling and equipment was written down to estimated fair value, which was derived from comparable market data. This equipment was taken out of service and depreciation of this equipment was discontinued at the time of the write-down.

         During 1997 and the first half of 1998, Sunbeam built inventories in anticipation of 1998 sales volumes which did not materialize. As a result, it has been and will continue to be necessary to dispose of some portions of excess inventories at amounts less than cost. Accordingly, during 1998, when it became evident that the anticipated sales volumes would not materialize, Sunbeam recorded $58.2 million in charges to properly state this inventory at the lower-of-cost-or-market. This inventory primarily related to some appliances, grills and grill accessories. Sunbeam also recorded a charge of $11.0 million for excess inventories for raw materials and work in process which will not be used due to outsourcing the production of irons, breadmakers, toasters and some other appliances. In addition, during 1998, Sunbeam made the decision to exit some product lines, primarily air and water filtration products, and to eliminate some stock keeping units ("SKUs") within existing product lines, primarily relating to appliances, grills and grill accessories. As a result of this decision, a $26.6 million charge was recorded to properly state this inventory at the lower-of-cost-or-market. Total charges for excess inventories recorded at the lower-of-cost-or-market amounted to approximately $95.8 million at December 31, 1998. See Note 12 to Sunbeam's Consolidated Financial Statements for asset impairment and other charges recorded in conjunction with a 1996 restructuring plan.

  Restatements

         On June 30, 1998, Sunbeam announced that the audit committee of its board of directors was initiating a review into the accuracy of Sunbeam's prior financial statements. The audit committee's review has since been completed and, as a result of its findings, Sunbeam has restated its previously issued consolidated financial statements for 1996 and 1997 and the first quarter of 1998. Based upon the review, it was determined that some revenue had been inappropriately recognized, some costs and allowances had not been accrued or were improperly recorded, and some costs were inappropriately included in, and subsequently charged to, restructuring, asset impairment and other costs within the Consolidated Statement of Operations for the years ended December 29, 1996 and December 28, 1997 and the three months ended March 31, 1998. The financial statements for the years ended December 28, 1997 and December 29, 1996 were restated, audited and filed on Form 10-K/A with the SEC on November 9, 1998. The accompanying Consolidated Financial Statements of Sunbeam present the restated results.

         In connection with the restatements referred to above, Arthur Andersen advised Sunbeam that it believed there were material weaknesses in Sunbeam's internal control. In order to address these material weaknesses, Sunbeam has increased the number of senior financial personnel and has implemented comprehensive review procedures of operating and financial information. Additionally, as explained in more detail under "- Year 2000 Readiness Disclosure" below, Sunbeam is in the process of significantly enhancing its operating systems. Sunbeam anticipates that its systems enhancements will be completed in 1999. See "CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE."

  Year Ended December 31, 1998 Compared to Year Ended December 28, 1997

         Results of operations for the year ended December 31, 1998 include the results of Coleman from March 30, 1998 and of Signature Brands and First Alert from April 6, 1998, the respective dates of the acquisitions. The acquired entities generated net sales of $1,009.0 million from the acquisition dates noted above through December 31, 1998, with corresponding gross margin of $205.1 million, or 20% of sales. Selling, General and Administrative Expense ("SG&A") costs recorded by the acquired entities were $329.9 million in the period, yielding an operating loss of $124.8 million.

         For the acquired entities, net sales from the dates of the acquisitions through fiscal year-end were approximately $152 million lower than the same period in the prior year. This decline was caused by lower net sales at Coleman ($81.5 million), Signature Brands ($31.2 million) and First Alert ($39.2 million). Excluding the effects of Coleman's sale of its safety and security business in March 1998 and the discontinuation of its pressure washer business during 1997, Coleman's 1998 sales would have been approximately $4 million lower than in 1997. Sunbeam believes that Signature Brands' decline, primarily in its coffee and tea products, resulted largely from lost distribution and insufficient attention to the business during part of 1998. Sunbeam believes that all of the acquired businesses were, to some extent, impacted by the disruption that arose from the integration with Sunbeam and the related management changes, both at the acquired companies and at Sunbeam. First Alert's sales decline related predominantly to increased inventory positions in the domestic channel in 1997 as compared to 1998 with the remaining decrease primarily related to more favorable weather conditions in the fourth quarter of 1997 as compared to the same period in 1998 which affected consumer shopping patterns. Excluding the effects from purchase accounting and the write-off of First Alert's goodwill, as discussed in Note 2 to the Consolidated Financial Statements, operating profit for these three companies declined by approximately $45 million since the acquisitions in 1998 as compared to the same period in the prior year, resulting primarily from lower net sales. Although there can be no assurance, management anticipates that results from the acquired companies will significantly improve during 1999 due to, among other things, the absence of the factors causing disruption and insufficient focus at these three companies during 1998.

         Consolidated net sales for the year ended December 31, 1998 were $1,836.9 million, an increase of $763.8 million versus the year ended December 28, 1997. After excluding:

         o $1,009.0 million of sales generated by the acquired entities, as discussed above;

         o $5.5 million of sales in 1998 resulting from the change in fiscal year end, as described in Note 1 to the Consolidated Financial Statements;

         o $12.7 million in 1998 and $31.3 million in 1997 from sales of excess or discontinued inventory for which the inventory carrying value was substantially equivalent to the sales value;

         o $4.2 million from 1997 sales relating to divested product lines which are not classified as discontinued operations - time and temperature products and Counselor and Borg branded scales; and

         o a $5.4 million benefit in 1997 from the reduction of cooperative advertising accruals no longer required (cooperative advertising costs are recorded as deductions in determining net sales);

net sales on an adjusted basis ("Adjusted Sales") of $809.7 million decreased approximately 22% from Adjusted Sales of $1,032.2 million in 1997. Product sales were adversely impacted by a number of factors, with the largest being changes in retail inventory levels from channel loading which took place in 1997. Sunbeam believes the year-to-year effect of these inventory reductions amounted to over $100 million. Additionally, losses in distribution of outdoor cooking products estimated at approximately $60 million, the estimated effect of price discounting on appliance and grill products of approximately $14 million, and estimated higher provisions for customer returns and allowances of $30 million contributed to the lower sales in 1998. The remaining sales decline was due in part to exiting some product SKUs.

         Domestic Adjusted Sales declined approximately 21% or $170 million from 1997. Sunbeam believes more than half of the sales decline was due to increased retail inventory levels in 1997 versus decreased inventory positions at customers in 1998. Excluding this effect, sales were still lower than the prior year throughout the business, with the most significant decline occurring in outdoor cooking products sales. During 1997, Sunbeam lost a significant portion of its outdoor cooking products distribution, including the majority of its grill parts and accessories products distribution. The outdoor cooking products sales decline was attributable predominantly to this lost distribution and to price discounting. The majority of the remaining sales decline was due to higher provisions for customer returns and allowances.

         International sales, which represented 22% of Adjusted Sales for 1998, decreased approximately 24% compared with the Adjusted Sales for the same period a year ago. Sunbeam believes this sales decline was primarily attributable to decreasing customer inventory levels as compared with the prior year. Sales were also adversely impacted by a decision to stop selling to some export distributors in Latin America and by poor economic conditions in that region. In addition, lost distribution in Canada contributed to the sales decline from the prior year.

         Excluding the effects of:

         o the gross margin generated from the inclusion of the acquired entities' operations in the period of $205.1 million, as discussed above;

         o     $0.8 million from the impact of the change in fiscal year-end;

         o $128.4 million in 1998 in charges recorded in the second and fourth quarters related to excess inventory and fixed assets impairments;

         o $15.8 million from the benefit in 1997 from the reversal of reserves no longer required, including $5.4 million of cooperative advertising accruals; and

  o a $2.8 million benefit recorded in the second quarter of 1997 resulting from capitalizing some manufacturing supplies inventories which were previously expensed;

there was a negative gross margin of $29.4 million for 1998 versus a gross margin of $223.5 million for 1997. Lower sales volume and unfavorable manufacturing efficiencies from lower production levels associated with the lower sales volumes and high inventory levels in 1998 accounted for approximately 55% of the change between years. Approximately 55% of the remaining decrease is attributable to lower price realization and higher costs of customer returns and allowances in 1998 and adverse product sales mix in 1998. The adverse product sales mix was due in part to the loss of a majority of the grill accessory products distribution as accessories generate significantly better margins than the average margins on sales of most of Sunbeam's other products. Costs associated with a blanket recall, higher warranty reserves and inventory adjustments due in part to physical inventories drove the remaining decrease in gross margin.

Excluding the effects of the following, SG&A expenses were approximately $257 million in 1998, 71% higher than the same period in 1997:

  o $329.9 million of SG&A charges in the acquired entities, including the $62.5 million goodwill write-off related to First Alert;

  o $70.0 million recorded in the third quarter of 1998 related to the issuance of a warrant;

  o $2.3 million of SG&A expense in 1998 from the change in the fiscal period;

  o a $5.9 million benefit in 1998 and a $12.1 million benefit in 1997 from the reversal of reserves no longer required;

  o approximately $31 million of 1998 compensation expense recorded in connection with new employment agreements with Sunbeam's former Chairman and Chief Executive Officer and two other former senior officers and approximately $3 million of severance in 1998 for some former employees;

  o $20.4 million, $6.1 million, and $4.0 million of costs recorded in 1998 related to costs associated with the restatement efforts, Year 2000 compliance efforts and a corporate office relocation, respectively; and

  o      $15.8 million of restructuring related charges recorded in 1997.

  This increase of approximately $108 million is due to several factors:

  o Corporate administrative costs increased by approximately $47 million, reflecting additional personnel and related relocation, travel and other costs, as well as increased outside provider fees, telecommunications expense and insurance.

  o Higher allowances for accounts receivable in 1998, accounting for approximately $20 million of the increase, related primarily to collection issues with customers in the United States and in Latin America, including several major customers who have filed and/or threatened bankruptcy.

  o Advertising, marketing and selling expenses increased by approximately $13 million, reflecting a national television campaign for grills and increased activity in market research, package design and sales efforts. Higher inventory levels in 1998 and costs associated with outsourcing small parts fulfillment led to higher distribution and warehousing costs of approximately $12 million.

  o Increased environmental reserves for divested and closed facilities added $5 million, while settlement of a patent infringement action resulted in additional expense of approximately $4 million.

          During 1997, Sunbeam determined that the amounts accrued at December 29, 1996 for Restructuring and Asset Impairment Charges recorded in fiscal 1996 exceeded amounts ultimately required. Accordingly, the 1997 Consolidated Statement of Operations reflects the reversal of accruals no longer required, resulting in a Restructuring and Asset Impairment Benefit of $14.6 million. This reversal was reflected in the third ($5.8 million) and fourth ($8.8 million) quarters of 1997 when it became evident that such accruals were no longer required.

          Operating results for 1998 and 1997, on an adjusted basis as described above, were a loss of approximately $286 million in 1998 and a profit of approximately $74 million in 1997. This change resulted from the factors discussed above.

          Interest expense increased from $11.4 million for the twelve months of 1997 to $131.1 million for the same period in 1998. Approximately 70% of the change related to higher borrowing levels in 1998 for the acquisitions, with the remainder due to increased borrowings to fund working capital, capital expenditures and the operating losses.

          Other income, net increased in 1998 by $4.8 million due to approximately $8 million from the settlement of a lawsuit, and approximately $4 million of increased net gains from foreign exchange in the period. The foreign exchange net gains were primarily from Mexico. Increased losses on sales of fixed assets of approximately $5 million and increased expenses related to the bank credit facility partially offset the above mentioned income. The increased credit facility expenses largely related to unused facility fees.

          The minority interest reported in 1998 relates to the minority interest held in Coleman by public shareholders.

          During 1998, the current tax provision arose largely from taxes on the earnings of foreign subsidiaries as well as franchise taxes. Deferred tax benefits were recognized in 1998 principally due to net operating losses incurred subsequent to the acquisitions. These benefits were realized through the use of deferred tax credits that were established in connection with the acquisitions to the extent that such credits are expected to be realized in the loss carryforward period. During 1998, Sunbeam increased the income tax valuation allowance on deferred tax assets to $290.5 million. This increase reflects management's assessment that it is more likely than not that these deferred tax assets will not be realized through future taxable income. The 1997 effective tax rate was higher than the federal statutory income tax rate primarily due to state taxes, the effects of foreign earnings and dividends taxed at other rates and the impact of providing a valuation allowance on deferred tax assets.

          In 1998, Sunbeam prepaid debt assumed in the acquisitions and prepaid an industrial revenue bond related to its Hattiesburg facility. In connection with these early extinguishments of debt, Sunbeam recognized an extraordinary charge of $122.4 million, consisting primarily of redemption premiums.

          Sunbeam's discontinued furniture business, which was sold in March 1997, had revenues of $51.6 million in the first quarter of 1997 prior to the sale and nominal earnings for that period. As a result of the sale of Sunbeam's furniture business assets (primarily inventory, property, plant and equipment), Sunbeam received $69.0 million in cash, retained approximately $50 million in accounts receivable and retained some liabilities. The final purchase price for the furniture business was subject to a post-closing adjustment based on the terms of the sale agreement and in the first quarter of 1997, after completion of the sale, Sunbeam recorded an additional loss on disposal of $14.0 million net of applicable income tax benefits of $8.5 million.

  Year Ended December 28, 1997 Compared to Year Ended December 29, 1996

          1996 Restructuring Plan and Other Charges and Benefits

          In November 1996, Sunbeam announced the details of a restructuring plan. The plan included:

          o        the consolidation of administrative functions;

          o        the reduction of manufacturing and warehouse facilities;

          o        the centralization of Sunbeam's procurement function;

          o        the reduction of Sunbeam's product offerings and SKUs; and

          o        the elimination of some businesses and product lines.

          As part of the restructuring plan, Sunbeam consolidated six divisional and regional headquarters functions into a single worldwide corporate headquarters and outsourced some back office activities resulting in a reduction in total back-office/administrative headcount. Overall, the restructuring plan called for a reduction in the number of production facilities from 26 to 8 and the elimination of over 6,000 positions from Sunbeam's workforce, including 3,300 from the disposition of some business operations and the elimination of approximately 2,800 other positions, some of which were outsourced. Sunbeam completed the major phases of the restructuring plan by July 1997.

          In conjunction with the implementation of the restructuring plan, Sunbeam recorded a pre-tax charge of $239.2 million in the fourth quarter of 1996. This amount is recorded as follows in the Consolidated Statements of
Operations:

          o $110.1 million recorded in Restructuring and Asset Impairment Charges, as further described below;

          o $60.8 million in Cost of Goods Sold related principally to inventory write-downs as a result of a reduction in SKUs and costs of inventory liquidation programs;

          o $10.1 million in SG&A expense, for period costs principally relating to outsourcing and package redesign; and

          o $58.2 million ($39.1 million net of taxes) in Loss on Sale of Discontinued Operations related to the divestiture of its furniture business.

In 1997, upon completion of the sale of the furniture business, Sunbeam recorded an additional pre-tax loss of $22.5 million from discontinued operations ($14.0 million net of taxes) due primarily to lower than anticipated sales proceeds relating to the post closing adjustment that was part of the sale agreement.

          Amounts included in Restructuring and Asset Impairment Charges in 1996 in the accompanying Consolidated Statements of Operations included anticipated cash charges such as severance and other employee costs of $24.7 million, lease obligations of $12.6 million and other exit costs associated with facility closures and related to the implementation of the restructuring plan of $4.1 million, principally representing costs related to clean-up and restoration of facilities for either sale or return to the landlord.

          Included in Restructuring and Asset Impairment Charges in 1996 was $68.7 million of non-cash charges principally consisting of:

          o asset write-downs to net realizable value of $22.5 million for disposals of excess facilities and equipment and product lines;

          o write-offs of redundant computer systems of $12.3 million from the administrative back-office consolidations and outsourcing initiatives;

          o write-off of intangibles of $10.1 million relating to discontinued product lines;

          o write-off of capitalized product and package design costs and other expenses of $9.0 million related to exited product lines and SKU reductions; and

          o losses of $14.8 million related to the divestiture of some non-core products and businesses.

The asset write-downs of $34.8 million included equipment taken out of service in 1996 (either abandoned in 1996 or sold in 1997) and, accordingly, depreciation was not recorded subsequent to the date of the impairment charge. The losses of $14.8 million related to the divestiture of non-core products and businesses resulted from divesting the time and temperature business in March 1997 and Counselor and Borg scale product lines in May 1997 and the sale of the textile mill in Biddeford, Maine in May 1997. These charges primarily represented the estimated non-cash loss to exit these products, including fixed assets and inventory write-downs and other costs related to exiting these product lines.

          The $24.7 million for severance and other employee costs, including COBRA and other fringe benefits, related to approximately 3,700 positions that were planned to be eliminated as a result of the restructuring plan, excluding approximately 2,400 employees terminated from the furniture business for which severance was included in Loss on Sale of Discontinued Operations. See Note 13 to Sunbeam's Consolidated Financial Statements. The furniture business was sold in 1997. In 1996 and 1997, approximately 1,200 employees and 1,800 employees, respectively, were terminated from continuing operations. Due largely to attrition, the remaining planned terminations were not required. In 1997, Sunbeam determined that its severance and related employee costs were less than originally accrued principally due to lower than expected severance and COBRA costs and, accordingly, reversed accruals of $7.9 million in the third and fourth quarters. At December 31, 1997, the balance accrued of $1.2 million represented the remaining severance and related employee costs for some employees terminated during 1997. During 1998, all amounts were expended.

          The amounts accrued at December 29, 1996 for Restructuring and Asset Impairment Charges recorded in fiscal 1996, exceeded amounts ultimately required principally due to reductions in anticipated severance costs of $7.9 million, as discussed above, and reductions in estimated lease payments of $6.7 million resulting from better than anticipated rentals received under sub-leases and favorable negotiation of lease terminations. Accordingly, the fiscal 1997 Consolidated Statement of Operations included $14.6 million of benefit ($5.8 million in the third quarter and $8.8 million in the fourth quarter of 1997) related to the reversal of accruals no longer required, which were recorded as these reduced obligations became known.

          In 1996, in conjunction with the initiation of the restructuring plan, Sunbeam recorded additional charges totaling $129.1 million, reflected in Cost of Goods Sold, SG&A expense, and Loss on Sale of Discontinued Operations. The charge included in Cost of Goods Sold of $60.8 million principally represented inventory write-downs and anticipated losses on the disposition of the inventory as a result of the significant reduction in SKUs provided for in the restructuring plan. The write-down included $26.9 million related to raw materials, work-in process and finished goods for discontinued outdoor cooking products, principally grills and grill accessories and the balance related to raw materials, work-in process and finished goods for other discontinued products including appliances, clippers and blankets. SG&A expense included period costs in 1997 and 1996 of $15.8 million and $10.1 million, respectively, relating to employee relocation and recruiting, outsourcing, equipment movement and package redesign costs expended as a result of the implementation of the restructuring plan. The 1996 Loss on Sale of Discontinued Operations related to the divestiture of Sunbeam's furniture business. In 1996, Sunbeam decided to divest its furniture operations and recorded an estimated pre-tax loss of

$58.2 million related to the sale of assets, primarily fixed assets and inventory. In 1997, Sunbeam recorded an additional pre-tax loss of $22.5 million due primarily to lower than anticipated sales proceeds resulting from the post closing adjustment as provided for in the sale agreement. See Notes 12 and 13 to Sunbeam's Consolidated Financial Statements.

          At December 28, 1997, Sunbeam had $5.2 million in liabilities accrued related to the 1996 restructuring plan, including $1.2 million of severance related costs and $4.0 million related to facility closures, which principally represented future lease payments, net of sub-leases, on exited facilities. During 1998, this liability was reduced by $4.0 million as a result of cash expenditures. At December 28, 1997, Sunbeam had $3.0 million of warranty liabilities related to the discontinued furniture operations. During 1998, $2.5 million of this liability was liquidated.

          The charges and benefit described above are included in the following categories in the 1997 and 1996 Consolidated Statements of Operations (in millions):


                                                                                             1997            1996
                                                                                             ----            ----
  Restructuring and impairment (benefit) charge......................................      $(14.6)        $ 110.1
  Cost of goods sold.................................................................          --            60.8
  Selling, general and administrative expense........................................        15.8            10.1
  Loss on sale of discontinued operations............................................        22.5            58.2
                                                                                           ------         -------
                                                                                           $ 23.7         $ 239.2
                                                                                           ======         =======

     These charges and benefit consisted of the following (in millions):

                                                                                             1997            1996
                                                                                             ----            ----
  Write-downs:

     Fixed assets held for disposal, not in use......................................      $   --            34.8
     Fixed assets held for disposal, used until disposed.............................          --            14.8
     Inventory on hand...............................................................          --            60.8
     Other assets, principally trademarks and intangible assets......................          --            19.1
                                                                                           ------         -------
                                                                                               --           129.5
                                                                                           ------         -------

  Restructuring accruals (including amounts expended in 1996):

     Employee severance pay and fringes..............................................        (7.9)           24.7
     Lease payments and termination fees.............................................        (6.7)           12.6
     Other exit activity costs, principally facility closure expenses................          --             4.1
                                                                                           ------         -------
                                                                                            (14.6)           41.4
                                                                                           ------         -------
  Other related period costs incurred:

     Employee relocation; equipment relocation and installation and other............        11.8             3.2
     Transmittal fees related to outsourcing arrangements............................          --             4.9
     Package redesign................................................................         4.0             2.0
                                                                                           ------         -------
                                                                                             15.8            10.1
                                                                                           ------         -------
     Charges included in continuing operations.......................................         1.2           181.0
     Loss on sale of discontinued operations.........................................        22.5            58.2
                                                                                           ------         -------
                                                                                           $ 23.7         $ 239.2
                                                                                           ======         =======

          At December 29, 1996, the net realizable value of the remaining inventory written-down as part of the restructuring and asset impairment charges was approximately $37.3 million. During 1997, this inventory, a portion of which was product of discontinued operations, was sold for amounts substantially equivalent to its net carrying value.

          As further discussed in Note 15 to the Consolidated Financial Statements, during the fourth quarter of 1996, Sunbeam charged SG&A for increases of $9.0 million in environmental reserves and $12.0 million in litigation reserves. In the fourth quarter of 1996, Sunbeam performed a comprehensive review of all environmental exposures in an attempt by the then new senior management team to accelerate the resolution and settlement of environmental claims. As a result, upon the conclusion of the review, Sunbeam recorded additional environmental reserves of $9.0 million in the fourth quarter of 1996. The litigation charge of $12.0 million was recorded due to an unfavorable court ruling in January 1997, which held that Sunbeam was liable for environmental remediation costs related to the operations of a successor company. As a result of this ruling, Sunbeam provided for this liability in the fourth quarter of 1996. In 1997, this case was settled and, as a result, $8.1 million of the charge was reversed into income, primarily in the fourth quarter of 1997.

          As described in Note 8 to the Consolidated Financial Statements, Sunbeam also charged $7.7 million to SG&A expenses in 1996 for compensation costs associated with restricted stock awards and other costs related to the employment of the then new senior management team.

          During the first, second, third and fourth quarters of 1997, approximately $0.5 million, $4.5 million, $1.5 million and $21.5 million, respectively, of pre-tax liabilities provided in prior years and determined to be no longer required were reversed and taken into income. These amounts were primarily related to:

          o        the litigation reserve of $8.1 million discussed above;

          o        inventory valuation allowances of $7.0 million;

          o        cooperative advertising allowances of $5.4 million;

          o liabilities for exiting of facilities and plant consolidations provided for prior to 1996 of $3.5 million; and

          o        consulting fee accruals of $1.3 million.

These liabilities were provided for by Sunbeam, principally in 1996, based upon its best available estimate at the time of the probable liabilities. When information became available that the amounts provided were in excess of what was required, Sunbeam reduced the applicable reserves and recorded increases in Net Sales of $5.4 million, reductions in Cost of Goods Sold of $10.5 million and reductions in SG&A expenses of $12.1 million.

          Additionally, effective in the second quarter of fiscal 1997, Sunbeam changed its method of accounting to capitalize manufacturing supplies inventories, whereas, previously these inventories were charged to operations when purchased. This change reduced Cost of Goods Sold in fiscal 1997 by $2.8 million.

          Results of Operations for 1997 Compared to 1996

          Net sales for 1997 were $1,073.1 million, an increase of $88.9 million or 9% over 1996. After excluding the following, Adjusted Sales increased 8% over the prior year to $1,032.2 million from $953.4 million in 1996:

          o $4.2 million and $30.8 million in 1997 and 1996, respectively, related to divested product lines which were not classified as discontinued operations (time and temperature products, decorative bedding and Counselor and Borg branded scales);

          o $31.3 million of sales in 1997 of discontinued inventory which resulted primarily from the reduction of SKUs as part of the 1996 restructuring plan and for which the inventory carrying value was substantially equivalent to the sales value; and

          o a $5.4 million benefit from the reduction of cooperative advertising accruals no longer required in 1997.

          Adjusted Sales, on a worldwide basis, increased during 1997 primarily from new product introductions, expanded distribution, particularly with Sunbeam's top ten customers, international geographic expansion and increased inventory positions at some customers. Adjusted Sales growth was approximately 19% for appliances and approximately 12% in outdoor cooking. Adjusted Sales for health products increased approximately 5% while Adjusted Sales of personal care products and blankets decreased approximately 13% during 1997.

          Sales increases in appliances of approximately $69 million were driven by new products, such as redesigned blenders and mixers, coffeemakers, irons, deep fryers and toasters, and by increased distribution with large national mass retailers, combined with higher inventory levels at some customers. Sales of outdoor cooking products increased approximately $30 million in 1997 attributed to increased merchandising and advertising programs, new distribution and higher inventory levels at some customers. During 1997, Sunbeam lost a significant portion of its outdoor cooking products distribution, including the majority of its grill accessory products distribution. Accessories, which accounted for just over 10% of the outdoor cooking sales volume in 1997, generate significantly better margins than the average margins on sales of grills. These distribution changes are expected to adversely impact outdoor cooking sales and margins in the future, until such time as the distribution is regained.

          Sales of personal care products and blankets suffered during the fourth quarter of 1997 as a result of lower than expected retail sell through of electric blankets in key northern markets in late 1997 coupled with the inability to service demand for king and queen sized blankets due to shortages of blanket shells. Sunbeam shifted to a more level production for blankets in 1998 in order to more adequately service the seasonal demand for bedding products. Sales of health products as well as personal care and bedding products were impacted by increased inventory positions at customers in 1997.

          International sales, which represented 21% of total revenues in 1997, grew 25% during the year. This sales growth was driven primarily by 54 new 220 volt product introductions and a general improvement in demand in export operations and in Mexico. Net sales growth of approximately 35% was achieved in the Latin American export sales organization. Most of this growth came from increased business with three exporters. In Mexico and Venezuela, sales grew 30% and 24%, respectively. Canada accounted for the majority of the remaining international sales growth.

          Excluding the effects of:

          o charges of $60.8 million to Cost of Goods Sold related to the restructuring plan in 1996;

          o the $15.9 million benefit of reducing reserves no longer required in 1997; and

          o the $2.8 million benefit in 1997 of capitalizing manufacturing supplies inventories;

gross margin as a percent of Adjusted Sales would have been approximately 22% in 1997, an improvement of approximately 6 percentage points from 16% in 1996. This increase reflects the results of lower overhead spending, improved factory utilization and labor cost benefits resulting from Sunbeam's restructuring plan, coupled with reductions in materials costs. The lower overhead spending resulted from a reduction in the number of facilities operated by Sunbeam. With fewer facilities used for production purposes, the capacity of the remaining plants was more fully utilized. The labor cost benefits were realized principally from shifting production to Mexico. In addition, a broad based program to obtain lower costs for materials contributed to the 1997 margin improvement.

          Excluding the impact of:

          o the restructuring and asset impairment period costs to SG&A expense of $15.8 million in 1997 and $10.1 million in 1996;

          o the 1996 charges for the environmental accrual of $9.0 million, litigation accrual of $12.0 million and restricted stock grant compensation of $7.7 million; and

          o the 1997 benefit from the reversal of reserves no longer required of $12.1 million;

SG&A improved to 14% of Adjusted Sales in 1997, down 5 percentage points from 19% in 1996. This improvement was partially the result of benefits from the consolidation of six divisional and regional headquarters into one corporate headquarters and one administrative operations center, reduced staffing levels, a reduction in the number of warehouses, and Company-wide cost control initiatives. Higher expenditures in 1996 for market research, new packaging and other discretionary charges and higher bad debt expenses associated with some of Sunbeam's customers also contributed to the decrease in SG&A expense from 1996 to 1997. The expense for doubtful accounts and cash discounts was $17.3 million in 1997 as compared to $27.1 million in 1996. The principal factor in the decrease in bad debt expenses during this period was the acceleration of the consolidation of the U.S. retail industry and the related competitive environment, which resulted in a number of troubled retailers and related bankruptcies during 1996. This resulted in the significant amount of bad debt write-offs - $19.9 million - in 1996.

          Operating results for 1997 and 1996, on a comparable basis as described above, were earnings of $74.5 million in 1997 and a loss of $34.8 million in 1996. On the same basis, operating margin increased 11 percentage points to 7% of Adjusted Sales in 1997 versus a loss of 4% in 1996. This improvement resulted from the factors discussed above.

          Interest expense decreased from $13.6 million in 1996 to $11.4 million in 1997 primarily as a result of lower average borrowing levels in 1997.

          The 1997 effective income tax rate for continuing operations was higher than the federal statutory income tax rate primarily due to state taxes plus the effect of foreign earnings and dividends taxed at other rates and the increase to the valuation reserve for deferred tax assets, offset in part by the reversal of tax liabilities no longer required. In the fourth quarter of 1997, Sunbeam increased the valuation allowance by $23.2 million reflecting management's assessment that it was more likely than not that the deferred tax asset will not be realized through future taxable income. Of this amount, $18.9 million related to deferred tax assets, the majority of which was recognized as a benefit in the first three quarters of 1997. The remainder related to minimum pension liabilities and was therefore recorded as an adjustment to shareholders' equity. This assessment was made as a result of the significant leverage incurred by Sunbeam to finance the acquisitions and the significant decline in net sales and earnings from anticipated levels during the fourth quarter of 1997 and the first quarter of 1998. For 1996, the effective income tax rate for continuing operations equaled the federal statutory income tax rate.

          Sunbeam's diluted earnings per share from continuing operations was $0.60 per share in 1997 versus a loss per share from continuing operations in 1996 of $2.05. Sunbeam's share base utilized in the diluted earnings per share calculation increased approximately 6% during 1997 as a result of an increase in the number of shares of common stock outstanding due to the exercise of stock options in 1997 and the inclusion of common stock equivalents in the 1997 calculation.

          Sunbeam's discontinued furniture business, which was sold in March 1997, had revenues of $51.6 million in the first quarter of 1997 prior to the sale and nominal earnings. In 1996, the discontinued furniture business had net income of $0.8 million on revenues of $227.5 million and an estimated loss on disposal of the business of $39.1 million, net of applicable income tax benefits. The sale of Sunbeam's furniture business assets-primarily inventory, property, plant and equipment - was completed in March 1997. Sunbeam received $69.0 million in cash, retained approximately $50.0 million in accounts receivable and retained some liabilities related to the furniture business. The final purchase price for the furniture business was subject to a post-closing adjustment under the terms of the sale agreement, and in the first quarter of 1997, after completion of the sale, Sunbeam recorded an additional pre-tax loss on disposal of $22.5 million. Although the discontinued furniture business was profitable, net income had declined from $21.7 million in 1994 to $0.8 million in 1996. This decline, along with Sunbeam's announcement that it intended to divest this line of business contributed to the loss on the sale. See discussion of restructuring and asset impairment (benefit) charges in Note 12 and discontinued operations in Note 13 to the Consolidated Financial Statements for further information regarding sale of the furniture business.

  Summary of (Loss) Earnings from Continuing Operations

          A reconciliation of operating (loss) earnings to adjusted (loss) earnings from continuing operations for 1998, 1997 and 1996, on a comparable basis follows (in millions):


                                                                          1998       1997       1996
                                                                          ----       ----       ----
  Operating (loss) earnings, as reported............................    (670.0)     $104.1    $(244.5)
  Add (deduct):
     Loss from acquisitions.........................................     124.8          --         --
     Issuance of warrants to M&F....................................      70.0          --         --
     Restructuring, asset impairment and other related charges......        --         1.2      181.0
     Fixed asset and inventory charges..............................     128.4          --         --
     Environmental reserve increase principally related to
     divested operations............................................        --          --        9.0
     Litigation reserve increase relating to divested operation.....        --          --       12.0
     Restricted stock and other management compensation/severance...      34.4          --        7.7
     Reversals of accruals no longer required.......................      (5.9)      (28.0)       --
     Capitalization of manufacturing supplies inventories...........        --        (2.8)       --
     Restatement related expenses...................................      20.4          --        --
     Year 2000 and systems initiation expenses......................       6.1          --        --

     Change in fiscal year-end effect and office relocation expense.       5.5          --        --
                                                                        ------      ------    -------
  Adjusted operating (loss) earnings from continuing operations before income taxes, minority interest and extraordinary
  charge............................................................    (286.3)       74.5      (34.8)
     Interest expense...............................................     131.1        11.4       13.6

     Other (income) expense, net....................................      (4.8)         --        3.7
                                                                        ------      ------    -------
  Adjusted (loss) earnings from continuing operations before income
  taxes and minority interest.......................................    (412.6)       63.1      (52.1)
      Adjusted income tax (benefit) expense.........................     (10.1)       56.3      (18.2)

     Minority interest..............................................     (10.7)        --         --
                                                                        ------      ------    -------
     Adjusted (loss) earnings from continuing operations............   $(391.8)     $  6.8    $ (33.9)
                                                                       =======      ======    =======

          After consideration of the adjustments above, 1998 and 1996 results from continuing operations reflect losses and 1997 continuing operations are marginally profitable. Due to a variety of factors, including increased inventory positions at some customers and manufacturing and sourcing activities during 1997 and the first half of 1998 which increased Sunbeam's inventory position, the results for each of 1998 and 1997 are not indicative of future results. Results for 1999 are expected to be impacted by the continuing effects of Sunbeam's excess inventory position, as well as costs related to Year 2000 compliance efforts.

  Foreign Operations

          Approximately 80% of Sunbeam's business is conducted in U.S. dollars, including domestic sales, U.S. dollar denominated export sales, primarily to Latin American markets, Asian sales and the majority of European sales. Sunbeam's non-U.S. dollar denominated sales are made principally by subsidiaries in Europe, Canada, Japan, Latin America and Mexico. Mexico reverted to a hyperinflationary status for accounting purposes in 1997; therefore, translation adjustments related to Mexican net monetary assets are included as a component of net (loss) earnings. Mexico is no longer considered hyperinflationary as of January 1, 1999. This change in Mexico's hyperinflationary status is not expected to have a material effect on Sunbeam's financial results. Translation adjustments resulting from Sunbeam's non-U.S. denominated subsidiaries have not had a material impact on Sunbeam's financial condition, results of operations or cash flows.

          While revenues generated in Asia have traditionally not been significant, economic instability in this region is expected to have a negative effect on earnings. Economic instability and the political environment in Latin America have also affected sales in that region. It is anticipated that sales in and exports to these regions will continue to decline so long as the economic environments in those regions remain unsettled.

          On a limited basis, Sunbeam selectively uses derivatives - foreign exchange option and forward contracts - to manage foreign exchange exposures that arise in the normal course of business. No derivative contracts are entered into for trading or speculative purposes. The use of derivatives has not had a material impact on Sunbeam's financial results. See Note 4 to the Consolidated Financial Statements.

  Exposure to Market Risk

          Qualitative Information

          Sunbeam uses a variety of derivative financial instruments to manage its foreign currency and interest rate exposures. Sunbeam does not speculate on interest rates or foreign currency rates. Instead, it uses derivatives when implementing its risk management strategies to reduce the possible effects of these exposures.

          With respect to foreign currency exposures, Sunbeam is most vulnerable to changes in rates between the United States dollar/Japanese yen, Canadian dollar, German deutschmark, Mexican peso and Venezuelan bolivar exchange rates. Sunbeam principally uses forward and option contracts to reduce risks arising from firm commitments, intercompany sales transactions and intercompany receivable and payable balances. Sunbeam generally uses interest rate swaps to fix some of its variable rate debt. Sunbeam manages credit risk related to these derivative contracts through credit approvals, exposure limits and threshold amounts and other monitoring procedures.

          Quantitative Information

          Below are tables of information related to Sunbeam's investments in market risk sensitive instruments. All of the instruments in the following tables have been entered into by Sunbeam for purposes other than trading purposes.

          Interest Rate Sensitivity. The table below provides information about Sunbeam's derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations.

          For debt obligations, the table presents principal cash flows by expected maturity date and related (weighted) December 31, 1998 average interest rates. Included in the debt position are the debentures, which carry no intervening cash flows but mature in 2018. For interest rate swaps, the table presents notional amounts and weighted average interest rates for the contracts at the current time. Notional amounts are used to calculate the contractual payments to be exchanged under the contracts.

                                                                         Expected Maturity Date
                                              ---------------------------------------------------------------------------------
                                 December                                                                           Fair
                                 31, 1998      1999       2000      2001     2002    2003    Thereafter    Total    Value (1)
                                 --------      ----       ----      ----     ----    ----    ----------    -----    --------
                                                               (US$ Equivalent in Millions)
  Domestic Liabilities
  Debentures (2)..............      $   779     $  -     $     -  $          $  -     $   -      $2,014    $2,014    $   240
  Other.......................           80       71           1       1        1         1           5        80         79
       Total fixed rate debt
         (US$)................          859       71           1       1        1         1       2,019     2,094        319
       Average interest rate..         5.64%       -           -       -        -         -           -         -          -
       Variable rate debt:
         US$..................      $ 1,357     $  3      $1,354(3)  $ -     $  -     $   -      $    -    $1,357    $ 1,357
       Average interest rate..         8.47%
  Interest Rate Derivatives
       Interest rate swaps:
         Variable to fixed
           (US$)..............      $   325     $  -      $    -     $150    $  -     $ 175      $    -    $  325    $    (7)
          Average pay rate....         5.70%
          Average receive rate         5.21%

  -----------

  (1) The fair value of fixed rate debt is estimated using either reported transaction values or discounted cash flow analysis. The carrying value of variable rate debt is assumed to approximate market value based on the periodic adjustments of the interest rates to the current market rates in accordance with the terms of the agreements. The fair value of the interest rate swaps is based on estimates of the cost of terminating the swaps.

  (2) The total amount of debentures maturing in future periods exceeds the balance as of December 31, 1998 due to the accretion of the debentures. See Note 3 to Sunbeam's Consolidated Financial Statements.

  (3) Represents bank credit facility debt. See "- Liquidity and Capital Resources" and Note 3 to the Consolidated Financial Statements.

         Exchange Rate Sensitivity. The table below provides information about Sunbeam's derivative financial instruments, other financial instruments and forward exchange agreements by functional currency and presents such information in U.S. dollar equivalents. The table summarizes information on instruments and transactions that are sensitive to foreign currency exchange rates, including foreign currency variable rate credit lines, foreign currency forward exchange agreements and foreign currency purchased put option contracts. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For foreign currency forward exchange agreements and foreign currency put option contracts, the table presents the notional amounts and weighted average exchange rates by expected (contractual) maturity dates. These notional amounts generally are used to calculate the contractual payments to be exchanged under the contract. None of the instruments listed in the table have maturity dates beyond 1999.

                                                                                     December 31,
                                                                                        1998              Fair Value
                                                                                     -------------------------------
                                                                                      (US$ Equivalent in Millions)
  On Balance Sheet Financial Instruments
  US$ Functional Currency
       Short-term debt:
            Variable rate credit lines (Europe, Japan and Asia)................       $     45.8               45.8
            Weighted average interest rate.....................................              2.8%

  US$ Functional Currency
  Forward Exchange Agreements
       (Receive US$/pay DM)
            Contract amount....................................................        $    12.0          $    12.2
            Average contractual exchange rate..................................              1.62
       (Receive US$/pay JPY)
            Contract amount....................................................        $    14.9          $    14.2
            Average contractual exchange rate..................................            116.11
       (Receive US$/pay GBP)
            Contract amount....................................................        $     4.0           $    4.1
            Average contractual exchange rate..................................              1.68
  Purchased Put Option Agreements
       (Receive US$/pay DM)
            Contract amount....................................................        $    18.4           $    0.1
            Average strike price...............................................              1.80
       (Receive US$/pay JPY)
            Contract amount....................................................        $    12.4           $    0.2
            Average strike price...............................................            125.0
       (Receive US$/pay GBP)
            Contract amount....................................................         $    1.5                 --
            Average strike price...............................................              1.62

  Euro Conversion

         On January 1, 1999, certain member countries of the European Union established fixed conversion rates between their existing currencies and the European Union's common currency (the "Euro"). The transition period for the introduction of the Euro is between January 1, 1999 and January 1, 2002. Sunbeam has been preparing for the introduction of the Euro and continues to evaluate and address the many issues involved, including the conversion of information technology systems, recalculating currency risk, strategies concerning continuity of contracts, and impacts on the processes for preparing taxation and accounting records. Based on the work to date, Sunbeam believes the Euro conversion will not have a material impact on its results of operations.

  Seasonality

         Sunbeam's sales, prior to the acquisitions, did not exhibit substantial seasonality; however, sales have been strongest during the fourth quarter of the calendar year. Additionally, sales of outdoor cooking products are strongest in the first half of the year, while sales of appliances, personal care and blanket products are strongest in the second half of the year. After considering the seasonality of the acquired businesses, Sunbeam's consolidated sales are not expected to exhibit substantial seasonality; however, sales are expected to be strongest during the second quarter of the calendar year. Furthermore, sales of a number of products, including warming blankets, vaporizers, humidifiers, grills, First Alert products, camping and generator products may be impacted by unseasonable weather conditions.

  Liquidity and Capital Resources

         In order to finance the acquisition of Coleman, First Alert and Signature Brands and to refinance substantially all of the indebtedness of Sunbeam and the three acquired entities, Sunbeam consummated an offering of debentures at a yield to maturity of 5% - approximately $2,014 million principal amount at maturity - in March 1998, which resulted in approximately $730 million of net proceeds and entered into its new bank credit facility.

         The debentures are exchangeable for shares of Sunbeam's common stock at an initial conversion rate of 6.575 shares for each $1,000 principal amount at maturity of the debentures, subject to adjustments upon occurrence of specified events. The debentures are subordinated in right of payment to all existing and future senior indebtedness of Sunbeam. The debentures are not redeemable by Sunbeam prior to March 25, 2003. On or after such date, the debentures are redeemable for cash with at least 30 days notice, at the option of Sunbeam. Sunbeam is required to purchase debentures at the option of the holder as of March 25, 2003, March 25, 2008 and

  March 25, 2013, at purchase prices equal to the issue price plus accrued original discount to such dates. Sunbeam may, at its option, elect to pay any such purchase price in cash or common stock or any combination thereof. However, the bank credit facility prohibits Sunbeam from redeeming or repurchasing debentures for cash. Sunbeam was required to file a registration statement with the SEC to register the debentures by June 23, 1998. This registration statement was filed on February 4, 1999 and the SEC has not declared the registration statement effective. Sunbeam's failure to file the registration statement by June 23, 1998 did not constitute default under the terms of the debentures. As part of the normal review process by the SEC, a number of comments have been made by the staff of the division of Corporation Finance relating to the registration statement and the restated 1996 and 1997 financial statements included therein. Sunbeam expects to resolve these comments with the SEC. From June 23, 1998 until the registration statement is declared effective, Sunbeam is required to pay to the debenture holders cash liquidated damages accruing, for each day during such period, at a rate per annum equal to 0.25% during the first 90 days and 0.50% thereafter multiplied by the total of the issue price of the debentures plus the original issue discount thereon on such day. Sunbeam made its first payment of approximately $500,000 to the debenture holders on September 25, 1998 and an additional $2 million was paid on March 25, 1999.

         Concurrent with the acquisitions, Sunbeam replaced its $250 million syndicated unsecured five-year revolving credit facility with the bank credit facility. The bank credit facility provided for aggregate borrowings of up to $1,700 million. As a result of operating losses incurred in fiscal 1998, among other things, Sunbeam was not in compliance with some covenants set forth in the bank credit facility. Sunbeam and its lenders entered into agreements as of June 30, 1998, October 19, 1998 and April 10, 1999, in each case providing for waivers of compliance with such covenants under the bank credit facility. Effective April 15, 1999, Sunbeam and its lenders entered into an agreement which waived compliance with such covenants through April 10, 2000 and provided for new financial covenants. The following description of the bank credit facility reflects the terms of the bank credit facility as amended through April 15, 1999.

         The bank credit facility provided for aggregate borrowings of up to $1,700 million through:

         o a revolving credit facility in an aggregate principal amount of up to $400.0 million maturing March 30, 2005, $52.5 million of which may only be used to complete the merger if the merger is not completed prior to August 31, 1999;

         o $800.0 million in term loans maturing on March 30, 2005, of which $35.0 million may only be used to complete the merger; and

         o      a $500.0 million term loan maturing September 30, 2006.

  As of December 31, 1998, approximately $1,360 million was outstanding and approximately $260 million was available for borrowing under the bank credit facility.

         Under the bank credit facility, interest accrues, at Sunbeam's option:

         o      at the London Interbank Offered Rate ("LIBOR"); or

         o at the base rate of the administrative agent which is generally the higher of the prime commercial lending rate of the administrative agent or the Federal Funds Rate plus 0.50%;

  in each case plus an agreed upon interest margin which is currently 3.75% for LIBOR borrowings and 2.50% for base rate borrowings. The applicable interest margin is subject to downward adjustment upon the occurrence of specified events.

         Borrowings under the bank credit facility are secured by a pledge of the stock of Sunbeam's material subsidiaries, including Coleman, and by a security interest in substantially all of the assets of Sunbeam and its material domestic subsidiaries, other than Coleman and its material subsidiaries except as described below. Currently, Coleman's inventory and related assets are pledged to secure its obligations for letters of credit issued for its account under the bank credit facility. Additionally, as security for Coleman's note payable to Sunbeam, Coleman pledged substantially all of its domestic assets, other than real property, including 66% of the stock of its direct foreign subsidiaries and domestic holding companies for its foreign subsidiaries, and all of the stock of its other direct domestic subsidiaries, but not the assets of Coleman's subsidiaries. The pledge runs in favor of Sunbeam's lending banks, to which the Coleman note has been pledged as security for Sunbeam's obligations to them. Upon completion of the merger, substantially all of Coleman's assets and the assets of Coleman's domestic subsidiaries will be pledged to secure the obligations under the bank credit facility.

         In addition, borrowings under the bank credit facility are guaranteed by a number of Sunbeam's wholly owned material domestic subsidiaries and these subsidiary guarantees are secured as described above. Upon completion of the merger, Coleman and each of its United States subsidiaries will become guarantors of the obligations under the bank credit facility. To the extent borrowings are made by any subsidiaries of Sunbeam, the obligations of such subsidiaries are guaranteed by Sunbeam.

         The bank credit facility contains covenants customary for credit facilities of a similar nature, including limitations on the ability of Sunbeam and its subsidiaries, including Coleman, to, among other things:

         o       declare dividends or repurchase stock;

         o prepay, redeem or repurchase debt, incur liens and engage in sale-leaseback transactions;

         o       make loans and investments;

         o       incur additional debt;

         o amend or otherwise alter material agreements or enter into restrictive agreements;

         o       make capital and Year 2000 compliance expenditures;

         o       engage in mergers, acquisitions and asset sales;

         o       engage in transactions with specified affiliates;

         o       settle specified litigation;

         o       alter its cash management system; and

         o       alter the businesses they conduct.

  Sunbeam is also required to comply with specified financial covenants and ratios.

         The bank credit facility provides for events of default customary for transactions of this type, including nonpayment, misrepresentation, breach of covenant, cross-defaults, bankruptcy, material adverse change arising from compliance with ERISA, material adverse judgments, entering into guarantees and change of ownership and control. It is also an event of default under the bank credit facility if Sunbeam's registration statement in connection with the merger is not declared effective by the SEC on or before October
  30, 1999 or if the merger does not occur within 25 business days of the effectiveness of the registration statement or if the cash consideration - including any payments on account of the exercise of any appraisal rights, but excluding related legal, accounting and other customary fees and expenses - to consummate the merger exceeds $87.5 million. Although there can be no assurance, Sunbeam anticipates that it will satisfy these conditions. Unless waived by the bank lenders, the failure to satisfy these requirements, as with the occurrence of any other event of default, would permit the bank lenders to accelerate the maturity of all outstanding borrowings under the bank credit facility.

         The bank credit facility also includes provisions for the deferral of the 1999 scheduled term loan payments of $69.3 million, subject to delivery of collateral documents and the filing of an amendment to Sunbeam's registration statement relating to the merger. If these conditions are met, and there are no events of default, the scheduled loan payments will be extended until April 10, 2000. Sunbeam anticipates that it will satisfy these conditions and, accordingly, has classified these amounts as long-term in the Consolidated Balance Sheet.

         As of December 31, 1998, Sunbeam had cash and cash equivalents of $61.4 million, working capital excluding cash and cash equivalents of $427.1 million and total debt of $2,300 million. Cash used in operating activities during 1998 was $190.4 million compared to $6.0 million used in operating activities in 1997. This change is primarily attributable to lower earnings after giving effect to non-cash charges partially offset by improvements in working capital. During 1998, $184.2 million in cash was generated by reducing receivables, including through the revolving trade accounts receivable securitization program described below, and reducing inventories, which was partially offset by a $68.2 million reduction in accounts payable levels. In the fourth quarter of 1998, cash provided by operating activities totaled $34.3 million, principally due to cash generated by reducing receivables and inventories of $181.9 million. The decrease in cash provided by operations from 1996 to 1997 is primarily attributable to increased inventory levels in 1997 and spending in 1997 related to the restructuring initiatives accrued for in 1996, largely offset by an increase in cash generated by earnings in 1997 and an income tax refund (net of payments) in 1997. Cash used in operating activities reflects proceeds of $200.0 million in 1998 and $58.9 million in 1997 from Sunbeam's revolving trade accounts receivable securitization program, described below.

         Cash used in investing activities in 1998 reflects $522.4 million for the acquisitions. In 1997, cash provided by investing activities reflected $91.0 million in proceeds from the sales of divested operations and other assets. Capital spending totaled $53.7 million in 1998 and was primarily for manufacturing efficiency initiatives, equipment and tooling for new products, and management information systems hardware and software licenses. The new product capital spending principally related to the air and water filtration products which were discontinued in the second quarter of 1998, electric blankets, grills, clippers and appliances. Capital spending in 1997 was $60.5 million and was primarily attributable to manufacturing capacity expansion, cost reduction initiatives and equipment to manufacture new products. The new product capital spending in 1997 principally related to appliances and included costs related to blenders, toasters, stand mixers, slow cookers and a soft serve ice cream product. Capital spending in 1996 was

  $75.3 million, including $14.5 million related to the discontinued furniture business, and was primarily attributable to equipment for new product development and cost reduction initiatives. Sunbeam anticipates 1999 capital spending to be approximately 3% of net sales, primarily related to new product introductions, capacity additions, some facility rationalization initiatives and systems hardware and software. As discussed above, Sunbeam's capital and Year 2000 compliance expenditures are limited under the terms of the bank credit facility.

         Cash provided by financing activities totaled $766.2 million in 1998 and reflects:

         o      the net proceeds from the sale of debentures of $729.6 million;

         o the cancellation and repayment of all outstanding balances under Sunbeam's $250 million September 1996 revolving credit facility;

         o      the repayment of debt in connection with the acquisitions;

         o the early extinguishment of the $75.0 million Hattiesburg industrial revenue bond; and

         o      net borrowings under the bank credit facility.

  In addition, cash provided by financing activities during 1998 includes $19.6 million of proceeds from the exercise of stock options:

         During 1997, cash provided by financing activities of $16.4 million reflected

         o net borrowings of $5.0 million under Sunbeam's September 1996 revolving credit facility;

         o $12.2 million of debt repayments related to the divested furniture business and other assets sold; and

         o $26.6 million in cash proceeds from the exercise of stock options.

         In 1996, cash provided by financing activities of $45.3 million was primarily from increased revolving credit facility borrowings of $30.0 million to support working capital and capital spending requirements, $11.5 million in new issuances of long-term debt and $4.6 million in proceeds from the sale of treasury shares to some executives of Sunbeam.

         In December 1997, Sunbeam entered into a revolving trade accounts receivable securitization program, which as amended expires in March 2000, to sell without recourse, through a wholly-owned subsidiary, up to a maximum of $70 million in trade accounts receivable. Sunbeam, as agent for the purchaser of the receivables, retains collection and administrative responsibilities for the purchased receivables. For the year ended December 31, 1998, Sunbeam sold approximately $200 million of accounts receivable under this program. At December 31, 1998, Sunbeam had reduced accounts receivable by $20.0 million for receivables sold under this program. Sunbeam expects to continue to utilize the securitization program to finance a portion of its accounts receivable. See Note 5 to the Consolidated Financial Statements.

         At December 31, 1998, standby and commercial letters of credit aggregated $82.3 million and were predominately for insurance, pension, environmental, workers' compensation, and international trade activities. In addition, as of December 31, 1998, surety bonds with a contract value of $26.5 million were outstanding largely as a result of litigation judgments that are currently under appeal.

         For additional information relating to the debentures, the bank credit facility and the repayment of debt, see Note 3 to the Consolidated Financial Statements.

         Sunbeam expects to acquire the remaining equity interest in Coleman in a merger transaction in which the existing Coleman minority shareholders will receive 0.5677 share of Sunbeam's common stock and $6.44 in cash for each share of Coleman common stock outstanding. In addition, unexercised options under Coleman's stock option plans will be cashed out at a price per share equal to the difference between $27.50 and the exercise price of such options. Sunbeam expects to issue approximately 6.7 million shares of common stock and expend approximately $87 million in cash, including cash paid to option holders, to complete the Coleman transaction. See Notes 2 and 15 to the Consolidated Financial Statements. Although there can be no assurance, it is anticipated that the merger will occur in the second half of fiscal 1999.

         Sunbeam is a party to various environmental proceedings, substantially all related to previously divested operations and to Coleman sites. In management's opinion, the ultimate resolution of these environmental matters will not have a material adverse effect upon Sunbeam's financial condition, results of operations or cash flows. See Note 15 to the Consolidated Financial Statements.

         Sunbeam believes its borrowing capacity under the bank credit facility, cash flow from the combined operations of Sunbeam and its acquired companies, existing cash and cash equivalent balances, and its receivable securitization program will be sufficient to support working capital needs, capital expenditure and Year 2000 compliance spending, and debt service through April 10, 2000. However, if Sunbeam is unable to obtain a further waiver of the covenant and ratio requirements prior to April 10, 2000, Sunbeam expects it would, at that time, be in default of the requirements under the bank credit facility and, as noted above, the lenders could then require the repayment of all amounts then outstanding under the bank credit facility.

         By letter dated June 17, 1998, the staff of the Division of Enforcement of the SEC advised Sunbeam that it was conducting an informal inquiry into Sunbeam's accounting policies and procedures and requested that Sunbeam produce documents. On July 2, 1998, the SEC issued a Formal Order of Private Investigation, designating officers to take testimony and pursuant to which a subpoena was served on Sunbeam requiring the production of documents. On November 4, 1998, Sunbeam received another SEC subpoena requiring the production of additional documents. Sunbeam has provided numerous documents to the SEC staff and continues to cooperate fully with the SEC staff. Sunbeam cannot predict the term of such investigation or its potential outcome.

         Sunbeam is involved in significant litigation, including class and derivative actions, relating to events which led to the restatement of its consolidated financial statements, the issuance of the MacAndrews & Forbes warrants, the sale of the debentures and the employment agreements, attorneys' fees and expenses of Messrs. Dunlap and Kersh. Sunbeam intends to vigorously defend each of the actions, but cannot predict the outcome and is not currently able to evaluate the likelihood of Sunbeam's success in each case or the range of potential loss. However, if Sunbeam were to lose these suits, judgments would likely have a material adverse effect on Sunbeam's financial position, results of operations and cash flows. Additionally, Sunbeam's insurance carriers have filed various suits requesting a declaratory judgment that the directors' and officers' liability insurance policies for excess coverage was invalid and/or had been properly canceled by the carriers or have advised Sunbeam of their intent to deny coverage under such policies. Sunbeam intends to pursue recovery from all of its insurers if damages are rewarded against Sunbeam or its indemnified officers and/or directors under any of the foregoing actions. Sunbeam's failure to obtain such insurance recoveries following an adverse judgment against Sunbeam on any of the foregoing actions could have a material adverse effect on Sunbeam's financial position, results of operations and cash flows.

         Sunbeam and its subsidiaries are also involved in various lawsuits from time to time that Sunbeam considers to be ordinary routine litigation incidental to its business. In the opinion of Sunbeam, the resolution of these routine matters, and of matters relating to prior operations, individually or in the aggregate, will not have a material adverse effect on the financial position, results of operations or cash flows of Sunbeam.

         For additional information relating to litigation, see "BUSINESS - Litigation and Other Contingent Liabilities."

  New Accounting Standards

         In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 requires computer software costs associated with internal use software to be expensed as incurred until certain capitalization criteria are met. Sunbeam has adopted SOP 98-1 effective January 1, 1999. Adoption of this statement is not expected to have a material impact on Sunbeam's consolidated financial position, results of operations, or cash flows. Actual charges incurred due to systems projects may be material.

         In April 1998, the AICPA issued Statement of Position 98-5, Reporting on the Cost of Start-up Activities ("SOP 98-5"). SOP 98-5 requires all costs associated with pre-opening, pre-operating and organization activities to be expensed as incurred. Sunbeam has adopted SOP 98- 5 beginning January 1, 1999. Adoption of this statement is not expected to have a material impact on Sunbeam's consolidated financial position, results of operations, or cash flows.

         In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the Consolidated Balance Sheets as either assets or liabilities measured at fair value. Sunbeam will adopt SFAS No. 133 for the 2000 fiscal year. Sunbeam has not yet determined the impact SFAS No. 133 will have on its consolidated financial position, results of operations or cash flows.

  Year 2000 Readiness Disclosure

         Sunbeam is preparing for the impact of the Year 2000 on its operations. Year 2000 issues could include potential problems in the information technology ("IT") and non-IT systems that Sunbeam uses in its operations and problems in Sunbeam's products. Year 2000 system failures could affect routine but critical operations such as forecasting, purchasing, production, order processing, inventory control, shipping, billing and collection. In addition, system failures could affect Sunbeam's security, payroll operations, or employee safety. Sunbeam may also be exposed to potential risks from third parties with whom Sunbeam interacts who fail to adequately address their own Year 2000 issues.

         Sunbeam's Approach to Year 2000 Issues

         While Sunbeam's Year 2000 readiness planning has been underway for over one year, during the third quarter of 1998 Sunbeam established a cross-functional project team consisting of senior managers, assisted by three external consulting firms which were retained to provide consulting services and to assist Sunbeam in implementing its Year 2000 strategy. This team is headed by Sunbeam's Chief Financial Officer who reports directly to Sunbeam's Chief Executive Officer on this issue. The audit committee of the board of directors is advised periodically on the status of Sunbeam's Year 2000 readiness program.

         The Year 2000 project team has developed a phased approach to identify and resolve Year 2000 issues with many of these activities conducted in parallel. Sunbeam's approach and the anticipated timing of each phase are described below.

         Phase 1 - Inventory and Assessment. During the first phase of Sunbeam's Year 2000 readiness program, Sunbeam established a Year 2000 program management office to centralize the management of all of Sunbeam's Year 2000 projects. Through this office, Sunbeam developed a corporate-wide, uniform strategy for assessing and addressing the Year 2000 issues.

         Sunbeam has completed an inventory of its hardware and software systems, manufacturing equipment, electronic data interchange, telecommunications and other technical assets potentially subject to Year 2000 problems, such as security systems and controls for lighting, air conditioning, ventilation and facility access. This inventory was then entered into Sunbeam's Year 2000 database along with a determination of the item's level of criticality to operations. For those inventory items anticipated to have a significant effect on the business if not corrected, Sunbeam's Year 2000 program envisions repair or replacement and testing of such items. All information relative to each item is being tracked in Sunbeam's Year 2000 database. Sunbeam completed most of this phase during the third and fourth quarters of 1998. Sunbeam has completed a review of the readiness of embedded microprocessors in its products and determined that none of Sunbeam's products have Year 2000 date sensitive systems.

         Phase 2 - Correction and Testing. The second phase of Sunbeam's Year 2000 readiness program is structured to replace, upgrade or remediate, as necessary, those items identified during Phase 1 as requiring corrective action.

         Sunbeam relies on its IT functions to perform many tasks that are critical to its operations. Significant transactions that could be impacted by not being ready for any Year 2000 issues include, among others:

         o       purchases of materials;

         o       production management;

         o       order entry and fulfillment;

         o       payroll processing; and

         o       billing and collections.

         Systems and applications that have been identified by Sunbeam to date as not currently Year 2000 ready and which are critical to Sunbeam's operations include:

         o       financial software systems, which process:

                o     order entry;

                o     purchasing;

                o     production management;

                o     general ledger;

                o     accounts receivable; and

                o     accounts payable functions;

         o      payroll applications; and

         o critical applications in Sunbeam's manufacturing and distribution facilities, such as warehouse management applications.

  In 1997, Sunbeam began implementing a uniform international business and accounting information system to improve internal reporting processes. Based upon representations from the manufacturer that the current version of this uniform information system is Year 2000 ready, Sunbeam has been actively upgrading its business sites that currently utilize this uniform system to the Year 2000 ready version. A small number of other business locations are replacing their current non-Year 2000 ready systems with this new uniform system.

         Sunbeam is also actively replacing and/or upgrading legacy business systems that are not Year 2000 ready, including those that use localized business system packages which were not candidates to be replaced by the uniform business and accounting information system. With respect to Sunbeam's non-IT systems, including time and attendance, security, and in-line manufacturing hardware, Sunbeam is actively analyzing these items to assess any Year 2000 issues. To date, no material issues have been discovered, and Sunbeam will continue to review, test and correct, if necessary, such items.

         Sunbeam plans to complete the corrective work described above with respect to its systems by the end of the second quarter of 1999 with final testing and implementation of such systems occurring in the second and third quarters of 1999.

         Phase 3 - Customers, Suppliers and Business Partners. The third phase of Sunbeam's Year 2000 readiness program which was initiated during the third and fourth quarters of 1998 is designed to assess and interact with Sunbeam's customers, suppliers, and business partners. As part of this effort, Sunbeam surveyed 1,100 vendors and suppliers determined to be critical to Sunbeam. Based on the survey, Sunbeam believes that there is only a low to medium risk of Year 2000 issues for approximately one-third of its vendors; however, a small number - less than 3% - of vendors have been identified as high risk, and almost two-thirds of the vendors did not respond fully to the survey. Sunbeam will continue its vendor evaluation and assessment process through 1999, including direct contact with high and medium risk vendors and vendors who have not responded fully to Sunbeam's survey. Sunbeam has not independently verified the responses of vendors and does not anticipate undertaking such independent verification process.

         Beginning in the second quarter of 1999, Sunbeam began contacting its major customers to confirm their preparations for Year 2000 issues. Sunbeam has already responded to numerous customer inquiries and believes that all of Sunbeam's major customers have established programs to deal with Year 2000 issues. In order to improve Sunbeam's communication with its customers, suppliers and business partners, Sunbeam has set up a Sunbeam Year 2000 telephone number and is in the process of providing Year 2000 information on a Company web site.

         Phase 4 - Contingency Planning. This phase will involve contingency planning for unresolved Year 2000 issues, particularly any issues arising with third party suppliers. Sunbeam's Year 2000 readiness program is ongoing and its ultimate scope, as well as the consideration of contingency plans, will continue to be evaluated as new information becomes available. As a precautionary measure, Sunbeam plans to establish a contingency plan for addressing any effects of the Year 2000 on its operations, whether due to Sunbeam's systems or those of third parties not being ready for any Year 2000 issues. Sunbeam expects to complete such contingency plan by September 30, 1999; such contingency plan will address alternative processes, such as manual procedures, electronic spreadsheets, potential alternative service providers, and plans to address Year 2000 readiness issues as they arise.

         The Risks of Sunbeam's Year 2000 Approach

         The independent consultants assisting Sunbeam in its Year 2000 readiness program have reviewed and concurred with Sunbeam's approach, have assisted in developing cost estimates and have monitored costs for the largest single component (upgrade or installation of Sunbeam's uniform system) of Sunbeam's Year 2000 program. As a result, although Sunbeam did not engage an independent third party to verify the program's overall approach or total cost, Sunbeam believes that Sunbeam's exposure in this regard is mitigated. In addition, through the use of external third-party diagnostic tools which helped to identify potential Year 2000 issues in one significant business operation, Sunbeam believes that it has also mitigated its risk by validating and verifying key program components.

         Management believes that, although there are significant systems that are being modified or replaced, Sunbeam's information systems environment will be made Year 2000 ready prior to January 1, 2000. Sunbeam's failure to timely complete such corrective work could have a material adverse impact on Sunbeam.

         With respect to customers, suppliers and business partners, the failure of some of these third parties to become Year 2000 ready could also have a material adverse impact on Sunbeam. For example, the failure of some of Sunbeam's principal suppliers to have Year 2000 ready internal systems could impact Sunbeam's ability to manufacture and/or ship its products or to maintain adequate inventory levels for production.

         At this time, Sunbeam believes that the most likely "worst-case" scenario relating to Year 2000 involves potential disruptions in areas in which Sunbeam's operations must rely on third parties, such as suppliers, whose systems may not work properly after January 1, 2000. While such system failures could either directly or indirectly affect important operations of Sunbeam and its subsidiaries in a significant manner, Sunbeam cannot at present estimate either the likelihood or the potential cost of such failures. Subject to the nature of the goods or services provided to Sunbeam by third parties whose operations are not made ready for Year 2000 issues, the impact on Sunbeam's operations could be material if appropriate contingency plans cannot be developed prior to January 1, 2000.

         The nature and focus of Sunbeam's efforts to address the Year 2000 problem may be revised periodically as interim goals are achieved or new issues are identified. In addition, it is important to note that the description of Sunbeam's efforts and assessments necessarily involves estimates and projections with respect to activities required in the future. These estimates and projections are subject to change as work continues, and such changes may be substantial.

         The Costs to Address Sunbeam's Year 2000 Issues

         Through December 31, 1998, Sunbeam had expended approximately $19 million to address Year 2000 issues of which approximately half was recorded as capital expenditures and the remainder as SG&A expense. Sunbeam's current assessment of the total costs to address and remedy Year 2000 issues and enhance its operating systems, including costs for the acquired companies, is approximately $60 million. The amount to be incurred for Year 2000 issues during 1999 of approximately $41 million represents over 50% of Sunbeam's total 1999 budget for information systems and related support, including Year 2000 costs. A large majority of these costs are expected to be incremental expenditures that will not recur in the Year 2000 or thereafter. Fees and expenses related to third party consultants, who are involved in the program management office as well as the modification and replacement of software, represent approximately 75% of the total estimated cost. The balance of the total estimated cost relates primarily to software license fees and new hardware, but excludes the costs associated with company employees. Sunbeam expects these expenditures to be financed through operating cash flows or borrowings, as applicable. A significant portion of these expenditures will enhance Sunbeam's operating systems in addition to resolving the Year 2000 issues. As Sunbeam completes its assessment of the Year 2000 issues, the actual expenditures incurred or to be incurred may differ materially from the amounts shown above. The bank credit facility does not permit Sunbeam to spend more than $50 million on Year 2000 testing and remediation during 1999.

         Because Year 2000 readiness is critical to the business, Sunbeam has redeployed some resources from non-critical system enhancements to address Year 2000 issues. In addition, due to the importance of IT systems to Sunbeam's business, management has deferred non-critical systems enhancements as much as possible. Sunbeam does not expect these redeployments and deferrals to have a material impact on Sunbeam's financial condition, results of operations or cash flows.

  Effects of Inflation

         For each of the three years in the period ended December 31, 1998, Sunbeam's cost of raw materials and other product remained relatively stable. To the extent possible, Sunbeam's objective is to offset the impact of inflation through productivity enhancements, cost reductions and price increases.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On November 20, 1998, the audit committee recommended and Sunbeam's board approved the appointment of Deloitte & Touche as its independent auditors for 1998, to replace Arthur Andersen, Sunbeam's former auditor. Arthur Andersen is continuing to provide certain professional services to Sunbeam.

         On June 25, 1998, Sunbeam announced that Arthur Andersen would not consent to the inclusion of its opinion on Sunbeam's 1997 financial statements in a registration statement Sunbeam was planning to file with the SEC. On June 30, 1998, Sunbeam announced that the audit committee of its board of directors would conduct a review of Sunbeam's prior financial statements and that, therefore, those financial statements should not be relied upon. Sunbeam also announced that Deloitte & Touche had been retained to assist the audit committee and Arthur Andersen in their review of Sunbeam's prior financial statements. On August 6, 1998, Sunbeam announced that the audit committee had determined that Sunbeam would be required to restate its financial statements for 1997, the first quarter of 1998 and possibly 1996, and that the adjustments, while not then quantified, would be material. On October 20, 1998 Sunbeam announced the restatement of its financial results for a six-quarter period from the fourth quarter of 1996 through the first quarter of 1998. On November 12, 1998, Sunbeam filed a Form 10- K/A for the year ended December 28, 1997, which contains an unqualified opinion by Arthur Andersen on Sunbeam's restated consolidated financial statements as of December 29, 1996 and December 28, 1997 and for each of the three years in the period ended December 28, 1997.

         Arthur Andersen's report on Sunbeam's financial statements for the two fiscal years of Sunbeam ended December 28, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for those periods and through November 20, 1998, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused Arthur Andersen to make reference thereto in their report on the financial statements for such years. Sunbeam has not consulted with Deloitte & Touche on any matter that was either the subject of a disagreement or a reportable event between Sunbeam and Arthur
  Andersen.

         In connection with the restatements referred to above, in a letter dated October 16, 1998, Arthur Andersen advised Sunbeam that there existed the following conditions that Arthur Andersen believed to be material weaknesses in Sunbeam's internal controls:

         "In our opinion, [Sunbeam's] design and effectiveness of its internal control were inadequate to detect material misstatements in the preparation of [Sunbeam's] 1997 annual (before audit) and quarterly financial statements."

         As part of its audit of Sunbeam's 1997 consolidated financial statements that led to the restatement of these financial statements, Arthur Andersen was required to consider Sunbeam's internal controls in determining the scope of its audit procedures. Arthur Andersen has advised management of its concerns regarding Sunbeam's internal controls. Management is addressing these concerns and although Sunbeam has not yet fully implemented all additional planned controls, management believes that the interim measures Sunbeam has adopted to prevent material misstatements in its financial statements will be effective until the remainder of the additional controls can be implemented.

                               BUSINESS OF SUNBEAM

  General

         Sunbeam is a leading designer, manufacturer and marketer of branded consumer products. Sunbeam's primary business is the manufacturing, marketing and distribution of durable household and outdoor leisure consumer products through mass market and other distribution channels in the United States and internationally. Sunbeam also sells its products to professional and commercial end users such as small businesses, health care providers, hotels and other institutions. Sunbeam's principal products include household kitchen appliances; health monitoring and care products for home use; scales for consumer and professional use for weight management and business uses; electric blankets and throws; clippers and trimmers for consumer, professional and animal uses; smoke and carbon monoxide detectors; outdoor barbecue grills; camping equipment such as tents, lanterns, sleeping bags and stoves; coolers; backpacks and book bags; and portable generators and compressors.

         Sunbeam was organized in 1989 as Sunbeam-Oster Company, Inc., and in September 1990, Sunbeam acquired the assets and assumed certain liabilities, through a reorganization, of Allegheny International, Inc., an entity operating as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code since 1988. In August 1992, Sunbeam completed a public offering of 20,000,000 shares of its common stock. In May 1995, Sunbeam changed its name from Sunbeam-Oster Company, Inc. to Sunbeam Corporation.

         In 1998 Sunbeam acquired an indirect controlling interest in Coleman and all the outstanding common stock of Signature Brands and First Alert.

  Products and Operations

         Sunbeam's operations are managed through four groups: Household, Outdoor Leisure, International and Corporate. The Household and Outdoor Leisure operating groups encompass the following products:

         o       In the Household group:

         (1) Appliances - including mixers, blenders, food steamers, breadmakers, rice cookers, coffee makers, toasters, irons and garment steamers;

         (2) Health products - including vaporizers, humidifiers, air cleaners, massagers, hot and cold packs and blood pressure monitors;

         (3)    Scales;

         (4) Personal care - including hair clippers and trimmers and related products for the professional beauty, barber and veterinarian trade and sales of products to commercial and institutional channels;

         (5) Blankets - including electric blankets, heated throws and mattress pads; and

         (6) First Alert - including smoke and carbon monoxide detectors, fire extinguishers and home safety equipment.

         o        In the Outdoor Leisure group:

         (1) Outdoor recreation products - including tents, sleeping bags, coolers, camping stoves, lanterns and outdoor heaters;

         (2) Outdoor cooking products - including gas and charcoal outdoor grills and grill parts and accessories;

         (3) Powermate products - including portable power generators and air compressors; and

         (4) Eastpak products - including backpacks and bags.

  Sunbeam's International group is managed through the following regional subdivisions:

         (1) Europe - manufacture, sales and distribution of Campingaz(Registered) products and sales and distribution in Europe, Africa and the Middle East of other Sunbeam products;

         (2) Latin America - manufacture, sales and distribution throughout Latin America of small appliances, and sales and distribution of personal care products, professional clippers and related products, camping products and Powermate products;

         (3) Japan - sales and distribution of primarily outdoor recreation products;

         (4) Canada - sales and distribution of substantially all Sunbeam's products; and

         (5) East Asia - sales and distribution in all areas of East Asia other than Japan of substantially all Sunbeam's products.

         Sunbeam's Corporate group provides certain management, accounting, legal, risk management, treasury, human resources, tax and management information services to all operating groups and also includes the operation of Sunbeam's retail stores and the conduct of Sunbeam's licensing activities.

         See Note 14 to the Consolidated Financial Statements for financial data concerning Sunbeam's operating segments.

         Household

         Sunbeam's Household group includes appliances, health products, scales, personal care products, blankets and First Alert products. Net sales of Household group products accounted for approximately 50%, 73% and 74% of Sunbeam's consolidated net sales in 1998, 1997 and 1996, respectively. Except as discussed below, there were no Household group products or group of similar products with sales that accounted for 10% or more of consolidated net sales in any of the last three fiscal years.

         Appliances. Small kitchen appliances include Mixmaster(Registered) stand mixers, hand mixers, Osterizer(Registered) blenders, food processors, rice cookers, food steamers, toasters, can openers, breadmakers, waffle makers, ice cream makers, frying pans, deep fryers and culinary accessories, which are sold primarily under the Sunbeam(Registered) and Oster(Registered) brand names. In addition, Sunbeam sells coffee makers under the Mr. Coffee(Registered), Sunbeam and Oster brand names and, with respect to coffee and tea products, the Mr. Coffee brand name. Other brand names or trademarks used in marketing include: Toast Logic(Registered), Details(Registered) by Mr.
  Coffee for high end coffeemakers sold in department and specialty stores, Mrs. Tea(Trademark), and Iced Tea Pot(Trademark), Oster Designer(Registered) and Pause N Serve(Registered). Sunbeam holds the number one or two market positions in coffee makers, mixers, and breadmakers. Appliances also encompass garment care appliances consisting of irons and steamers. Sunbeam manufactures a portion of its appliances in its United States and Mexico plants and sources the balance of its appliance products from domestic and foreign manufacturers.

         Health. Sunbeam markets many of its health products under the Sunbeam(Registered) name and the trademark Health at Home(Registered). These products include heating pads, bath scales, blood pressure and other health-monitoring instruments, massagers, vaporizers, humidifiers and dental care products. Sunbeam assembles and/or manufactures its vaporizers, humidifiers and heating pads at its United States and Mexico facilities. Sunbeam's other personal health products are sourced from manufacturers primarily located in China.

         Scales. Sunbeam also designs, manufactures and markets scales for consumer, office and professional use. Sunbeam manufactures a complete line of analog and digital floor scales, waist-high and eye-level scales for use in weight monitoring by consumers. These consumer scales are sold under the brand names Health o Meter(Registered), Sunbeam, Counselor(Registered) and Borg(Registered). Other trademarks used in marketing the scales are BigFoot(Registered) and Precious Metals(Registered). Sunbeam also markets professional scales such as traditional balance beam scales, pediatric scales, wheelchair ramp scales, chair and sling scales and home healthcare scales using the Pro Series(Registered) and Pro Plus Series(Registered) trademarks in addition to the Health o Meter brand. Sunbeam's line of scales also includes letter and parcel scales for office use, marketed under the Pelouze(Registered) brand name. Sunbeam has a commanding share of the office scale market with its Pelouze scales. Sunbeam's Pelouze food scales include analog and digital portion control scales, thermometers and timers for commercial and non-commercial applications. Sunbeam manufactures approximately one-half of its scales at a United States plant and sources the remaining scales from both domestic and foreign suppliers.

         Personal Care. Sunbeam's personal care products include a broad line of hair clippers and trimmers for animals and humans which are sold through retail channels. Sunbeam holds the number one or two position in its clipper and trimmer product lines. Sunbeam also markets a line of professional barber, beauty and animal grooming products, including electric and battery clippers, replacement blades and other grooming accessories sold to both conventional retailers and through professional distributors. These products are manufactured at Sunbeam's United States and Mexico facilities.

         Blankets. Sunbeam's blanket products include electric blankets, Cuddle-Up(Registered) heated throws and heated mattress pads. Sunbeam holds the number one market position in each of electric blankets, heated throws and heated mattress pads. These products are manufactured at Sunbeam's United States and Mexico facilities. In 1996, sales of electric blankets accounted for approximately 12% of consolidated net sales.

         First Alert. Sunbeam is a leading manufacturer and marketer of a broad range of residential safety products, including residential use ionization and photoelectric smoke detectors in which Sunbeam has the leading market share. Other products include carbon monoxide detectors, fire extinguishers, rechargeable flashlights and lanterns, electric and electromechanical timers, night lights, radon gas detectors, fire escape ladders and motion sensing lighting controls. Sunbeam's smoke detectors are battery-operated and carbon monoxide detectors are available in both plug in and battery operated units and in a combination unit. These products are marketed primarily under the First Alert(Registered) brand name. Sunbeam also uses the brand names Family Gard(Registered) and Sure Grip(Registered) for certain of its products. Sunbeam markets certain of these products under the BRK(Registered) brand for the electrical wholesale markets. Sunbeam manufactures its smoke and carbon monoxide detectors in its Mexico plant, manufactures fire extinguishers in its United States plant and sources other products from domestic and foreign suppliers.

         In 1996, Sunbeam's furniture business accounted for approximately 23% of consolidated net sales. See Note 13 to the Consolidated Financial Statements for information relating to the divestiture of Sunbeam's furniture business.

         Outdoor Leisure

         Sunbeam's Outdoor Leisure group includes products for outdoor recreation and outdoor cooking, as well as the Powermate and Eastpak product lines. Net sales of the Outdoor Leisure group accounted for approximately 50%, 25% and 26% of Sunbeam's consolidated net sales in 1998, 1997 and 1996, respectively. Except as discussed below, there were no other Outdoor Leisure products or groups of similar products with sales that accounted for 10% or more of consolidated net sales in any of the last three fiscal years.

         Outdoor Recreation. Principal outdoor recreation products include a comprehensive line of lanterns and stoves for outdoor recreational use, fuel-related products such as disposable fuel cartridges, a broad range of coolers and jugs, sleeping bags, backpacks, tents, outdoor folding furniture, portable electric lights, camping accessories and other products. These products are used predominantly in outdoor recreation, but many products have applications in emergency preparedness and some are also used in home improvement projects. The products are distributed predominantly through mass merchandisers, home centers and other retail outlets. Sunbeam believes it is the leading manufacturer of lanterns and stoves for outdoor recreational use in the world. Sunbeam's liquid fuel appliances include single and dual fuel-powered lanterns and stoves and a broad range of propane- and butane-fueled lanterns and stoves. These products are manufactured at Sunbeam's facilities located in the United States and are marketed under the Coleman(Registered) and Peak One(Registered) brand names.

         Sunbeam manufactures and sells a wide variety of insulated coolers and jugs and reusable ice substitutes, including personal coolers for camping, picnics or lunch box use; large coolers; beverage coolers for use at work sites and recreational and social events; and soft-sided coolers. Sunbeam's cooler products are manufactured predominantly at Sunbeam's facilities located in the United States and are marketed under the Coleman brand name worldwide. Sunbeam designs, manufactures or sources, and markets textile products, including tents, sleeping bags, backpacks and rucksacks. Sunbeam's tents and sleeping bags are marketed under the Coleman and Peak One brand names. Sunbeam manufactures and markets aluminum- and steel-framed, portable, outdoor, folding furniture under the Coleman and Sierra Trails(Registered) brand names. These products are manufactured predominantly at Sunbeam's facilities located in the United States. Sunbeam designs and markets electric lighting products that are manufactured by others and sold under the Coleman, Powermate and Job-Pro(Registered) brand names. These products include portable electric lights such as hand held spotlights, flashlights and fluorescent lanterns and a line of rechargeable lanterns and flashlights. Sunbeam designs, sources and markets a variety of small accessories for camping and outdoor use, such as cookware and utensils. These products are manufactured by third-party vendors to Coleman's specifications and are marketed under the Coleman brand name.

         Outdoor Cooking. Sunbeam is a leading supplier of outdoor barbecue grills. Sunbeam has one of the leading market share positions in the gas grill industry. Outdoor barbecue grills consist of gas, electric and charcoal models which are sold by Sunbeam primarily under the Sunbeam and Grillmaster(Registered) brand names. Sunbeam's outdoor cooking products also include smokers and replacement parts for grills and various accessories such as cooking utensils, grill cleaning products and barbecue tools. Almost all of Sunbeam's grills are manufactured at Sunbeam's United States facility. Sunbeam sources practically all of its accessories and a portion of its replacement parts from various manufacturers, many of which are in East Asia. A licensee of Sunbeam produces gas barbecue grills under the Coleman name. In 1997 and 1996, sales of gas grills accounted for approximately 13% and 19%, respectively, of consolidated net sales.

         Powermate. Sunbeam's principal Powermate products include portable generators and portable and stationary air compressors. Sunbeam is a leading manufacturer and distributor of portable generators in the United States. Generators are used for home improvement projects, small businesses, emergency preparedness and outdoor recreation. These products are manufactured by Sunbeam at its United States facilities using engines manufactured by third parties, are marketed under the Coleman Powermate(Registered) brand name and are distributed predominantly through mass merchandisers and home center chains. Sunbeam also produces advanced, light-weight generators incorporating proprietary technology. Sunbeam's air compressors are manufactured at its facilities located in the United States, are marketed under the Coleman Powermate brand name and are distributed predominantly through mass merchandisers and home center chains.

         Eastpak. Sunbeam designs, manufactures and distributes book bags, backpacks and related goods throughout the United States under the Eastpak and Timberland(Registered) brand names. Sunbeam manufactures the majority of its products in its plants located in Puerto Rico.

         International

         Sunbeam markets a variety of products outside the United States. While Sunbeam sells many of the same products domestically and internationally, it also sells products designed specifically to appeal to foreign markets. Sunbeam, through its foreign subsidiaries, has manufacturing facilities in France, Indonesia, Italy, Mexico, and Venezuela, and sales administration offices, warehouse and distribution facilities in Canada, Europe, the Mideast, Asia and Latin America. Sunbeam also sells its products directly to international customers in certain other markets through Sunbeam sales managers, independent distributors and commissioned sales representatives. The products sold by the international group are sourced from Sunbeam's manufacturing operations or from vendors primarily located in Asia. International sales accounted for approximately 23%, 21% and 19% of Sunbeam's consolidated net sales in 1998, 1997 and 1996, respectively. Sunbeam's international operations are managed through the following geographic areas:

         Europe. Sunbeam's European operations are managed from Brussels and the sales are dominated by the product lines acquired by Sunbeam as part of the Coleman acquisition, including the Campingaz product lines and Eastpak products. Sunbeam's European office also manages the sale and distribution of Sunbeam products throughout Africa and the Middle East.

         Japan. Sunbeam's sales in Japan are almost exclusively sales of camping equipment such as tents, stoves, lanterns, sleeping bags and accessories.

         Latin America. The activities of Sunbeam outside the United States were primarily focused in Mexico and Latin America prior to the 1998 acquisition of Coleman. Sunbeam enjoys a strong market position in a number of product lines in Latin America. The Oster brand has the leading market share in small appliances in a number of Latin American countries. Sunbeam's sales in Latin America are derived primarily from household appliances, particularly the Oster blender and the recently introduced Oster arepa maker.

         Canada. Sunbeam sells substantially all of its products in Canada through a distribution sales office located in Toronto.

         East Asia. During 1998, Sunbeam's sales in East Asia were hampered by the economic downturn particularly in South Korea where Sunbeam had developed a strong market for Eastpak bags, and in Indonesia where Sunbeam sells Campingaz products. Sunbeam has established a sales office in Australia, from which it sells primarily clippers and appliances, and distributes First Alert products in Australia and New Zealand. Sales offices have also been established in Manila and Hong Kong.

         Sunbeam has sales and facilities in countries where economic growth has slowed, primarily Japan, Korea and Latin America. The economies of other foreign countries important to Sunbeam's operations could also suffer instability in the future. The following are among the factors that could negatively affect Sunbeam's operations in foreign markets: (1) access to markets; (2) currency devaluation; (3) new tariffs; (4) changes in monetary policies; (5) inflation; and (6) governmental instability. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Foreign Operations."

         Corporate

         Retail. Sunbeam sells many of its products through its retail outlet stores which are operated under the Sunbeam, Oster and Camp Coleman(Registered) names. In addition, Sunbeam currently has 37 retail outlet stores in the United States and Canada which primarily carry discontinued, overstock and refurbished products for retail sale to consumers. Net sales from retail stores were not significant in any of the last three fiscal years.

         Licensing. Sunbeam licenses the Sunbeam name and the Coleman name and logo under two types of licensing arrangements: general merchandise licenses and licenses to purchasers of businesses divested by Sunbeam. Sunbeam's general merchandise licensing activities involve licensing the Sunbeam and/or Coleman name and logo, for a royalty fee, to certain companies that manufacture and sell products that complement Sunbeam's product lines. Revenue from licensing activities in 1998 in the amount of $4 million was generated primarily from the license of the Coleman name. In addition, Sunbeam licenses trade names from third parties for use in connection with Sunbeam's products. Revenue from licensing activities was not significant in 1997 and 1996.

  Competition

         The markets in which Sunbeam operates are generally highly competitive, based primarily on product quality, product innovation, price and customer service and support, although the degree and nature of such competition vary by location and product line. Sunbeam believes that no other company produces and markets the breadth of household appliance, camping and outdoor recreation products marketed by Sunbeam.

         Sunbeam competes with various manufacturers and distributors with respect to its household appliances. Primary competitors in the kitchen appliance area have been Black & Decker (which recently sold its appliance division to Windmere), Hamilton Beach/Procter Silex, West Bend, Melita, Salton-Maxim, Cuisinart, Regal, Krups, Kitchen Aid, Braun and Rival. Sunbeam's primary competitor in the consumer scale market is Metro Corporation. Sunbeam's health care products compete with those of numerous small manufacturers and distributors, none of which dominates the home health care market. Sunbeam has no domestic competitors for its electric blankets and heated throws and enjoys a market share in excess of 90% for these products. Sunbeam's primary competitors for retail clippers and trimmers are Wahl and Conair; the primary competitors in the professional products lines are Wahl and Andis. Sunbeam enjoys a leading market share with respect to its smoke and carbon monoxide detectors where Ranco, American Sensor, Nighthawk and Siebe are the primary competitors. Sunbeam competes with Micro General with respect to its Pelouze scales.

         Sunbeam's Outdoor Leisure products compete with numerous products sold by other manufacturers. Lanterns and stoves compete with, among others, products offered by Century Primus, American Camper and Dayton Hudson Corporation, while Desa & Schau and Mr. Heater are the primary competitors for heaters. The primary competitors for Sunbeam's portable furniture are a variety of import companies. Sunbeam's insulated cooler and jug products compete with products offered by Rubbermaid Incorporated, Igloo Products Corp. and The Thermos Company. Sunbeam's sleeping bags compete with, among others, American Recreation, Slumberjack, Academy Broadway Corp. and MZH Inc., as well as certain private label manufacturers. In the tent market, Sunbeam competes with, among others, Wenzel, Eureka and Mountain Safety Research, as well as certain private label manufacturers. Sunbeam competes with W.C. Bradley, Meco, Fiesta, Ducane, Weber and Keanall for sales of outdoor grills and accessories. Sunbeam's backpack products compete with, among others, American Camper, JanSport, Nike, Outdoor Products, The North Face, and Kelty, as well as certain private label manufacturers. Sunbeam's competition in the electric light business includes, among others, Eveready and Rayovac Corporation. Sunbeam's camping accessories compete primarily with Coughlan's. Sunbeam's primary competitors in the generator business are Generac Corporation, Honda Motor Co., Ltd., Kawasaki and Yamaha. Primary competitors in the air compressor business include DeVilbiss and Campbell Hausfield. In addition, Sunbeam competes with various other entities in international markets.

  Customers

         Sunbeam markets its products through virtually every category of retailer including mass merchandisers, catalog showrooms, warehouse clubs, department stores, catalogues, Sunbeam-owned outlet stores, television shopping channels, hardware stores, home improvement centers, office products centers, drug and grocery stores, and pet supply retailers, as well as independent distributors and military post exchange outlets. In 1998, Sunbeam sold products to virtually all of the top 100 U.S. retailers, including Wal-Mart/Sam's Club, Kmart, Price Costco, Target Stores and Home Depot. Sunbeam's largest customer, Wal-Mart, accounted for approximately 18%, 20% and 19% of consolidated net sales in 1998, 1997 and 1996, respectively. Sunbeam has the majority of its U.S. customer sales on electronic data interchange
  (EDI) systems.

  Backlog

         The amount of backlog orders at any point in time is not a significant factor in Sunbeam's business.

  Patents and Trademarks

         Sunbeam believes that an integral part of its strength is its ability to capitalize on the Sunbeam(Registered), Coleman(Registered), Oster(Registered), Eastpak(Registered), Mr. Coffee(Registered), Health o Meter(Registered), First Alert(Registered) and Campingaz(Registered) trademarks which are registered in the United States and in numerous foreign countries. Widely recognized throughout North America, Latin America and Europe, these registered trademarks, along with Powermate(Registered), Pelouze(Registered), Peak One(Registered), Osterizer(Registered), Mixmaster(Registered), Toast Logic(Registered), Steammaster(Registered), Oskar(Registered), Grillmaster(Registered) and "Blanket with a Brain(Registered)" brands are important to the success of Sunbeam's products. Other important trademarks within Sunbeam include Oster Designer(Registered), Cuddle-Up(Registered) and A5(Registered). The loss of any single trademark would not have a material adverse effect on Sunbeam's business; however, the Sunbeam, Coleman and Mr. Coffee trademarks are integral to certain of Sunbeam's continuing operations and Sunbeam aggressively monitors and protects these and other brands.

         Sunbeam holds numerous design and utility patents covering a wide variety of products, the loss of any one of which would not have a material adverse effect on Sunbeam's business taken as a whole.

  Research and Development

         New products and improvements to existing products are developed based upon the perceived needs and demands of consumers. Research and development expenditures are expensed as incurred. The amounts charged to operations for the fiscal years ended 1998, 1997 and 1996 were $18.7 million, $5.7 million and $6.5 million, respectively.

  Employees

         As of December 31, 1998, Sunbeam had approximately 14,196 full-time and part-time employees of which 6,848 are employed domestically. Sunbeam is a party to collective bargaining agreements with its hourly employees located at the Aurora, Illinois, Glenwillow, Ohio and Bridgeview, Illinois plants. Sunbeam's Canadian warehouse employees are represented by a union, as are all of the production employees at Sunbeam's operations in France and Italy. Sunbeam has had no material labor-related work stoppages and, in the opinion of management, relations with its employees are generally good.

  Seasonality

         Sunbeam's sales, prior to the 1998 acquisitions, have not traditionally exhibited substantial seasonality; however, sales have been strongest during the fourth quarter of the calendar year. Additionally, sales of outdoor cooking products are strongest in the first half of the year, while sales of appliances, personal care and blanket products are strongest in the second half of the year. After considering the seasonality of the acquired businesses, Sunbeam's consolidated sales are not expected to exhibit substantial seasonality; however, sales are expected to be strongest during the second quarter of the calendar year. Furthermore, sales of a number of products, including warming blankets, vaporizers, humidifiers, grills, First Alert products, camping and generator products, may be impacted by unseasonable weather conditions.

  Raw Materials/Suppliers

         The raw materials used in the manufacture of Sunbeam's products are available from numerous suppliers in quantities sufficient to meet normal requirements. Sunbeam's primary raw materials include aluminum, steel, plastic resin, copper, electrical components, various textiles or fabrics and corrugated cardboard for cartons. Sunbeam also purchases a substantial number of finished products. Sunbeam is not dependent upon any single supplier for a material amount of such sourced products.

  Properties

         Sunbeam's principal properties as of December 31, 1998 are as follows:

  BUILDING                                                                                  SQUARE           OWNED/
  LOCATION                    PRINCIPAL USE                                                 FOOTAGE          LEASED
  --------                    -------------                                                 -------          ------
  UNITED STATES
  -------------
  Aurora, IL                  First Alert offices, manufacture of fire extinguishers          236,000        Leased
  Boca Raton, FL              Corporate headquarters                                          100,626        Leased
  Bridgeview, IL              Offices and manufacture of scales                               157,000        Owned
  Glenwillow, OH              Manufacture of Mr. Coffee products, distribution
                                warehouse and offices                                         458,000        Leased
  Hattiesburg, MS             Manufacture of molded plastic parts, humidifiers,
                                vaporizers, warehouse/distribution, and offices               725,000        Owned
  Haverhill, MA               Office and warehouse/distribution                               111,750        Leased
  Kearney, NE                 Manufacture/assembly of portable generators; office and
                                warehouse                                                     155,000        Leased (1)
  Lake City, SC               Manufacture of sleeping bags                                    168,000        Owned
  Maize, KS                   Manufacture of propane cylinders and machined parts             232,760        Leased
  McMinnville, TN             Manufacture of clippers, trimmers and blades                    169,400        Leased
  Neosho, MO                  Manufacture of outdoor barbecue grills                          669,700        Owned
  New Braunfels, TX           Manufacture of insulated coolers and other plastic
                                products                                                      338,000        Owned

  Pocola, OK                  Manufacture of outdoor folding furniture and warehouse          186,000        Owned
  Springfield, MN             Manufacture of air compressors                                  166,000        Owned
  Waynesboro, MS              Manufacture of electric blankets                                853,714        Leased
  Wichita, KS                 Manufacture of lanterns and stoves and insulated coolers
                                and jugs; research and development and design
                                operations; office and warehouse                            1,197,000        Owned
  Morovis and Orocovis        Manufacture of daypacks, sports bags, and related
       Puerto Rico              products; office and warehouse                                110,000        Leased

  INTERNATIONAL
  -------------

  Acuna, Mexico               Manufacture of appliances                                       110,000        Owned
  Barquisimeto, Venezuela     Manufacture of appliances                                        75,686        Owned
  Brussels, Belgium           European headquarters                                            14,721        Leased
  Centenaro di Lonato, Italy  Manufacture of butane lanterns, stoves, heaters and
                                grills; office and warehouse                                   77,000        Owned
  Juarez, Mexico              Manufacture of smoke and carbon monoxide detectors              109,000        Leased
  Matamoros, Mexico           Manufacture of controls                                          91,542        Owned
  Mississauga, Canada         Sales and distribution office                                    19,891        Leased
  St. Genis Laval, France     Manufacture of lanterns and stoves, filling of gas
                                cylinders, and assembly of grills; office and
                                warehouse.                                                  2,070,000        Owned (2)
  Tlalnepantla, Mexico        Manufacture of appliances                                       297,927        Owned

  (1) The owned facilities at Kearney, Nebraska reside on land leased under three leases that expire in 2007 with options to extend each for three additional ten-year periods.

  (2) The warehouse portion of St. Genis Laval, France is leased for terms that expire in 2004; the remaining facility is owned.

         Sunbeam also maintains leased sales and administrative offices in the United States, Europe, Asia and Latin America, among other sites. Sunbeam leases various warehouse facilities and/or accesses public warehouse facilities as needed on a short term lease basis. Sunbeam also maintains gas filling plants in Indonesia, the Philippines and the United Kingdom. Sunbeam also leases a total of 173,570 square feet for the operation of its retail outlet stores. Sunbeam management considers Sunbeam's facilities to be suitable for Sunbeam's operations, and believes that Sunbeam's facilities provide sufficient capacity for its production requirements.

  Litigation and Other Contingent Liabilities

         On April 23, 1998, two class action lawsuits were filed on behalf of purchasers of Sunbeam common stock in the U.S. District Court for the Southern District of Florida against Sunbeam and some of its present and former directors and former officers alleging violations of the federal securities laws as discussed below. After that date, approximately fifteen similar class actions were filed in the same Court. One of the lawsuits also named as defendant Arthur Andersen, Sunbeam's independent accountants for the period covered by the lawsuit.

         On June 16, 1998, the court entered an order consolidating all these suits and all similar class actions subsequently filed (collectively, the "Consolidated Federal Actions") and providing time periods for the filing of a consolidated amended complaint and defendants' response thereto. On June 22, 1998, two groups of plaintiffs made motions to be appointed lead plaintiffs and to have their selection of counsel approved as lead counsel. On July 20, 1998, the court entered an order appointing lead plaintiffs and lead counsel. This order also stated that it shall apply to all subsequently filed actions which are consolidated with the other actions. On August 28, 1998, plaintiffs in one of the subsequently filed actions filed an objection to having their action consolidated pursuant to the June 16, 1998 order, arguing that the class period in their action differs from the class periods in the originally filed consolidated actions. On December 9, 1998, the court entered an order overruling plaintiffs' objections and affirming its prior order appointing lead plaintiffs and lead counsel.

         On January 6, 1999, plaintiffs filed a consolidated amended class action complaint against Sunbeam, some of its present and former directors and former officers, and Arthur Andersen. The consolidated amended class action complaint alleges that, in violation of section 10(b) of the Exchange Act and SEC Rule 10b-5, defendants made material misrepresentations and omissions regarding Sunbeam's business operations, future prospects and anticipated earnings per share, in an effort to artificially inflate the price of Sunbeam common stock and call options, and that, in violation of section 20(a) of the Exchange Act, the individual defendants exercised influence and control over Sunbeam, causing Sunbeam to make material misrepresentations and omissions. The consolidated amended complaint seeks an unspecified award of money damages. On February 5, 1999, plaintiffs moved for an order certifying a class consisting of all persons and entities who purchased Sunbeam common stock or who purchased call options or sold put options with respect to Sunbeam common stock during the period April 23, 1997 through June 30, 1998, excluding the defendants, their affiliates, and employees of Sunbeam. Defendants' response to the motion for class certification was filed on May 6, 1999. On March 8, 1999, all defendants who had been served with the consolidated amended class action complaint moved to dismiss it. Under the Private Securities Litigation Reform Act of 1995, all discovery in the consolidated action is stayed pending resolution of the motions to dismiss.

         On April 7, 1998, a purported derivative action was filed in the Circuit Court for the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against Sunbeam and some of its present and former directors and former officers. The action alleged that the individual defendants breached their fiduciary duties and wasted corporate assets when Sunbeam granted stock options at an exercise price of $36.85 to three of its officers and directors who were subsequently terminated by Sunbeam on or about February 2, 1998. On June 25, 1998, all defendants filed a motion to dismiss the complaint for failure to make a pre-suit demand on Sunbeam's board of directors. On October 22, 1998, the plaintiff amended the complaint against all but one of the defendants named in the original complaint. On February 19, 1999, plaintiffs filed a second amended derivative complaint nominally on behalf of Sunbeam against some of its present and former directors and former officers and Arthur Andersen. The second amended complaint alleges, among other things, that Messrs. Dunlap and Kersh caused Sunbeam to employ fraudulent accounting procedures in order to enable them to secure new employment contracts, and seeks an award of damages and other declaratory and equitable relief. The plaintiff has agreed that defendants need not respond to the second amended complaint until May 14, 1999. As described below, Sunbeam and the plaintiffs moved the court for an injunction against Messrs. Dunlap and Kersh with respect to the arbitration action brought by them.

         On June 25, 1998, four purported class actions were filed in the Court of Chancery of the State of Delaware in New Castle County by minority stockholders of Coleman against Coleman, Sunbeam and certain of Sunbeam's and Coleman's present and former officers and directors. An additional class action was filed on August 10, 1998, against the same parties. The complaints in these class actions allege, in essence, that the existing exchange ratio for the proposed merger is no longer fair to Coleman public stockholders as a result of the decline in the market value of Sunbeam common stock. On October 21, 1998, Sunbeam announced that it had entered into a memorandum of understanding to settle, subject to court approval, the class actions. Under the terms of the proposed settlement, if approved by the court Sunbeam will issue to Coleman public stockholders and plaintiffs' counsel in this action, warrants to purchase about 4.98 million shares of Sunbeam common stock at $7 per share, subject to anti-dilution adjustments. These warrants will generally have the same terms as the warrant issued to the MacAndrews & Forbes affiliate and will be issued when the merger is consummated, which is now expected to occur during the second half of 1999. Issuance of these warrants will be accounted for as additional purchase consideration. There can be no assurance that the court will approve the settlement as proposed.

         During the months of August and October 1998, purported class action and derivative lawsuits were filed in the Court of Chancery of the State of Delaware in New Castle County and in the U. S. District Court for the Southern District of Florida by stockholders of Sunbeam against Sunbeam, MacAndrews & Forbes and some of Sunbeam's present and former directors. These complaints allege that the defendants breached their fiduciary duties when Sunbeam entered into a settlement agreement with the MacAndrews & Forbes affiliate that sold Sunbeam a controlling interest in Coleman. In the settlement agreement the MacAndrews & Forbes affiliate released Sunbeam from threatened claims arising out of Sunbeam's acquisition of its interest in Coleman, and MacAndrews & Forbes agreed to provide management support to Sunbeam. Under the settlement agreement the MacAndrews & Forbes affiliate was granted a five-year warrant to purchase up to an additional 23 million shares of Sunbeam's common stock at an exercise price of $7 per share, subject to anti-dilution provisions. The plaintiffs have requested an injunction against the issuance of stock to MacAndrews & Forbes upon the exercise of its warrant and unspecified money damages. These complaints also allege that the rights of the public stockholders have been compromised, as the settlement would normally require stockholder approval under the rules and regulations of the NYSE. The audit committee of Sunbeam's board of directors determined that obtaining such stockholder approval would have seriously jeopardized the financial viability of Sunbeam which is an allowable exception to the NYSE stockholder approval requirements. By order of the Court of Chancery dated January 7, 1999, the derivative actions filed in that court were consolidated, and Sunbeam has moved to dismiss these actions. The action filed in the U.S. District Court for the Southern District of Florida has been dismissed.

         On September 16, 1998, an action was filed in the 56th Judicial District Court of Galveston County, Texas alleging various claims in violation of the Texas Securities Act and Texas Business and Commercial Code as well as common law fraud as a result of Sunbeam's alleged misstatements and omissions regarding Sunbeam's financial condition and prospects during a period beginning May 1, 1998 and ending June 16, 1998, in which the plaintiffs engaged in transactions in Sunbeam common stock. Sunbeam is the only named defendant in this action. The complaint requests recovery of compensatory damages, punitive damages and expenses in an unspecified amount. This action was removed to the U.S. District Court for the Southern District of Texas and subsequently has been transferred to the Southern District of Florida, the forum for the Consolidated Federal Actions.

         On October 30, 1998, a class action lawsuit was filed on behalf of certain purchasers of the debentures in the U.S. District Court of the Southern District of Florida against Sunbeam and some of Sunbeam's former officers and directors, alleging violations of the federal securities laws and common law fraud. The complaint alleges that Sunbeam's offering memorandum used for the marketing of the debentures contained false and misleading information regarding Sunbeam's financial position and that the defendants engaged in a plan to inflate Sunbeam's earnings for the purpose of defrauding the plaintiffs and others. This action has been transferred to the Southern District of Florida, where the Consolidated Federal Actions are pending, and the parties have negotiated a proposed coordination plan in order to coordinate proceedings in this action with those in the Consolidated Federal Actions.

         Sunbeam has been named as a defendant in an action filed in the District Court of Tarrant County, Texas, 48th Judicial District, on November 20, 1998. Sunbeam was served in this action through the Secretary of State of Texas on January 15, 1999. The plaintiffs in this action are purchasers of the debentures. The plaintiffs allege that Sunbeam violated the Texas Securities Act and the Texas Business & Commercial Code and committed state common law fraud by materially misstating the financial position of Sunbeam in connection with the offering and sale of the debentures. The complaint seeks rescission, as well as compensatory and exemplary damages in an unspecified amount. Sunbeam has specially appeared to assert an objection to the Texas court's exercise of personal jurisdiction over Sunbeam, and a hearing on this objection took place on April 15, 1999. The court issued a letter ruling advising the parties that it would grant Sunbeam's special appearance and sustain the challenge to personal jurisdiction. The plaintiffs have moved for reconsideration of this decision. Plaintiffs have also moved for partial summary judgment on their Texas Securities Act claims, but in light of the court's decision on the special appearance, the hearing on the summary judgment motion has been canceled.

         On April 12, 1999, a class action lawsuit was filed in the U.S. District Court for the Southern District of Florida. The lawsuit was filed on behalf of persons who purchased debentures during the period of March 20, 1998 through June 30, 1998, inclusive, but after the initial offering of such debentures. The complaint asserts that Sunbeam made material omissions and misrepresentations that had the effect of inflating the market price of the debentures. The complaint names as defendants Sunbeam, its former auditor, Arthur Andersen, and two former Sunbeam officers, Messrs. Dunlap and Kersh. The plaintiff is an institution which allegedly acquired in excess of $150,000,000 face amount of the debentures and now seeks unspecified money damages. Sunbeam was served on April 16, 1999 in connection with this pending lawsuit. Sunbeam will request that this action be coordinated with the Consolidated Federal Actions.

         On February 9, 1999, Messrs. Dunlap and Kersh filed with the American Arbitration Association demands for arbitration of claims under their respective employment agreements with Sunbeam. Messrs. Dunlap and Kersh are requesting a finding by the arbitrator that Sunbeam terminated their employment without cause and that they should be awarded the corresponding benefits provided by their respective employment agreements. On March 12, 1999, Sunbeam asked the Circuit Court for the Fifteenth Judicial Circuit in and for Palm Beach County, Florida to issue an injunction prohibiting Messrs. Dunlap and Kersh from pursuing their arbitration proceedings against Sunbeam on the ground that the simultaneous litigation of the action filed in that court on April 7, 1998, described above, and the arbitration proceedings would subject Sunbeam to the threat of inconsistent adjudications with respect to certain rights to compensation asserted by Messrs. Dunlap and Kersh. On March 19, 1999, the plaintiff in the April 7, 1998 action discussed above moved for a similar injunction on the ground that the arbitration proceedings threatened irreparable harm to Sunbeam and its stockholders. On March 26, 1999, Messrs. Dunlap and Kersh filed a response in opposition to the motions for injunctive relief. The court held a hearing on the motions for injunctive relief on April 21, 1999, and as a result of Sunbeam's motion, the arbitrations were suspended until May 10, 1999.

         On March 23, 1999, Messrs. Dunlap and Kersh filed a complaint in the Court of Chancery of the State of Delaware seeking an order directing Sunbeam to advance attorneys' fees and other expenses incurred in connection with various state and federal class and derivative actions and an investigation instituted by the SEC. The complaint alleges that such advancements are required by Sunbeam's by-laws and by a forebearance agreement entered into between Sunbeam and Messrs. Dunlap and Kersh in August, 1998. Sunbeam filed its answer to the complaint and the Court of Chancery has scheduled a trial of this summary proceeding to be held on June 15, 1999.

         Sunbeam intends to vigorously defend each of the foregoing lawsuits other than those as to which a memorandum of understanding to settle has been reached, but cannot predict the outcome and is not currently able to evaluate the likelihood of Sunbeam's success in each case or the range of potential loss. However, if Sunbeam were to lose these lawsuits, judgments would likely have a material adverse effect on Sunbeam's financial position, results of operations and cash flow.

         On July 2, 1998, the American Insurance Company filed suit against Sunbeam in the U.S. District Court for the Southern District of New York requesting a declaratory judgment of the court that the directors' and officers' liability insurance policy for excess coverage issued by American Insurance Company was invalid and/or had been properly canceled by American Insurance Company. Sunbeam's motion to transfer such action to the federal district court in which the Consolidated Federal Actions are currently pending was recently denied. The case is now in discovery. On October 20, 1998, an action was filed by Federal Insurance Company in the U.S. District Court for the Middle District of Florida requesting the same relief as that requested by American in the previously filed action as to additional coverage levels under Sunbeam's directors' and officers' liability insurance policy. This action has been transferred to the United States District Court for the Southern District of Florida and is currently in discovery.

  On December 22, 1998, an action was filed by Executive Risk Indemnity, Inc. in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida requesting the same relief as that requested by American and Federal in their previously filed actions as to additional coverage levels under Sunbeam's directors' and officers' liability insurance policy. On April 15, 1999 Sunbeam filed an action in the United States District Court for the Southern District of Florida against National Union Fire Insurance Company of Pittsburgh, PA, Gulf Insurance Company and St. Paul Mercury Insurance Company requesting, among other things, a declaratory judgment that National Union is not entitled to rescind its liability insurance policy to Sunbeam and a declaratory judgment that Sunbeam is entitled to coverage from these insurance companies for the various lawsuits described herein under liability insurance policies issued by each of the defendants. Sunbeam intends to pursue recovery from all of its insurers if damages are awarded against Sunbeam or its indemnified officers and/or directors under any of the foregoing actions. Sunbeam's failure to obtain such insurance recoveries following an adverse judgment in any of the actions described above could have a material adverse effect on Sunbeam's financial position, results of operations and cash flows.

         By letter dated June 17, 1998, the staff of the Division of Enforcement of the SEC advised Sunbeam that it was conducting an informal inquiry into Sunbeam's accounting policies and procedures and requested that Sunbeam produce certain documents. On July 2, 1998, the SEC issued a Formal Order of Private Investigation, designating SEC officers to take testimony and pursuant to which a subpoena was served on Sunbeam requiring the production of certain documents. On November 4, 1998, another SEC subpoena requiring the production of additional documents was received by Sunbeam. Sunbeam has provided numerous documents to the SEC staff and continues to cooperate fully with the SEC staff.

         The SEC has not commenced any civil or administrative proceedings as a result of its investigation, and Sunbeam cannot predict at this time whether the SEC will seek to impose any monetary or other penalties against Sunbeam. Under these circumstances, Sunbeam cannot estimate the term of the investigation or its outcome.

         Sunbeam and its subsidiaries are also involved in various lawsuits arising from time to time which Sunbeam considers to be ordinary routine litigation incidental to its business. In the opinion of Sunbeam, the resolution of these routine matters, and of certain matters relating to prior operations, individually or in the aggregate, will not have a material adverse effect upon the financial position, results of operations or cash flows of Sunbeam.

         As of December 31, 1998 and December 28, 1997, Sunbeam had established accruals for litigation matters, including legal fees, of $31.2 million and $9.9 million, respectively. Sunbeam believes, based on existing information, that anticipated probable costs of litigation matters existing as of December 31, 1998 have been adequately reserved to the extent determinable.

  Environmental Matters

         Sunbeam's operations, like those of comparable businesses, are subject to certain federal, state, local and foreign environmental laws and regulations in addition to laws and regulations regarding labeling and packaging of products and the sales of products containing certain environmentally sensitive materials. Sunbeam believes it is in substantial compliance with all environmental laws and regulations which are applicable to its operations. Compliance with environmental laws and regulations involves certain continuing costs; however, such costs of ongoing compliance have not resulted, and are not anticipated to result, in a material increase in Sunbeam's capital expenditures or to have a material adverse effect on Sunbeam's results of operations, financial condition or competitive position.

         In addition to ongoing environmental compliance at its operations, Sunbeam also is actively engaged in environmental remediation activities many of which related to divested operations. As of December 31, 1998, Sunbeam has been identified by the United States Environmental Protection Agency ("EPA") or a state environmental agency as a potentially responsible party ("PRP") in connection with seven sites subject to the federal Superfund Act and five sites subject to state Superfund laws comparable to the federal law (collectively the "Environmental Sites"), exclusive of sites at which Sunbeam has been designated (or expects to be designated) as a de minimis (less than 1%) participant.

         The Superfund Act, and related state environmental remediation laws, generally authorize governmental authorities to remediate a Superfund site and to assess the costs against the PRPs or to order the PRPs to remediate the site at their expense. Liability under the Superfund Act is joint and several and is imposed on a strict basis, without regard to degree of negligence or culpability. As a result, Sunbeam recognizes its responsibility to determine whether other PRPs at a Superfund site are financially capable of paying their respective shares of the ultimate cost of remediation of the site. Whenever Sunbeam has determined that a particular PRP is not financially responsible, it has assumed for purposes of establishing reserve amounts that such PRP will not pay its respective share of the costs of remediation. To minimize Sunbeam's potential liability with respect to the Environmental Sites, Sunbeam has actively participated in steering committees and other groups of PRPs established with respect to such sites. Sunbeam currently is engaged in active remediation activities at 12 sites, seven of which are among the Environmental Sites referred to above, and five of which have not been designated as Superfund sites under federal or state law.

         Sunbeam has established reserves to cover the anticipated probable costs of remediation, based upon periodic reviews of all sites for which Sunbeam has, or may have, remediation responsibility. The amount of such reserves was $25 million at December 31, 1998 and $24 million at December 28, 1997. Sunbeam continues to pursue the recovery of some environmental remediation costs from certain of its liability insurance carriers; however, such potential recoveries have not been offset against potential liabilities and have not been considered in determining Sunbeam's environmental reserves.

         Sunbeam is not a party to any other administrative or judicial proceeding to which a governmental authority is a party and which involves potential monetary sanctions, exclusive of interest and costs, of $100,000 or more.

         Sunbeam believes, based on existing information for sites where costs are estimable, that the costs of completing environmental remediation of all sites for which Sunbeam has a remediation responsibility have been adequately reserved and that the ultimate resolution of these matters will not have a material adverse effect upon Sunbeam's financial condition, results of operations or cash flows.

         Due to uncertainty over remedial measures to be adopted at some sites, the possibility of changes in environmental laws and regulations and the fact that joint and several liability with the right of contribution is possible at federal and state Superfund sites, Sunbeam's ultimate future liability with respect to sites at which remediation has not been completed may vary from the amounts reserved as of December 31, 1998.

  Regulatory Matters

         Sunbeam is subject to various laws and regulations in connection with its business operations, including but not limited to laws related to relations with employees, maintenance of safe manufacturing facilities, truth in packaging and advertising, regulation of medical products and safety of consumer products. Sunbeam does not anticipate that its business or operations will be materially adversely affected by compliance with any of these provisions.

                                   MANAGEMENT

  Directors and Executive Officers of Sunbeam, Camper Acquisition Corp. and Coleman

         The following tables set forth information regarding the directors and executive officers of Sunbeam, Camper Acquisition Corp. (the wholly owned Sunbeam subsidiary that will be merged with Coleman in the merger) and Coleman, respectively. The name, age, present principal occupation or employment and five-year employment history of each individual is set forth in each individual's biography below. The term of office of each of the directors of

  Sunbeam, Camper Acquisition Corp. and Coleman will expire after a period of one year from their previous date of election or at the time each such director's successor is duly elected and shall have qualified. Unless otherwise indicated in each individual's biography, the business address of each of the directors and executive officers is: 2381 Executive Center Drive, Boca Raton, Florida 33431. Each of the directors and executive officers is a citizen of the United States.

  Current Sunbeam Directors and Executive Officers

            Name       Age                      Position
            ----       ---                      --------
  Jerry W. Levin       55       Chairman of the Board of Directors, President,
                                     Chief Executive Officer and Director

  Paul E. Shapiro      58       Executive Vice President and Chief
                                     Administrative Officer

  Bobby G. Jenkins     37       Executive Vice President and Chief
                                     Financial Officer

  Karen K. Clark       38       Senior Vice President, Finance

  Janet G. Kelley      46       Senior Vice President, General Counsel
                                     and Secretary

  Jack D. Hall         53       President, International Operations

  Philip E. Beekman    67       Director Nominee

  Charles M. Elson     39       Director

  Howard Gittis        65       Director

  John H. Klein        53       Director

  Howard G. Kristol    61       Director

  Peter A. Langerman   45       Director

  Faith Whittlesey     60       Director

  Current Camper Acquisition Corp. Directors and Executive Officers

            Name       Age                      Position
            ----       ---                      --------

  Jerry W. Levin       55       President, Chief Executive Officer and Director

  Paul E. Shapiro      58       Executive Vice President, Chief Administrative
                                  Officer and Director

  Bobby G. Jenkins     37       Executive Vice President

  Ronald R. Richter    54       Vice President and Treasurer

  Janet G. Kelley      46       Vice President, General Counsel and Secretary


  Current Coleman Directors and Executive Officers

            Name       Age                      Position
            ----       ---                      --------

  Jerry W. Levin       55       Chairman, Chief Executive Officer and Director

  Paul E. Shapiro      58       Executive Vice President, Chief Administrative
                                  Officer and Director

  Bobby G. Jenkins     37       Executive Vice President

  Karen K. Clark       38       Vice President, Finance

  Janet G. Kelley      46       Vice President, General Counsel and Secretary

  William L. Phillips  46       Vice President and General Manager

  Gwen C. Wisler       39       Senior Vice President and Chief Financial
                                  Officer
  A. Whitman Marchand  62       Director

        Jerry W. Levin was appointed Chief Executive Officer, President and a director of Sunbeam in June 1998 and was elected Chairman of the Sunbeam board in March 1999.

  Mr. Levin was also appointed to serve as Chief Executive Officer and a director of Coleman and Camper Acquisition Corp., a wholly owned subsidiary of Sunbeam, in June 1998. Mr. Levin previously held the position of Chairman and Chief Executive Officer of Coleman from February 1997 until its acquisition by Sunbeam in March 1998. Mr. Levin was also the Chairman of Coleman from 1989 to 1991. Mr. Levin was Chairman of the board of Revlon, Inc. from November 1995 until June 1998, Chief Executive Officer of Revlon, Inc. from 1992 until January 1997, and President of Revlon, Inc. from 1991 to 1995. Mr. Levin has been Executive Vice President of MacAndrews & Forbes since March 1989. For 15 years prior to joining MacAndrews & Forbes, Mr. Levin held various senior executive positions with the Pillsbury Company. Mr. Levin is also a member of the boards of directors of Revlon, Inc., Ecolab, Inc., U.S. Bancorp and Meridian Sports Incorporated. For a description of certain arrangements entered into by Sunbeam and MacAndrews & Forbes relating to the appointment of Mr. Levin as an officer of Sunbeam, see "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Appointments of Coleman Executive Officers to Sunbeam's Management and Board" and "- Services Provided by MacAndrews & Forbes."

        Paul E. Shapiro joined Sunbeam as Executive Vice President and Chief Administrative Officer in June 1998. Mr. Shapiro was appointed Executive Vice President and Chief Administrative Officer and a director of Coleman in June 1998. Mr. Shapiro previously held the position of Executive Vice President and General Counsel of Coleman from July 1997 until its sale in March 1998. Before joining Coleman, he was Executive Vice President, General Counsel and Chief Administrative Officer of Marvel Entertainment Group, Inc. Marvel and several of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in 1996. Mr. Shapiro served as an executive officer of Marvel at the time of such filing. He had previously spent over 25 years in private law practice and as a business executive, most recently as a shareholder in the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel. Mr. Shapiro is also a member of the board of directors of Toll Brothers, Inc. For a description of arrangements entered into by Sunbeam and MacAndrews & Forbes relating to the appointment of Mr. Shapiro as an officer of Sunbeam, see "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Appointments of Coleman Executive Officers to Sunbeam's Management and Board" and "- Services Provided by MacAndrews & Forbes."

        Bobby G. Jenkins joined Sunbeam as Executive Vice President and Chief Financial Officer in June 1998. Mr. Jenkins was appointed Executive Vice President of Coleman in August 1998. Mr. Jenkins previously held the position of Chief Financial Officer of Coleman's Outdoor Recreation division from September 1997 to May 1998. Mr. Jenkins was Executive Vice President and Chief Financial Officer of Marvel from December 1993 through June 1997. Mr. Jenkins served as an executive officer of Marvel at the time of the 1996 Chapter 11 filings of Marvel and several of its subsidiaries. Mr. Jenkins was Assistant Vice President of Finance at

  Turner Broadcasting System from August 1992 to November 1993. Prior to that, Mr. Jenkins was with Price Waterhouse, last serving as Senior Audit Manager. For a description of arrangements entered into by Sunbeam and MacAndrews & Forbes relating to the appointment of Mr. Jenkins as an officer of Sunbeam, see "MATERIAL CONTACTS BETWEEN COLEMAN AND SUNBEAM AND ITS AFFILIATES - Appointments of Coleman Executive Officers to Sunbeam's Management and Board" and "- Services Provided by MacAndrews & Forbes."

        Karen K. Clark joined Sunbeam in April 1998 as Vice President, Operations Finance. Ms. Clark served as Vice President, Finance from June 1998 to April 1999 and has served as Senior Vice President, Finance since that date. She was appointed Vice President, Finance of Coleman, in June 1997. She was Corporate Controller for Precision Castparts Corp. from 1994 to 1997 and prior to that held various positions in public accounting and industry.

        Janet G. Kelley joined Sunbeam in March 1994. Ms. Kelley served as Vice President, General Counsel and Secretary from April 1998 to April 1999 and has served as Senior Vice President, General Counsel and Secretary since that date. Ms. Kelley became Vice President, General Counsel and Secretary of Coleman in August 1998. Ms. Kelley was Vice President, Associate General Counsel and Secretary of Coleman from March 1998 until August 1998. From 1994 to 1998, Ms. Kelley served as Group Counsel and Associate General Counsel of Sunbeam. Prior to joining Sunbeam, she was a partner in the law firm of Wyatt, Tarrant & Combs in Louisville, Kentucky.

        Jack D. Hall joined Sunbeam in October 1998 as President, International. Prior to joining Sunbeam, Mr. Hall held various positions with Revlon, Inc., most recently serving as Executive Vice President, Worldwide Sales and Marketing Development. Prior to joining Revlon, he spent six years with International Playtex Inc. in a variety of sales positions.

        William L. Phillips was appointed Vice President and general manager of Coleman in August 1998. Mr. Phillips serves as the President of Coleman's Outdoor Recreation division, and was Vice President and General Manager for the hard goods business of Coleman's Outdoor Recreation division until August 1998. From 1985 to 1998, Mr. Phillips held various positions in the sales and marketing area of Coleman, and has been with Coleman since 1978.

        Ronald R. Richter joined Sunbeam in March 1998 as Vice President and Treasurer. From July 1996 to March 1998, Mr. Richter was a Group Vice President at ABN AMRO NV, a Dutch multinational bank. Prior to that, he held various positions at Continental Bank and Bank of America since 1972 and was a Managing Director of Bank of America from 1992 until 1996.

        Gwen C. Wisler was appointed Executive Vice President and Chief Financial Officer of Coleman in March 1999, and was Senior Vice President and Chief Financial Officer from July 1998 to March 1999. Ms. Wisler was appointed Senior Vice President and Chief Financial Officer - Outdoor Leisure Group and International for Sunbeam in March 1999, and was Senior Vice President and Chief Financial Officer - Outdoor Leisure Group for Sunbeam from July 1998 to March 1999. Ms. Wisler joined Coleman in January 1997 as Vice President and Chief Financial Officer - International. Prior to that, Ms. Wisler was Vice President and Chief Accounting Officer for New World Communications Group Incorporated from February 1994 to January 1997, and Chief Financial Officer for Cobb Partners from May 1993 to February 1994.

        Philip E. Beekman is a nominee for Director and is expected to stand for election to the board of directors at Sunbeam's 1999 Annual Meeting of Stockholders. Mr. Beekman is President of Owl Hollow Enterprises Inc., a position he has held since July 1994. From December 1986 to July 1994, he was Chairman and Chief Executive Officer of Hook SUPERX, a retail drug store chain. Mr. Beekman also is a member of the Boards of Directors of General Chemical Group, Inc., Linens 'N Things, Inc. and The Kendle
  Company.

        Charles M. Elson has been a director of Sunbeam since his election to the Sunbeam board in September 1996. Mr. Elson was a director of Coleman from March 30, 1998 until June 24, 1998. Mr. Elson has been a Professor of Law at Stetson University College of Law since 1990 and serves as Of
  Counsel to the law firm of Holland & Knight (since May 1995). He was a Visiting Professor at the University of Maryland School of Law from August 1998 to December 1998. Mr. Elson is also a member of the American Law Institute and the Advisory Council and Commissions on Director Compensation, Director Professionalism, CEO Succession and Audit Committees of the National Association of Corporate Directors. He is trustee of Talledega College and a Salvatori Fellow of the Heritage Foundation. Mr. Elson also is a director of Nuevo Energy Company. Mr. Elson's business address is Stetson University College of Law, 1401 61st Street South, St. Petersburg, Florida 33707.

        Howard Gittis was elected to the Sunbeam board in June 1998.
  Mr. Gittis has been a director, Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes and several of its affiliates since 1985. Mr. Gittis also is a member of the board of directors of Golden State Bancorp Inc., Golden State Holdings Inc., Jones Apparel Group, Inc., Loral Space & Communications Ltd., M & F Worldwide Corp., Panavision Inc., Revlon Consumer Products Corporation, Revlon, Inc., REV Holdings Inc. and Rutherford-Moran Oil Corporation.

        John H. Klein was elected to the Sunbeam board in February 1999. Mr. Klein is Chairman and Chief Executive Officer of BiLogix, Inc. and Strategic Business and Technology Solutions LLC and Chairman of CyBear, positions he has held since mid-1998. From April 1996 to May 1998, he was Chairman and Chief Executive Officer of MIM Corporation, a provider of pharmacy benefit services to medical groups. Prior to that, he served as President of IVAX North American Multi-Source Pharmaceutical Group (from January 1995) and as President and Chief Executive Officer of Zenith Laboratories, a generic pharmaceutical manufacturer (from May 1989 to 1995).

        Howard G. Kristol has been a director of Sunbeam since his election to the Sunbeam board in August 1996. Mr. Kristol has been a partner in the law firm of Reboul, MacMurray, Hewitt, Maynard & Kristol since 1976. Mr. Kristol's business address is Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111.

        Peter A. Langerman has been a director of Sunbeam since 1990 and served as the Chairman of the Sunbeam board from May 1996 until July 1996 and from June 1998 until March 1999. Since November 1998, Mr. Langerman has been President and Chief Executive Officer of Franklin Mutual Advisers, Inc., a registered investment advisor and a wholly owned subsidiary of Franklin Resources, Inc., a diversified financial services organization. Previously, Mr. Langerman had (since November 1996) served as Senior Vice President and Chief Operating Officer of Franklin Mutual Advisers, Inc. Mr. Langerman was a Senior Vice President of Heine Securities Corporation, an investment advisory service company, from 1986 to November 1996, and a Vice President of Mutual Series Fund from 1988 until its acquisition by Franklin
  Resources, Inc. in 1996. He has been a director of Franklin Mutual Series Fund, Inc. (previously Mutual Series Fund Inc.) since 1988. Franklin Mutual Series Fund, Inc. is currently the Company's largest shareholder. Mr. Langerman's business address is Franklin Mutual Advisers, Inc., 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

        A. Whitman Marchand was elected to the Coleman board in April 1999. Mr. Marchand was Managing Director and Group Head for the Special Loan Group of Bankers Trust Company from 1982 to 1998. Prior to 1982, Mr. Marchand held various positions within the national banking department at Bankers Trust, including head of the Real Estate Investment Trust Group. Mr. Marchand is also a member of the board of directors of RainTree Healthcare Corporation.

        Faith Whittlesey has been a director of Sunbeam since her election to the Sunbeam board in December 1996. Mrs. Whittlesey has served as the Chief Executive Officer of the American Swiss Foundation, a charitable and educational foundation, since 1991. She is also a member of the board of directors of Valassis Communications, Inc., a publishing and printing company. Mrs. Whittlesey's business address is American Swiss Foundation, Charitable and Educational Foundation, 232 East 66th Street, New York, New York 10021.

  Compensation of Sunbeam Directors

        The Amended and Restated Sunbeam Corporation Stock Option Plan (the "Option Plan") provides that each director of Sunbeam who is not an employee of Sunbeam or an affiliate of Sunbeam ("Outside Directors"), is automatically granted 1,500 shares of restricted Sunbeam common stock upon his or her initial election or appointment to the Sunbeam board and upon each subsequent re-election to the Sunbeam board of directors (prorated in case of an election or appointment at any time other than at an annual meeting of stockholders). Such restricted Sunbeam common stock vests immediately upon the Outside Director's acceptance of his or her election or appointment.

        In addition to the grant of restricted stock, effective as of June 29, 1999, Outside Directors will be paid a $10,000 annual retainer and $1,000 for each meeting of the board of directors or its committees that they attend, whether in person or by telephone.

        Sunbeam directors do not receive any other fees, but are reimbursed for all ordinary and necessary out-of-pocket expenses incurred by them in attending meetings of the Sunbeam board or its committees. Pursuant to Sunbeam's by-laws and Delaware law, Sunbeam is either providing a defense, or reimbursing certain current and former directors of Sunbeam for defense costs incurred by them, in connection with pending litigation against Sunbeam in which certain of such directors have been named as defendants. See "BUSINESS - Litigation and Other Contingent Liabilities."

        In addition to the foregoing, during 1998, the Chairman of the special committee of the Sunbeam board of directors, Mr. Kristol, was paid $50,000 for his services on the committee and the other members of the committee
  (Messrs. Langerman and Elson and Mrs. Whittlesey) each were paid $35,000 for their services on the committee.

  Compensation of Sunbeam Executives

        Summary Compensation Table

        The following table sets forth for the years ended December 31, 1998, December 28, 1997 and December 29, 1996, the compensation for services rendered to Sunbeam in all capacities of those persons who, during 1998:

                 (1) served as chief executive officer of Sunbeam;

                 (2) were among the four most highly compensated executive officers of Sunbeam, other than the CEO, as of Sunbeam's fiscal year end; and

                 (3) were among the four most highly compensated executive officers during 1998, but who were not executive officers of Sunbeam as of year end.

  The individuals referred to in clauses (1), (2) and (3) are collectively referred to as the "Named Executives." Each of Messrs. Levin, Shapiro and Jenkins and Ms. Clark joined Sunbeam during 1998. The employment of each of Messrs. Dunlap and Kersh was terminated by Sunbeam in June 1998; Mr. Fannin's employment terminated by mutual agreement in August 1998.



                                                                  Annual Compensation Award
                                                         ---------------------------------------------



                                                                                               Other Annual
Name and Principal Position                        Year       Salary            Bonus         Compensation(1)
                                                   ----       ------            -----         ---------------

Current Officers

Jerry W. Levin,
   Chairman and Chief Executive Officer ........   1998   $   541,667       $   541,667       $   122,549(5)

Paul E. Shapiro,
   Executive Vice President &
   Chief Administrative Officer ................   1998       339,298           243,750              --

Bobby G. Jenkins,
   Executive Vice President &
   Chief Financial Officer .....................   1998       238,986(6)        239,102(7)         55,540(8)

Janet G. Kelley,
     Senior Vice President & General Counsel ...   1998       218,000           112,500              --
                                                   1997       144,500            30,000              --
                                                   1996       140,000            19,463              --

Karen K. Clark,
     Senior Vice President, Finance ............   1998       190,157(6)        180,124(7)        133,457(10)

Former Officers

Albert J. Dunlap,
     Former Chairman & Chief Executive Officer .   1998    12,772,756(12)             0        13,917,409(13)
                                                   1997     1,115,385(12)             0           282,888(13)
                                                   1996       507,054(12)             0            63,850(13)

                                                  Long Term Compensation
                                                  ----------------------



                                                                      Securities
                                                                      Underlying
                                                  Restricted          Options/SARs      All Other
Name and Principal Position                         Stock(2)            Award(3)      Compensation(4)
                                                    -------             --------      ---------------

Current Officers

Jerry W. Levin,
   Chairman and Chief Executive Officer ........  $         0         2,750,000       $       980

Paul E. Shapiro,
   Executive Vice President &
   Chief Administrative Officer ................            0           600,000               588

Bobby G. Jenkins,
   Executive Vice President &
   Chief Financial Officer .....................            0           450,000            18,633(9)

Janet G. Kelley,
     Senior Vice President & General Counsel ...            0           146,250               363
                                                            0             5,000                 0
                                                            0            42,500                 0

Karen K. Clark,
     Senior Vice President, Finance ............            0           175,000(11)             0

Former Officers

Albert J. Dunlap,
     Former Chairman & Chief Executive Officer .            0         3,750,000               840(14)
                                                            0                 0             4,750(14)
                                                   12,500,000         2,500,000             4,750(14)




                                                                  Annual Compensation Award
                                                         ---------------------------------------------



                                                                                               Other Annual
Name and Principal Position                        Year       Salary            Bonus         Compensation(1)
                                                   ----       ------            -----         ---------------
Russell A. Kersh,
     Former Vice Chairman & Chief Administrative
     Officer ...................................   1998       428,154(15)             0         2,123,267(17)
                                                   1997       425,000                 0              --
                                                   1996       190,384           125,000(16)       240,598(17)

David C. Fannin,
     Former Executive Vice President & Chief
     Legal Officer .............................   1998       449,891(18)             0           315,067(19)
                                                   1997       313,233                 0              --
                                                   1996       272,112                 0              --

                                                   Long Term Compensation
                                                   ----------------------



                                                                       Securities
                                                                       Underlying
                                                   Restricted          Options/SARs      All Other
Name and Principal Position                          Stock(2)            Award(3)      Compensation(4)
                                                     -------             --------      ---------------
Russell A. Kersh,
     Former Vice Chairman & Chief Administrative
     Officer ...................................     5,527,500         1,125,000               653(14)
                                                             0                 0             4,750(14)
                                                     1,812,500           500,000             2,098(14)

David C. Fannin,
     Former Executive Vice President & Chief
     Legal Officer .............................     1,105,500           750,000(20)     1,261,546(22)
                                                             0                 0             4,750(14)
                                                       191,250           175,000(21)         4,750(14)


  -----------------

  (1) Does not include perquisites or other personal benefits, securities or property, the aggregate value of which is less than $50,000 or 10% of the Named Executive's salary and bonus.

  (2) Represents the value of the restricted Sunbeam common stock holdings of Messrs. Dunlap, Kersh and Fannin, as follows: The restricted Sunbeam common stock holdings granted in 1996 were valued based on the 1996 grants and the closing market price of $12.500, $18.125 and $19.125 per share as of the respective grant dates of July 18, 22 and 29, 1996 for each of Messrs. Dunlap, Kersh and Fannin. The restricted 1998 common stockholdings were valued based on the market price of $36.875 as of February 1, 1998, the date of such grants to Messrs. Kersh and Fannin. Mr. Dunlap's 1998 employment agreement provided for the grant of 300,000 shares of non-restricted Sunbeam common stock and also provided that, of the 1,000,000 shares of restricted Sunbeam common stock granted to him in 1996, 133,334 were canceled and the remaining 866,666 were fully vested. Mr. Kersh's 1998 employment agreement provided that of the 100,000 shares of restricted Sunbeam common stock granted to him in 1996, 26,667 shares were canceled and the remaining 73,333 shares were fully vested. In addition, Mr. Kersh's 1998 employment agreement provided for the grant of 150,000 shares of restricted Sunbeam common stock of which 37,500 shares were to vest on grant and the remaining shares were to vest in equal increments on the first, second and third anniversary of the grant date if he remained employed by Sunbeam through such dates or upon the occurrence of certain events. Sunbeam is currently involved in disputes with Messrs. Dunlap and Kersh over some of the stock grants made to them. See "- Employment Agreement with Mr. Dunlap - Dispute with Mr. Dunlap" and "- Employment Agreements with Messrs. Kersh and Fannin - Dispute with Mr. Kersh" for information concerning disputes between Sunbeam and Messrs. Dunlap and Kersh over equity grants and other matters. Under Mr. Fannin's agreement with Sunbeam in connection with his termination, all unvested shares of restricted Sunbeam common stock granted to him in 1998 and held by him were canceled, leaving him with 14,883 shares of vested Sunbeam common stock, which were previously restricted. Dividends were paid on all restricted shares prior to Sunbeam's discontinuance of dividend payments in the second quarter of 1998. At December 31, 1998, none of the other Named Executives held restricted Sunbeam common stock.

  (3) The option grants to Messrs. Levin, Shapiro and Jenkins were provided for in their respective employment agreements and are subject to stockholder approval at Sunbeam's 1999 annual meeting of stockholders.

  (4) For 1998, represents premiums paid by Sunbeam for term life insurance coverage for Messrs. Levin, Shapiro, Dunlap and Kersh and Ms. Kelley.

  (5) Includes $82,616 for reimbursement of country club fees, the value of a Sunbeam-provided automobile, relocation expenses of $37,560 and taxes paid by Sunbeam on the value of such relocation expenses.

  (6) Includes each of Mr. Jenkins's and Ms. Clark's salary from Coleman from the date of the acquisition of the MacAndrews & Forbes affiliate's interest in Coleman by Sunbeam to their respective terminations of employment with Coleman and their respective salaries from Sunbeam, from the date of employment by Sunbeam. In the case of Mr. Jenkins, includes $12,327 paid for accrued vacation in 1998 upon Mr. Jenkin's termination from employment with Coleman.

(7) Includes the entire amount of bonuses paid to Mr. Jenkins and Ms. Clark in 1999 for services rendered to Coleman and Sunbeam during 1998.

(8) Includes a car allowance, reimbursement of relocation expenses of $37,692 and taxes paid by Sunbeam on such relocation payments.

(9) Severance payments made to Mr. Jenkins in connection with the termination of his employment with Coleman.

(10) Includes reimbursement of relocation expenses of $64,506, taxes paid by Sunbeam on such relocation payments, a car allowance and bonuses of $40,467 paid upon acceptance of employment with Sunbeam and relocation.

(11) Includes 75,000 options granted to Ms. Clark during 1998 which were subsequently canceled in exchange for 50,000 options granted under Sunbeam's stock option repricing program.

(12) For 1998, includes $11,887,500 which represents the value of the 300,000 shares of Sunbeam common stock granted to Mr. Dunlap in connection with his 1998 employment agreement, based upon the closing market price on the grant date of $39.625. Also includes $51,923, $115,385 and $51,923 paid in 1998,
     1997 and 1996, respectively, in lieu of vacation. See "- Employment Agreement with Mr. Dunlap - Dispute with Mr. Dunlap" for information concerning disputes between Sunbeam and Mr. Dunlap over equity grants and other matters.

(13) For 1998, includes $13,698,561 for taxes paid by Sunbeam on the value of the vesting of restricted Sunbeam common stock granted to Mr. Dunlap and other Sunbeam benefits, including health and dental care premiums, spouse travel costs and security costs, amounts reimbursed for financial and legal consulting services and the value of a Sunbeam-provided automobile. The 1997 and 1996 amounts include $14,355 and $17,250, respectively, for the value of a Sunbeam-provided automobile, $115,665 and $27,345, respectively, for taxes paid by Sunbeam on the value of such automobile and other Sunbeam-provided benefits, including financial consulting services, health and dental care premiums and membership in a country club and $41,348 as reimbursement for financial planning services in 1997.

(14) Sunbeam adopted an Executive Benefit Replacement Plan (the "Replacement Plan") in 1994 to restore the amount of benefits payable to certain highly compensated employees of Sunbeam who would otherwise be subject to certain limitations on the amount of benefits payable under Sunbeam's 401(k) Savings and Profit Sharing Plan. The Replacement Plan was terminated as of December 31, 1998. Amounts of "All Other Compensation" include amounts accrued for Messrs. Dunlap, Kersh and Fannin, respectively, in 1997 and 1996 under the Replacement Plan, including Sunbeam's profit sharing allocation. Each of Messrs. Dunlap, Kersh and Fannin was paid the amount of their respective accounts in the Replacement Plan in connection with the termination of their employment with Sunbeam. Does not include amounts which the 1998 employment agreements with Messrs. Dunlap and Kersh provided would be payable to them upon termination other than for "Cause," as defined in the respective employment agreements. Sunbeam has taken the position that such amounts are not payable by Sunbeam. See " - Employment Agreement with Mr. Dunlap - Dispute with Mr. Dunlap" and "- Employment Agreements with Messrs. Kersh and Fannin Dispute with Mr. Kersh" for information concerning disputes between Sunbeam and Messrs. Dunlap and Kersh.

(15) Includes $61,298 paid in lieu of vacation. See "- Employment Agreements with Messrs. Kersh and Fannin - Dispute with Mr. Kersh" for information concerning disputes between Sunbeam and Mr. Kersh.

(16) One-time bonus paid when Mr. Kersh's employment began.

(17) For 1998, represents taxes paid by Sunbeam on the value of the vesting of restricted Sunbeam common stock granted to Mr. Kersh. For 1996, represents a discount on the purchase price of shares of Sunbeam common stock from Sunbeam in the amount of $239,800 and premiums paid by Sunbeam for health and dental insurance coverage.

(18) Includes $77,808 paid in lieu of vacation for the years 1996, 1997 and 1998 in accordance with Mr. Fannin's termination agreement.

(19) Represents taxes paid by Sunbeam on the value of the vesting of restricted Sunbeam common stock granted to Mr. Fannin.

(20) All of these options have been canceled pursuant to Mr. Fannin's termination agreement.

(21) Includes options awarded in exchange for the cancellation of certain outstanding options, a portion of which were granted in 1995. Shares underlying option grants previously made which were canceled in exchange for new option awards are also included.

(22) Includes the following amounts payable under Mr. Fannin's termination agreement: (a) $825,000 severance payment of which $575,001 was paid in 1998 and the balance of which is payable in monthly installments of $16,667; (b) consulting payments of $250,000, of which $41,667 was paid in 1998 and the balance of which is payable in monthly installments of $13,889; (c) $50,000 payable for the three year extension of Mr. Fannin's non-compete agreement, of which $8,334 was paid in 1998 and the balance of which is payable in equal monthly installments of $2,778; (d) $7,785 for health and dental care premiums paid or payable, of which $1,795 was paid in 1998; and (e) $127,801, which represents the total amount of Mr. Fannin's account in the Replacement Plan. See "- Subsequent Arrangements with Messrs. Dunlap, Kersh and Fannin."

     Option Grants in Last Fiscal Year

     The following table sets forth information with respect to the options to purchase shares of Sunbeam common stock granted to the Named Executives during 1998. The option grants made to Messrs. Levin, Shapiro and Jenkins are subject to approval of Sunbeam's stockholders at the 1999 annual meeting. The option grants made to Messrs. Dunlap, Kersh and Fannin were approved by the stockholders of Sunbeam at the 1998 annual meeting of the stockholders held on May 12, 1998. All other option grants were provided for by the Option Plan. See "- Employment Agreement with Mr. Dunlap - Dispute with Mr. Dunlap" and "Employment Agreements with Messrs. Kersh and Fannin - Dispute with Mr. Kersh" for information concerning disputes between Sunbeam and Messrs. Dunlap and Kersh over equity grants and other matters.

                                                          % of Total
                                           Number of        Options
                                          Securities       Granted to                      Grant Date
                                          Underlying       Employees       Exercise or       Market                        Grant
                                            Options            in          Base Price        Price        Expiration        Date
      Name                                Granted(1)       Fiscal Year      ($/Share)       ($/Share)        Date          Value(7)
      ----                               ------------     -------------    -----------     -----------    ----------      ---------
Current Officers
Jerry W. Levin........................    1,750,000(2)       10.6%           $ 7.00          $ 6.88        8/11/2008     $ 6,457,500
                                            500,000(2)        3.0%            10.50            6.88        8/11/2008       1,470,000
                                            500,000(2)        3.0%            14.00            6.88        8/11/2008       1,205,000

Paul E. Shapiro.......................      600,000(2)        3.6%             7.00            6.88        8/11/2008       2,214,000

Bobby G. Jenkins......................      450,000(2)        2.7%             7.00            6.88        8/11/2008       1,660,500

Janet G. Kelley.......................       75,000(3)         .5%            38.34           38.34        2/18/2008       1,296,000
                                             11,250(3)         .1%            24.03           24.03        5/18/2008         129,375
                                             60,000(2)         .4%             7.00            5.94       12/15/2008         161,800

Karen K. Clark........................       75,000(3)(4)      .5%            25.08           25.08        5/11/2008         906,750
                                             50,000(2)         .3%             7.50            7.50        8/30/2008         208,000
                                             50,000(2)         .3%             7.50            7.50        8/30/2008         208,000

Former Officer
Albert J. Dunlap......................    3,750,000(5)       22.7%            36.85           36.85        2/01/2008      78,600,000

Russell J. Kersh......................    1,125,000(6)        6.8%            36.85           36.85        2/01/2008      23,580,000

David C. Fannin.......................      750,000(6)        4.5%            36.85           36.85        2/01/2008      15,720,000

-----------

(1)  All options have a term of ten years from their respective grant dates.

(2) These options become exercisable at a predetermined date as specified in the employees' respective employment agreements. See "- Employment Agreement with Mr. Levin - Equity Grants" and "- Employment Agreements with Executives Shapiro, Jenkins, Kelley and Clark - Equity Grants."

(3) These options become exercisable over three years in equal annual increments commencing on the first anniversary of the grant date.

(4) These options have been canceled in exchange for one of the grants of 50,000 options set forth in the table above.

(5) Mr. Dunlap's employment agreement provided that one-third of these options vested as of the grant date and that an additional one-third of such options were to vest on each of the first and second anniversaries of the grant dates.

(6) The options granted to Messrs. Kersh and Fannin provided for vesting in equal installments on the grant date and the first, second and third anniversaries of the grant date. The entire option grant to Mr. Fannin was canceled upon the termination of his employment by mutual agreement.

(7) Grant date values were calculated using the Black-Scholes options pricing model which has been adjusted to take dividends into account for the period prior to announced discontinuance of dividends. Use of this model should not be viewed in any way as a forecast of the future performance of the common stock. The estimated present value of each stock option as set forth above is based on the following inputs:


       Valuation Dates              2/01/98       2/19/98       5/12/98       5/19/98       8/12/98      8/31/98      12/16/98
       ---------------              -------       -------       -------       -------       -------      -------      --------
Risk Free Interest Rate.......       5.51%         5.57%         5.79%         5.72%         5.37%        4.95%         4.60%
Stock Price Volatility........      36.10%        36.00%        40.30%        40.30%        49.60%       49.80%        52.80%
Dividend Yield................       0.10%         0.10%         0.20%         0.20%         0.00%        0.00%         0.00%

     The model assumes: (a) an expected option term of six years; (b) a risk-free interest rate based on closing six-year U.S. Treasury strip yield on the date of valuation; and (c) no forfeitures. Stock price volatility is calculated using weekly stock prices for a period of five years ended as of the valuation date and believed to reflect volatility in the absence of unusual corporate transactions. Notwithstanding the fact that these options are, with limited exceptions, non-transferable, no discount for lack of marketability was taken.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information with respect to option exercises occurring during 1998 and the number of options held by the Named Executives at Sunbeam's fiscal year end. The option grants to Messrs. Levin, Shapiro and Jenkins are subject to approval of the stockholders at the 1999 annual meeting. Sunbeam and Messrs. Dunlap and Kersh are disputing the amounts and benefits paid and payable to each of them under their respective employment agreements, and Sunbeam is contesting the validity of options granted to them. The following table includes the entire amount of the options granted by Sunbeam which Messrs. Dunlap and Kersh assert are vested. See "- Employment Agreement with Mr. Dunlap
- Dispute with Mr. Dunlap" and "- Employment Agreement with Messrs. Kersh and Fannin - Dispute with Mr. Kersh" for information concerning disputes between Sunbeam and Messrs. Dunlap and Kersh over equity grants and other matters.

                                                                   Number of Securities
                                                                  Underlying Unexercised               Value of Unexercised
                                                                     Options Held at                 In-The-Money Options at
                                    Shares                          December 31, 1998                   December 31, 1998
                                   Acquired         Value       -----------------------------      ---------------------------
Name                              on Exercise     Realized      Exercisable     Unexercisable      Exercisable   Unexercisable
----                              -----------     --------      -----------     -------------      -----------   -------------

Current Officers
Jerry W. Levin.................        0              0                  0        2,750,000             0               0
Paul E. Shapiro................        0              0                  0          600,000             0               0
Bobby G. Jenkins...............        0              0                  0          450,000             0               0
Janet G. Kelley................        0              0             52,766          173,484             0               0
Karen K. Clark.................        0              0                  0          100,000             0               0
Former Officers
Albert J. Dunlap...............        0              0          6,250,000                0             0               0
Russell A. Kersh...............        0              0          1,625,000                0             0               0
David C. Fannin................        0              0            200,000                0             0               0

Employment Agreement with Mr. Levin

     On August 12, 1998, Sunbeam entered into an employment agreement with Mr. Levin (the "Levin Agreement") in which Sunbeam has agreed to employ Mr. Levin as Chief Executive Officer, and Mr. Levin has agreed to serve in such capacity, for an initial period ending June 14, 2001.

     Compensation

     Under the Levin Agreement, Mr. Levin will be paid a base salary at an annual rate of not less than $1,000,000. Effective April 1, 1999, Mr. Levin's base compensation was increased to $1,150,000. Additionally, Mr. Levin was paid a guaranteed bonus for 1998 of $541,667 and, thereafter, is eligible to receive a performance-based target annual bonus of 100% of his base salary and, if specified performance objectives are met, up to a bonus of 200% of his base salary under Sunbeam's incentive plan subject to a maximum award of $2,000,000. Mr. Levin participates in the other benefit plans available generally to employees or other senior executives of Sunbeam. Sunbeam also reimburses Mr. Levin for the cost of membership in a country club.

     Equity Grants

     Mr. Levin received grants effective as of August 12, 1998 of options to purchase 1,750,000 shares of Sunbeam common stock at a price of $7.00 per share; 500,000 shares of Sunbeam common stock at a price of $14.00 per share; and 500,000 shares of Sunbeam common stock at a price of $10.50 per share (the "Levin Options") which grants are subject to stockholder approval at the 1999 annual meeting. The term of each of the Levin Options is ten years, and they will vest and become exercisable in full on June 14, 2001 if Mr. Levin remains employed by Sunbeam as of such date. In addition, effective March 29, 1999, Mr. Levin received grants of options under the Option Plan to purchase 250,000 shares of Sunbeam common stock at $5.57 per share. These options will vest equally on the first, second and third anniversaries of the grant date. Upon the occurrence of a "Change in Control" of Sunbeam as defined in the Option Plan, all of the options granted to Mr. Levin will vest in full.

     Termination and Change in Control Provisions

     Sunbeam may terminate Mr. Levin's employment under the Levin Agreement due to his disability, or for Cause. As defined in the Levin Agreement, "Cause" means (1) gross neglect of his duties, (2) his conviction for a felony or any lesser crime or offense involving the property of Sunbeam, (3) willful misconduct in connection with the performance of any material portion of his duties, (4) willful breach of any material provision of the Levin Agreement, or
(5) any conduct on Mr. Levin's part which would make his continued employment materially prejudicial to the best interests of Sunbeam. In addition, he may terminate his employment following a Company Breach upon 60 days' written notice to Sunbeam. As defined in the Levin Agreement, "Company Breach" means (1) any material breach of the Levin Agreement by Sunbeam, including the failure to obtain stockholder approval of the grant of the Levin Options, or (2) a "Change in Control" of Sunbeam, as defined in the Levin Agreement.

     The Levin Agreement provides that, if Sunbeam terminates Mr. Levin's employment for Cause or if he voluntarily terminates his employment, all obligations, other than accrued obligations, of Sunbeam will cease and all unvested Levin Options will be immediately forfeited. If a Company Breach occurs, and Mr. Levin terminates the Levin Agreement, Sunbeam is obligated to continue to pay Mr. Levin's base salary and target bonus for the balance of the term and continue his benefits until his reemployment. In addition, all of the Levin Options vest and remain exercisable for three years.

     The Levin Agreement provides that, if Mr. Levin's employment is terminated due to his death or his continued disability for six months, his legal representatives or designated beneficiary, or Mr. Levin, will receive continued payments in an amount equal to 60% of base salary until the longer of 12 months or the end of the term in effect at the time of his death or termination due to disability. The Levin Options will become vested and remain exercisable for three years thereafter.


     Employment Agreements with Executives Shapiro, Jenkins, Kelley and Clark

     Sunbeam entered into employment agreements with Messrs. Shapiro and Jenkins and Ms. Clark in August 1998 and with Ms. Kelley in December 1998. Messrs. Shapiro and Jenkins, Ms.

Kelley and Ms. Clark are referred to as the "Executives". The agreements with Messrs. Shapiro and Jenkins are for an initial period of approximately three years ending on June 14, 2001; the agreement with Ms. Clark has a term ending on June 14, 2000; and the agreement with Ms. Kelley has a term ending on December 31, 2000. The Executives' agreements are referred to individually as an "Executive Agreement" and collectively as the "Executive Agreements."

     Compensation

     Under the Executive Agreements, Messrs. Shapiro and Jenkins, Ms. Kelley and Ms. Clark will be paid a base salary at annual rates not less than $600,000, $365,000, $275,000 and $270,000 respectively. Effective April 1, 1999, the annual base salary for each of Messrs. Shapiro and Jenkins has been increased to $750,000 and $425,000, respectively. Additionally, under the Executive Agreements, Messrs. Shapiro and Jenkins and Ms. Kelley and Ms. Clark were paid a guaranteed bonus for 1998 equal to $243,750, $118,625, $112,500 and $73,125, respectively, and, thereafter, are eligible to receive a performance-based annual target bonus equal to 75%, 60%, 50% and 50% of their respective annual salaries. The Executives also participate in the other benefit plans available generally to employees or other senior executives of Sunbeam.

     Equity Grants

     Under the Executive Agreements, Messrs. Shapiro and Jenkins and Ms. Kelley and Ms. Clark also received grants effective as of June 15, 1998, June 15, 1998, December 16, 1998 and August 31, 1998, respectively, of options to purchase 600,000 shares, 450,000 shares, 60,000 shares and 50,000 shares, respectively, of Sunbeam common stock at a price of $7.00 per share (the "Executive Options"). The grants to Messrs. Shapiro and Jenkins are subject to stockholder approval at the 1999 annual meeting. The term of each of the Executive Options is ten years, and they will vest and become exercisable in full on June 14, 2001, June 14, 2001, December 31, 2000 and June 14, 2000, respectively, if the Executive remains employed as of such date. Mr. Jenkins was also granted an option, effective March 29, 1999, to acquire 100,000 shares of Sunbeam common stock at a purchase price of $5.57 per share. This option will vest in equal increments on the first, second and third anniversaries of the grant date. Upon the occurrence of a "Change in Control" of Sunbeam, as defined in the Option Plan, the Executive Options will vest in full. In addition, under her employment agreement, Ms. Clark exchanged 75,000 options she had previously received upon joining Sunbeam for 50,000 options with an exercise price of $7.00 per share, as part of Sunbeam's option exchange program.

     Termination and Change in Control Provisions

     Sunbeam may terminate an Executive's employment under his or her Executive Agreement due to disability, or for Cause. As defined in the Executive Agreements, "Cause" means (1) gross neglect of duties, (2) conviction for a felony or any lesser crime or offense involving the property of Sunbeam, (3) willful misconduct in connection with the performance of any material portion of the Executive's duties, (4) willful breach of any material provision of the agreement by Executive, or (5) any conduct on the Executive's part which would make continued employment materially prejudicial to the best interests of Sunbeam. The Executive may terminate his or her employment under the Executive Agreement at any time. In addition, he or she may terminate his or her employment for Company Breach upon 60 days' written notice to Sunbeam. As defined in the Executive Agreements, "Company Breach" means any material breach of the Executive Agreement by Sunbeam. In the case of the agreements with Messrs. Shapiro and Jenkins, a material breach includes the failure to obtain stockholder approval of the grants of the Executive Options to Messrs. Shapiro and Jenkins and a "Change of Control" of Sunbeam, as defined in their respective Executive Agreements.

     The Executive Agreements provide that, if Sunbeam terminates an Executive's employment for Cause or if the Executive voluntarily terminates his or her employment, all obligations, other than accrued obligations of Sunbeam will cease and all unvested Executive Options shall be immediately forfeited. If a Company Breach occurs, and an Executive terminates his or her Executive Agreement, Sunbeam is obligated to continue to pay the Executive's base salary and target bonus for the balance of the term and continue the Executive's benefits until his reemployment. In addition, all of the Executive Options will vest and remain exercisable for three years.

     The Executive Agreements provide that, if an Executive's employment is terminated due to death, his or her legal representatives or designated beneficiary will receive continued payments in an amount equal to 60% of base salary until the longer of 12 months or the end of the term in effect at the time of death. Upon an Executive's death, the Executive Options will be vested upon such death and will remain exercisable for three years thereafter.

Employment Agreement with Mr. Dunlap

     As of February 1, 1998, Sunbeam entered into an employment agreement with Mr. Dunlap (the "Dunlap Agreement") in which Sunbeam agreed to continue to employ Mr. Dunlap as Chairman of the board of directors and Chief Executive Officer, and Mr. Dunlap agreed to serve in such capacities, for a period of three years ending January 31, 2001, and for successive one-year renewal periods unless advance notice of termination was given by either party by no later than August 1 of the immediately preceding year. The Dunlap Agreement was not renewable beyond January 31, 2003. The Dunlap Agreement replaced and superseded Mr. Dunlap's prior employment agreement.

     Dispute with Mr. Dunlap. On June 13, 1998, the Sunbeam board of directors terminated Mr. Dunlap as Chairman and Chief Executive Officer. Mr. Dunlap has asserted claims for breach of the Dunlap Agreement, and Sunbeam intends to vigorously contest such claims, including claims regarding the validity of grants of Sunbeam common stock and stock options to him. Nothing in this prospectus should be construed to support his claims or to limit or otherwise affect Sunbeam's claims against Mr. Dunlap, including claims with respect to his entitlement to equity grants.

     Compensation. Under the Dunlap Agreement, Mr. Dunlap was to be paid a base salary at an annual rate of $2,000,000. Sunbeam could increase Mr. Dunlap's base salary, but could not reduce it after any such increase. Mr. Dunlap was eligible to participate in the other benefit plans available generally to employees or other senior executives of Sunbeam. However, he was not eligible to participate in any incentive plan of Sunbeam. Sunbeam also provided Mr. Dunlap with various perquisites on a grossed-up basis.

     Equity Grants. The Dunlap Agreement provided that all of Mr. Dunlap's then outstanding options to purchase shares of Sunbeam common stock, which were granted under Mr. Dunlap's prior employment agreement, vested as of February 20, 1998; 40% of Mr. Dunlap's shares of restricted Sunbeam common stock were canceled as of such date; and all of Mr. Dunlap's remaining shares of restricted Sunbeam common stock vested as of such date. The Dunlap Agreement also provided that Sunbeam reimburse Mr. Dunlap on a grossed-up basis with respect to any income tax assessed in connection with the vesting of such shares of restricted Sunbeam common stock.

     Mr. Dunlap received a grant as of February 1, 1998 of 300,000 shares of Sunbeam common stock. Mr. Dunlap also received a grant effective as of February 1, 1998 of options to purchase 3,750,000 shares of Sunbeam common stock at a price of $36.85 per share (the "Dunlap Options"), which grant was approved by Sunbeam's stockholders at the 1998 annual meeting. The Dunlap Options provided for a term of ten years, and for vesting with respect to one-third of the shares subject thereto on the grant date and for an additional one-third to vest on each of the first and second anniversaries of the grant date if Mr. Dunlap had remained employed by Sunbeam. The Dunlap Agreement provided that upon the occurrence of a "Change in Control" of Sunbeam, as defined in the Option Plan, the Dunlap Options would have vested in full.

     Termination and Change in Control Provisions. The Dunlap Agreement provided that Sunbeam could terminate Mr. Dunlap's employment at any time, or due to his disability, or for Cause. The Dunlap Agreement defined "Cause" to mean (1) willful failure substantially to perform Mr. Dunlap's duties under the Dunlap Agreement, except if such failure results from disability, or (2) his conviction for a felony or a plea of guilty or no contest thereto.

     The Dunlap Agreement provided that, if Sunbeam terminated Mr. Dunlap's employment other than for Cause and not due to his disability, or if he terminated his employment for a "Good Reason", as defined in the Dunlap
Agreement:

          (1) he would receive as liquidated damages a lump sum payment in an amount equal to the base salary that would have been payable through the period ending January 31, 2001, or any then applicable renewal period;

          (2) the Dunlap Options would become fully vested, and he would be entitled to exercise the Dunlap Options as well as previously granted options for the balance of their original ten-year term; and

          (3) he would be entitled to continue participating in the employee benefit plans in which he had been entitled to participate before termination, for three years after termination, or to receive substantially equivalent benefits.

     The Dunlap Agreement provided that, if Sunbeam terminated Mr. Dunlap's employment for Cause or if he terminated his employment other than for Good Reason, all obligations, other than accrued obligations, of Sunbeam would cease, except that Mr. Dunlap would be able to exercise the Dunlap Options as well as previously granted options which were exercisable on the date of termination within 90 days, if the termination were for Cause, and within one year, if it were by Mr. Dunlap without Good Reason.

     In addition, the Dunlap Agreement provided that Mr. Dunlap would be entitled to receive a gross-up with respect to any excise tax applicable under the Internal Revenue Code of 1986, as amended, to "excess parachute payments."

Employment Agreements with Messrs. Kersh and Fannin

     Sunbeam entered into employment agreements with each of Messrs. Kersh and Fannin as of February 1, 1998. Messrs. Kersh and Fannin are referred to herein as the "Prior Executives." The employment agreements with Messrs. Kersh and Fannin had terms ending on January 31, 2001. The employment agreements with Messrs. Kersh and Fannin (referred to individually as a "Prior Executive Agreement" and collectively as the "Prior Executive Agreements") replaced and superseded their respective previous employment agreements with Sunbeam.

     Dispute with Mr. Kersh. On June 16, 1998, the Sunbeam board of directors terminated Mr. Kersh as Vice Chairman and Chief Financial Officer. Mr. Kersh is asserting claims for breach of his Prior Executive Agreement, and Sunbeam is vigorously contesting these claims, including claims regarding the validity of grants of restricted Sunbeam common stock and options to him. Nothing in this prospectus should be construed to support his claims or to limit or otherwise affect Sunbeam's claims against Mr. Kersh, including claims with respect to his entitlement to equity grants.

     Compensation. Under their respective Prior Executive Agreements, Messrs. Kersh and Fannin were each to be paid a base salary at annual rates of $875,000 and $595,000, respectively. The Prior Executives were also eligible to participate in those benefit plans available generally to employees or other senior executives of Sunbeam. However, the Prior Executives were not eligible to participate in any cash incentive plan of Sunbeam.

     Equity Grants. The Prior Executive Agreements provided that all of Mr. Kersh's then outstanding options to acquire shares of Sunbeam common stock, which were granted under Mr. Kersh's previous employment agreement, and all of Mr. Fannin's then outstanding options to acquire shares of Sunbeam common stock vested as of February 20, 1998; 40% of each of Mr. Kersh's and Mr. Fannin's shares of restricted Sunbeam common stock were canceled as of such date; and all of Mr. Kersh's and Mr. Fannin's remaining shares of restricted Sunbeam common stock vested as of such date. The Prior Executive Agreements provided that Sunbeam was to reimburse Messrs. Kersh and Fannin on a grossed-up basis with respect to any income tax assessed in connection with the vesting of such shares of restricted Sunbeam common stock.

     As of February 1, 1998, Messrs. Kersh and Fannin each received a grant of 150,000 and 30,000 shares of restricted Sunbeam common stock (the "Prior Executive Restricted Shares"), respectively. These Prior Executive Restricted Shares provided for vesting in four equal installments on each of February 1, 1998 and the first, second and third anniversaries of February 1, 1998. Messrs. Kersh and Fannin also received grants, effective as of February 1, 1998, of options to purchase 1,125,000 and 750,000 shares of Sunbeam common stock, respectively, at a price of $36.85 per share which were approved by Sunbeam's stockholders at the 1998 annual meeting (the "Prior Executive Options"). These Prior Executive Options provided for vesting in four equal installments on the grant date of February 1, 1998 and the first, second and third anniversaries of February 1, 1998.

     Termination and Change in Control Provisions. The Prior Executive Agreements with Messrs. Kersh and Fannin provided that Sunbeam may terminate either Prior Executive's employment at any time, or due to the Prior Executive's disability, or for "Cause," as defined in the Prior Executive Agreements).

     Each Prior Executive Agreement provided that, if Sunbeam terminated the Prior Executive's employment other than for Cause and not due to his disability, or if the Prior Executive terminated his employment for "Good Reason," as defined in the Prior Executive Agreements, or following a "Change in Control," as defined in the Prior Executive Agreements:

          (1) such Prior Executive would receive as liquidated damages a lump sum payment in an amount equal to the base salary that would have been payable to him through the end of the employment term;

          (2) the Options and Executive Restricted Shares granted to such Prior Executive would become fully vested, and the Prior Executive will be entitled to exercise his Prior Executive Options and previously granted options for the balance of their original ten-year term; and

          (3) the Prior Executive would be entitled to continue participating in the employee benefit plans in which he had been entitled to participate before termination, through the end of the employment term, or to receive substantially equivalent benefits.

     Each Prior Executive Agreement provided that if Sunbeam terminated the Prior Executive's employment for Cause or if the Prior Executive terminated his employment other than for Good Reason or following a Change in Control, all obligations, other than accrued obligations, of Sunbeam would cease, except that such Prior Executive would be able to exercise Prior Executive Options and previously granted options granted to him which were exercisable on the date of termination or within 90 days thereof, if the termination were for Cause, and within one year thereof, if the termination were by the Executive other than for Good Reason or following a Change in Control.

     In addition, each Prior Executive Agreement provided that the Prior Executive would be entitled to receive a gross-up with respect to any excise tax applicable under the Internal Revenue Code to "excess parachute payments."

Subsequent Arrangements with Messrs. Dunlap, Kersh and Fannin

     In early August 1998, Sunbeam entered into a six-month agreement with Messrs. Dunlap and Kersh in which all parties agreed not to assert claims against each other and to exchange information relating to the various lawsuits in which Sunbeam and Messrs. Dunlap Kersh are named as defendants. Sunbeam also agreed to pay, and has paid, to Messrs. Dunlap and Kersh amounts related to accrued vacation and employment benefits and, to advance litigation defense costs subject to the receipt of an undertaking from each of them, which Sunbeam has received, to repay all amounts so advanced if it is determined that they did not meet the applicable standard of conduct for indemnification under Delaware law. This agreement has expired and Messrs. Dunlap and Kersh have commenced an arbitration action against Sunbeam for recovery of amounts they allege are payable to them under their agreements, and they have filed an action in Delaware Chancery Court requesting an order requiring Sunbeam to advance litigation defense costs to each of them. Sunbeam is vigorously contesting these actions.

     In connection with the termination of Mr. Fannin's employment by mutual agreement, Sunbeam entered into an agreement with him providing that, under the terms of his employment agreement and in consideration of the execution of the agreement, including a release and covenant not to sue contained therein, he would receive the following payments, all subject to applicable withholding taxes:

          (a) $825,000 in severance payments, of which $575,001 was paid in 1998 and the balance of which is payable in monthly installments of $16,667;

          (b) consulting payments of $250,000 of which $41,667 was paid in 1998 and the balance of which is payable in monthly installments of $13,889; and

          (c) $50,000 payable for the three year extension of Mr. Fannin's non-compete agreement, of which $8,334 was paid in 1998 and the balance of which is payable in equal monthly installments of $2,778.

     In addition, Mr. Fannin received the value of his accrued vacation for 1996, 1997 and 1998, continuation of health, dental and life insurance coverage, on the same basis as prior to termination of employment for an additional 18 months or until his earlier employment providing such benefits. The termination agreement with Mr. Fannin also provided for a three-year term for his outstanding vested stock options, confirmed the amount of his unrestricted Sunbeam common stock grants and provided for the mutually agreed cancellation of all other equity awards.

Other Transactions


     Settlement of Claims; Issuance of Warrant

     On August 12, 1998, Sunbeam announced that, following investigation and negotiation conducted by a special committee of the Sunbeam board of directors, consisting of four outside directors not affiliated with MacAndrews & Forbes, Sunbeam had entered into the settlement agreement with the MacAndrews & Forbes affiliate from which Sunbeam had acquired a controlling interest in Coleman in March 1998. Under the settlement agreement, Sunbeam was released from threatened claims arising from that acquisition, and MacAndrews & Forbes agreed to provide management personnel and assistance to Sunbeam, in exchange for the issuance to the MacAndrews & Forbes affiliate of a five-year warrant to purchase 23 million shares of Sunbeam common stock at an exercise price of $7 per share, subject to anti-dilution provisions.

     Services Provided by MacAndrews & Forbes

     Under the settlement agreement referred to in the previous paragraph, in addition to making the services of Messrs. Levin, Shapiro and Jenkins available to Sunbeam, MacAndrews & Forbes agreed to provide management assistance to Sunbeam with respect to specified matters. Sunbeam does not reimburse MacAndrews & Forbes for these services or for expenses incurred in providing these services to Sunbeam, other than reimbursement of out-of-pocket expenses paid to third parties. Execution of the settlement agreement was a condition to Sunbeam's continued employment of Messrs. Levin, Shapiro and Jenkins as officers of Sunbeam.

     Registration Rights

     Sunbeam and the MacAndrews & Forbes affiliate which sold Sunbeam its controlling interest in Coleman have entered into a registration rights agreement. Under the registration rights agreement, the MacAndrews & Forbes affiliate can require Sunbeam to register under the federal and applicable state securities laws the shares of Sunbeam common stock the affiliate received when it sold its controlling interest in Coleman to Sunbeam. Sunbeam has also agreed to permit former affiliates of Coleman that received Sunbeam common stock in the March 1988 acquisition to join the MacAndrews & Forbes affiliate in any registration of the affiliate's shares of Sunbeam common stock.

     The registration rights agreement was amended in August 1998 to permit the MacAndrews & Forbes affiliate to require Sunbeam to register (1) the warrant issued to it by Sunbeam under its settlement agreement with Sunbeam and (2) the shares of Sunbeam common stock issuable upon exercise of the warrant.

     Settlement of Coleman Options

     Under Sunbeam's agreement providing for the merger, the unexercised options under Coleman's stock option plans will be cashed out at a price per share equal to the difference between $27.50 and the exercise price of the options. Ronald
O. Perelman, the sole stockholder of MacAndrews & Forbes, holds 500,000 options for which he will receive a net payment of $6,750,000 upon completion of the merger. Mr. Shapiro and Ms. Clark, executive officers of Sunbeam, hold 77,500 and 25,000 options, respectively, for which they will receive net payments of $823,000 and $275,005, respectively.

     Arrangements with Coleman

     Coleman and an affiliate of MacAndrews & Forbes are parties to a cross-indemnification agreement in which Coleman has agreed to indemnify the affiliate, its officers, directors, employees, control persons, agents and representatives against all past, present and future liabilities, including product liability and environmental matters, related to the initial assets of Coleman, which Coleman acquired from such affiliate in December 1991. In addition, under this cross-indemnification agreement, the MacAndrews & Forbes affiliate has agreed to indemnify Coleman and its officers, directors, employees, agents and representatives against all other liabilities of this MacAndrews & Forbes affiliate or any of its subsidiaries, including liabilities relating to the assets it did not transfer to Coleman in December 1991. This cross-indemnification agreement will survive the merger.

     Coleman previously was included in the consolidated tax group for the MacAndrews & Forbes companies and was a party to a tax sharing agreement with a MacAndrews & Forbes affiliate, under which Coleman paid to this affiliate the amount of taxes which would have been paid by Coleman if it were required to file separate Federal, state or local income tax returns. The obligations of MacAndrews & Forbes under the tax sharing agreement were terminated when Sunbeam bought a controlling interest in Coleman in March 1998. However, agreements related to Sunbeam's acquisition of Coleman provide for tax indemnities and tax sharing payments among Sunbeam and the MacAndrews & Forbes affiliates relating to periods prior to the acquisition.

     Office Space

     During 1998, Sunbeam sublet office space in New York City from an affiliate of MacAndrews & Forbes. The expense for such rent during 1998 was approximately $130,000. The lease was terminated in 1999.

     Employment of Law Firms

     Sunbeam employed the law firms of Reboul, MacMurray, Hewitt, Maynard and Kristol, of which Mr. Kristol is a partner, and Holland & Knight, of which Mr. Elson is Of Counsel, to perform some legal services for Sunbeam during 1998. The total fees paid to these firms during 1998 were less than $20,000. Neither Mr. Kristol nor Mr. Elson was involved in the provision of legal services to Sunbeam.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows, with respect to beneficial ownership of the Sunbeam common stock by all persons known by Sunbeam to be the record or beneficial owner of more than 5% of the outstanding common stock, the number of shares of Sunbeam common stock owned by each such person or group as of April 20, 1999, the percentage of the outstanding Sunbeam common stock those holdings represented on that date, and the percentage of the outstanding Sunbeam common stock that those holdings will represent after the merger.


                                        Amount and         Percentage of      Percentage of
                                          Nature              Sunbeam            Sunbeam
                                      Of Beneficial         Common Stock       Common Stock
Name                                    Ownership         Prior to Merger    After Merger (5)
---------------------------------------------------------------------------------------------
Ronald O. Perelman.................    37,099,749  (1)       29.9%  (1)           27.4%
Franklin Mutual Advisers, Inc......    17,541,398  (2)       16.1%                12.9%
Albert J. Dunlap...................     7,741,564  (3)        7.4%  (3)            5.7%
Invista Capital Management,
    LLC/Principal Mutual
    Holding Company................     7,440,200  (4)        7.2%                 5.5%

(1) Represents shares of Sunbeam common stock received by an affiliate of MacAndrews & Forbes in the M&F Transaction and 23 million shares of Sunbeam common stock which may be acquired by MacAndrews & Forbes pursuant to the warrant issued to it by Sunbeam. See "RECENT DEVELOPMENTS AFFECTING SUNBEAM
     - Settlement of Claims Relating to the M&F Transaction." The address of Coleman (Parent) Holdings is 35 E. 62nd Street, New York, New York 10021. Ronald O. Perelman is the indirect beneficial owner of all of the outstanding capital stock of Coleman (Parent) Holdings. Accordingly, Mr. Perelman may be deemed to be the beneficial owner of all of the shares of Sunbeam common stock owned by Parent Holdings. Mr. Perelman's address is 35
     E. 62nd Street, New York, New York 10021.

(2) Information reflected in this table and the notes thereto with respect to Franklin Mutual Advisers is derived from the Schedule 13D, dated November 1, 1996, filed by Franklin Mutual Advisers or its predecessors with the SEC, as thereafter amended, most recently on March 1, 1999. The address of Franklin Mutual Advisers is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The shares listed above are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by Franklin Mutual Advisors. Franklin Mutual Advisers disclaims beneficial ownership of these shares.

(3) Information reflected in this table and the notes thereto with respect to Mr. Dunlap is based upon filings made by him with the SEC. Mr. Dunlap's holdings include certain stock grants for 1,166,667 shares and options to acquire an additional 6,250,000 shares of Sunbeam common stock granted by Sunbeam which are a matter of dispute between Sunbeam and Mr. Dunlap. See "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Matters Involving Former Management."

(4) Information reflected in this table and the notes thereto with respect to Invista Capital Management and Principal Mutual Holding Company is derived from the Form 13G jointly filed with the SEC by Invista and Principal on February 12, 1999. The address of Invista Capital Management is 1900 Hub Tower, 699 Walnut Street, Des Moines, Iowa 50392. Invista Capital Management and Principal Mutual Holding Company exercise shared voting power and investment discretion with respect to all of the shares of Sunbeam common stock beneficially owned by them.

(5) Assumes (1) the issuance by Sunbeam in the merger of 6,676,135 shares of Sunbeam common stock, (2) the issuance of 23 million shares of Sunbeam common stock to a MacAndrews & Forbes affiliate upon exercise of the warrant issued in connection with the settlement of threatened legal claims relating to the M&F Transaction and (3) the issuance of about 4.98 million shares of Sunbeam common stock to Coleman public stockholders upon the exercise of warrants issued in connection with the settlement of litigation relating to the merger.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership, reported to Sunbeam as of April 20, 1999, of Sunbeam common stock, including shares as to which a right to acquire ownership exists, of: (1) each director of Sunbeam; (2) each of the Named Executives; and (3) the directors and current executive officers of Sunbeam as a group. In addition, the following table sets forth, as of April 20, 1999, the beneficial ownership of two former directors and a former executive officer, based on information filed by them with the SEC and available to the public. With respect to (1) each current director of Sunbeam and (2) all directors and officers of Sunbeam as a group, the following table also shows the percentage of the outstanding Sunbeam common stock which such person's or group's holdings will represent after the merger.

                                       Amount and
                                        Nature of          Percentage of Sunbeam       Percentage of Sunbeam
                                       Beneficial               Common Stock                Common Stock
  Name                                Ownership (1)         Prior to Merger (2)           After Merger (7)
Directors
Charles M. Elson...........            10,500 (3)                 *                            *
Howard Gittis..............                 0 (5)                 0                            0
John H. Klein..............               415 (3)                 *                            *
Howard G. Kristol..........            10,500 (3)                 *                            *
Peter A. Langerman.........                 0 (4)                 0                            0
Jerry W. Levin.............                 0 (5)                 0                            0
Faith Whittlesey...........             6,890 (3)                 *                            *

Former Directors
Albert J. Dunlap...........         7,741,564 (2)                7.4%                         N/A
Russell A. Kersh...........         1,889,150 (2)                1.8%                         N/A


Named Executives
Karen K. Clark.............                 0                     0                           N/A
Bobby G. Jenkins...........                 0                     0                           N/A
Janet G. Kelley............            86,583 (2)                 *                           N/A
Paul E. Shapiro............                 0 (5)                 0                           N/A

Former Named Executive
David C. Fannin............           220,433 (2)                 *                           N/A

All Directors and current
executive officers as a
group (11 persons).........           114,888 (6)                 *                            *


*    Less than one percent.

(1) All of the above named individuals have the sole power to vote and to dispose of the shares of Sunbeam common stock listed above except as follows: (1) Mr. Dunlap is believed to hold 1,491,564 of the listed shares jointly with his wife; (2) 151,600 shares listed as owned by Mr. Kersh are believed to be held by the Russell A. Kersh Irrevocable Trust of which Mr. Kersh is the sole beneficiary, and Mr. Kersh is believed to hold 5,000 of the listed shares jointly with his spouse; (3) Mr. Fannin holds 20,433 shares of stock jointly with his wife; and (4) Ms. Kelley holds 100 shares jointly with her spouse.

(2) Includes shares of Sunbeam common stock which Named Executives have the right to acquire under options which are currently exercisable (including options which may be exercised within the next sixty days), as follows:
     200,000 and 86,583 shares in the case of Mr. Fannin and Ms. Kelley, respectively. Options which are not currently exercisable and will not become exercisable within sixty days are not included in the table. Also includes stock awards and options to acquire 6,250,000 and 1,625,000 shares in the case of Messrs. Dunlap and Kersh, respectively, the status of which is a matter of dispute between the Company and Messrs. Dunlap and Kersh. See "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Matters Involving Former Management."

(3) Includes restricted shares of Sunbeam common stock granted to each of directors Elson, Klein, Kristol and Whittlesey upon their respective elections, appointments and subsequent reelections to the Sunbeam board, all of which shares were immediately vested.

(4) Does not include shares of Sunbeam common stock owned by Franklin Mutual Advisers as to which Mr. Langerman disclaims beneficial ownership.

(5) Does not include shares of Sunbeam common stock owned by MacAndrews & Forbes as to which Messrs. Gittis, Levin and Shapiro disclaim beneficial ownership.

(6) Includes shares of Sunbeam common stock which all current executive officers of Sunbeam have the right to acquire under options which are currently exercisable (including options which may be exercised within the next sixty days).

(7) Assumes (1) the issuance by Sunbeam in the merger of 6,676,135 shares of Sunbeam common stock, (2) the issuance of 23 million shares of Sunbeam common stock to a MacAndrews & Forbes affiliate upon exercise of the warrant issued in connection with the settlement of threatened legal claims relating to the M&F Transaction and (3) the issuance of about 4.98 million shares of Sunbeam common stock to Coleman public stockholders upon the exercise of warrants issued in connection with the settlement of litigation relating to the merger.

                      DESCRIPTION OF SUNBEAM CAPITAL STOCK

     The following statements are brief summaries of provisions of Sunbeam's capital stock. The summaries do not purport to be complete and are qualified in their entirety by reference to the full text of Sunbeam's Restated Certificate of Incorporation and By-laws, copies of which are filed as exhibits to the Registration Statement of which this document forms a part and are incorporated by reference in this document in their entirety.

Sunbeam Common Stock

     Sunbeam's authorized capital stock currently consists of 500,000,000 shares of Sunbeam common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. As of __________, 1999, there were ____________ shares of Sunbeam common stock outstanding. Each share of Sunbeam common stock entitles its holder to one vote on all matters upon which Sunbeam stockholders are entitled or permitted to vote, including the election of directors. There are no cumulative voting rights. Shares of Sunbeam common stock would participate ratably in any distribution of assets in a liquidation, dissolution or winding up of Sunbeam, subject to prior distribution rights of any shares of preferred stock then outstanding. The Sunbeam common stock has no preemptive rights or conversion rights nor are there any redemption or sinking fund provisions applicable to the Sunbeam common stock. Holders of Sunbeam common stock are entitled to participate in dividends as and when declared by the Sunbeam Board out of funds legally available therefor. Sunbeam's ability to pay cash dividends is subject to restrictions under Delaware law. In addition, Sunbeam's bank credit facility prohibits Sunbeam from paying cash dividends.

     The transfer agent and registrar for the Sunbeam common stock is The Bank of New York.

Sunbeam Preferred Stock

     There are no shares of Sunbeam preferred stock currently outstanding. Sunbeam's Certificate of Incorporation provides that the Sunbeam board of directors may authorize the issuance of one or more series of preferred stock having such rights, including voting, conversion and redemption rights, and such preferences, including dividend and liquidation preferences, as the Sunbeam board may determine without any further action by the stockholders of Sunbeam.

Warrants

     Sunbeam currently has outstanding one warrant which entitles the holder to purchase up to 23 million shares of Sunbeam common stock. This warrant was issued on August 24, 1998 under the terms of the Settlement Agreement, dated August 12, 1998, by and between Sunbeam and Coleman (Parent) Holdings, Inc., the MacAndrews & Forbes affiliate from which Sunbeam acquired about 81% of the then outstanding Coleman common stock in the M&F Transaction. In the merger, Sunbeam will issue warrants which will entitle their holders to purchase up to about
4.98 million shares of Sunbeam common stock. These warrants will be issued under a Warrant Agreement to be entered into by Sunbeam and [The Bank of New York], as Warrant Agent, prior to the completion of the merger.

     The warrants to be issued in the merger will be substantially similar to the warrant issued to Coleman (Parent) Holdings. Each of the warrants will be exercisable [on or before August 24, 2003] at a cash exercise price of $7 per share. In addition, each of the warrants is subject to anti-dilution adjustments in the event that Sunbeam completes one or more transactions having a dilutive effect on its existing stockholders. Under the settlement with Coleman (Parent) Holdings, Sunbeam has agreed that Coleman (Parent) Holdings can require Sunbeam to register under the federal and applicable state securities laws the shares of Sunbeam common stock issuable upon exercise of the warrant. The shares of Sunbeam common stock issuable upon exercise of the warrants to be issued in the merger are being registered under the registration statement of which this document forms a part.

     For further information regarding the warrant issued to Coleman (Parent) Holdings, see "RECENT DEVELOPMENTS AFFECTING SUNBEAM - Settlement of Claims Relating to the M&F Transaction." For further information regarding the terms of the warrants to be issued in the merger, see "SETTLEMENT OF LITIGATION AND WARRANTS."

                      DESCRIPTION OF COLEMAN CAPITAL STOCK

     The following statements are brief summaries of provisions of Coleman's capital stock. The summaries do not purport to be complete and are qualified in their entirety by reference to the full text of Coleman's Certificate of Incorporation and Coleman's By-laws, as amended, copies of which have been filed as exhibits to the Registration Statement of which this document forms a part and are incorporated by reference in this document in their entirety.

     The authorized capital stock of Coleman consists of 100,000,000 shares of capital stock, 80,000,000 of which are common stock, par value $.01 per share, and 20,000,000 of which are preferred stock, par value $.01 per share. Of these authorized shares, as of __________, 1999, (1) ____________ shares of Coleman common stock were issued and outstanding; (2) _________ shares of Coleman common stock were issuable upon exercise of Coleman stock options outstanding under Coleman's employee stock option plans (all of which options were vested); and
(3) no shares of Coleman preferred stock were issued or outstanding. Coleman's Certificate of Incorporation authorizes the Coleman board of directors to provide for the issuance, from time to time, of shares of preferred stock in series, to establish from time to time the number of shares to be included in any such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

     Subject to the rights of holders of any Coleman preferred stock then outstanding, holders of Coleman common stock are entitled to receive dividends as may from time to time be declared by the Coleman board subject to certain limitations under Delaware law. The merger agreement and Sunbeam's bank credit facility, as amended in April 1999, each prohibit Coleman from paying dividends. Holders of Coleman common stock are entitled to one vote per share on all matters on which the holders of Coleman common stock are entitled to vote. Because holders of Coleman common stock do not have cumulative voting rights, the holders of a majority of the shares of Coleman common stock represented at a meeting can elect all of the directors. In the event of liquidation, dissolution or winding up of Coleman, holders of Coleman common stock would be entitled to share ratably in assets of Coleman available for distribution to the holders of Coleman common stock.

     Holders of Coleman common stock are not liable for any liabilities of Coleman. There are no preemptive rights for the Coleman common stock. The outstanding shares of Coleman common stock are fully paid and nonassessable.

     American Stock Transfer & Trust Co. acts as transfer agent and registrar for the Coleman common stock.

                                     EXPERTS

     The Consolidated Financial Statements of Sunbeam Corporation and its consolidated subsidiaries (except The Coleman Company, Inc. and its subsidiaries) as of December 31, 1998 and for the year then ended, and the related financial statement schedule included in this document have been audited by Deloitte & Touche LLP as stated in their report appearing herein. The consolidated financial statements of The Coleman Company, Inc. (consolidated with those of Sunbeam) have been audited by Ernst & Young LLP as stated in their report included herein. The Consolidated Financial Statements of Sunbeam Corporation and its subsidiaries are included herein in reliance upon the respective reports of such firms, in each case given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP, and Ernst & Young LLP, are independent auditors.

     The Consolidated Financial Statements and schedule of Sunbeam Corporation included in this document and in the corresponding registration statement as of December 28, 1997 and for the years ended December 28, 1997 and December 29, 1996 have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     Ernst & Young LLP, independent auditors, have audited Coleman's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is included in this document and is incorporated by reference elsewhere in the registration statement. Coleman's financial statements are incorporated by reference in this document in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the shares of Sunbeam common stock being offered hereby is being passed upon for Sunbeam by _______________.

                       WHERE YOU CAN FIND MORE INFORMATION


     Sunbeam is distributing this document to you to provide you with information about the merger, your Delaware appraisal rights and the litigation settlement. This document also serves as Sunbeam's prospectus in connection with the issuance of the shares of Sunbeam common stock you will receive in the merger and upon exercise of the settlement warrants after the merger. This document is also part of a registration statement filed by Sunbeam with the SEC to register those shares under the Securities Act of 1933. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Sunbeam. Under the rules and regulations of the SEC, however, some information included in the registration statement is not required to be included in this document. You are urged to read carefully the registration statement and the attached exhibits and schedules.

     This document also serves as Coleman's information statement in connection with the merger. This document has been filed by Coleman with the SEC to comply with Coleman's disclosure obligations under the Securities Exchange Act of 1934. Under the rules and regulations of the SEC, however, some information concerning Coleman is not required to be included in this document. Instead, the SEC allows Coleman to "incorporate by reference" the omitted information. This means that Coleman can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that has been directly superseded by information contained in this document. You are urged to read carefully the documents to which we have referred you.

     You can inspect and copy reports, proxy statements and other information about Sunbeam and Coleman at the NYSE office located at 20 Broad Street, New York, New York 10005.

     You may read publicly available information about Sunbeam and Coleman, including the registration statement and the documents concerning Coleman to which we have referred you, at the following locations of the SEC:

Public Reference Room      Midwest Regional Office      New York Regional Office
450 Fifth Street, N.W.         Citicorp Center            7 World Trade Center
       Room 1024           500 West Madison Street             Suite 1300
Washington, D.C. 20549           Suite 1400             New York, New York 10048
                           Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Sunbeam and Coleman, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     This document incorporates by reference the documents listed below that Coleman has previously filed with the SEC. They contain important information about Coleman and its financial condition.

1. Coleman's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1997 and 1996; and

2. Coleman's Information Statement under Section 14(f) of the Exchange Act mailed to Coleman stockholders on or about March 18, 1998.

     Coleman also incorporates by reference any additional documents it may file with the SEC between the date of this document and the completion of the merger. These documents include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Coleman or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from Coleman without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Coleman at the following address:

                            The Coleman Company, Inc.
                           2111 East 37th Street North
                              Wichita, Kansas 67219
                         Attention: Corporate Secretary
                            Telephone: (316) 832-2700

     If you would like to request documents, please do so by _____________, 1999 to receive them before the completion of the merger. If you request any documents from Coleman, we will mail them to you by first-class mail, or another equally timely means, promptly after we receive your request.

     We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULE

                                                                                                              PAGE
                                                                                                              ----
                                               SUNBEAM CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS:
Report of Deloitte & Touche LLP............................................................................    F-2
Report of Ernst & Young LLP................................................................................    F-3
Report of Arthur Andersen LLP..............................................................................    F-4
Consolidated Statements of Operations
  for the Fiscal Years Ended December 31, 1998, December 28, 1997 and December 29, 1996....................    F-5
Consolidated Balance Sheets as of December 31, 1998 and December 28, 1997..................................    F-6
Consolidated Statements of Shareholders' Equity for the Fiscal Years Ended December 31, 1998, December 28,
  1997 and December 29, 1996...............................................................................    F-7
Consolidated Statements of Cash Flows for the Fiscal Years Ended December 31, 1998, December 28, 1997 and
  December 29, 1996........................................................................................    F-8
Notes to Consolidated Financial Statements.................................................................    F-9

FINANCIAL STATEMENT SCHEDULE*:
II. Valuation and Qualifying Accounts......................................................................   F-48

------------------
* All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore not included herein.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Sunbeam Corporation and subsidiaries:

     We have audited the accompanying consolidated balance sheet of Sunbeam Corporation and subsidiaries (the "Company") as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. Our audit also included the financial statement schedule as of and for the year ended December 31, 1998, listed in the Index to Financial Statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We did not audit the consolidated financial statements of The Coleman Company, Inc. and subsidiaries (consolidated subsidiaries), which statements reflect total assets constituting 27% of consolidated total assets as of December 31, 1998, and total revenues constituting 40% of consolidated total revenues for the year then ended. Those consolidated financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for The Coleman Company, Inc. and subsidiaries, is based solely on the report of such other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Sunbeam Corporation and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, based on our audit and (as to the amounts included for The Coleman Company, Inc. and subsidiaries) the report of other auditors, such financial statement schedule as of and for the year ended December 31, 1998, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Certified Public Accountants
Fort Lauderdale, Florida
April 16, 1999

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
The Coleman Company, Inc.

     We have audited the consolidated balance sheets of The Coleman Company, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998 (not presented separately herein). These financial statements are the responsibility of Sunbeam's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Coleman Company, Inc. and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Wichita, Kansas
April 15, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Sunbeam Corporation:

     We have audited the accompanying consolidated balance sheet of Sunbeam Corporation (a Delaware corporation) and subsidiaries as of December 28, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two fiscal years in the period ended December 28, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbeam Corporation and subsidiaries as of December 28, 1997, and the results of their operations and their cash flows for each of the two fiscal years in the period ended
December 28, 1997 in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II for each of the two years in the period ended December 28, 1997 is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This Schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  October 16, 1998

                      SUNBEAM CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      FISCAL YEAR ENDED
                                                                         --------------------------------------------
                                                                         DECEMBER 31,    DECEMBER 28,    DECEMBER 29,
                                                                            1998            1997            1996
                                                                         ------------    ------------    ------------
Net sales.............................................................    $1,836,871      $1,073,090      $  984,236
Cost of goods sold....................................................     1,788,819         830,956         896,938
Selling, general and administrative expense...........................       718,077         152,653         221,655
Restructuring and asset impairment (benefit) charges..................            --         (14,582)        110,122
                                                                          ----------      ----------      ----------
Operating (loss) earnings.............................................      (670,025)        104,063        (244,479)
Interest expense......................................................       131,091          11,381          13,588
Other (income) expense, net...........................................        (4,768)             12           3,738
                                                                          ----------      ----------      ----------
(Loss) earnings from continuing operations before income taxes,
  minority interest and extraordinary charge .........................      (796,348)         92,670        (261,805)
Income taxes (benefit):
  Current.............................................................         8,667           1,528         (22,419)
  Deferred............................................................       (18,797)         38,824         (69,206)
                                                                          ----------      ----------      ----------
                                                                             (10,130)         40,352         (91,625)
                                                                          ----------      ----------      ----------
Minority interest.....................................................       (10,681)             --              --
                                                                          ----------      ----------      ----------
(Loss) earnings from continuing operations before extraordinary
  charge..............................................................      (775,537)         52,318        (170,180)
Earnings from discontinued operations, net of taxes...................            --              --             839
Loss on sale of discontinued operations, net of taxes.................            --         (14,017)        (39,140)
Extraordinary charge from early extinguishments of debt...............      (122,386)             --              --
                                                                          ----------      ----------      ----------
Net (loss) earnings...................................................    $ (897,923)     $   38,301      $ (208,481)
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
(Loss) earnings per share:
  (Loss) earnings from continuing operations before extraordinary charge:
     Basic............................................................    $    (7.99)     $     0.62      $    (2.05)
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
     Diluted..........................................................         (7.99)           0.60           (2.05)
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
  (Loss) from sale of discontinued operations:
     Basic............................................................    $       --      $    (0.17)     $    (0.46)
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
     Diluted..........................................................            --           (0.16)          (0.46)
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
  Extraordinary charge:
     Basic............................................................    $    (1.26)     $       --      $       --
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
     Diluted..........................................................         (1.26)             --              --
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
  Net (loss) earnings:
     Basic............................................................    $    (9.25)     $     0.45      $    (2.51)
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
     Diluted..........................................................         (9.25)           0.44           (2.51)
                                                                          ----------      ----------      ----------
                                                                          ----------      ----------      ----------
  Weighted average common shares outstanding:
     Basic............................................................        97,121          84,945          82,925
     Diluted..........................................................        97,121          87,542          82,925

                See Notes to Consolidated Financial Statements.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                        DECEMBER 31,    DECEMBER 28,
                                                                                           1998            1997
                                                                                        ------------    ------------
                                       ASSETS
Current assets:
  Cash and cash equivalents..........................................................    $   61,432      $   52,298
  Restricted investments.............................................................        74,386              --
  Receivables, net...................................................................       361,774         228,460
  Inventories........................................................................       519,189         304,900
  Prepaid expenses and other current assets..........................................        74,187          16,584
                                                                                         ----------      ----------
     Total current assets............................................................     1,090,968         602,242
Property, plant and equipment, net...................................................       455,172         249,524
Trademarks, tradenames, goodwill and other, net......................................     1,859,377         207,162
                                                                                         ----------      ----------
                                                                                         $3,405,517      $1,058,928
                                                                                         ----------      ----------
                                                                                         ----------      ----------

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current portion of long-term debt..............................    $  119,103      $      668
  Accounts payable...................................................................       162,173         108,374
  Other current liabilities..........................................................       321,185         124,085
                                                                                         ----------      ----------
     Total current liabilities.......................................................       602,461         233,127
Long-term debt, less current portion.................................................     2,142,362         194,580
Other long-term liabilities..........................................................       248,459         154,300
Deferred income taxes................................................................       100,473           4,842
Minority interest....................................................................        51,325              --
Commitments and contingencies (Notes 3 and 15)
Shareholders' equity:
  Preferred stock (2,000,000 shares authorized, none outstanding)....................            --              --
  Common stock (100,739,053 and 89,984,425 shares issued)............................         1,007             900
  Additional paid-in capital.........................................................     1,123,457         479,200
  (Accumulated deficit) retained earnings............................................      (809,997)         89,801
  Accumulated other comprehensive loss...............................................       (54,030)        (33,063)
  Other shareholders' equity.........................................................            --          (1,714)
                                                                                         ----------      ----------
                                                                                            260,437         535,124
  Treasury stock, at cost (4,454,394 shares in 1997).................................            --         (63,045)
                                                                                         ----------      ----------
     Total shareholders' equity......................................................       260,437         472,079
                                                                                         ----------      ----------
                                                                                         $3,405,517      $1,058,928
                                                                                         ----------      ----------
                                                                                         ----------      ----------

                See Notes to Consolidated Financial Statements.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     (ACCUMULATED  ACCUMULATED
                                         ADDITIONAL   DEFICIT)        OTHER                                  TOTAL
                                 COMMON   PAID-IN     RETAINED     COMPREHENSIVE   UNEARNED     TREASURY  SHAREHOLDERS'
                                 STOCK    CAPITAL     EARNINGS     (LOSS) INCOME  COMPENSATION   STOCK      EQUITY
                                 ------  ----------  ------------  -------------  ------------  --------  -------------
Balance at January 1, 1996...... $ 878   $  441,786   $  266,698     $ (24,483)     $   (397)   $(83,449)   $ 601,033
Comprehensive loss:
  Net loss......................    --           --     (208,481)           --            --          --     (208,481)
  Minimum pension liability (net
    of tax of $2,672)...........    --           --           --         4,963            --          --        4,963
  Translation adjustments.......    --           --           --         1,246            --          --        1,246
                                                                                                            ---------
    Comprehensive loss..........                                                                             (202,272)
Common dividends ($0.04 per
  share)........................    --           --       (3,318)           --            --          --       (3,318)
Exercise of stock options.......     6        7,313           --            --            --          --        7,319
Grant of restricted stock.......    --       (1,120)          --            --       (14,346)     15,466           --
Amortization of unearned
  compensation..................    --           --           --            --         7,707          --        7,707
Retirement and sale of treasury
  shares........................    --          (31)          --            --            --       4,595        4,564
                                 ------  ----------   ----------     ---------      --------    --------    ---------
Balance at December 29, 1996....   884      447,948       54,899       (18,274)       (7,036)    (63,388)     415,033
Comprehensive income:
  Net earnings..................    --           --       38,301            --            --          --       38,301
  Minimum pension liability.....    --           --           --       (14,050)           --          --      (14,050)
  Translation adjustments.......    --           --           --          (739)           --          --         (739)
                                                                                                            ---------
    Comprehensive income........                                                                               23,512
Common dividends ($0.04 per
  share)........................    --           --       (3,399)           --            --          --       (3,399)
Exercise of stock options.......    16       30,496           --            --            --          --       30,512
Amortization of unearned
  compensation..................    --           --           --            --         5,322          --        5,322
Other stock issuances...........    --          756           --            --            --         343        1,099
                                 ------  ----------   ----------     ---------      --------    --------    ---------
Balance at December 28, 1997....   900      479,200       89,801       (33,063)       (1,714)    (63,045)     472,079
Comprehensive loss:
  Net loss......................    --           --     (897,923)           --            --          --     (897,923)
  Minimum pension liability.....    --           --           --       (21,795)           --          --      (21,795)
  Translation adjustments.......    --           --           --           828            --          --          828
                                                                                                            ---------
    Comprehensive loss..........                                                                             (918,890)
Common dividends ($0.02 per
  share)........................    --           --       (1,875)           --            --          --       (1,875)
Exercise of stock options.......     9       18,383           --            --            --          --       18,392
Grant of restricted stock.......     4       18,880           --            --       (32,500)         --      (13,616)
Cancellation of restricted
  stock.........................    (1)      (5,228)          --            --        10,182      (2,250)       2,703
Amortization of unearned
  compensation..................    --           --           --            --        24,032          --       24,032
Acquisition of Coleman..........    95      541,428           --            --            --      65,200      606,723
Warrants issued.................    --       70,000           --            --            --          --       70,000
Other stock issuances...........    --          794           --            --            --          95          889
                                 ------  ----------   ----------     ---------      --------    --------    ---------
Balance at December 31, 1998.... $1,007  $1,123,457   $ (809,997)    $ (54,030)     $     --    $     --    $ 260,437
                                 ------  ----------   ----------     ---------      --------    --------    ---------
                                 ------  ----------   ----------     ---------      --------    --------    ---------

                See Notes to Consolidated Financial Statements.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                                      FISCAL YEAR ENDED
                                                                         --------------------------------------------
                                                                         DECEMBER 31,    DECEMBER 28,    DECEMBER 29,
                                                                             1998           1997            1996
                                                                         ------------    ------------    ------------
OPERATING ACTIVITIES:
  Net (loss) earnings.................................................   $  (897,923)     $   38,301      $ (208,481)
  Adjustments to reconcile net (loss) earnings to net cash (used in)
    provided by operating activities:
    Depreciation and amortization.....................................       107,865          39,757          47,429
    Non-cash interest charges.........................................        32,531              --              --
    Restructuring and asset impairment (benefit) charges..............            --         (14,582)        110,122
    Other non-cash special charges....................................            --              --          10,047
    Loss on sale of discontinued operations, net of taxes.............            --          14,017          39,140
    Deferred income taxes.............................................       (18,797)         38,824         (69,206)
    Minority interest.................................................       (10,681)             --              --
    Loss on sale of property, plant and equipment.....................         3,260              --              --
    Provision for fixed assets........................................        39,404              --              --
    Provision for excess and obsolete inventory.......................        95,830              --          60,800
    Goodwill impairment...............................................        62,490              --              --
    Issuance of warrants..............................................        70,000              --              --
    Non-cash compensation charge......................................        13,118              --              --
    Extraordinary charge from early extinguishments of debt...........       122,386              --              --
  Changes in operating assets and liabilities, exclusive of impact of divestitures and acquisitions:
    Receivables, net..................................................       147,045           1,044            (845)
    Inventories.......................................................        37,112        (140,555)         11,289
    Accounts payable..................................................       (68,187)          4,261          11,029
    Restructuring accrual.............................................        (3,894)        (31,957)             --
    Prepaid expenses and other current assets and liabilities.........        50,622         (16,092)         39,657
    Income taxes payable..............................................        15,758          52,052         (21,942)
    Change in other long-term and non-operating liabilities...........        13,994          (1,401)        (27,089)
    Other, net........................................................        (2,347)         10,288          12,213
                                                                         ------------     ----------      ----------
         Net cash (used in) provided by operating activities..........      (190,414)         (6,043)         14,163
                                                                         ------------     ----------      ----------

INVESTING ACTIVITIES:
  Capital expenditures................................................       (53,686)        (60,544)        (75,336)
  Proceeds from sale of divested operations and other assets..........         9,575          90,982              --
  Purchases of businesses, net of cash acquired.......................      (522,412)             --              --
  Other, net..........................................................          (139)             --            (860)
                                                                         ------------     ----------      ----------
         Net cash (used in) provided by investing activities..........      (566,662)         30,438         (76,196)
                                                                         ------------     ----------      ----------

FINANCING ACTIVITIES:
  Issuance of convertible senior subordinated debentures, net of
    financing fees....................................................       729,622              --              --
  Net borrowings under revolving credit facility......................     1,205,675           5,000          30,000
  Issuance of long-term debt..........................................            --              --          11,500
  Payments of debt obligations, including prepayment penalties........    (1,186,796)        (12,157)         (1,794)
  Proceeds from exercise of stock options.............................        19,553          26,613           4,684
  Sale of treasury stock..............................................            --              --           4,578
  Payments of dividends on common stock...............................        (1,875)         (3,399)         (3,318)
  Other, net..........................................................            31             320            (364)
                                                                         ------------     ----------      ----------
         Net cash provided by financing activities....................       766,210          16,377          45,286
                                                                         ------------     ----------      ----------
         Net increase (decrease) in cash and cash equivalents.........         9,134          40,772         (16,747)
  Cash and cash equivalents at beginning of year......................        52,298          11,526          28,273
                                                                         ------------     ----------      ----------
  Cash and cash equivalents at end of year............................   $    61,432      $   52,298      $   11,526
                                                                         ------------     ----------      ----------
                                                                         ------------     ----------      ----------

                See Notes to Consolidated Financial Statements.

                      SUNBEAM CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Sunbeam Corporation ("Sunbeam" or the "Company") is a leading designer, manufacturer and marketer of branded consumer products. The Company's primary business is the manufacturing, marketing and distribution of durable household and outdoor leisure consumer products through mass market and other distribution channels in the United States and internationally. The Company also sells its products to professional and commercial end users such as small businesses, health care providers, hotels and other institutions. The Company's principal products include household kitchen appliances; health monitoring and care products for home use; scales for consumer and professional use for weight management and business uses; electric blankets and throws; clippers and trimmers for consumer, professional and animal uses; smoke and carbon monoxide detectors; outdoor barbecue grills; camping equipment such as tents, lanterns, sleeping bags and stoves; coolers; backpacks and book bags; and portable generators and compressors.

     In 1998 the Company acquired an indirect controlling interest in The Coleman Company, Inc. ("Coleman") and all the outstanding common stock of Signature Brands USA, Inc. ("Signature Brands") and First Alert, Inc. ("First Alert").

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries that it controls. All material intercompany balances and transactions have been eliminated.

  Presentation of Fiscal Periods

     To standardize the fiscal period ends of the Company and its acquired entities, effective with its 1998 fiscal year, the Company has changed its fiscal year end from the Sunday nearest December 31 to a calendar year. The impact of this change in fiscal period on net sales for 1998 was to increase sales by approximately $5.5 million, and the impact on operating results for the period was to increase the net loss by approximately $1.5 million.

     Fiscal years 1997 and 1996 ended on December 28, 1997 and December 29, 1996, respectively, which encompassed 52-week periods.

  Use of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant accounting estimates include the establishment of the allowance for doubtful accounts, tax valuation allowances, reserves for sales returns and allowances, product warranty, product liability, excess and obsolete inventory, litigation and environmental exposures.

  Cash and Cash Equivalents

     The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Concentrations of Credit Risk

     Substantially all of the Company's trade receivables are due from retailers and distributors located throughout the United States, Europe, Latin America, Canada, and Japan. Approximately 38% of the Company's sales in 1998 were to its five largest customers. The Company establishes its credit policies based on an ongoing evaluation of its customers' creditworthiness and competitive market conditions and establishes its allowance for

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) doubtful accounts based on an assessment of exposures to credit losses at each balance sheet date. The Company believes its allowance for doubtful accounts is sufficient based on the credit exposures outstanding at December 31, 1998. However, certain retailers filed for bankruptcy protection in the last several years and it is possible that additional credit losses could be incurred if other retailers seek bankruptcy protection or if the trends of retail consolidation continue.

  Inventories

     Inventories are stated at the lower-of-cost-or-market with cost being determined principally by the first-in, first-out method.

     In certain instances, the Company receives rebates from vendors based on the volume of merchandise purchased. Vendor rebates are recorded as reductions in the price of the purchased merchandise and are recognized in operations as the related inventories are sold.

     Effective in fiscal 1997, the Company began capitalizing manufacturing supplies inventories, whereas previously these inventories were charged to operations when purchased. This change increased pre-tax operating earnings in fiscal 1997 by $2.8 million.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. The Company provides for depreciation using primarily the straight-line method in amounts that allocate the cost of property, plant and equipment over the following useful lives:

Buildings and improvements...................................................   5 to 45 years
Machinery, equipment and tooling.............................................   3 to 15 years
Furniture and fixtures.......................................................   3 to 10 years

     Leasehold improvements are amortized on a straight-line basis over the shorter of its estimated useful life or the term of the lease.

  Long-lived Assets

     The Company accounts for long-lived assets pursuant to Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Company periodically evaluates factors, events and circumstances which include, but are not limited to, the historical and projected operating performance of the business operations, specific industry trends and general economic conditions to assess whether the remaining estimated useful lives of long-lived assets may warrant revision or whether the remaining asset values are recoverable through future operations. When such factors, events or circumstances indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of cash flows (undiscounted and without interest charges) over the remaining lives of the assets to measure recoverability. If the estimated cash flows are less than the carrying value of the asset, the loss is measured as the amount by which the carrying value of the asset exceeds fair value.

     With respect to enterprise level goodwill, the Company reviews impairment when changes in circumstances, similar to those described above for long-lived assets, indicate that the carrying value may not be recoverable. Under these circumstances, the Company estimates future cash flows using the recoverability method (undiscounted and including related interest charges), as a basis for recording any impairment loss. An impairment loss is then recorded to adjust the carrying value of goodwill to the recoverable amount. The impairment loss taken is no greater than the amount by which the carrying value of the net assets of the business exceeds its fair value.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Derivative Financial Instruments

     The Company enters into interest rate swap agreements and foreign exchange rate contracts as part of the management of its interest rate and foreign currency exchange rate exposures. The Company has no derivative financial instruments held for trading purposes and none of the instruments is leveraged. All financial instruments are put into place to hedge specific exposures. Amounts to be paid or received under swap agreements are recognized over the terms of the agreements as adjustments to interest expense. Amounts receivable or payable under the agreements are included in receivables or other current liabilities in the Consolidated Balance Sheets. Gains and losses on foreign currency forward contracts offset gains and losses resulting from the underlying transactions. Gains and losses on contracts that hedge specific foreign currency commitments are deferred and recorded in operations in the period in which the underlying transaction is recorded.

  Capitalized Interest

     Interest costs for the construction of certain long-term assets are capitalized and amortized over the related assets' estimated useful lives. Total interest costs during 1998, 1997 and 1996 amounted to $131.9 million, $12.3 million and $14.0 million, respectively, of which $0.8 million, $0.9 million and $0.4 million, respectively, was capitalized as a cost of the related long-term assets.

  Deferred Financing Costs

     Costs incurred in connection with obtaining financing are deferred and amortized as a charge to interest expense over the terms of the related borrowings using the interest method.

  Amortization Periods

     Trademarks, tradenames and goodwill are being amortized on a straight-line basis over 20 to 40 years.

  Revenue Recognition

     The Company recognizes sales and related cost of goods sold from product sales at the latter of the time of shipment or when title passes to the customers. In some situations, the Company has shipped product with the right of return where the Company is unable to reasonably estimate the level of returns and/or the sale is contingent upon the resale of the product. In these situations, the Company does not recognize revenue upon product shipment, but rather when the buyer of the product informs the Company that the product has been sold. Net sales is comprised of gross sales less provisions for estimated customer returns, discounts, promotional allowances, cooperative advertising allowances and costs incurred by the Company to ship product to customers. Reserves for estimated returns are established by the Company concurrently with the recognition of revenue. Reserves are established based on a variety of factors, including historical return rates, estimates of customer inventory levels, the market for the product and projected economic conditions. The Company monitors these reserves and makes adjustments to them when management believes that actual returns or costs to be incurred differ from amounts recorded.

  Warranty Costs

     The Company provides for warranty costs in amounts it estimates will be needed to cover future warranty obligations for products sold during the year. Estimates of warranty costs are periodically reviewed and adjusted, when necessary, to consider actual experience.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Product Liability

     The Company provides for product liability costs it estimates will be needed to cover future product liability costs for product sold during the year. Estimates of product liability costs are periodically reviewed and adjusted, when necessary, to consider actual experience, and other relevant factors.

  Legal Costs

     The Company records charges for the costs it anticipates incurring in connection with litigation and claims against the Company when management can reasonably estimate these costs.

  Income Taxes

     The Company accounts for income taxes under the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. The provision for income taxes includes deferred income taxes resulting from items reported in different periods for income tax and financial statement purposes. Deferred tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

  Advertising Costs

     Media advertising costs included in Selling, General and Administrative Expense ("SG&A") are expensed as incurred. Allowances provided to customers for cooperative advertising are charged to operations, as earned, based on revenues and are included as a deduction from gross sales in determining net sales. The amounts charged to operations for media and cooperative advertising during 1998, 1997 and 1996 were $124.5 million, $55.7 million and $78.7 million, respectively.

  Research and Development

     Research and development expenditures are expensed in the period incurred. The amounts charged against operations during 1998, 1997 and 1996 were $18.7 million, $5.7 million and $6.5 million, respectively.

  Foreign Currency Translation

     The assets and liabilities of subsidiaries, other than those operating in highly inflationary economies, are translated into U.S. dollars with resulting translation gains and losses accumulated in a separate component of shareholders' equity. Income and expense items are converted into U.S. dollars at average rates of exchange prevailing during the year.

     For subsidiaries operating in highly inflationary economies (Venezuela and Mexico), inventories and property, plant and equipment are translated at the rate of exchange on the date the assets were acquired, while other assets and liabilities are translated at year-end exchange rates. Translation adjustments for those operations are included in Other (Income) Expense, Net in the accompanying Consolidated Statements of Operations. Effective January 1, 1999, Mexico will no longer be considered highly inflationary.

  Stock-Based Compensation Plans

     SFAS No. 123, Accounting for Stock-Based Compensation allows either adoption of a fair value method for accounting for stock-based compensation plans or continuation of accounting under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations with supplemental disclosures.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     The Company has chosen to account for its stock options using the intrinsic value based method prescribed in APB Opinion No. 25 and, accordingly, does not recognize compensation expense for stock option grants made at an exercise price equal to or in excess of the fair market value of the stock at the date of grant. Pro forma net income and earnings per share amounts as if the fair value method had been adopted are presented in Note 9. SFAS No. 123 does not impact the Company's results of operations, financial position or cash flows.

  Basic and Diluted (Loss) Earnings Per Share Of Common Stock

     Basic (loss) earnings per common share calculations are determined by dividing (loss) earnings available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted (loss) earnings per share are determined by dividing (loss) earnings available to common shareholders by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding (all related to outstanding stock options, restricted stock, warrants and the Zero Coupon Convertible Senior Subordinated Debentures).

     For the years ended December 31, 1998 and December 29, 1996, respectively, 1,902,177 and 1,552,684 shares related to stock options, were not included in diluted average common shares outstanding because their effect would be antidilutive. Diluted average common shares outstanding as of December 29, 1996 also excluded (78,654) shares related to restricted stock. Diluted average common shares outstanding as of December 31, 1998 also excluded 13,242,050 shares related to the conversion feature of the Zero Coupon Convertible Senior Subordinated Debentures (see Note 3) and 23,000,000 shares issuable on the exercise of warrants, due to antidilution. For the year ended December 28, 1997, the dilutive effect of 2,718,649 equivalent shares related to stock options and (120,923) equivalent shares of restricted stock were used in determining the dilutive average shares outstanding.

  New Accounting Standards

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 requires computer software costs associated with internal use software to be expensed as incurred until certain capitalization criteria are met. The Company will adopt SOP 98-1 on January 1, 1999. Adoption of this statement is not expected to have a material impact on the Company's consolidated financial position, results of operations, or cash flows. Actual charges incurred due to systems projects may be material.

     In April 1998, the AICPA issued Statement of Position 98-5, Reporting on the Cost of Start-Up Activities ("SOP 98-5"). SOP 98-5 requires all costs associated with pre-opening, pre-operating and organization activities to be expensed as incurred. The Company will adopt SOP 98-5 beginning January 1, 1999. Adoption of this statement is not expected to have a material impact on the Company's consolidated financial position, results of operations, or cash flows.

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires the recognition of all derivatives in the Consolidated Balance Sheets as either assets or liabilities measured at fair value. The Company will adopt SFAS No. 133 for the 2000 fiscal year. The Company has not yet determined the impact SFAS No. 133 will have on its consolidated financial position, results of operations or cash flows.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Reclassification

     Certain prior year amounts have been reclassified to conform with the 1998 presentation.

2. ACQUISITIONS

     On March 30, 1998, the Company, through a wholly-owned subsidiary, acquired approximately 81% of the total number of then outstanding shares of common stock of Coleman from an affiliate of MacAndrews & Forbes Holdings, Inc. ("M&F"), in exchange for 14,099,749 shares of the Company's common stock and approximately $160 million in cash. In addition, the Company assumed approximately
$1,016 million in debt. The value of the common stock issued at the date of acquisition was derived by using the average closing stock price as reported on the New York Stock Exchange Composite Tape for the day before and day of the public announcement of the acquisition. Immediately thereafter, as a result of the exercise of employee stock options, Sunbeam's indirect beneficial ownership of Coleman decreased to approximately 79% of the total number of the outstanding shares of Coleman common stock.

     On August 12, 1998, the Company announced that, following investigation and negotiation conducted by a Special Committee of the Board consisting of four outside directors not affiliated with M&F, the Company had entered into a settlement agreement with an affiliate of M&F pursuant to which the Company was released from certain threatened claims of M&F and its affiliates arising from the Coleman acquisition and M&F agreed to provide certain management personnel and assistance to the Company in exchange for the issuance to the M&F affiliate of a five-year warrant to purchase up to 23 million shares of the Company's common stock at a cash exercise price of $7.00 per share, subject to antidilution adjustments. Accordingly, a $70.0 million non-cash SG&A expense was recorded in the third quarter of 1998, based on a valuation performed as of August 1998 using facts existing at that time. The valuation was conducted by an independent consultant engaged by the Special Committee of the Board of Directors.

     The Company expects to acquire the remaining equity interest in Coleman pursuant to a merger transaction in which the existing Coleman minority shareholders will receive 0.5677 shares of the Company's common stock and $6.44 in cash for each share of Coleman common stock outstanding. In addition, unexercised options under Coleman's stock option plans will be cashed out at a price per share equal to the difference between $27.50 and the exercise price of such options. The Company expects to issue approximately 6.7 million shares of common stock and expend approximately $87 million in cash to complete the Coleman acquisition. Although there can be no assurance, it is anticipated the Coleman merger will occur in the second half of 1999. The acquisition of the remaining outstanding shares of Coleman common stock will be accounted for under the purchase method of accounting on the date of consummation of the Coleman merger. (Also see Note 15 for information regarding the proposed issuance of warrants related to this transaction.)

     On April 6, 1998, the Company completed the acquisitions of First Alert, valued at approximately $182 million (including $133 million of cash and $49 million of assumed debt) and Signature Brands valued at $255 million, (reflecting cash paid, including the required retirement or defeasance of debt).

     All of these acquisitions were accounted for by the purchase method of accounting. Accordingly, the results of operations of the acquired entities are included in the accompanying Consolidated Statements of Operations from their respective dates of acquisition.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. ACQUISITIONS--(CONTINUED)
     In each acquisition, the purchase price paid has been allocated to the fair value (determined by independent appraisals) of tangible and identified intangible assets acquired and liabilities assumed as follows (in millions):

                                                                               SIGNATURE    FIRST
                                                                    COLEMAN    BRANDS       ALERT    TOTAL
                                                                    -------    ---------    -----    ------
Value of common stock issued.....................................   $  607       $  --       $--     $  607
Cash paid including expenses and mandatory redemption of debt,
  net of cash acquired...........................................      160         255       133        548
Cash received from sale of Coleman Spas, Inc.....................      (17)         --        --        (17)
Cash received from stock option proceeds.........................       (9)         --        --         (9)
                                                                    -------      -----       ---     ------
Net cash paid and equity issued..................................      741         255       133      1,129
Fair value of liabilities assumed................................    1,455          83       103      1,641
                                                                    -------      -----       ---     ------
                                                                     2,196         338       236      2,770
Fair value of assets acquired....................................    1,113         191       172      1,476
                                                                    -------      -----       ---     ------
Excess of purchase price over fair value of net assets
  acquired.......................................................   $1,083       $ 147       $64     $1,294
                                                                    -------      -----       ---     ------
                                                                    -------      -----       ---     ------

     The excess of purchase price over the fair value of net assets acquired has been classified as goodwill. Goodwill related to the Coleman and Signature Brands acquisitions is being amortized on a straight-line basis over 40 years. During the fourth quarter of 1998, as a result of the significant loss incurred by First Alert, as well as its future prospects, the Company determined that the goodwill relating to this acquisition was impaired and, based on the determination of fair value, has written-off the net carrying value of goodwill approximating $62.5 million. This one-time charge is reflected in SG&A expense in the Consolidated Statements of Operations.

     The following unaudited pro forma financial information for the Company gives effect to the Coleman and Signature Brands acquisitions as if they had occurred at the beginning of the periods presented. No pro forma adjustments have been made for the First Alert acquisition as its effects are not significant. These pro forma results have been prepared for informational purposes only and do not purport to be indicative of the results of operations which actually would have occurred had the acquisitions been consummated on the dates indicated, or which may result in the future. The unaudited pro forma results follow (in millions, except per share data):

                                                                         FISCAL YEARS ENDED
                                                                    ----------------------------
                                                                    DECEMBER 31,    DECEMBER 28,
                                                                       1998            1997
                                                                    ------------    ------------
Net sales........................................................     $2,098.7        $2,408.9
Net loss from continuing operations before extraordinary
  charge.........................................................       (801.1)          (23.6)
Basic and diluted loss per share from continuing operations
  before extraordinary charge....................................        (7.96)          (0.24)

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. DEBT

     Debt at the end of each fiscal year consists of the following (in thousands):

                                                                          1998         1997
                                                                       ----------    --------
Term loans, due in installments through 2006, average interest rate
  of 8.47% for 1998.................................................   $1,262,500    $     --
Revolving credit facility, average interest rate of 8.55% for 1998
  and 5.99% for 1997................................................       94,000     110,000
Zero coupon convertible senior subordinated debentures, net of
  unamortized discount of $1,234,845, due 2018......................      779,155          --
Senior subordinated notes, bearing interest at 13.0%, payable
  semiannually, due August 1999.....................................       70,000          --
Hattiesburg industrial revenue bond due 2009, fixed interest rate of
  7.85%.............................................................           --      75,000
Other lines of credit, including foreign facilities.................       45,803          --
Other long-term borrowings, due through 2012, weighted average interest rate of 3.89% and 3.92%, at December 31, 1998 and
  December 28, 1997, respectively...................................       10,007      10,248
                                                                       ----------    --------
                                                                        2,261,465     195,248
Less short-term debt and current portion of long-term debt..........      119,103         668
                                                                       ----------    --------
Long-term debt......................................................   $2,142,362    $194,580
                                                                       ----------    --------
                                                                       ----------    --------

     Concurrent with the acquisitions, the Company replaced its $250 million syndicated unsecured five-year revolving credit facility with a revolving and term credit facility (the "New Credit Facility"). The New Credit Facility provided for aggregate borrowings of up to $1.7 billion. As a result of its operating losses incurred in fiscal 1998, among other things, the Company was not in compliance with certain covenants set forth in the New Credit Facility. The Company and its lenders entered into agreements as of June 30, 1998, October 19, 1998 and April 10, 1999, in each case providing for waivers of compliance with such covenants under the New Credit Facility. Effective
April 15, 1999, Sunbeam and its lenders entered into an agreement which waived compliance with such covenants through April 10, 2000 and provided for new financial covenants. The following description of the New Credit Facility reflects the terms of the New Credit Facility as amended through April 15, 1999.

     The New Credit Facility provided for aggregate borrowings of up to $1.7 billion pursuant to: (i) a revolving credit facility in an aggregate principal amount of up to $400 million maturing March 30, 2005 ($52.5 million of which may only be used to complete the Coleman merger if the Coleman merger is not completed prior to August 31, 1999); (ii) $800 million in term loans maturing on March 30, 2005 (of which $35.0 million may only be used to complete the Coleman merger) and (iii) a $500 million term loan maturing September 30, 2006. As of December 31, 1998, $1.4 billion was outstanding and $0.3 billion was available for borrowing under the New Credit Facility.

     Pursuant to the New Credit Facility, interest accrues, at the Company's option: (i) at the London Interbank Offered Rate ("LIBOR"), or (ii) at the base rate of the administrative agent which is generally the higher of the prime commercial lending rate of the administrative agent or the Federal Funds Rate plus 0.50%, in each case plus an agreed upon interest margin which is currently 3.75% for LIBOR borrowings and 2.50% for base rate borrowings. The applicable interest margin is subject to downward adjustment upon the occurrence of certain events. Borrowings under the New Credit Facility are secured by a pledge of the stock of the Company's material subsidiaries, including Coleman, and by a security interest in substantially all of the assets of Sunbeam and its material domestic subsidiaries, other than Coleman and its material subsidiaries except as described below. Currently, Coleman's inventory and related assets are pledged to secure its obligations for letters of credit issued for its account under the New Credit Facility. Additionally, as security for Coleman's note payable to the Company, Coleman pledged substantially all of its domestic assets, other than real property, including 66% of the

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. DEBT--(CONTINUED)
stock of its direct foreign subsidiaries and domestic holding companies for its foreign subsidiaries, and all of the stock of its other direct domestic subsidiaries (but not the assets of Coleman's subsidiaries). The pledge runs in favor of Sunbeam's lending banks, to which the Coleman note has been pledged as security for Sunbeam's obligations to them. Upon completion of the Coleman merger, substantially all of Coleman's assets and the assets of Coleman's domestic subsidiaries will be pledged to secure the obligations under the New Credit Facility. In addition, borrowings under the New Credit Facility are guaranteed by a number of the Company's wholly owned material domestic subsidiaries and these subsidiary guarantees are secured as described above. Upon completion of the Coleman merger, Coleman and each of its United States subsidiaries will become guarantors of the obligations under the New Credit Facility. To the extent borrowings are made by any subsidiaries of the Company, the obligations of such subsidiaries are guaranteed by the Company.

     The New Credit Facility contains covenants customary for credit facilities of a similar nature, including limitations on the ability of Sunbeam and its subsidiaries, including Coleman, to, among other things, (i) declare dividends or repurchase stock, (ii) prepay, redeem or repurchase debt, incur liens and engage in sale-leaseback transactions, (iii) make loans and investments,
(iv) incur additional debt, (v) amend or otherwise alter material agreements or enter into restrictive agreements, (vi) make capital and year 2000 compliance expenditures, (vii) engage in mergers, acquisitions and asset sales, (viii) engage in certain transactions with affiliates, (ix) settle certain litigation,
(x) alter its cash management system and (xi) alter the businesses they conduct. Sunbeam is also required to comply with specified financial covenants and ratios. The New Credit Facility provides for events of default customary for transactions of this type, including nonpayment, misrepresentation, breach of covenant, cross-defaults, bankruptcy, material adverse change arising from compliance with ERISA, material adverse judgments, entering into guarantees and change of ownership and control. It is also an event of default under the New Credit Facility if Sunbeam's registration statement in connection with the Coleman merger is not declared effective by the Securities and Exchange Commission ("SEC") on or before October 30, 1999 or if the merger does not occur within 25 business days of the effectiveness of the registration statement or if the cash consideration (including any payments on account of the exercise of any appraisal rights, but excluding related legal, accounting and other customary fees and expenses) to consummate the Coleman merger exceeds $87.5 million. Although there can be no assurance, the Company anticipates that it will satisfy these conditions. Unless waived by the bank lenders, the failure to satisfy these requirements (as with the occurrence of any other event of default) would permit the bank lenders to accelerate the maturity of all outstanding borrowings under the New Credit Facility. The New Credit Facility also includes provisions for the deferral of the 1999 scheduled term loan payments of $69.3 million, subject to delivery of certain collateral documents and the filing of an amendment to the Company's registration statement on Form S-4 relating to the Coleman merger. If these conditions are met, and there are no events of default, the scheduled loan payments will be extended until April 10, 2000. The Company anticipates that it will satisfy these conditions and, accordingly, has classified these amounts as long-term in the Consolidated Balance Sheet.

     In March 1998, the Company completed an offering of Zero Coupon Convertible Senior Subordinated Debentures due 2018 (the "Debentures") at a yield to maturity of 5.0% (approximately $2,014 million principal amount at maturity) which resulted in approximately $730 million of net proceeds. The Debentures are exchangeable for shares of the Company's common stock at an initial conversion rate of 6.575 shares for each $1,000 principal amount at maturity of the Debentures, subject to adjustment upon occurrence of certain events. The Debentures are subordinated in right of payment to all existing and future senior indebtedness of the Company. The Debentures are not redeemable by the Company prior to March 25, 2003. On or after such date, the Debentures are redeemable for cash with at least 30 days notice, at the option of the Company. The Company is required to purchase Debentures at the option of the holder as of March 25, 2003, March 25, 2008 and March 25, 2013, at purchase prices equal to the issue price plus accrued original discount to such dates. The Company may, at its option, elect to pay any such purchase price in cash or common stock, or any combination thereof. The Company was required to file a registration statement with the SEC to register the Debentures by June 23, 1998. This registration statement was filed February 4, 1999 and the SEC has not declared the

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. DEBT--(CONTINUED)
registration statement effective. Sunbeam's failure to file the registration statement by June 23, 1998 did not constitute a default under the terms of the Debentures. As part of the normal review process by the SEC, a number of comments have been made by the staff of the division of Corporation Finance relating to the registration statement and the restated 1996 and 1997 financial statements included therein. The Company expects to resolve these comments when it files an amendment to the registration statement. From June 23, 1998 until the registration statement is declared effective, the Company is required to pay to the Debenture holders cash liquidated damages accruing, for each day during such period, at a rate per annum equal to 0.25% during the first 90 days and 0.50% thereafter multiplied by the total of the issue price of the Debentures plus the original issue discount thereon on such day. The Company made its first payment of approximately $0.5 million to the Debenture holders on September 25, 1998. As of December 31, 1998 the Company had accrued additional payments totaling $1.0 million. The Company made a payment to Debenture holders in March 1999 of approximately $2.0 million. This amount included liquidated damages that accrued during the first quarter of 1999.

     In connection with the acquisition of Signature Brands, the Company was required to defease $70.0 million of acquired debt. Cash was placed with a trustee to provide for the defeasance, including the related prepayment penalty. This cash was used to purchase Treasury Notes. Accordingly, $74.4 million of restricted investments held by the trustee for the August 1999 liquidation of this acquired debt are reflected as an asset and $70.0 million is reflected as short-term debt in the Consolidated Balance Sheet at December 31, 1998. The prepayment penalty is reflected as part of the acquisition price of Signature Brands.

     In March 1998, the Company prepaid the $75.0 million 7.85% industrial revenue bond related to its Hattiesburg facility originally due in 2009. In connection with the early extinguishment of this debt, the Company recognized an extraordinary charge of $7.5 million. As a result of repayment of certain indebtedness assumed in the Coleman acquisition, the Company also recognized an extraordinary charge of $114.9 million. These extraordinary charges consisted primarily of redemption premiums.

     During 1997, the Company repaid $12.2 million of long-term borrowings related to the divested furniture operations and other assets sold.

     At December 31, 1998, the aggregate annual maturities on short-term and long-term debt in each of the years 1999-2003, and thereafter, were $119 million, $1,355 million, $1 million, $1 million, $1 million, and $5 million, respectively. In addition, the fully accreted Debenture amount of $2,014 million matures in 2018. The total of annual debt maturities for all years presented does not agree to the balance of debt outstanding at December 31, 1998 as a result of the accretion of discount on the Debentures. The outstanding balances relating to the New Credit Facility are included in the maturity schedule in 2000, consistent with the expiration of the covenant waiver. Sunbeam has made no decision with respect to the repayment or refinancing of indebtedness incurred or to be incurred under the New Credit Facility and may repay such indebtedness out of its internally generated funds or from proceeds of a subsequent financing. Any decisions with respect to such repayment or refinancing will be made based on a review from time to time of the advisability of particular transactions, as well as on prevailing interest rates and financial and economic conditions.

4. FINANCIAL INSTRUMENTS

  Fair Value of Financial Instruments

     The fair value of the Company's financial instruments as of December 31, 1998 and December 28, 1997 was estimated based upon the following methods and assumptions:

     Cash and Cash Equivalents--The carrying amount of cash and cash equivalents is assumed to approximate fair value as cash equivalents include all highly liquid, short-term investments with original maturities of three months or less.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. FINANCIAL INSTRUMENTS--(CONTINUED)
     Short and Long Term Debt--The fair value of the Company's fixed rate debt is estimated using either reported transaction values or discounted cash flow analysis. The fair value of the Company's fixed rate debt was $319 million as of December 31, 1998 as compared to the carrying value of $859 million. The carrying value of the Company's variable rate debt is assumed to approximate market based upon periodic adjustments of the interest rate to the current market rate in accordance with the terms of the debt agreements. The carrying value of the Company's various debt outstanding as of December 28, 1997 approximated market.

     Letters of Credit and Surety Bonds--The Company utilizes stand-by letters of credit to back certain financing instruments and insurance policies and commercial letters of credit guaranteeing various international trade activities. In addition, the Company also entered into surety bonds largely as a result of litigation judgements that are currently under appeal. The contract amounts of the letters of credit and surety bonds approximate their fair values. The contract value of letters of credit were $82.3 million and $29.0 million as of December 31, 1998 and December 28, 1997, respectively. Contract values for surety bonds as of December 31, 1998 were approximately $26.5 million and were not significant at December 28, 1997.

     Derivative Financial Instruments--The Company utilizes interest rate swap agreements to reduce the impact on interest expense of fluctuating interest rates on its floating rate debt. The use of derivatives did not have a material impact on the Company's operations in 1998, 1997 and 1996. At December 31, 1998, the Company held three floating to fixed interest rate swap agreements, one with a notional value of $25 million and two with notional amounts of $150 million each. The swap agreements are contracts to exchange floating rate for fixed interest payments periodically over the lives of the agreements without the exchange of the underlying notional principal amounts. The swaps expire in January 2003, June 2001 and June 2003, respectively. Under these agreements, the Company received an average floating rate of 5.64%, 5.59% and 5.59%, respectively, and paid an average fixed rate of 6.12%, 5.75% and 5.58%, respectively, during 1998. The Company estimates that it would have to pay $7.3 million to terminate the 1998 swaps. The Company had no swap agreements outstanding at December 28, 1997.

     In order to mitigate the transaction exposures that may arise from changes in foreign exchange rates, the Company purchases foreign currency option and forward contracts to hedge specific transactions, principally the purchases of inventories. The option contracts typically expire within one year. The options are accounted for as hedges pursuant to SFAS No. 52, Foreign Currency Translation, accordingly gains and losses thereon are deferred and recorded in operations in the period in which the underlying transaction is recorded. At December 31, 1998, the Company held purchased option contracts with a notional value of $32.3 million and forward contracts with a notional value of $30.9 million. These contracts had gross unrealized gains of $0.3 million and gross unrealized losses of $0.7 million at December 31, 1998. The Company did not hold any such contracts at December 28, 1997.

     Exposure to market risk on interest rate and foreign currency financial instruments results from fluctuations in interest and currency rates, respectively, during the periods in which the contracts are outstanding. The counterparties to the Company's interest rate swap agreements and currency exchange contracts consist of a diversified group of major financial institutions, each of which is rated investment grade A or better. The Company is exposed to credit risk to the extent of potential nonperformance by counterparties on financial instruments. The Company believes the risk of incurred losses due to credit risk is remote.

5. ACCOUNTS RECEIVABLE SECURITIZATION

     In December 1997, the Company entered into a receivable securitization program, that expires March 2000, to sell without recourse, through a wholly owned subsidiary, certain trade accounts receivable, up to a maximum of $70.0 million. During 1998, the Company has received approximately
$200.0 million under this arrangement. At December 31, 1998, the Company had reduced accounts receivable by $20.0 million for receivables sold under this program. At December 28, 1997, the Company had received $58.9 million under this arrangement, of

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. ACCOUNTS RECEIVABLE SECURITIZATION--(CONTINUED) which $39.1 million related to sales recorded in fiscal 1997 and the balance related to sales to be recognized in the first quarter of 1998. Accordingly, at December 28, 1997, the accompanying Consolidated Balance Sheet reflects a reduction in accounts receivable of $39.1 million and an increase in other current liabilities of $19.8 million. Proceeds from the sales of receivables were used to reduce borrowings under the Company's revolving credit facility or to provide cash flow for working capital purposes, thereby reducing the need to borrow under the credit facility. Costs of the program, which primarily consist of the purchaser's financing cost of issuing commercial paper backed by the receivables, totaled $2.3 million and $0.2 million during 1998 and 1997, respectively, and have been classified as interest expense in the accompanying Consolidated Statements of Operations. The Company, through a wholly-owned subsidiary, retains collection and administrative responsibilities for the purchased receivables. This agreement contains cross-default provisions that provide the purchaser of the receivables an option to cease purchasing receivables from the Company if the Company is in default under the New Credit Facility.

6. INCOME TAXES

     (Loss) earnings from continuing operations before income taxes, minority interest and extraordinary charge for each fiscal year is summarized as follows (in thousands):

                                                                        1998        1997        1996
                                                                      ---------    -------    ---------
Domestic...........................................................   $(723,179)   $80,946    $(244,255)
Foreign............................................................     (73,169)    11,724      (17,550)
                                                                      ---------    -------    ---------
                                                                      $(796,348)   $92,670    $(261,805)
                                                                      ---------    -------    ---------
                                                                      ---------    -------    ---------

     Income tax provisions include current and deferred taxes (tax benefits) for each fiscal year as follows (in thousands):

                                                                            1998      1997        1996
                                                                           ------    -------    --------
Current:
  Federal...............................................................   $1,203    $(3,421)   $(22,924)
  State.................................................................      275      3,266        (202)
  Foreign...............................................................    7,189      1,683         707
                                                                           ------    -------    --------
                                                                            8,667      1,528     (22,419)
                                                                           ------    -------    --------

Deferred:
  Federal............................................................     (6,343)    30,554     (57,211)
  State..............................................................     (1,316)     3,962     (11,050)
  Foreign............................................................    (11,138)     4,308        (945)
                                                                        --------    -------    --------
                                                                         (18,797)    38,824     (69,206)
                                                                        --------    -------    --------
                                                                        $(10,130)   $40,352    $(91,625)
                                                                        --------    -------    --------
                                                                        --------    -------    --------

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. INCOME TAXES--(CONTINUED)
     The effective tax rate on earnings (loss) before income taxes, minority interest and extraordinary charges varies from the current statutory federal income tax rate as follows:

                                                                                1998      1997      1996
                                                                               ------    ------    ------
(Benefit) provision at statutory rate.......................................    (35.0)%    35.0 %   (35.0)%
State taxes, net............................................................       --       5.1      (2.8)
Amortization of intangible assets and goodwill..............................      4.3        --        --
Warrants issued in settlement of claim......................................      3.1        --        --
Foreign earnings and dividends taxed at other rates.........................      2.7       2.0       2.3
Valuation allowance.........................................................     23.6      20.4        --
Reversal of tax liabilities no longer required..............................       --     (14.4)       --
Other, net..................................................................       --      (4.6)      0.5
                                                                               ------    ------    ------
Effective tax rate (benefit) provision......................................     (1.3)%    43.5 %   (35.0)%
                                                                               ------    ------    ------
                                                                               ------    ------    ------

     Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                   DECEMBER 31,    DECEMBER 28,
                                                                      1998            1997
                                                                   ------------    -------------
Deferred tax assets:
  Receivables...................................................     $ 19,180        $  10,516
  Postretirement benefits other than pensions...................       22,714           11,430
  Reserves for self-insurance and warranty costs................       40,765           33,426
  Pension liabilities...........................................       16,334            2,811
  Inventories...................................................       27,822           14,437
  Net operating loss carryforwards..............................      322,273               --
  Tax credits...................................................       13,510           12,955
  Other, net....................................................       89,577           33,388
                                                                     --------        ---------
     Total deferred tax assets..................................      552,175          118,963
  Valuation allowance...........................................      290,520           23,215
                                                                     --------        ---------
     Net deferred tax assets....................................      261,655           95,748
                                                                     --------        ---------
Deferred tax liabilities:
  Depreciation..................................................       43,377           22,532
  Acquired intangible assets....................................      244,378           68,311
  Other, net....................................................       19,850            9,747
                                                                     --------        ---------
     Total deferred tax liabilities.............................      307,605          100,590
                                                                     --------        ---------
     Net deferred tax liabilities...............................     $(45,950)       $  (4,842)
                                                                     --------        ---------
                                                                     --------        ---------

     The Company establishes valuation allowances in accordance with the provisions of SFAS No. 109. The Company continually reviews the adequacy of the valuation allowances and recognizes tax benefits when it is more likely than not that the benefits will be realized. In the fourth quarter of 1997, the Company increased the valuation allowance by $23.2 million, reflecting management's assessment that it was more likely than not that the deferred tax assets would not be realized through future taxable income. Of this amount, approximately $18.9 million related to deferred tax assets, the majority of which was recognized as a benefit in the first three quarters of 1997. The remainder related to minimum pension liabilities and was therefore recorded as an adjustment in shareholders' equity. This assessment was made as a result of the significant leverage undertaken by the Company as part of the acquisitions (see
Note 2) and the significant decline in net sales and earnings from anticipated levels during the fourth quarter of 1997 and the first quarter of 1998.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. INCOME TAXES--(CONTINUED)
     During 1998, the Company increased the valuation allowance to $291 million, which increase reflects management's assessment that it is more likely than not that the deferred tax asset will not be realized through future taxable income. At December 31, 1998, the Company had net operating loss carryforwards ("NOL's") of approximately $725 million for domestic income tax purposes and $169 million for foreign income tax purposes. The domestic NOL's begin expiring in 2018. Of the foreign tax NOL's, $3 million, $4 million, $19 million, $18 million and $16 million expire in the years ending December 31, 1999 through 2003, respectively, and $91 million of such NOL's have an unlimited life.

     The Company has not provided U.S. income taxes on undistributed foreign earnings of approximately $32 million at December 31, 1998, as the Company intends to permanently reinvest these earnings in the future growth of the business. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

7. EMPLOYEE BENEFIT PLANS

  Pension and Other Postretirement Benefit Plans

     The Company sponsors several defined benefit pension plans covering eligible U.S. salaried and hourly employees. Benefit accruals under such plans covering all U.S. salaried employees were frozen, effective December 31, 1990. Accordingly, no credit in the pension formula is given for service or compensation after that date. However, these employees continue to earn service toward vesting in their interest in the frozen plans as of December 31, 1990. The Company also provides health care and life insurance benefits to certain former employees who retired from the Company prior to March 31, 1991. The Company has consistently followed a policy of funding the cost of postretirement health care and life insurance benefits on a pay-as-you-go basis.

     As a result of the Company's acquisitions of Coleman and First Alert (see
Note 2), the liabilities for their respective defined benefit pension plans (the "Plans") were assumed and have been accounted for in accordance with Accounting Principles Board Opinion No.16 ("APB 16"), Accounting for Business Combinations. Effective January 1, 1999, the Coleman and First Alert salaried pension plans were amended to change the pension benefit formula to a cash balance formula from the existing benefit calculation. The benefits accrued under these plans as of December 31, 1998 were frozen and converted to the new cash balance plan using a 7.0% interest rate assumption. The effect of the amendment of the Plans is reflected in the projected benefit obligation as of the date of acquisition as required by APB 16. Under the cash balance plan, the Company will credit certain participants' accounts annually. At the date of acquisition the pension benefit obligation and the fair value of the plan assets attributable to these Plans were $43.4 million and $27.7 million, respectively, and are reflected in the table below.

     In addition, Coleman provided certain unfunded postretirement health and life insurance benefits for certain retired employees. At the date of acquisition the postretirement benefit obligation associated with this plan was $19.5 million as reflected in the table below, and has been accounted for in accordance with APB 16.

     The Company funds all pension plans in amounts consistent with applicable laws and regulations. Pension plan assets include corporate and U.S. government bonds, corporate stocks, mutual funds, fixed income securities, and cash equivalents.

     Employees of non-U.S. subsidiaries generally receive retirement benefits from Company sponsored plans or from statutory plans administered by governmental agencies in their countries. The assets, liabilities and pension costs of the Company's non-U.S. defined benefit retirement plans are not material to the consolidated financial statements.

     On January 1, 1998, the Company adopted SFAS No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits ("SFAS No. 132"). This statement revises employers' disclosures about pension

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. EMPLOYEE BENEFIT PLANS--(CONTINUED)
and other postretirement benefit plans. SFAS No. 132 does not change the method of accounting for such plans. The following table includes disclosures of the funded status and amounts recognized in the Company's Consolidated Balance Sheets at the end of each fiscal year as required by SFAS No. 132 (in thousands):

                                                                                                POSTRETIREMENT
                                                                       PENSION BENEFITS            BENEFITS
                                                                     --------------------    --------------------
                                                                       1998        1997        1998        1997
                                                                     --------    --------    --------    --------
Change in Benefit Obligation:
  Benefit obligation at beginning of year.........................   $127,229    $122,754    $ 14,220    $ 14,555
  Acquisitions....................................................     43,404          --      19,477          --
  Service cost....................................................      1,551         157         689          --
  Interest cost...................................................     10,875       8,970       2,088         996
  Amendments......................................................         --          84          --          --
  Actuarial loss..................................................     20,456      10,630       4,069          --
  Settlement......................................................         --      (1,732)         --          --
  Benefits paid...................................................    (15,018)    (13,634)     (1,677)     (1,331)
                                                                     --------    --------    --------    --------
  Benefit obligation at end of year...............................   $188,497    $127,229    $ 38,866    $ 14,220
                                                                     --------    --------    --------    --------
                                                                     --------    --------    --------    --------
Change in Plan Assets:
  Fair value of plan assets at beginning of year..................   $116,485    $116,522    $     --    $     --
  Acquisitions....................................................     27,657          --          --          --
  Actual return on plan assets....................................      6,424      12,511          --          --
  Employer contributions..........................................      8,889       2,818       1,677       1,331
  Settlement......................................................         --      (1,732)         --          --
  Benefits paid...................................................    (15,018)    (13,634)     (1,677)     (1,331)
                                                                     --------    --------    --------    --------
  Fair value of plan assets at end of year........................   $144,437    $116,485    $     --    $     --
                                                                     --------    --------    --------    --------
                                                                     --------    --------    --------    --------
Reconciliation of Funded Status:
  Funded status...................................................   $(44,060)   $(10,744)   $(38,866)   $(14,220)
  Unrecognized net actuarial loss/(gain)..........................     48,616      25,192       3,829        (240)
  Unrecognized prior service cost.................................         --          --     (12,991)    (15,934)
                                                                     --------    --------    --------    --------
  Net amount recognized...........................................   $  4,556    $ 14,448    $(48,028)   $(30,394)
                                                                     --------    --------    --------    --------
                                                                     --------    --------    --------    --------
Amount Recognized in the Consolidated Balance Sheets Consist of:
  Accrued benefit liability.......................................   $(42,431)   $(10,744)   $(48,028)   $(30,394)
  Accumulated other comprehensive income..........................     46,987      25,192          --          --
                                                                     --------    --------    --------    --------
  Net amount recognized...........................................   $  4,556    $ 14,448    $(48,028)   $(30,394)
                                                                     --------    --------    --------    --------
                                                                     --------    --------    --------    --------

     In determining the actuarial present value of the benefit obligation, the weighted average discount rate was 6.75% and 7.25% as of December 31, 1998 and December 28, 1997, respectively; the expected return on plan assets ranged from 6.75% to 9.00% for 1998 and was 7.25% for 1997. The expected increase in future compensation levels was 4.00% for Coleman for 1998.

     The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation were 7.0% to 8.0% for the plans for 1999 and were assumed to decrease gradually to 5.0% by 2003 and remain at that level thereafter.

                      SUNBEAM CORPORATION AND SUBSIDIARIES

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                            1-PERCENTAGE-     1-PERCENTAGE-
                                                                            POINT INCREASE    POINT DECREASE
                                                                            --------------    --------------
Effect on total of service and interest cost components..................       $  508           $   (424)
Effect on the postretirement benefit obligation..........................       $6,035           $ (5,144)

     Net pension expense and periodic postretirement benefit include the following components (in thousands):

                                                          PENSION BENEFITS               POSTRETIREMENT BENEFITS
                                                   -------------------------------    -----------------------------
                                                     1998       1997        1996       1998       1997       1996
                                                   --------    -------    --------    -------    -------    -------
Components of net periodic pension benefit cost:
  Service cost..................................   $  1,551    $   157    $    411    $   689    $    --    $    --
  Interest cost.................................     10,875      8,970       9,071      2,088        996      1,041
  Expected return of market value of assets.....    (10,127)    (8,586)       (816)        --         --         --
  Amortization of unrecognized prior service
     cost.......................................         --         --          --     (2,943)    (2,942)    (2,942)
  Recognized net actuarial loss (gain)..........        735        414      (7,518)        --         --         --
                                                   --------    -------    --------    -------    -------    -------
  Net periodic benefit cost (benefit)...........      3,034        955       1,148       (166)    (1,946)    (1,901)
  Settlement charge.............................         --        615          --         --         --         --
  Curtailment charge............................         --        106          --         --         --         --
                                                   --------    -------    --------    -------    -------    -------
  Total expense (benefit).......................   $  3,034    $ 1,676    $  1,148    $  (166)   $(1,946)   $(1,901)
                                                   --------    -------    --------    -------    -------    -------
                                                   --------    -------    --------    -------    -------    -------

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the plans with accumulated benefit obligations in excess of plan assets were $186.4 million, $161.6 million and $125.5 million at December 31, 1998 and $127.2 million, $127.2 million and $116.5 million at December 28, 1997, respectively.

  Defined Contribution Plans

     As a result of the Company's acquisitions of Coleman, First Alert and Signature Brands, the Company amended its Savings & Investment and Profit Sharing Plan ("Savings Plan") to assume the assets of the respective savings plans at each of the acquired companies and establish parity with the benefits provided by Sunbeam. Effective January 1, 1999, all eligible employees could participate in the Savings Plan. Company contributions to these plans include employer matching contributions as well as discretionary contributions depending on the performance of the Company, in an amount up to 10% of eligible compensation. The Company provided $1.9 million in 1998, $1.8 million in 1997 and $1.7 million in 1996 for its defined contribution plans.

8. SHAREHOLDERS' EQUITY

  Common Stock

     At December 31, 1998, the Company had 500,000,000 shares of $0.01 par value common stock authorized and there were 14,094,158 shares of common stock reserved for issuance upon the exercise of outstanding stock options.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8. SHAREHOLDERS' EQUITY--(CONTINUED)
  Compensatory Stock Grants

     In July 1996, the Company granted 1,100,000 shares of restricted stock in connection with the employment of a then new Chairman and Chief Executive Officer and two other senior officers of the Company. Compensation expense attributable to the restricted stock awards was amortized to expense beginning in 1996 over the periods in which the restrictions lapse (which in the case of 333,333 shares, was immediately upon the date of grant, in the case of 666,667 shares, was to be amortized equally over two years from the date of grant and in the case of the remaining 100,000 shares, was equally over three years from the date of grant). These restricted stock awards resulted in a $7.7 million charge to SG&A expense in 1996.

     On February 20, 1998, the Company entered into new three-year employment agreements with its then Chairman and Chief Executive Officer and two other then senior officers of the Company. These agreements replaced previous employment agreements entered into in July 1996 that were scheduled to expire in July 1999.

     The new employment agreement for the Company's then Chairman and Chief Executive Officer provided for, among other items, the acceleration of vesting of 200,000 shares of restricted stock and the forfeiture of the remaining 133,334 shares of unvested restricted stock granted under the July 1996 agreement, a new equity grant of 300,000 shares of unrestricted stock, a new grant of a ten-year option to purchase 3,750,000 shares of the Company's common stock with an exercise price equal to the fair market value of the stock at the date of grant and exercisable in three equal annual installments beginning on the date of grant and the acceleration of vesting of 833,333 outstanding stock options granted under the July 1996 agreement, as further described in Note 9. In addition, the new employment agreement with the then Chairman and Chief Executive Officer provided for income tax gross-ups with respect to any tax assessed on the equity grant and acceleration of vesting of restricted stock.

     The new employment agreements with the two other then senior officers provided for, among other items, the grant of a total of 180,000 shares of restricted stock that were to vest in four equal annual installments beginning on the date of grant, the acceleration of vesting of 44,000 shares of restricted stock and the forfeiture of the remaining 29,332 shares of unvested restricted stock granted under the July 1996 agreements, new grants of ten-year options to purchase a total of 1,875,000 shares of the Company's common stock with an exercise price equal to the fair market value of the stock at the date of grant and exercisable in four equal annual installments beginning on the date of grant and the acceleration of vesting of 383,334 outstanding stock options granted under the July 1996 agreements. In addition, the new employment agreements provided for income tax gross-ups with respect to any tax assessed on the restricted stock grants and acceleration of vesting of restricted stock.

     Compensation expense attributed to the equity grant, the acceleration of vesting of restricted stock and the related income tax gross-ups was recognized in the first quarter of 1998 and compensation expense related to the new restricted stock grants and related tax gross-ups was amortized to expense beginning in the first quarter of 1998 with amortization to continue over the period in which the restrictions lapse. Total compensation expense recognized in 1998 related to these items was approximately $31 million.

     On June 15, 1998, the Company's Board of Directors announced the removal of the then Chairman and Chief Executive Officer and subsequently announced the removal or resignation of other senior officers, including the Company's then Chief Financial Officer. In connection with the removal or resignation of the senior officers and the termination of their restricted stock grants, the unamortized portion of the deferred compensation expense attributable to the restricted stock grants was reversed. The Company and certain of its former officers are in disagreement as to the Company's obligations to these individuals under prior employment agreements and arising from their terminations. (See Note 15.)

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8. SHAREHOLDERS' EQUITY--(CONTINUED)
  Accumulated Other Comprehensive Loss

     The components of accumulated other comprehensive loss consist of the following (in thousands):

                                                                       CURRENCY      MINIMUM
                                                                      TRANSLATION    PENSION
                                                                      ADJUSTMENTS    LIABILITY    TOTAL
                                                                      -----------    --------    --------
Balance at December 29, 1996.......................................    $ (12,111)    $ (6,163)   $(18,274)
Balance at December 28, 1997.......................................      (12,850)     (20,213)    (33,063)
Balance at December 31, 1998.......................................      (12,022)     (42,008)    (54,030)

9. EMPLOYEE STOCK OPTIONS AND AWARDS

     The Company has one stock-based compensation plan, the Amended and Restated Sunbeam Corporation Stock Option Plan (the "Plan"). Under the Plan, all employees are eligible for grants of options to purchase up to an aggregate of 16,300,000 shares of the Company's common stock at an exercise price equal to or in excess of the fair market value of the stock on the date of grant. The term of each option commences on the date of grant and expires on the tenth anniversary of the date of grant subject to earlier cancellation. Options generally become exercisable over a three to five year period.

     The Plan also provides for the grant of restricted stock awards of up to 200,000 shares, in the aggregate, to employees and non-employee directors. See
Note 8 for a discussion of restricted stock awards made outside the Plan.

     In July 1996, options to purchase an aggregate of 3,000,000 shares (of which 2,750,000 options were outstanding at December 28, 1997) were granted outside of the Plan at exercise prices equal to the fair market value of the Company's common stock on the dates of grant in connection with the employment of a then new Chairman and Chief Executive Officer and two other senior officers of the Company. These outstanding options have terms of ten years and, with respect to options for 2,500,000 shares, were exercisable in three annual installments beginning July 17, 1996. Options for the remaining 250,000 shares still outstanding were exercisable in three annual installments beginning on the first anniversary of the July 22, 1996 grant date. On February 20, 1998 the vesting provisions of the options granted outside the Plan were accelerated. Additional stock option grants outside the Plan were made in February 1998, with a portion thereof subsequently terminated in connection with the removal of the then Chairman and Chief Executive Officer. The then Chairman and Chief Executive Officer and another senior officer are disputing termination of their stock option grants. (See Notes 8 and 15.)

     In the third and fourth quarters of 1998, options to purchase an aggregate of 4,200,000 shares were granted outside of the Plan in connection with the employment of the new Chief Executive Officer and certain members of the new senior management team. The options were granted to certain senior executives at exercise prices equal to or greater than the fair market value of the Company's common stock on the dates of the grant. The senior officers were granted options to purchase 3,200,000 shares of common stock at a price of $7.00 per share; 500,000 shares of common stock at a price of $10.50 per share and 500,000 shares at a price of $14.00 per share. All of these outstanding options have terms of ten years and become fully exercisable at the end of two to three year periods if the executive remains employed by the Company as of such date. These grants are subject the shareholder approval at the 1999 Annual Meeting. A measurement date pursuant to APB Opinion No. 25 will be established for these grants upon shareholder approval.

     In August 1998, the Company approved a plan to reprice outstanding common stock options held by the Company's employees. The repricing program, which has been completed, provided for outstanding options with exercise prices in excess of $10.00 per share to be exchanged for new options on a voluntary basis in an exchange ratio ranging from approximately two to three old options for one new option, (as determined by reference to a Black-Scholes option pricing model) with the exercise price of the new options set at $7.00 per share. These

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. EMPLOYEE STOCK OPTIONS AND AWARDS--(CONTINUED) options were repriced at an exercise price approximating the market value of the Company's common stock at the date of the repricing and, consequently, there was no related compensation expense.

     The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options. Accordingly, no compensation cost has been recognized for outstanding stock options. Had compensation cost for the Company's outstanding stock options been determined based on the fair value at the grant dates for those options consistent with SFAS No. 123, the Company's net (loss) earnings and diluted (loss) earnings per share would have differed as reflected by the pro forma amounts indicated below (in thousands except per share amounts):

                                                                        1998        1997        1996
                                                                      ---------    -------    ---------
Net (loss) earnings:
  As reported......................................................   $(897,923)   $38,301    $(208,481)
  Pro forma........................................................    (955,685)    14,524     (218,405)
Diluted (loss) earnings per share:
  As reported......................................................       (9.25)      0.44        (2.51)
  Pro forma........................................................       (9.84)      0.17        (2.63)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                        1998        1997        1996
                                                                      ---------    -------    ---------
Expected volatility................................................      52.80%     34.19%       36.78%
Risk-free interest rate............................................       4.68%      6.36%        6.34%
Dividend yield.....................................................        0.0%       0.1%         0.1%
Expected life......................................................    6 years     6 years     5 years

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. EMPLOYEE STOCK OPTIONS AND AWARDS--(CONTINUED)
     A summary of the status of the Company's outstanding stock options as of December 31, 1998, December 28, 1997 and December 29, 1996, and changes during the years ended on those dates is presented below:

                                          1998                            1997                            1996
                              ----------------------------    ----------------------------    ----------------------------
                                             WEIGHTED                        WEIGHTED                        WEIGHTED
                                             AVERAGE                         AVERAGE                         AVERAGE
                                SHARES      EXERCISE PRICE      SHARES      EXERCISE PRICE      SHARES      EXERCISE PRICE
                              ----------    --------------    ----------    --------------    ----------    --------------
Plan options
  Outstanding at beginning
     of year...............    6,654,068        $25.61         6,271,837        $19.43         4,610,387        $16.67
  Granted..................    6,663,998         17.13         3,105,263         32.40         4,061,450         20.39
  Exercised................     (879,088)        22.25        (1,549,196)        17.20          (622,994)         7.51
  Canceled.................   (6,826,070)        27.75        (1,173,836)        21.10        (1,777,006)        18.64
                              ----------                      ----------                      ----------
  Outstanding at end of
     year..................    5,612,908        $13.32         6,654,068        $25.61         6,271,837        $19.43
                              ----------                      ----------                      ----------
                              ----------                      ----------                      ----------
  Options exercisable at
     year-end..............    1,717,545        $20.91         1,547,198        $19.13         1,655,450        $16.13
  Weighted-average fair
     value of options
     granted during the
     year..................                     $10.47                          $15.46                          $14.76
Options outside plan
  Outstanding at beginning
     of year...............    2,750,000        $12.43         2,750,000        $12.43           692,500        $16.70
  Granted..................    9,825,000         24.64                --            --         3,000,000         12.65
  Canceled.................   (4,093,750)        36.85                --            --          (942,500)        16.27
                              ----------                      ----------                      ----------
  Outstanding at end of
     year..................    8,481,250        $14.77         2,750,000        $12.43         2,750,000        $12.43
                              ----------                      ----------                      ----------
                              ----------                      ----------                      ----------
  Options exercisable at
     year-end..............    4,281,250        $21.17         1,750,000        $12.35           833,333        $12.25
  Weighted-average fair
     value of options
     granted during the
     year..................                     $19.31                             N/A                          $ 5.99

     Included in the outstanding and exercisable options, as presented above, are options vested by the former Chairman and Chief Executive Officer and a former senior officer. The Company and these individuals are in a dispute regarding the status of these options.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. EMPLOYEE STOCK OPTIONS AND AWARDS--(CONTINUED)
     The following table summarizes information about stock options outstanding at December 31, 1998:

                                                                      OPTIONS OUTSTANDING
                                                  -----------------------------------------------------------
                                                    NUMBER          WEIGHTED-AVERAGE
RANGE OF                                          OUTSTANDING          REMAINING             WEIGHTED-AVERAGE
EXERCISE PRICES                                   AT 12/31/98    CONTRACTUAL LIFE (YEARS)    EXERCISE PRICE
-----------------------------------------------   -----------    ------------------------    ----------------
$5.00 to 7.00..................................     6,076,805               9.2                   $ 6.91
$7.01 to $14.00................................     4,048,200               8.3                    11.80
$14.01 to $15.00...............................       642,124               7.6                    14.43
$15.01 to $23.15...............................       697,697               7.2                    19.47
$23.16 to $26.71...............................       733,714               8.3                    25.07
$26.72 to $36.85...............................     1,607,840               9.1                    36.57
$36.86 and over................................       287,778               8.9                    40.32
                                                  -----------
$5.00 to $50.77................................    14,094,158               8.7                    14.19
                                                  -----------
                                                  -----------

                                                                                  OPTIONS EXERCISABLE
                                                                            -------------------------------
                                                                              NUMBER
RANGE OF                                                                    EXERCISABLE    WEIGHTED-AVERAGE
EXERCISE PRICES                                                             AT 12/31/98     EXERCISE PRICE
-------------------------------------------------------------------------   -----------    ----------------
$5.00 to $7.00...........................................................       95,895          $ 5.01
$7.01 to $14.00..........................................................    2,500,000           12.25
$14.01 to $15.00.........................................................      571,290           14.41
$15.01 to $23.15.........................................................      627,488           19.30
$23.16 to $26.71.........................................................      540,055           25.10
$26.72 to $36.85.........................................................    1,563,211           36.74
$36.86 and over..........................................................      100,856           40.60
                                                                             ---------
$5.00 to $50.77..........................................................    5,998,795           21.09
                                                                             ---------
                                                                             ---------

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. SUPPLEMENTARY FINANCIAL STATEMENT DATA

     Supplementary Balance Sheet data at the end of each fiscal year is as follows (in thousands):

                                                                                   1998         1997
                                                                                ----------    ---------
Receivables:
  Trade......................................................................   $  407,452    $ 250,699
  Sundry.....................................................................        7,347        7,794
                                                                                ----------    ---------
                                                                                   414,799      258,493
Valuation allowance..........................................................      (53,025)     (30,033)
                                                                                ----------    ---------
                                                                                $  361,774    $ 228,460
                                                                                ----------    ---------
                                                                                ----------    ---------
Inventories:
  Finished goods.............................................................   $  370,622    $ 193,864
  Work in process............................................................       39,143       25,679
  Raw materials and supplies.................................................      109,424       85,357
                                                                                ----------    ---------
                                                                                $  519,189    $ 304,900
                                                                                ----------    ---------
                                                                                ----------    ---------
Prepaid expenses and other current assets:
  Deferred income taxes......................................................   $   40,756    $      --
  Prepaid expenses and other.................................................       33,431       16,584
                                                                                ----------    ---------
                                                                                $   74,187    $  16,584
                                                                                ----------    ---------
                                                                                ----------    ---------
Property, plant and equipment:
  Land.......................................................................   $   10,664    $   1,793
  Buildings and improvements.................................................      168,685       98,054
  Machinery and equipment....................................................      395,763      248,138
  Furniture and fixtures.....................................................       18,208        7,327
                                                                                ----------    ---------
                                                                                   593,320      355,312
Accumulated depreciation and amortization....................................     (138,148)    (105,788)
                                                                                ----------    ---------
                                                                                $  455,172    $ 249,524
                                                                                ----------    ---------
                                                                                ----------    ---------
Trademarks, tradenames, goodwill and other:
  Trademarks and tradenames..................................................   $  597,515    $ 237,095
  Goodwill...................................................................    1,254,880       24,687
  Deferred financing costs...................................................       47,325          983
  Other intangible assets....................................................       28,012          424
                                                                                ----------    ---------
                                                                                 1,927,732      263,189
  Accumulated amortization...................................................     (101,783)     (56,880)
                                                                                ----------    ---------
                                                                                 1,825,949      206,309
Other assets.................................................................       33,428          853
                                                                                ----------    ---------
                                                                                $1,859,377    $ 207,162
                                                                                ----------    ---------
                                                                                ----------    ---------

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. SUPPLEMENTARY FINANCIAL STATEMENT DATA--(CONTINUED)

                                                                                   1998         1997
                                                                                ----------    ---------
Other current liabilities:
  Payrolls, commissions and employee benefits................................   $   61,294    $  12,227
  Advertising and sales promotion............................................       56,288       34,749
  Product warranty...........................................................       50,287       21,498
  Accounts receivable securitization liability...............................           --       19,750
  Sales returns..............................................................       16,972        7,846
  Interest...................................................................       26,202          941
  Other......................................................................      110,142       27,074
                                                                                ----------    ---------
                                                                                $  321,185    $ 124,085
                                                                                ----------    ---------
                                                                                ----------    ---------
Other long-term liabilities:
  Accrued postretirement benefit obligation..................................   $   48,028    $  30,394
  Accrued pension............................................................       42,431       10,744
  Product liability and workers compensation.................................       71,868       41,901
  Other......................................................................       86,132       71,261
                                                                                ----------    ---------
                                                                                $  248,459    $ 154,300
                                                                                ----------    ---------
                                                                                ----------    ---------

     Supplementary Statements of Operations and Cash Flows data for each fiscal year are summarized as follows (in thousands):

                                                                          1998        1997        1996
                                                                        --------    --------    --------
Other (income) expense, net:
  Interest income....................................................   $ (2,897)   $ (2,561)   $ (1,255)
  Other, net.........................................................     (1,871)      2,573       4,993
                                                                        --------    --------    --------
                                                                        $ (4,768)   $     12    $  3,738
                                                                        --------    --------    --------
                                                                        --------    --------    --------
Cash paid (received) during the period for:
  Interest...........................................................   $ 81,291    $ 13,058    $ 13,397
                                                                        --------    --------    --------
                                                                        --------    --------    --------
  Income taxes (net of refunds)......................................   $(17,358)   $(44,508)   $   (540)
                                                                        --------    --------    --------
                                                                        --------    --------    --------

11. ASSET IMPAIRMENT AND OTHER CHARGES

     In the fourth quarter of 1998, the Company recorded a $62.5 million charge for the write-off of the carrying value of First Alert's goodwill (see Note 2).

     In the second quarter of 1998, as a result of decisions to outsource or discontinue a substantial number of products previously made by the Company, certain facilities and equipment will either no longer be used or will be utilized in a significantly different manner. Accordingly, a charge of $29.6 million was recorded in Cost of Goods Sold to write certain of these assets down to their estimated fair market value. Approximately 80% of this charge related to machinery, equipment and tooling at the Company's Mexico City and Hattiesburg, Mississippi manufacturing plants, the estimated fair value for which was derived through an auction process. The remainder of this charge related to tooling and equipment at various other facilities, which either had a nominal value or the fair market value of which was derived through an auction process. These assets were taken out of service at the time of the write-down and consequently were not depreciated further after the write-down.

     Personnel at the Mexico City facility were notified in the second quarter of 1998 that the plant was scheduled for closure at year-end 1998, accordingly, at that time, a liability of $1.8 million was recorded in Cost of Goods Sold primarily for employee severance. The employee severance related to approximately 1,200 positions of which approximately 1,100 were terminated as of December 31, 1998. In the third quarter of 1998,

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11. ASSET IMPAIRMENT AND OTHER CHARGES--(CONTINUED) the Company recorded as Cost of Goods Sold, an additional provision for impairment of fixed assets of $3.1 million in an acquired entity, relating to assets taken out of service for which there was no remaining value. The asset impairment resulted from management's decision to discontinue certain product lines subsequent to the acquisition. These fixed assets were taken out of service at the time of the write-down and consequently were not depreciated further after the write-down. In the fourth quarter of 1998, the Company recorded a $7.1 million charge as a result of management's decision to outsource the production of certain appliances. This charge to Cost of Goods Sold primarily consists of a provision for certain tooling and equipment
($6.7 million) and severance and related benefits ($0.4 million). The tooling and equipment was recorded at their estimated fair values which were derived from comparable market data. Depreciation of this equipment was discontinued at the time of the write-down.

     During 1997 and the first half of 1998, the Company built inventories in anticipation of 1998 sales volumes which did not materialize. As a result, it has been and will continue to be necessary to dispose of some portions of excess inventories at amounts less than cost. Accordingly, during 1998, when the facts and circumstances were known that such sales volume would not materialize, the Company recorded $58.2 million in charges to properly state this inventory at the lower-of-cost-or-market. This inventory primarily related to certain appliances, grills and grill accessories. The Company also recorded a charge of $11.0 million for excess inventories for raw materials and work in process that will not be used due to outsourcing the production of irons, breadmakers, toasters and certain other appliances. In addition, during 1998, the Company made the decision to exit certain product lines, primarily air and water filtration products and eliminate certain stock keeping units within existing product lines, primarily relating to appliances, grills and grill accessories. As a result of this decision, a $26.6 million charge was recorded to properly state this inventory at the lower-of-cost-or-market. Total charges for excess inventories recorded at the lower-of-cost-or-market amounted to approximately $95.8 million at December 31, 1998. (See Note 12 for asset impairment and other charges recorded in conjunction with a 1996 restructuring plan.)

12. RESTRUCTURING

     In November 1996, the Company announced the details of a restructuring plan. The plan included the consolidation of administrative functions within the Company, the reduction of manufacturing and warehouse facilities, the centralization of the Company's procurement function, and reduction of the Company's product offerings and stock keeping units ("SKU's"). The Company also announced plans to divest several lines of business (see Note 13).

     As part of the restructuring plan, the Company consolidated six divisional and regional headquarter's functions into a single worldwide corporate headquarters and outsourced certain back office activities resulting in a reduction in total back-office/administrative headcount. Overall, the restructuring plan called for a reduction in the number of production facilities from 26 to 8 and the elimination of over 6,000 positions from the Company's workforce, including 3,300 from the disposition of certain business operations and the elimination of approximately 2,800 other positions, some of which were outsourced. The Company completed the major phases of the restructuring plan by July 1997.

     In conjunction with the implementation of the restructuring plan, the Company recorded a pre-tax charge of $239.2 million in the fourth quarter of 1996. This amount is recorded as follows in the accompanying Consolidated Statements of Operations: $110.1 million in Restructuring and Asset Impairment Charges, as further described below; $60.8 million in Cost of Goods Sold related principally to inventory write-downs as a result of a reduction in SKU's and costs of inventory liquidation programs; $10.1 million in SG&A expense, for period costs principally relating to outsourcing and package redesign, and $58.2 million ($39.1 million net of taxes) in Loss on Sale of Discontinued Operations related to the divestiture of its furniture business. In 1997, upon completion of the sale of the furniture business, the Company recorded an additional pre-tax loss of

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. RESTRUCTURING--(CONTINUED)
$22.5 million from discontinued operations ($14.0 million net of taxes) due primarily to lower than anticipated sales proceeds relating to the post closing adjustment process that was part of the sale agreement.

     Amounts included in Restructuring and Asset Impairment Charges in 1996 in the accompanying Consolidated Statements of Operations included cash items such as severance and other employee costs of $24.7 million, lease obligations of $12.6 million and other exit costs associated with facility closures and related to the implementation of the restructuring plan of $4.1 million, principally representing costs related to clean-up and restoration of facilities for either sale or return to the landlord.

     Included in Restructuring and Asset Impairment Charges in 1996 was
$68.7 million of non-cash charges principally consisting of: (a) asset write-downs to net realizable value for disposals of excess facilities and equipment and certain product lines ($22.5 million); (b) write-offs of redundant computer systems from the administrative back-office consolidations and outsourcing initiatives ($12.3 million); (c) write-off of intangibles relating to discontinued product lines ($10.1 million); (d) write-off of capitalized product and package design costs and other expenses related to exited product lines and SKU reductions ($9.0 million), and (e) losses related to the divestiture of certain non-core products and businesses ($14.8 million). The asset write-downs of $34.8 million included equipment taken out of service in 1996 (either abandoned in 1996 or sold in 1997) and accordingly, depreciation was not recorded subsequent to the date of the impairment charge. The losses of $14.8 million related to the divestiture of non-core products and businesses resulted from divesting of the time and temperature business (sold in March
1997) and Counselor(Registered) and Borg(Registered) scale product lines (sold in May 1997) and the sale of the textile mill in Biddeford, Maine in May 1997. These charges primarily represented the estimated non-cash loss to exit these products including fixed assets and inventory write-downs and other costs related to exiting these product lines.

     The $24.7 million for severance and other employee costs, including COBRA and other fringe benefits, related to approximately 3,700 positions that were planned to be eliminated as a result of the restructuring plan, excluding approximately 2,400 employees terminated from the furniture business for which severance was included in Loss on Sale of Discontinued Operations (see
Note 13). The furniture business was sold in 1997. In 1996 and 1997, approximately 1,200 employees and 1,800 employees, respectively, were terminated from continuing operations. Due largely to attrition, the remaining planned terminations were not required. In 1997, the Company determined that its severance and related employee costs were less than originally accrued principally due to lower than expected severance and COBRA costs, and accordingly reversed accruals of $7.9 million in the third and fourth quarters. At December 31, 1997, the balance accrued of $1.2 million represented the remaining severance and related employee costs for certain employees terminated during 1997. During 1998, all amounts were expended.

     The amounts accrued at December 29, 1996, for Restructuring and Asset Impairment Charges recorded in fiscal 1996, exceeded amounts ultimately required principally due to reductions in anticipated severance costs of $7.9 million, as discussed above, and reductions in estimated lease payments of $6.7 million resulting from better than anticipated rentals received under sub-leases and favorable negotiation of lease terminations. Accordingly, the fiscal 1997 Consolidated Statement of Operations included $14.6 million of benefit
($5.8 million in the third quarter and $8.8 million in the fourth quarter of 1997) related to the reversal of accruals no longer required, which were recorded as these reduced obligations became known.

     In 1996, in conjunction with the initiation of the restructuring plan, the Company recorded additional charges totaling $129.1 million, reflected in Cost of Goods Sold; SG&A expense and Loss on Sale of Discontinued Operations. The charge included in Cost of Goods Sold ($60.8 million) principally represented inventory write-downs and anticipated losses on the disposition of the inventory as a result of the significant reduction in SKU's provided for in the restructuring plan. The write-down included $26.9 million related to raw materials, work-in process and finished goods for discontinued outdoor cooking products, principally grills and grills accessories and the balance related to raw materials, work-in-process and finished goods for other

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. RESTRUCTURING--(CONTINUED)
discontinued products including appliances, clippers and blankets. SG&A expense included period costs in 1997 and 1996 of $15.8 million and $10.1 million, respectively, relating to employee relocation and recruiting, outsourcing, equipment movement and package redesign costs expended as a result of the implementation of the restructuring plan. The Loss on Sale of Discontinued Operations of $58.2 million is discussed further in Note 13.

     At December 28, 1997, the Company had $5.2 million in liabilities accrued related to the 1996 restructuring plan, including $1.2 million of severance related costs and $4.0 million related to facility closures, which principally represented future lease payments (net of sub-leases) on exited facilities. During 1998, this liability was reduced by $4.0 million as a result of cash expenditures. At December 28, 1997, the Company had $3.0 million of warranty liabilities related to the discontinued furniture operations. During 1998, $2.5 million of this liability was liquidated.

     The following table sets forth the details and the activity from the charges (in millions):

                                                              ADDITIONS
                                           ACCRUAL BALANCE    CHARGED TO      CASH        NON-CASH      ACCRUAL BALANCE
                                           JANUARY 1, 1996     INCOME       REDUCTIONS    REDUCTIONS    DECEMBER 29, 1996
                                           ---------------    ----------    ----------    ----------    -----------------
Write-downs:
  Fixed assets, held for disposal, not
    in use..............................        $  --           $ 34.8        $   --        $ 34.8           $    --
  Fixed assets, held for disposal, used
    until disposed......................         11.3             14.8            --          11.3              14.8
  Inventory on hand.....................           --             60.8            --          60.8                --
  Other assets, principally trademarks
    and intangible assets...............           --             19.1            --          18.0               1.1
                                                -----           ------        ------        ------           -------
                                                 11.3            129.5            --         124.9              15.9
                                                -----           ------        ------        ------           -------
Restructuring accruals
  Employee severance pay and fringes....           --             24.7           5.6            --              19.1
  Lease payments and termination fees...          2.5             12.6           2.5            --              12.6
  Other exit activity costs, principally
    facility closure expense............           --              4.1            --            --               4.1
                                                -----           ------        ------        ------           -------
                                                  2.5             41.4           8.1            --              35.8
                                                -----           ------        ------        ------           -------
Total restructuring and asset impairment
  accrual...............................         13.8            170.9           8.1         124.9              51.7
                                                -----           ------        ------        ------           -------
Other related period costs incurred:
  Employee relocation; equipment
    relocation and installation and
    other...............................           --              3.2           3.2            --                --
  Transitional fees related to
    outsourcing arrangements............           --              4.9           4.9            --                --
  Package redesign......................           --              2.0           2.0            --                --
                                                -----           ------        ------        ------           -------
                                                   --             10.1          10.1            --                --
                                                -----           ------        ------        ------           -------
Total included in continuing
  operations............................         13.8            181.0          18.2         124.9              51.7
Total included in discontinued
  operations............................           --             58.2            --            --              58.2
                                                -----           ------        ------        ------           -------
                                                $13.8           $239.2        $ 18.2        $124.9           $ 109.9
                                                -----           ------        ------        ------           -------
                                                -----           ------        ------        ------           -------

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. RESTRUCTURING--(CONTINUED)

                                  ACCRUAL BALANCE    ADDITIONS                                              ACCRUAL BALANCE
                                  DECEMBER 30,       CHARGED TO      CASH        NON-CASH                   DECEMBER 28,
                                     1996             INCOME       REDUCTIONS    REDUCTIONS    REVERSALS       1997
                                  ---------------    ----------    ----------    ----------    ---------    ---------------
Write-downs:
  Fixed assets, held for
     disposal, used until
     disposed..................       $  14.8          $   --        $   --        $ 14.8        $  --           $  --
  Other assets, principally
     trademarks and intangible
     assets....................           1.1              --            --           1.1           --              --
                                      -------          ------        ------        ------        -----           -----
                                         15.9              --            --          15.9           --              --
                                      -------          ------        ------        ------        -----           -----
Restructuring accruals:
  Employee severance pay and
     fringes...................          19.1              --          10.0            --          7.9             1.2
  Lease payments and
     termination fees..........          12.6              --           2.6            --          6.7             3.3
  Other exit activity costs,
     principally facility
     closure expenses..........           4.1              --           3.4            --           --             0.7
                                      -------          ------        ------        ------        -----           -----
                                         35.8              --          16.0            --         14.6             5.2
                                      -------          ------        ------        ------        -----           -----
Total restructuring and asset
  impairment accrual...........          51.7              --          16.0          15.9         14.6             5.2
Discontinued operations........          58.2            22.5           6.1          71.6           --             3.0
                                      -------          ------        ------        ------        -----           -----
                                      $ 109.9          $ 22.5        $ 22.1        $ 87.5        $14.6           $ 8.2
                                      -------          ------        ------        ------        -----           -----
                                      -------          ------        ------        ------        -----           -----

                                                                    ACCRUAL BALANCE
                                                                    DECEMBER 29,        CASH         ACCRUAL BALANCE
                                                                       1997            REDUCTIONS    DECEMBER 31, 1998
                                                                    ---------------    ----------    -----------------
Restructuring accruals:
  Employees severance pay and fringes............................        $ 1.2            $1.2             $  --
  Lease payments and termination fees...........................           3.3             2.1               1.2
  Other exit activity costs, principally facility closure
     expenses....................................................          0.7             0.7                --
                                                                         -----            ----             -----
Total restructuring accrual......................................          5.2             4.0               1.2
                                                                         -----            ----             -----
Discontinued operations..........................................          3.0             2.5               0.5
                                                                         -----            ----             -----
                                                                         $ 8.2            $6.5             $ 1.7
                                                                         -----            ----             -----
                                                                         -----            ----             -----

                      SUNBEAM CORPORATION AND SUBSIDIARIES

13. DISCONTINUED OPERATIONS

     As part of the 1996 restructuring plan, the Company also announced the divestiture of the furniture business, by a sale of assets. In February 1997, the Company entered into an agreement to sell the business to U.S. Industries, Inc. in a transaction that was completed on March 17, 1997. In connection with the furniture divestiture, the Company recorded a provision for estimated losses to be incurred on the sale of $39.1 million in 1996, net of applicable income tax benefits of $19.9 million. Although the discontinued furniture operations were profitable, net income had declined from $21.7 million in 1994 to $0.8 million in 1996. This decline, along with the Company's announcement that it intended to divest this line of business contributed to the loss on sale. Revenues for the discontinued furniture business were $51.6 million in the first quarter of 1997, $227.5 million in 1996 and $185.6 million in 1995. Results of operations were nominal in 1997 and 1996, down from $12.9 million (net of $7.9 million in taxes) in 1995. In connection with the sale of these assets (primarily inventory, property, plant and equipment), the Company received
$69.0 million in cash. The Company retained accounts receivable related to the furniture business of approximately $50 million as of the closing date and retained certain liabilities. The final purchase price for the furniture business was subject to a post-closing adjustment based on the terms of the asset purchase agreement and in the first quarter of 1997, after completion of the sale, the Company recorded an additional loss of $14.0 million, net of applicable income tax benefits of $8.5 million.

     In addition to the furniture business divestiture, the Company also completed the sale of other product lines and assets in 1997 as part of its restructuring plan, including time and temperature products, Counselor(Registered) and Borg(Registered) scales and a textile facility. Losses incurred on the disposal of these assets, which consist primarily of write-downs of assets to net realizable value, are included in Restructuring and Asset Impairment Charges in 1996 in the Consolidated Statements of Operations.

14. SEGMENT, CUSTOMER AND GEOGRAPHIC DATA

     Throughout 1998 Sunbeam's operations were managed through four reportable segments: Household, Outdoor Leisure, International and Corporate. Reportable segments are identified by the Company based upon the distinct products manufactured (Household and Outdoor Leisure) or based upon the geographic region in which its products are distributed (International). The Company's reportable segments are all separately managed.

     The Household group consists of appliances (including mixers, blenders, food steamers, bread makers, rice cookers, coffee makers, toasters, irons and garment steamers), health products (including vaporizers, humidifiers, air cleaners, massagers, hot and cold packs and blood pressure monitors), scales, personal care products (including hair clippers and trimmers and related products for the professional beauty, barber and veterinarian trade and sales of products to commercial and institutional channels), blankets (including electric blankets, heated throws and mattress pads) and First Alert(Registered) products (smoke and carbon monoxide detectors, fire extinguishers and home safety equipment).

     The Outdoor Leisure group includes outdoor recreation products (which encompass tents, sleeping bags, coolers, camping stoves, lanterns and outdoor heaters), outdoor cooking products (including gas and charcoal outdoor grills and grill parts and accessories), Powermate(Registered) products (including portable power generators and air compressors), and Eastpak(Registered) products (including backpacks and bags).

     The International group is managed through five regional subdivisions:
Europe, Latin America, Japan, Canada and East Asia. Europe includes the manufacture, sales and distribution of Campingaz(Registered) products and sales and distribution in Europe, Africa and the Middle East of other Company products. The Latin American region includes the manufacture, sales and distribution throughout Latin America of small appliances, and sales and distribution of personal care products, professional clippers and related products, camping products and Powermate products. Japan includes the sales and distribution of primarily outdoor recreation products. Canada includes sales of substantially all the Company's products and East Asia encompasses sales and distribution in all areas of East Asia other than Japan of substantially all the Company's products.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. SEGMENT, CUSTOMER AND GEOGRAPHIC DATA--(CONTINUED)
     The Company's Corporate group provides certain management, accounting, legal, risk management, treasury, human resources, tax and management information services to all operating groups and also includes the operation of the Company's retail stores and the conduct of the Company's licensing activities.

     The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies (see Note 1) except that certain bad debt expense is recorded at a consolidated level and included in the Corporate group. Sunbeam evaluates performance and allocates resources based upon profit or loss from operations before amortization, income taxes, minority interest, interest expense, non-recurring gains and losses and foreign exchange gains and losses. Intersegment sales and transfers are primarily recorded at cost.

     The following tables include selected financial information with respect to Sunbeam's four operating segments. Business segment information for prior years has been reclassified to conform to the current year presentation.

                                                               OUTDOOR
                                                 HOUSEHOLD     LEISURE      INTERNATIONAL    CORPORATE      TOTAL
                                                 ---------    ----------    -------------    ---------    ----------
YEAR ENDED DECEMBER 31, 1998
  Net sales to unaffiliated customers.........   $ 714,568    $  677,526      $ 413,864      $  30,913    $1,836,871
  Intersegment net sales......................      62,971       111,583         98,120             --       272,674
  Segment operating loss......................     (69,276)      (71,612)       (29,941)      (151,868)     (322,697)
  Segment assets..............................     864,745     1,782,994        413,755        344,023     3,405,517
  Segment depreciation expense................      24,086        32,759          2,448          4,742        64,035

YEAR ENDED DECEMBER 28, 1997
  Net sales to unaffiliated customers.........   $ 568,921    $  258,484      $ 229,572      $  16,113    $1,073,090
  Intersegment net sales......................     100,355         3,520         64,549             --       168,424
  Segment operating earnings (loss)...........      73,210         8,205         43,793        (42,915)       82,293
  Segment assets..............................     510,183       141,332        167,591        239,822     1,058,928
  Segment depreciation expense................      15,358         9,494          3,204          3,872        31,928

YEAR ENDED DECEMBER 29, 1996
  Net sales to unaffiliated customers.........   $ 555,215    $  245,600      $ 183,267      $     154    $  984,236
  Intersegment net sales......................      48,961         8,940         30,012             --        87,913
  Segment operating (loss) earnings...........     (37,598)       39,970          5,567        (62,355)      (54,416)
  Segment assets..............................     352,253       215,757         89,360        402,078     1,059,448
  Segment depreciation expense................      25,950         9,180          2,464            741        38,335

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. SEGMENT, CUSTOMER AND GEOGRAPHIC DATA--(CONTINUED)
     Reconciliation of selected segment information to Sunbeam's consolidated totals for the years ended:

                                                           DECEMBER 31, 1998    DECEMBER 28, 1997    DECEMBER 29, 1996
                                                           -----------------    -----------------    -----------------
Net sales:
Net sales for reportable segments.......................      $ 2,109,545          $ 1,241,514          $ 1,072,149
Elimination of intersegment net sales...................         (272,674)            (168,424)             (87,913)
                                                              -----------          -----------          -----------
  Consolidated net sales................................      $ 1,836,871          $ 1,073,090          $   984,236
                                                              -----------          -----------          -----------
                                                              -----------          -----------          -----------
Segment (loss) earnings:
Total (loss) earnings for reportable segments...........      $  (322,697)         $    82,293          $   (54,416)
Unallocated amounts:
  Interest expense......................................         (131,091)             (11,381)             (13,588)
  Other (income) expense, net...........................            4,768                  (12)              (3,738)
  Amortization of intangible assets.....................          (43,830)              (7,829)              (9,094)
  Provision for inventory (Notes 11 and 12).............          (95,830)                  --              (60,800)
  Asset impairment (Notes 2 and 11).....................         (101,894)                  --                   --
  Issuance of warrants (Note 2).........................          (70,000)                  --                   --
  Former employees deferred compensation and severance
     (Note 8)...........................................          (31,200)                  --                   --
  Restructuring benefit (charges) (Note 12).............               --               14,582             (110,122)
  Restructuring related charges (Note 12)...............               --              (15,800)             (10,047)
  Reversals of reserves no longer required..............               --               27,963                   --
  Other (charges) benefit...............................           (4,574)               2,854                   --
                                                              -----------          -----------          -----------
                                                                 (473,651)              10,377             (207,389)
                                                              -----------          -----------          -----------
     Consolidated (loss) earnings from continuing
       operations before income taxes, minority interest
       and extraordinary charge.........................      $  (796,348)         $    92,670          $  (261,805)
                                                              -----------          -----------          -----------
                                                              -----------          -----------          -----------

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. SEGMENT, CUSTOMER AND GEOGRAPHIC DATA--(CONTINUED)
  Enterprise-Wide Disclosures

     Net sales from the Company's Household products represented 50%, 73% and 74% of consolidated net sales in 1998, 1997 and 1996, respectively. Net sales from the Company's Outdoor Leisure products category represented 50%, 25% and 26% of consolidated net sales in 1998, 1997 and 1996, respectively.

                                                                           FISCAL YEARS ENDED
                                                                 --------------------------------------
                                                                    1998          1997          1996
                                                                 ----------    ----------    ----------
Geographic Area Data
Net sales to unaffiliated customers:
  United States...............................................   $1,423,007    $  843,518    $  800,969
  Europe......................................................      170,910        17,415        18,872
  Latin America...............................................      158,670       164,044       125,072
  Other.......................................................       84,284        48,113        39,323
                                                                 ----------    ----------    ----------
Total net sales...............................................   $1,836,871    $1,073,090    $  984,236
                                                                 ----------    ----------    ----------
                                                                 ----------    ----------    ----------
Identifiable assets:
  United States...............................................   $2,991,762    $  891,337    $  970,088
  Europe......................................................      244,670         9,703        15,476
  Latin America...............................................       80,943       127,036        54,921
  Other.......................................................       88,142        30,852        18,963
                                                                 ----------    ----------    ----------
Total identifiable assets.....................................   $3,405,517    $1,058,928    $1,059,448
                                                                 ----------    ----------    ----------
                                                                 ----------    ----------    ----------

     Revenue from one customer in Sunbeam's Household and Outdoor Leisure segments accounted for approximately 18%, 20% and 19% of consolidated net sales in 1998, 1997 and 1996, respectively.

15. COMMITMENTS AND CONTINGENCIES

  SEC Investigation

     By letter dated June 17, 1998, the staff of the Division of Enforcement of the SEC advised the Company that it was conducting an informal inquiry into the Company's accounting policies and procedures and requested that the Company produce certain documents. On July 2, 1998, the SEC issued a Formal Order of Private Investigation, designating officers to take testimony and pursuant to which a subpoena duces tecum was served on the Company requiring the production of certain documents. On November 4, 1998, the Company received another SEC subpoena duces tecum requiring the production of further documents. The Company has provided numerous documents to the SEC staff and continues to cooperate fully with the SEC staff. The Company cannot predict the term of such investigation or its potential outcome.

  Litigation

     On April 23, 1998, two class action lawsuits were filed on behalf of purchasers of the Company's common stock in the U.S. District Court for the Southern District of Florida against the Company and some of its present and former directors and former officers alleging violations of the federal securities laws as discussed below (the "Consolidated Federal Actions"). After that date, approximately fifteen similar class actions were filed in the same Court. One of the lawsuits also named as defendant Arthur Andersen LLP, the Company's independent accountants for the period covered by the lawsuit.

     On June 16, 1998, the Court entered an Order consolidating all these suits and all similar class actions subsequently filed and providing time periods for the filing of a consolidated amended complaint and defendants' response thereto. On June 22, 1998, two groups of plaintiffs made motions to be appointed lead plaintiffs and to

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

15. COMMITMENTS AND CONTINGENCIES--(CONTINUED) have their selection of counsel approved as lead counsel. On July 20, 1998, the Court entered an Order appointing lead plaintiffs and lead counsel. This Order also stated that it "shall apply to all subsequently filed actions which are consolidated herewith." On August 28, 1998, plaintiffs in one of the subsequently filed actions filed an objection to having their action consolidated pursuant to the June 16, 1998 Order, arguing that the class period in their action differs from the class periods in the originally filed consolidated actions. On December 9, 1998, the Court entered an Order overruling plaintiffs' objections and affirming its prior Order appointing lead plaintiffs and lead counsel.

     On January 6, 1999, plaintiffs filed a consolidated amended class action complaint against the Company, some of its present and former directors and former officers, and Arthur Andersen LLP. The consolidated amended class action complaint alleges that, in violation of section 10(b) of the Exchange Act and SEC Rule 10b-5, defendants made material misrepresentations and omissions regarding the Company's business operations, future prospects and anticipated earnings per share, in an effort to artificially inflate the price of the common stock and call options, and that, in violation of section 20(a) of the Exchange Act, the individual defendants exercised influence and control over the Company, causing the Company to make material misrepresentations and omissions. The consolidated amended complaint seeks an unspecified award of money damages. On February 5, 1999, plaintiffs moved for an order certifying a class consisting of all persons and entities who purchased Sunbeam common stock or who purchased call options or sold put options with respect to Sunbeam common stock during the period April 23, 1997 through June 30, 1998, excluding the defendants, their affiliates, and employees of Sunbeam. Defendants have filed a response to the motion for class certification. On March 8, 1999, all defendants who had been served with the consolidated amended class action complaint moved to dismiss it. Under the Private Securities Litigation Reform Act of 1995, all discovery in the consolidated action is stayed pending resolution of the motions to dismiss.

     On April 7, 1998, a purported derivative action was filed in the Circuit Court for the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against the Company and some of its present and former directors and former officers. The action alleged that the individual defendants breached their fiduciary duties and wasted corporate assets when the Company granted stock options at an exercise price of $36.85 to three of its officers and directors (who were subsequently terminated) on or about February 2, 1998. On June 25, 1998, all defendants filed a motion to dismiss the complaint for failure to make a presuit demand on Sunbeam's Board of Directors. On October 22, 1998, the plaintiff amended the complaint against all but one of the defendants named in the original complaint. On February 19, 1999, plaintiffs filed a second amended derivative complaint nominally on behalf of Sunbeam against some of its present and former directors and former officers and Arthur Andersen LLP. The second amended complaint alleges, among other things, that Messrs. Dunlap and Kersh (the Company's former Chairman and Chief Executive Officer and Chief Financial Officer, respectively) caused Sunbeam to employ fraudulent accounting procedures in order to enable them to secure new employment contracts, and seeks an award of damages and other declaratory and equitable relief. The plaintiff has agreed that defendants need not respond to the second amended complaint until May 14, 1999. As described below, the Company and the plaintiffs have moved the Court for injunctive relief against Messrs. Dunlap and Kersh with respect to the arbitration action brought by them.

     On June 25, 1998, four purported class actions were filed in the Court of Chancery of the State of Delaware in New Castle County by minority shareholders of Coleman against Coleman, the Company and some of the Company's and Coleman's present and former officers and directors. An additional class action was filed on August 10, 1998, against the same parties. The complaints in these class actions allege, in essence, that the existing exchange ratio for the proposed Coleman merger is no longer fair to Coleman's public shareholders as a result of the decline in the market value of the common stock. On October 21, 1998, the Company announced that it had entered into a Memorandum of Understanding to settle, subject to court approval, the class actions. Under the terms of the proposed settlement, if approved by the court the Company will issue to the Coleman public shareholders, and plaintiff's counsel in this action, warrants to purchase up to approximately 4.98 million

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

15. COMMITMENTS AND CONTINGENCIES--(CONTINUED) shares of the Company's common stock at a cash exercise price of $7 per share, subject to certain anti-dilution provisions. These warrants will generally have the same terms as the warrants issued to an affiliate of M&F (see Note 2) and will be issued when the Coleman merger is consummated, which is now expected to be during the second half of 1999. Issuance of these warrants will be accounted for as additional purchase consideration. There can be no assurance that the Court will approve the settlement as proposed.

     During the months of August and October 1998, purported class action and derivative lawsuits were filed in the Court of Chancery of the State of Delaware in New Castle County and in the U.S. District Court for the Southern District of Florida by shareholders of the Company against the Company, M&F and certain of the Company's present and former directors. These complaints allege that the defendants breached their fiduciary duties when the Company entered into a settlement agreement whereby M&F and its affiliates released the Company from certain claims they may have had arising out of the Company's acquisition of M&F's interest in Coleman, and M&F agreed to provide management support to the Company. Under the settlement agreement, M&F was granted a five-year warrant to purchase up to an additional 23 million shares of Sunbeam's common stock at an exercise price of $7 per share, subject to certain anti-dilution provisions. The plaintiffs have requested an injunction against issuance of stock to M&F pursuant to exercise of the warrants and unspecified money damages. These complaints also allege that the rights of the public shareholders have been compromised, as the settlement would normally require shareholders' approval under the rules and regulations of the New York Stock Exchange ("NYSE"). The Audit Committee of the Company's Board of Directors determined that obtaining such shareholders' approval would have seriously jeopardized the financial viability of the Company, which is an allowable exception to the NYSE shareholders' approval requirements. By Order of the Court of Chancery dated January 7, 1999, the derivative actions filed in that Court were consolidated and the Company has moved to dismiss such action. The action filed in the U.S. District Court for the Southern District of Florida has been dismissed.

     On September 16, 1998, an action was filed in the 56th Judicial District Court of Galveston County, Texas alleging various claims in violation of the Texas Securities Act and Texas Business & Commercial Code as well as common law fraud as a result of the Company's alleged misstatements and omissions regarding the Company's financial condition and prospects during a period beginning
May 1, 1998 and ending June 16, 1998, in which the plaintiffs engaged in transactions in the Company's common stock. The Company is the only named defendant in this action. The complaint requests recovery of compensatory damages, punitive damages and expenses in an unspecified amount. This action was removed to the U.S. District Court for the Southern District of Texas and subsequently has been transferred to the Southern District of Florida, the forum for the Consolidated Federal Actions.

     On October 30, 1998, a class action lawsuit was filed on behalf of certain purchasers of the Debentures in the U.S. District Court of the Southern District of Florida against the Company and some of the Company's former officers and directors, alleging violations of the federal securities laws and common law fraud. The complaint alleges that the Company's offering memorandum used for the marketing of the Debentures contained false and misleading information regarding the Company's financial position and that the defendants engaged in a plan to inflate the Company's earnings for the purpose of defrauding the plaintiffs and others. This action has been transferred to the Southern District of Florida, the forum for the Consolidated Federal Actions, and the parties have negotiated a proposed coordination plan in order to coordinate proceedings in this action with those in the Consolidated Federal Actions.

     The Company has been named as a defendant in an action filed in the District Court of Tarrant County, Texas, 48th Judicial District, on November 20, 1998, which was served on the Company through the Secretary of State of Texas on January 15, 1999. The plaintiffs in this action are purchasers of the Debentures. The plaintiffs allege that the Company violated the Texas Securities Act and the Texas Business & Commercial Code and committed state common law fraud by materially misstating the financial position of the Company in connection with the offering and sale of the Debentures. The complaint seeks rescission, as well as compensatory and

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

15. COMMITMENTS AND CONTINGENCIES--(CONTINUED) exemplary damages in an unspecified amount. The Company specially appeared to assert an objection to the Texas Court's exercise of personal jurisdiction over the Company, and a hearing on this objection was held on April 15, 1999. The Court has issued a letter ruling advising the parties that it would grant the Company's special appearance and sustain the challenge to personal jurisdiction. The plaintiffs have moved for reconsideration of this decision. Plaintiffs had also moved for partial summary judgment on their Texas Securities Act claims, but, in light of the Court's decision on the special appearance, the hearing on the summary judgment motion has been cancelled.

     On April 12, 1999, a class action lawsuit was filed in the U.S. District Court for the Southern District of Florida. The lawsuit was filed on behalf of persons who purchased the Debentures during the period of March 20, 1998 through June 30, 1998, inclusive, but after the initial offering of such Debentures. The complaint asserts that Sunbeam made material omissions and misrepresentations that had the effect of inflating the market price of the Debentures. The complaint names as defendants the Company, its former auditor, Arthur
Andersen LLP and two former Sunbeam officers, Messrs. Dunlap and Kersh. The plaintiff is an institution which allegedly acquired in excess of $150,000,000 face amount of the Debentures and now seeks unspecified money damages. The Company was served on April 16, 1999 in connection with this pending lawsuit. The Company will advise the Court of the pending Consolidated Federal Actions and request transfer of the action.

     On February 9, 1999, Messrs. Dunlap and Kersh filed with the American Arbitration Association demands for arbitration of claims under their respective employment agreements with Sunbeam. Messrs. Dunlap and Kersh are requesting a finding by the arbitrator that they were terminated by the Company without cause and should be awarded the corresponding benefits set forth in their respective employment agreements. On March 12, 1999, Sunbeam asked the Circuit Court for the Fifteenth Judicial Circuit in and for Palm Beach County, Florida to issue an injunction prohibiting Messrs. Dunlap and Kersh from pursuing their arbitration proceedings against Sunbeam on the ground that the simultaneous litigation of the April 7, 1998 action and these arbitration proceedings would subject Sunbeam to the threat of inconsistent adjudications with respect to certain rights to compensation asserted by Messrs. Dunlap and Kersh. On March 19, 1999, the plaintiff in the April 7, 1998 action discussed above moved for a similar injunction on the ground that the arbitration proceedings threatened irreparable harm to Sunbeam and its shareholders. On March 26, 1999, Messrs., Dunlap and Kersh filed a response in opposition to the motions for injunctive relief. A hearing on the motions for injunctive relief has been held and as a result of Sunbeam's motion for preliminary injunction, administration of the arbitrations has been suspended until May 10, 1999.

     On March 23, 1999, Messrs. Dunlap and Kersh filed a complaint in the Court of Chancery of the State of Delaware seeking an order directing Sunbeam to advance attorneys' fees and other expenses incurred in connection with various state and federal class and derivative actions and an investigation instituted by the SEC. The complaint alleges that such advancements are required by Sunbeam's by-laws and by a forebearance agreement entered into between Sunbeam and Messrs. Dunlap and Kersh in August 1998. The Company has filed its answer to the complaint and the Court of Chancery has scheduled a trial of this summary proceeding to be held on June 15, 1999.

     The Company intends to vigorously defend each of the foregoing lawsuits other than those as to which a Memorandum of Understanding to settle has been reached, but cannot predict the outcome and is not currently able to evaluate the likelihood of the Company's success in each case or the range of potential loss. However, if the foregoing actions were determined adversely to the Company, such judgements would likely have a material adverse effect on the Company's financial position, results of operations and cash flows.

     On July 2, 1998, the American Insurance Company ("American") filed suit against the Company in the U.S. District Court for the Southern District of New York requesting a declaratory judgment of the Court that the directors' and officers' liability insurance policy for excess coverage issued by American was invalid and/or had been properly canceled by American. The Company's motion to transfer such action to the federal district court

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

15. COMMITMENTS AND CONTINGENCIES--(CONTINUED) in which the Consolidated Federal Actions are currently pending was recently denied. The case is now in discovery. On October 20, 1998, an action was filed by Federal Insurance Company in the U.S. District Court for the Middle District of Florida requesting the same relief as that requested by American in the previously filed action as to additional coverage levels under the Company's directors' and officers' liability insurance policy. This action has been transferred to the U.S. District Court for the Southern District of Florida and is currently in discovery. On December 22, 1998, an action was filed by Executive Risk Indemnity, Inc. in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida requesting the same relief as that requested by American and Federal in their previously filed actions as to additional coverage levels under the Company's directors' and officers' liability insurance policy. On April 15, 1999, the Company filed an action in the U.S. District Court for the Southern District of Florida against the National Union Fire Insurance Company of Pittsburgh, PA, Gulf Insurance Company and St. Paul Mercury Insurance Company requesting, among other things, a declaratory judgment that National Union is not entitled to rescind its liability insurance policy to the Company and a declaratory judgment that the Company is entitled to coverage from these insurance companies for various lawsuits described herein under liability insurance policies issued by each of the defendants. The Company intends to pursue recovery from all of its insurers if damages are awarded against the Company or its indemnified officers and/or directors under any of the foregoing actions. The Company's failure to obtain such insurance recoveries following an adverse judgement in any of the foregoing actions could have a material adverse effect on the Company's financial position, results of operations and cash flows.

     The Company and its subsidiaries are also involved in various lawsuits arising from time to time that the Company considers to be ordinary routine litigation incidental to its business. In the opinion of the Company, the resolution of these routine matters, and of certain matters relating to prior operations, individually or in the aggregate, will not have a material adverse effect upon the financial position, results of operations, or cash flows of the Company.

     In the fourth quarter of 1996, the Company recorded a $12.0 million charge related to a case for which an adverse development arose near year-end. In 1997, this case was favorably resolved and, as a result, $8.1 million of the charge established in 1996 was reversed into income primarily in the fourth quarter of 1997.

     As of December 31, 1998 and December 28, 1997, the Company had established accruals for litigation matters, including legal fees, of $31.2 million and $9.9 million, respectively. The Company believes, based on existing information, that anticipated probable costs of litigation matters existing as of December 31, 1998 have been adequately reserved to the extent determinable.

  Environmental Matters

     The Company's operations, like those of comparable businesses, are subject to certain federal, state, local and foreign environmental laws and regulations in addition to laws and regulations regarding labeling and packaging of products and the sales of products containing certain environmentally sensitive materials ("Environmental Laws"). The Company believes it is in substantial compliance with all Environmental Laws which are applicable to its operations. Compliance with Environmental Laws involves certain continuing costs; however, such costs of ongoing compliance have not resulted, and are not anticipated to result, in a material increase in the Company's capital expenditures or to have a material adverse effect on the Company's results of operations, financial condition or competitive position.

     In addition to ongoing environmental compliance at its operations, the Company also is actively engaged in certain environmental remediation activities many of which relate to divested operations. As of December 31, 1998, the Company has been identified by the United States Environmental Protection Agency ("EPA") or a state environmental agency as a potentially responsible party ("PRP") in connection with seven sites subject to the federal Superfund Act and five sites subject to state Superfund laws comparable to the federal law

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

15. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
(collectively the "Environmental Sites"), exclusive of sites at which the Company has been designated (or expects to be designated) as a de minimis (less than 1%) participant.

     The Superfund Act, and related state environmental remediation laws, generally authorize governmental authorities to remediate a Superfund site and to assess the costs against the PRPs or to order the PRPs to remediate the site at their expense. Liability under the Superfund Act is joint and several and is imposed on a strict basis, without regard to degree of negligence or culpability. As a result, the Company recognizes its responsibility to determine whether other PRPs at a Superfund site are financially capable of paying their respective shares of the ultimate cost of remediation of the site. Whenever the Company has determined that a particular PRP is not financially responsible, it has assumed for purposes of establishing reserve amounts that such PRP will not pay its respective share of the costs of remediation. To minimize the Company's potential liability with respect to the Environmental Sites, the Company has actively participated in steering committees and other groups of PRPs established with respect to such sites. The Company currently is engaged in active remediation activities at 12 sites, seven of which are among the Environmental Sites referred to above, and five of which have not been designated as Superfund sites under federal or state law.

     The Company has established reserves, in accordance with SFAS No. 5, Accounting for Contingencies, to cover the anticipated probable costs of remediation, based upon periodic reviews of all sites for which the Company has, or may have remediation responsibility. The amount of such reserves was $25.0 million at December 31, 1998 and $24.0 million at December 28, 1997. The Company continues to pursue the recovery of some environmental remediation costs from certain of its liability insurance carriers; however, such potential recoveries have not been offset against potential liabilities and have not been considered in determining the Company's environmental reserves. Due to uncertainty over remedial measures to be adopted at some sites, the possibility of changes in Environmental Laws and regulations and the fact that joint and several liability with the right of contribution is possible at federal and state Superfund sites, the Company's ultimate future liability with respect to sites at which remediation has not been completed may vary from the amounts reserved as of December 31, 1998.

     In the fourth quarter of 1996, a comprehensive review of all environmental exposures was performed, and the Company accelerated its strategy for the resolution and settlement of certain environmental claims. As a result, the Company recorded additional environmental reserves of approximately $9.0 million in the fourth quarter of 1996. The Company believes, based on existing information, that the costs of completing environmental remediation of all sites for which the Company has a remediation responsibility have been adequately reserved, and that the ultimate resolution of these matters will not have a material adverse effect upon the Company's financial condition, results of operations or cash flows.

  Product Liability Matters

     The Company is party to various personal injury and property damage lawsuits relating to its products and incidental to its business. Annually, the Company sets its product liability insurance program based on the Company's current and historical claims experience and the availability and cost of insurance. The Company's program for 1998 was comprised of a self-insurance retention of $2.5 million per occurrence.

     Cumulative amounts estimated to be payable by the Company with respect to pending and potential claims for all years in which the Company is liable under its self-insurance retention have been accrued as liabilities. Such accrued liabilities are necessarily based on estimates taking into account prior experience, numbers of claims and other relevant factors; thus, the Company's ultimate liability may exceed or be less than the amounts accrued. The methods of making such estimates and establishing the resulting liability are reviewed periodically and any adjustments resulting therefrom are reflected in current operating results.

     Historically, product liability awards have rarely exceeded the Company's individual per occurrence self-insured retention. There can be no assurance, however, that the Company's future product liability experience

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

15. COMMITMENTS AND CONTINGENCIES--(CONTINUED) will be consistent with its past experience. Based on existing information, the Company believes that the ultimate conclusion of the various pending product liability claims and lawsuits of the Company, individually or in the aggregate, will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

  Leases

     The Company rents certain facilities, equipment and retail stores under operating leases. Rental expense for operating leases amounted to $28.1 million in 1998, $7.4 million for 1997 and $8.0 million for 1996. The minimum future rentals due under noncancelable operating leases as of December 31, 1998 aggregated to $167.6 million. The amounts payable in each of the years 1999-2003 and thereafter are $34.6 million, $33.7 million, $17.1 million, $13.5 million, $9.7 million and $59.0 million, respectively.

     In connection with a warehouse expansion related to the electric blanket business, the Company entered into a $5 million capital lease obligation in 1996.

  Certain Debt Obligations

     Responsibility for servicing certain debt obligations of the Company's predecessor were assumed by third parties in connection with the acquisition of former businesses, although the Company's predecessor remained the primary obligor in accordance with the respective loan documents. Such obligations, which amounted to approximately $17.3 million at December 31, 1998, and the corresponding receivables from the third parties, are not included in the Consolidated Balance Sheets since these transactions occurred prior to the issuance of SFAS No. 76, Extinguishment of Debt. Management believes that the third parties will continue to meet their obligations pursuant to the assumption agreements.

  Purchase and other Commitments

     In conjunction with the sale of the Biddeford, Maine textile mill in 1997, the Company entered into a five-year agreement to purchase blanket shells from the mill. The agreement provides for a minimum purchase commitment each year of the contract. As of December 31, 1998, the Company had remaining minimum commitments under the contract of approximately $104 million.

     In connection with Coleman's 1995 purchase of substantially all of the assets of Active Technologies, Inc. ("ATI"), the Company may be required to make payments to the predecessor owner of ATI of up to $18.8 million based on the Company's sales of ATI related products and royalties received by the Company for licensing arrangements related to ATI patents. As of December 31, 1998, the amounts paid under the terms of this agreement have been immaterial.

16. RELATED PARTY TRANSACTIONS

  Services Provided by M&F

     Pursuant to the settlement agreement with M&F, M&F agreed to make certain executive management personnel available to the Company and to provide certain management assistance to Sunbeam. The Company does not reimburse M&F for such services, other than reimbursement of out-of-pocket expenses paid to third parties. (See Note 2.)

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

16. RELATED PARTY TRANSACTIONS--(CONTINUED)
  Liquidation of Options

     The Company expects to acquire the remaining approximately 20% equity interest in Coleman in the second half of 1999. Upon the consummation of the merger transaction, the unexercised options under Coleman's stock option plans will be cashed out at a price per share equal to the difference between $27.50 per share and the exercise price of such options. Ronald O. Perelman, the sole stockholder of M&F, holds 500,000 options for which he will receive a net payment of $6,750,000. Mr. Shapiro and Ms. Clark, executive officers of the Company, hold 77,500 and 25,000 options, respectively, for which they will receive net payments of $823,000 and $275,005, respectively.

  Arrangements Between Coleman and M&F

     Coleman and an affiliate of M&F are parties to a cross-indemnification agreement pursuant to which Coleman has agreed to indemnify such affiliate, its officers, directors, employees, control persons, agents and representatives against all past, present and future liabilities, including product liability and environmental matters, related to the initial assets of Coleman, which Coleman acquired from such affiliate in December 1991. In addition, pursuant to this cross-indemnification agreement, the M&F affiliate has agreed to indemnify Coleman and its officers, directors, employees, agents and representatives against all other liabilities of such M&F affiliate or any of its subsidiaries, including liabilities relating to the assets it did not transfer to Coleman in December 1991. This cross-indemnification agreement will survive the Coleman merger.

     Coleman previously was included in the consolidated tax group for the M&F companies and was a party to a tax sharing agreement with a M&F affiliate, pursuant to which Coleman paid to such affiliate the amount of taxes which would have been paid by Coleman if it were required to file separate federal, state or local income tax returns. The tax sharing agreement was terminated upon the acquisition of Coleman; however, the acquisition agreement provides for certain tax indemnities and tax sharing payments among the Company and the M&F affiliates relating to periods prior to the acquisition.

  Lease of Office Space

     During 1998, the Company sublet office space in New York City from an affiliate of M&F. The expense for such rent during 1998 was approximately $130,000. The lease was terminated in 1999.

17. UNAUDITED QUARTERLY FINANCIAL DATA

                                                                                      FISCAL 1998(A)
                                                                         ----------------------------------------
                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                         QUARTER    QUARTER    QUARTER    QUARTER
                                                                         -------    -------    -------    -------
                                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                         DATA)
Net sales.............................................................   $ 247.6    $ 578.5    $ 496.0    $ 514.8
Gross profit (loss)...................................................      33.8      (52.5)      67.4       (0.6)
Operating loss........................................................     (37.4)    (193.3)    (161.0)    (278.3)
Loss from continuing operations before extraordinary charge...........     (45.6)    (241.0)    (188.9)    (300.0)
Basic and diluted loss per share from continuing operations before
  extraordinary charge................................................     (0.53)     (2.39)     (1.88)     (2.98)
Extraordinary charge..................................................      (8.6)    (103.1)        --      (10.7)
Net loss..............................................................     (54.1)    (344.1)    (188.9)    (310.8)
Basic and diluted loss per share......................................     (0.63)     (3.41)     (1.88)     (3.09)

                      SUNBEAM CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

17. UNAUDITED QUARTERLY FINANCIAL DATA--(CONTINUED)

                                                                                    FISCAL 1997(A)(B)
                                                                         ----------------------------------------
                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                         QUARTER    QUARTER    QUARTER    QUARTER
                                                                         -------    -------    -------    -------
                                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                         DATA)
Net sales.............................................................   $ 252.5    $ 271.4    $ 286.8    $ 262.4
Gross profit..........................................................      58.3       55.3       76.5       52.1
Operating earnings....................................................      17.1       16.8       45.1       25.1
Earnings from continuing operations...................................       9.0        8.7       27.5        7.1
Basic earnings per share from continuing operations...................      0.11       0.10       0.32       0.08
Diluted earnings per share from continuing operations.................      0.11       0.10       0.31       0.08
(Loss) on sale of discontinued operations, net of taxes...............     (13.7)        --       (2.7)       2.4
Net (loss) earnings...................................................      (4.7)       8.7       24.8        9.5
Basic (loss) earnings per share.......................................     (0.06)      0.10       0.29       0.11
Diluted (loss) earnings per share.....................................     (0.06)      0.10       0.28       0.11

------------------
(a) Due to the net loss incurred, earnings per share calculations exclude common stock equivalents for all four quarters and for the year in 1998 and for the first and third quarters in 1997. Earnings (loss) per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings (loss) per share in 1998 and 1997 does not equal the total computed for the year.

(b) Each quarter consists of a 13-week period.

     During 1998, significant unusual charges affected the respective quarters as follows:

                                                                              FIRST      SECOND     THIRD      FOURTH
                                                                              QUARTER    QUARTER    QUARTER    QUARTER
                                                                              -------    -------    -------    -------
Compensation agreements with former senior officers (Note 8)...............    $31.2     $   --      $  --      $  --
Excess and obsolete inventory reserves (Note 11)...........................       --       84.0        2.2        9.6
Facilities impairment charges (Note 11)....................................       --       29.6        3.1        6.7
Warrants issued to M&F (Note 2)............................................       --         --       70.0         --
Costs associated with financial statement restatement......................       --         --       10.8        9.6
Goodwill impairment (Note 2)...............................................       --         --         --       62.5
                                                                               -----     -------     -----      -----
Total......................................................................    $31.2     $113.6      $86.1      $88.4
                                                                               -----     -------     -----      -----
                                                                               -----     -------     -----      -----

     During the first, second, third and fourth quarters of fiscal 1997, approximately $0.5 million, $4.5 million, $1.5 million and $21.5 million, respectively, of pre-tax liabilities no longer required were reversed and taken into income. Included in these reserves is the $8.1 million litigation reserve reversal discussed in Note 15. Also, during the third and fourth quarters of fiscal 1997, approximately $5.8 million and $8.8 million, respectively, of restructuring reserves no longer required were reversed and taken into income, as discussed in Note 12. Additionally, during the fourth quarter of fiscal 1997, approximately $13.3 million of tax liabilities no longer required were reversed and taken into income.

                      SUNBEAM CORPORATION AND SUBSIDIARIES
                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                        FISCAL YEARS 1998, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                 ADDITIONS
                                                   BALANCE AT    CHARGED TO     RESERVES                     BALANCE AT
                                                   BEGINNING     COSTS AND        FROM                        END OF
DESCRIPTION                                        OF PERIOD     EXPENSES      ACQUISITIONS    DEDUCTIONS     PERIOD
------------------------------------------------   ----------    ----------    ------------    ----------    ----------
Allowance for doubtful accounts and cash
  discounts:
                                                                                                $ 25,050 (b)
  Fiscal year ended December 31, 1998...........    $ 30,033      $ 32,919       $ 15,216             93 (c)  $ 53,025
                                                    --------      --------       --------       --------      --------
                                                    --------      --------       --------       --------      --------
                                                                                                $ (2,000)(a)
                                                                                                   8,948 (b)
  Fiscal year ended December 28, 1997...........    $ 19,701      $ 17,297       $     --             17 (c)  $ 30,033
                                                    --------      --------       --------       --------      --------
                                                    --------      --------       --------       --------      --------
                                                                                                $   (233)(a)
                                                                                                  19,911 (b)
  Fiscal year ended December 29, 1996...........    $ 12,326      $ 27,053       $     --             -- (c)  $ 19,701
                                                    --------      --------       --------       --------      --------
                                                    --------      --------       --------       --------      --------

Notes: (a) Reclassified to/from accrued liabilities for customer deductions.
       (b) Accounts written off as uncollectible.
       (c) Foreign currency translation adjustment.
       (d) Reserve balances of acquired companies at acquisition date.

                                                                       ANNEX I
                                                                       -------

===============================================================================


                          AGREEMENT AND PLAN OF MERGER


                                      among


                               SUNBEAM CORPORATION


                            CAMPER ACQUISITION CORP.


                                       and


                            THE COLEMAN COMPANY, INC.



                                   Dated as of
                                February 27, 1998



===============================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE I
                                             DEFINITIONS.....................-.2
                  Section 1.1  Definitions.....................................2

                                   ARTICLE II
                                         THE COMPANY MERGER....................8
                  Section 2.1  The Company.....................................8
                  Section 2.2  Closing.........................................9
                  Section 2.3  Company Effective Time of the Company Merger....9
                  Section 2.4  Certificate of Incorporation.................. .9
                  Section 2.5  By-Laws.........................................9
                  Section 2.6  Directors.......................................9
                  Section 2.7  Officers........................................9

                                   ARTICLE III
                                        CONVERSION OF SHARES..................10
                  Section 3.1  Effect on Capital Stock........................10
                  Section 3.2  Exchange of Certificates Representing Shares...11
                  Section 3.3  Dividends; Transfer Taxes......................12
                  Section 3.4  No Fractional Shares...........................13
                  Section 3.5  Termination of Exchange Fund...................13
                  Section 3.6  Investment of Exchange Fund....................13
                  Section 3.7  Closing of Company Transfer Books..............13
                  Section 3.8  Dissenting Shares..............................14

                                   ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....14
                  Section 4.1  Organization...................................14
                  Section 4.2  Capitalization.................................15
                  Section 4.3  Subsidiaries...................................15
                  Section 4.4  Authority Relative to this Agreement...........16
                  Section 4.5  Consents and Approvals; No Violations..........16
                  Section 4.6  Reports and Financial Statements...............17
                  Section 4.7  Absence of Certain Changes or Events...........18
                  Section 4.8  Litigation.....................................20
                  Section 4.9  Information in Disclosure Documents and
                                    Registration Statement....................20
                  Section 4.10  Taxes.........................................20
                  Section 4.11  Compliance with Applicable Law................21

                                                                            PAGE
                                                                            ----

                  Section 4.12  Labor Matters.................................21
                  Section 4.13  ERISA Compliance..............................22
                  Section 4.14  Environmental Matters.........................23
                  Section 4.15  Intellectual Property.........................24
                  Section 4.16  Contracts.....................................24
                  Section 4.17  Opinion of Financial Advisor..................24
                  Section 4.18  Takeover Statute..............................25
                  Section 4.19  Brokers.......................................25

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                                        LASER AND MERGER SUB..................25
                  Section 5.1  Organization...................................25
                  Section 5.2  Capitalization.................................25
                  Section 5.3  Merger Sub.....................................26
                  Section 5.4  Authority Relative to this Agreement...........26
                  Section 5.5  Consents and Approvals; No Violations..........27
                  Section 5.6  Reports and Financial Statements...............27
                  Section 5.7  Absence of Certain Changes or Events...........28
                  Section 5.8  Litigation.....................................28
                  Section 5.9  Information in Disclosure Documents and
                                    Registration Statement....................29
                  Section 5.10  Taxes.........................................29
                  Section 5.11  Compliance with Applicable Law................29
                  Section 5.12  Brokers.......................................30

                                   ARTICLE VI

                              COVENANTS RELATING TO CONDUCT OF BUSINESS.......30
                  Section 6.1  Conduct of Business by the Company.............30
                  Section 6.2  Other Actions..................................33
                  Section 6.3  Advice of Changes..............................33
                  Section 6.4  Conduct of Business of Merger Sub..............33
                  Section 6.5  Section 14(f) Notice...........................33

                                                                            PAGE
                                                                            ----

                                   ARTICLE VII
                                        ADDITIONAL AGREEMENTS.................34
                  Section 7.1  Preparation of the Registration Statement, the
                                  Information Statement, the Schedule 13E-3 and
                                  the Section 14(f) Notice....................34
                  Section 7.2  Access and Information; Confidentiality........34
                  Section 7.3  Comfort Letters................................35
                  Section 7.4  Listing Application............................35
                  Section 7.5  Affiliates.....................................35
                  Section 7.6  HSR Act; Competition Laws......................36
                  Section 7.7  Employee Matters...............................36
                  Section 7.8  Continuance of Existing Indemnification Rights.38
                  Section 7.9  Expenses.......................................40
                  Section 7.10  Public Announcements..........................40
                  Section 7.11  Reasonable Best Efforts.......................40

                                  ARTICLE VIII
                              CONDITIONS TO CONSUMMATION OF THE MERGER........41
                  Section 8.1  Conditions to Each Party's Obligation to Effect
                                    the Company Merger........................41

                                   ARTICLE IX
                                  TERMINATION, AMENDMENT AND WAIVER...........41
                  Section 9.1  Termination....................................41
                  Section 9.2  Effect of Termination..........................41
                  Section 9.3  Amendment......................................41
                  Section 9.4  Extension; Waiver..............................42

                                    ARTICLE X
                                         GENERAL PROVISIONS...................42
                  Section 10.1  No Survival of Representations and Warranties.42
                  Section 10.2  Notices.......................................42
                  Section 10.3  Descriptive Headings..........................43
                  Section 10.4  Entire Agreement; No Third-Party Beneficiary..43
                  Section 10.5  Interpretation................................44
                  Section 10.6  Severability..................................44
                  Section 10.7  Assignment....................................44
                  Section 10.8  Disclosure Schedules..........................44
                  Section 10.9  Governing Law.................................45
                  Section 10.10  Specific Performance.........................45
                  Section 10.11  Counterparts.................................45
                  Section 10.12  Certain Terms................................45

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 27, 1998, among SUNBEAM CORPORATION, a Delaware corporation ("Laser"), CAMPER ACQUISITION CORP. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Laser, and THE COLEMAN COMPANY, INC., a Delaware corporation (the "Company").

                  WHEREAS, the Boards of Directors of Laser, Merger Sub and the Company deem it advisable and in the best interests of their respective stockholders that Merger Sub merge with and into the Company (the "Company Merger"), and such Boards of Directors have approved the Company Merger, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, as a condition to the Company Merger, a newly formed, wholly owned subsidiary of Laser will merge with and into CLN Holdings Inc. ("Holdings") with Holdings continuing as the surviving corporation and a wholly owned subsidiary of Laser (the "Holdings Merger") pursuant to an Agreement and Plan of Merger (the "Holdings Merger Agreement"), dated as of the date hereof, among Laser, Laser Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Laser, Coleman (Parent) Holdings Inc., a Delaware corporation ("Parent Holdings"), and Holdings; and

                  WHEREAS, the Board of Directors of the Company has approved the Holdings Merger solely for purposes of rendering Section 203 of the DGCL inapplicable to the transactions contemplated hereby; and

                  WHEREAS, Laser, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Company Merger and also to prescribe certain conditions to the Company Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, the definitions to be applicable to both the singular and plural forms of each term defined to the extent that such forms of such terms are used in this Agreement.

                  "Affiliate" shall mean, as to any Person (as hereinafter defined), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

                  "Affiliate Agreements" shall mean any Contract, agreement or understanding between the Company and any of its subsidiaries, on the one hand, and Worldwide and any of its Affiliates (other than the Company and its subsidiaries), on the other hand.

                  "Certificate of Incorporation" shall have the meaning ascribed to it in Section 2.4.

                  "Certificate of Merger" shall have the meaning ascribed to it in Section 2.3.

                  "Claim" shall have the meaning ascribed to it in Section
7.8(a).

                  "Closing" shall have the meaning ascribed to it in Section
2.2.

                  "Closing Date" shall have the meaning ascribed to it in
Section 2.2.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commonly Controlled Entity" shall have the meaning ascribed to it in Section 4.13(a).

                  "Company Balance Sheet Date" shall have the meaning ascribed to it in Section 4.6(c).

                  "Company Business Personnel" shall have the meaning ascribed to it in Section 4.12.

                  "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  "Company Disclosure Schedule" shall have the meaning ascribed to it in the Introduction to Article IV.

                  "Company Effective Time" shall have the meaning ascribed to it in Section 2.3.

                  "Company Licenses" shall have the meaning ascribed to it in
Section 4.11.

                  "Company Material Adverse Effect" shall have the meaning ascribed to it in Section 4.1.

                  "Company Merger" shall have the meaning ascribed to it in the Recitals.

                  "Company Plans" shall have the meaning ascribed to it in
Section 4.13(a).

                  "Company Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Company.

                  "Company Rule 145 Affiliates" shall have the meaning ascribed to it in Section 7.5.

                  "Company SEC Reports" shall have the meaning ascribed to it in
Section 4.6(a).

                  "Company Stock Option Plans" shall mean The Coleman Company, Inc. 1996 Stock Option Plan, The Coleman Company, Inc. 1993 Stock Option Plan and The Coleman Company, Inc. 1992 Stock Option Plan.

                  "Competition Laws" shall mean foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

                  "Contract" shall mean any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation.

                  "Conversion Number" shall have the meaning ascribed to it in
Section 3.1(a)(i).

                  "Credit Suisse First Boston" shall mean Credit Suisse First Boston Corporation, the Company's financial advisor.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "D&O Insurance" shall have the meaning ascribed to it in
Section 7.8(c).

                  "Dissenting Shares" shall have the meaning ascribed to it in
Section 3.8.

                  "Employee Stock Options" shall mean all employee and non-employee director stock options issued pursuant to the Company Stock Option Plans.

                  "Environmental Claim" shall mean any claim, action, investigation or written notice to the Company or any of its subsidiaries by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from, (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation of any applicable Environmental Law.

                  "Environmental Laws" shall mean all federal, state, local and foreign Laws and regulations, as in effect and as interpreted as of the date of this Agreement, relating to pollution or protection of the environment, including, without limitation, Laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "Environmental Permits" shall have the meaning ascribed to it in Section 4.14(a).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" shall have the meaning ascribed to it in
Section 3.2(a).

                  "Exchange Fund" shall have the meaning ascribed to it in
Section 3.2(a).

                  "Filed Company SEC Reports" shall have the meaning ascribed to it in Section 4.6(a).

                  "Filed Laser SEC Reports" shall have the meaning ascribed to it in Section 5.6(a).

                  "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time, consistently applied.

                  "Governmental Entity" shall mean any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

                  "Hazardous Substance" shall mean all substances defined as Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. sectioni 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any radon, asbestos and oil and petroleum products, by-products and fractions.

                  "Holdings" shall have the meaning ascribed to it in the Recitals.

                  "Holdings Disclosure Schedule" shall mean the Disclosure Schedule being delivered by Holdings concurrently with the execution of the Agreement and Plan of Merger relating to the Holdings Merger.

                  "Holdings Effective Time" shall mean the date and time on which the Holdings Merger is effected.

                  "Holdings Merger" shall have the meaning ascribed to it in the Recitals.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "Information Statement" shall have the meaning ascribed to it in Section 4.9.

                  "Indemnified Person" shall have the meaning ascribed to it in
Section 7.8(a).

                  "Intellectual Property" shall mean all domestic and foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, registered copyrights, trademarks, service marks and trade names.

                  "Laser Balance Sheet Date" shall have the meaning ascribed to it in Section 5.6(c).

                  "Laser Common Stock" shall mean the common stock, par value $.01 per share, of Laser.

                  "Laser Licenses" shall have the meaning ascribed to it in
Section 5.11.

                  "Laser Material Adverse Effect" shall have the meaning ascribed to it in Section 5.1.

                  "Laser Preferred Stock" shall mean the preferred stock, par value $.01 per share, of Laser.

                  "Laser SEC Reports" shall have the meaning ascribed to it in
Section 5.6(a).

                  "Laser Shares" shall mean the shares of Laser Common Stock to be issued in the Company Merger.

                  "Laser Stock Option Plans" shall have the meaning ascribed to it in Section 5.2.

                  "Laser Stock Options" shall have the meaning ascribed to it in
Section 5.2.

                  "Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

                  "Liens" shall mean all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

                  "LYONs" shall mean the Liquid Yield Option(TM) Notes due 2013 of Worldwide.

                  "Merger Sub Common Stock" shall mean the common stock, par value $.01 per share, of Merger Sub.

                  "Morgan Stanley" shall mean Morgan Stanley & Co. Incorporated, Laser's financial advisor.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Pension Plan" shall have the meaning ascribed to it in
Section 4.13(a).

                  "Per Share Merger Consideration" shall have the meaning ascribed to it in Section 3.1(a)(i).

                  "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

                  "Plans" shall have the meaning ascribed to it in Section
7.7(e).

                  "Properties" shall have the meaning ascribed to it in Section 4.14(c).

                  "Registration Statement" shall have the meaning ascribed to it in Section 4.9.

                  "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "Schedule 13E-3" shall have the meaning ascribed to it in
Section 4.9.

                  "Section 14(f) Notice" shall have the meaning ascribed to it in Section 4.9.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                  "Surviving Corporation" shall have the meaning ascribed to it in Section 2.1.

                  "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of Laser or any Laser subsidiary or the Company or any of its subsidiaries, as applicable, for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of Laser or any Laser subsidiary or the Company or any of its subsidiaries, as the case may be, under any arrangement to share liability for taxes or indemnify any other entity or person for taxes.

                  "Tax Return" shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Welfare Plan" shall have the meaning ascribed to it in
Section 4.13(a).

                  "Worldwide" shall mean Coleman Worldwide Corporation, a Delaware corporation and a wholly owned subsidiary of Holdings.


                                   ARTICLE II

                               THE COMPANY MERGER

                  Section 2.1 The Company. Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Company Effective Time, Merger Sub shall be merged with and into the Company. Following the Company Effective Time, the Company shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease. The Company Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 2.2 Closing. The closing of the Company Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third NYSE trading day after satisfaction or waiver of the conditions set forth in Section 8.1, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto.

                  Section 2.3 Company Effective Time of the Company Merger. The Company Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware. The Certificate of Merger shall be filed as soon as practicable on or after the Closing Date. When used in this Agreement, the term "Company Effective Time" shall mean the date and time on which the Certificate of Merger is so filed.

                  Section 2.4 Certificate of Incorporation. From and after the Company Effective Time, the certificate of incorporation of the Company as in effect at the Company Effective Time (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation until amended as provided by Law and the Certificate of Incorporation.

                  Section 2.5 By-Laws. From and after the Company Effective Time, the by-laws of Merger Sub as in effect at the Company Effective Time shall be the by-laws of the Surviving Corporation until amended as provided by the DGCL, the Certificate of Incorporation and the terms thereof.

                  Section 2.6 Directors. The directors of Merger Sub at the Company Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Company Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation or as otherwise provided by the DGCL (it being understood that the directors of the Company shall resign upon the later of (i) the Holdings Effective Time and (ii) the eleventh (11th) day following the date on which the
Section 14(f) Notice shall have been filed with the SEC and mailed to all stockholders of record of the Company in accordance herewith).

                  Section 2.7 Officers. The officers of the Company at the Company Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Company Effective Time until their respective successors are duly elected or appointed and qualifies in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

                                   ARTICLE III

                              CONVERSION OF SHARES

                  Section 3.1 Effect on Capital Stock. At the Company Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof:

                  (a)      Conversion of Company Common Stock.

                           (i) Subject to Section 3.1(b) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Company Effective Time (other than Dissenting Shares and Company Common Stock to be cancelled in accordance with Section 3.1(c) hereof) shall be converted into the right to receive (A) 0.5677 (the "Conversion Number") of a fully paid and nonassessable share of Laser Common Stock and (B) $6.44 in cash, without interest thereon (the consideration referred to in this Section 3.1(a) being sometimes referred to herein as the "Per Share Merger Consideration").

                           (ii) If, prior to the Company Effective Time, Laser shall (A) pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Laser Common Stock, the Conversion Number shall be adjusted appropriately or (B) pay a dividend (other than regular quarterly dividend payments, consistent with past practice), whether in cash or property, the amount of the cash portion of the Per Share Merger Consideration shall be appropriately adjusted such that the amount of cash to be received with respect to each share of Company Common Stock, or if a dividend shall have been paid in other property, cash and other property to be received with respect to each share of Company Common Stock, shall be equal to that which would have been received in the aggregate with respect to each share of Company Common Stock (on a per share equivalent basis) had the dividend been paid following the Company Effective Time at a time when the Laser Shares to be issued pursuant hereto had been issued to the holders of the shares of Company Common Stock.

                           (iii) Each of the shares of Company Common Stock converted in accordance with paragraph (i) of this Section 3.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger

         Consideration and cash in lieu of any fractional share of Laser Common Stock (determined in accordance with Section 3.4 hereof), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.2 hereof, without interest.

                  (b) Company Common Stock Held by Worldwide or Holdings to Remain Outstanding. Notwithstanding Section 3.1(a) hereof, at the Company Effective Time all shares of Company Common Stock held by Worldwide or Holdings shall remain outstanding and unchanged as a result of the Company Merger.

                  (c) Cancellation of Treasury Stock and Company Common Stock Held by Laser and Company Subsidiaries. Each share of Company Common Stock, if any, held in the treasury of the Company, by any subsidiary of the Company, by Laser or by any subsidiary of Laser (other than Worldwide or Holdings) immediately prior to the Company Effective Time shall be cancelled and retired and cease to exist.

                  (d) Cancellation of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Company Effective Time shall be cancelled and retired and cease to exist.

                  Section 3.2  Exchange of Certificates Representing Shares.

                  (a) As of the Company Effective Time, Laser shall deposit, or shall cause to be deposited, with an exchange agent selected by Laser and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III: (i) certificates representing the number of Laser Shares issuable in the Company Merger to be issued in respect of all shares of Company Common Stock outstanding immediately prior to the Company Effective Time and which are to be exchanged pursuant to the Company Merger (exclusive of shares to remain outstanding pursuant to Section 3.1(b) hereof or to be canceled pursuant to Section 3.1(c) hereof); and (ii) cash in an amount sufficient to make any cash payment due under Sections 3.1(a)(i)(B) and 3.4 hereof (such cash and certificates for Laser Shares being hereinafter referred to collectively as the "Exchange Fund").

                  (b) As soon as reasonably practicable after the Company Effective Time, Laser shall cause the Exchange Agent to mail (or deliver to its principal office) to each holder of record of a certificate or certificates representing shares of Company Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for shares of Company Common Stock shall pass, only upon delivery of the certificates for such shares of Company Common Stock to the Exchange Agent and which shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Laser may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for shares of Company Common Stock. Upon surrender of a certificate for shares of Company Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this
Article III, after giving effect to any required withholding Tax, and the certificate for shares of Company Common Stock so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Exchange Fund. In the event of any transfer of ownership of shares of Company Common Stock which has not been registered in the transfer records of the Company, certificates representing the proper number of shares of Laser Common Stock, if any, and a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred shares of Company Common Stock, only upon presentation to the Exchange Agent of a certificate or certificates representing such shares of Company Common Stock, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer Taxes associated with such transfer were paid.

                  Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on Laser Common Stock will be paid to persons entitled to receive certificates representing shares of Laser Common Stock until such persons surrender their certificates representing shares of Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Laser Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of Laser Common Stock between the Company Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of Laser Common Stock are to be issued in a name other than that in which the certificate representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of certificates for such shares of Laser Common Stock in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Laser Common Stock or dividends thereon, any cash payments to be made pursuant to Section 3.1(a)(i)(B) hereof or, in accordance with Section 3.4 hereof, any cash in lieu of fractional share interests, in each case, delivered to a public official pursuant to applicable escheat Laws and (ii) any shares of Laser Common Stock held by the

Exchange Agent prior to surrender of certificates representing shares of Company Common Stock shall not be deemed issued.

                  Section 3.4 No Fractional Shares. No certificates or scrip representing fractional shares of Laser Common Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock pursuant to this Article III, and no dividend, stock split or other change in the capital structure of Laser shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Laser Common Stock, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Laser Common Stock upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Laser Common Stock on the NYSE on the day of the Company Effective Time, or, if shares of Laser Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the NYSE. For purposes of this Section 3.4, shares of Company Common Stock of any holder represented by two or more certificates shall be aggregated, and in no event shall any holder be paid an amount of cash pursuant to this Section 3.4 in respect of more than one share of Laser Common Stock.

                  Section 3.5 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Common Stock for six (6) months after the Company Effective Time shall be delivered to Laser, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Laser for payment of their claim for the shares of Laser Common Stock and cash and dividends or other distributions, if any, pursuant to this Article III.

                  Section 3.6 Investment of Exchange Fund. Without prejudice to the rights of any holder of Company Common Stock to receive the Per Share Merger Consideration, the Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Laser, on a daily basis. Any interest and other income resulting from such investments shall be paid to Laser.

                  Section 3.7 Closing of Company Transfer Books. At the Company Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Company Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Per Share Merger Consideration applicable thereto.

                  Section 3.8 Dissenting Shares. Each outstanding share of Company Common Stock as to which a written demand for appraisal is filed in accordance with Section 262 of the DGCL and not withdrawn, and with respect to which a consent is not given in favor of the Company Merger shall not be converted into or represent a right to receive the Per Share Merger Consideration unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost, the right to appraisal of and payment for each such share of Company Common Stock under Section 262, at which time each such share shall be converted into the right to receive the Per Share Merger Consideration. All such shares of Company Common Stock as to which such a written demand for appraisal is so filed and not withdrawn and with respect to which a consent is not given in favor of the Company Merger, except any such shares of Company Common Stock the holder of which, prior to the Company Effective Time, shall have effectively withdrawn or lost such right to appraisal and payment for such shares of Company Common Stock under Section 262, are herein referred to as "Dissenting Shares." The Company shall give Laser prompt notice upon receipt by the Company of any written demands for appraisal rights, withdrawal of such demands, and any other written communications delivered to the Company pursuant to Section 262, and the Company shall give Laser the opportunity, to the extent permitted by Law, to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Laser, the Company shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not settle or offer to settle any such demands. Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of Section 262, to payment for such shares of Dissenting Shares under the provisions of Section 262 shall receive payment therefor from the Surviving Corporation and such shares of Company Common Stock shall be cancelled thereafter.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as otherwise disclosed to Laser in a schedule delivered to Laser prior to the execution hereof (which schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Company Disclosure Schedule"), the Company represents and warrants to Laser and Merger Sub as follows:

                  Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect").

                  Section 4.2 Capitalization. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 20,000,000 shares of Company Preferred Stock. As of February 23, 1998, (i) 53,488,170 shares of Company Common Stock were issued and outstanding; (ii) 3,282,930 shares of Company Common Stock were issuable upon exercise of Employee Stock Options to acquire 3,282,930 shares of Company Common Stock outstanding under the Company Stock Option Plans (of which options to acquire 2,399,380 were vested); and (iii) no shares of Company Preferred Stock were issued or outstanding. As of such date, no shares of Company Common Stock were held as treasury shares. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, except as set forth above, there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. There are no notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of the Company may vote.

                  Section 4.3 Subsidiaries. All the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been validly issued and are fully paid and nonassessable and such shares (other than directors' qualifying shares and similar interests) are owned directly or indirectly by the Company, free and clear of all Liens. Except for the capital stock of the Company's subsidiaries and except as set forth in
Section 4.3 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity. Each of the Company's subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of the Company's subsidiaries that is a partnership or a limited liability company is duly formed and validly existing under the Laws of its jurisdiction of formation. Each of the Company's subsidiaries has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each the Company's subsidiaries that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company

Material Adverse Effect. Each of the Company's subsidiaries that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 4.2 hereof, there are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer or sell any securities of any Company subsidiary. There are no voting, stockholder or other agreements or understandings to which the Company or any of the Company's subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Company's subsidiaries.

                  Section 4.4 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate actions or proceedings on the part of the Company (including any action on the part of its stockholders) are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization and valid execution and delivery by Laser and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

                  Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws and state securities or blue sky Laws, and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 4.5 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of the Company or the certificate of incorporation or by-laws of any of the Company's subsidiaries; (b) result in a violation or breach of, or constitute

(with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material (as defined for purposes of Form 10-K) Contract to which the Company or any of the Company's subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company's subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

                  Section 4.6  Reports and Financial Statements.

                  (a) The Company has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Company SEC Report has been amended, revised or superseded by a later Company SEC Report filed and publicly available prior to the date of this Agreement (as amended, revised or superseded by a later Company SEC Report filed and publicly available prior to the date of this Agreement, the "Filed Company SEC Reports"), none of the Filed Company SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of the Company included in the Filed Company SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                  (c) Except as set forth in the Filed Company SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Company SEC Reports (the "Company Balance Sheet Date"), neither the

Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  Section 4.7 Absence of Certain Changes or Events. Except as set forth in the Filed Company SEC Reports, since the Company Balance Sheet Date, the business of the Company and its subsidiaries has been conducted only in the ordinary course of business consistent with past practice, and there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect or would impair or delay the ability of the Company to consummate the transactions contemplated by, or to satisfy its obligations under, this Agreement. Except as set forth in Section 4.7 of the Company Disclosure Schedule, during the period from the Company Balance Sheet Date through the date of this Agreement, neither the Company nor any of its subsidiaries has:

                           (i) declared, set aside or paid any distributions (whether in cash, stock or property) with respect to its capital stock or (y) split, combined, or reclassified any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than dividends or stock issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                           (ii) issued, delivered, sold, pledged or otherwise encumbered any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options in accordance with their terms and issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                           (iii) in the case of the Company, amended its certificate of incorporation or by-laws;

                           (iv) acquired or agreed to acquire by merging or consolidating with, or in purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof material to the Company;

                           (v) other than in the ordinary course of business,
         (x) incurred any indebtedness or (y) made any loans, advances or capital contributions to, or investments in, any other person (other than the Company or a subsidiary of the Company), in any case in an amount material to the Company;

                           (vi) other than in the ordinary course of business or consistent with the Company's capital budgets heretofore disclosed to Laser, made or agreed to make any capital expenditure or capital expenditures;

                           (vii) other than in the ordinary course of business, made any Tax election or settled or compromised any material income Tax liability;

                           (viii) except in the ordinary course of business or except as would not reasonably be expected to have a Company Material Adverse Effect, entered into any Contracts or amended or terminated any material Contract or agreement to which the Company or any of its subsidiaries is a party or waived, released or assigned any material rights or claims thereunder;

                           (ix) except as required by Law or contractual obligation or in the ordinary course of business consistent with past practice, (a) increased the compensation of any of its employees, (b) entered into any Contract with any of its employees regarding his or her employment, compensation or benefits, or (c) adopted any plan, arrangement or policy which would become a Company Plan or amended any Company Plan to the extent such adoption or amendment would create or increase any material liability or obligation on the part of the Company or its subsidiaries;

                           (x) entered into any transaction or Contract with, or (except pursuant to the Affiliate Agreements) made any payment to, any Affiliate of the Company (other than to the Company's subsidiaries or its or their officers or directors in the ordinary course of business consistent with past practice); or

                           (xi) agreed to do any of the foregoing.


                Section 4.8 Litigation. Except as disclosed in the Filed
Company SEC Reports and as set forth in Section 4.8 of the Company Disclosure Schedule, as of the date hereof, to the Company's knowledge there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a Company Material Adverse Effect (taking into account any reserve therefor as of the Company Balance Sheet
Date), or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i) or (ii) above.

                  Section 4.9 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the information statement to be distributed in connection with the Company Merger (as amended or supplemented, the "Information Statement") or the related filing on Schedule 13E-3 (as amended or supplemented, the "Schedule 13E-3") or the notice to be provided to the Company's stockholders pursuant to Section 14(f) of the Exchange Act (as amended or supplemented, the "Section 14(f) Notice") or the registration statement on Form S-4 under the Securities Act for the purpose of registering the shares of Laser Common Stock to be issued in the Company Merger (as amended or supplemented, the "Registration Statement") will, in the case of the Registration Statement, at the time it becomes effective and at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Information Statement, the Schedule 13E-3, the Section 14(f) Notice, at the time of the mailing thereof and, in the case of the Information Statement, the Schedule 13E-3 at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, the Schedule 13E-3 and the Section 14(f) Notice will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

                  Section 4.10 Taxes. Except as would not have a Company Material Adverse Effect or as set forth in Section 4.10 of the Company Disclosure Schedule:

                  (a) Each of the Company and each of its subsidiaries has (i) filed (or there has been filed on its behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (ii) has paid all Taxes due by it;

                  (b) there is no action, suit, investigation, audit, claim or assessment pending or proposed in writing or threatened in writing with respect to Taxes of the

Company or any of its subsidiaries and, to the best of the Company's knowledge, no basis exists therefor;

                  (c) there are no Liens for Taxes upon the assets of the Company or any of its subsidiaries except Liens relating to current Taxes not yet due;

                  (d) the United States federal income Tax Returns which include the Company and the Company's subsidiaries have been examined, and such examinations have been completed, by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including 1985.

                  Section 4.11 Compliance with Applicable Law. Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Company Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Company SEC Reports and as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in Filed Company SEC Reports, the Company and the Company's subsidiaries are in compliance with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which individually or in the aggregate would not have a Company Material Adverse Effect.

                  Section 4.12 Labor Matters. Except as disclosed in the Filed Company SEC Reports, neither the Company nor any of the Company's subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for the Company or any of the Company's subsidiaries (the "Company Business Personnel") or any representative of any Company Business Personnel. Except as set forth in the Filed Company SEC Reports, neither the Company nor any of its subsidiaries has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending against the Company or any of its subsidiaries with respect to Company Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a

Company Material Adverse Effect. Except as set forth in the Filed Company SEC Reports, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three (3) years.

                  Section 4.13 ERISA Compliance.

                  (a) The Company has delivered to Laser or will deliver to Laser prior to the Company Effective Time each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), each material bonus, stock option, stock purchase, stock ownership, stock bonus, restricted stock, deferred compensation plan or arrangement and each other material employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity") which is currently in effect for the benefit of any current or former directors, officers, employees or independent contractors of the Company or any of its subsidiaries (collectively, the "Company Plans"). The Company has delivered to Laser or will deliver to Laser prior to the Company Effective Time true, complete and correct copies of (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Plan (if any such report was required), (y) the most recent summary plan description for each Company Plan for which such summary plan description is required and (z) each currently effective trust agreement, insurance or group annuity contract and each other material funding or financing arrangement relating to any Company Plan.

                  (b) No Commonly Controlled Entity has incurred any liability under Title IV of ERISA, other than for contributions not yet due to a defined benefit pension plan subject to Title IV of ERISA and other than for the payment of premiums to the PBGC not yet due, and no condition exists that presents a material risk of incurring any such liability, which liability, to the extent currently due, has not been fully paid as of the date hereof and would individually or in the aggregate be reasonably likely to result in a Company Material Adverse Effect.

         (c) Except as set forth in Company SEC reports or in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any obligation to provide any welfare benefits to employees or former employees following termination of employment except (i) for benefits the cost of which is borne entirely by the employee or former employee, (ii) as required under Section 4980 of the

Code or other applicable law or (iii) obligations to provide such benefits to Company employees employed in non-U.S. jurisdictions.

                  (d) No Commonly Controlled Entity has engaged in a transaction described in Section 4069 of ERISA that could subject the Company or any of its subsidiaries or Laser to liability at any time after the date hereof, which liability would be reasonably likely to result in a Company Material Adverse Effect.

                  (e) No Commonly Controlled Entity has withdrawn from any multiemployer plan where such withdrawal has resulted in any actual or potential "withdrawal liability" (as defined in Section 4201 of ERISA) that has not been fully paid, which liability would be reasonably likely to result in a Company Material Adverse Effect.

                  (f) Except as set forth in Section 4.13 of the Company Disclosure Schedule or as specifically provided in this Agreement, the transactions contemplated by this Agreement will not, either alone or in connection with another event, cause there to be paid or become payable any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan or under any employment, severance, termination or compensation agreement to which the Company is a party as of the Company Effective Time.

                  Section 4.14  Environmental Matters.

                  (a) Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the possession of permits and governmental authorizations required under applicable Environmental Laws ("Environmental Permits") and compliance with the terms and conditions thereof, except where such non-compliance would not result in a Company Material Adverse Effect.

                  (b) Except as disclosed in the Filed Company SEC Reports, there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would reasonably be expected to result in a Company Material Adverse Effect.

                  (c) Except as disclosed in the Filed Company SEC Reports, the properties presently or to the knowledge of the Company formerly owned, leased or operated by the Company or its subsidiaries (including groundwater under the properties) (the "Properties") do not contain any Hazardous Substance other than as permitted under applicable Environmental Law; provided, however, that with respect to Properties formerly owned, leased or operated by the Company or its subsidiaries, such representation is limited to the period prior to the disposition of such Properties by the Company or its subsidiaries.

                  (d) Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, no Hazardous Substance has been disposed of or transported from any of the Properties during the time any such Property was owned, leased or operated by the Company or any of its subsidiaries, other than as permitted under applicable Environmental Law and in effect at the time of such disposal or transportation.

                  (e) Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, the Company and its subsidiaries have not become obligated, whether by operation of Law or through contractual agreement, to indemnify any other person or otherwise to assume liability for any claim brought pursuant to any Environmental Law which could reasonably be expected to have a Company Material Adverse Effect.

                  Section 4.15 Intellectual Property. The Company has previously delivered to Laser a list, which, to the knowledge of the Company, is true and correct as of the date hereof in all material respects, of all material issued patents and registered trademarks of the Company. Except as set forth in Section
4.15 of the Company Disclosure Schedule, the Company and its subsidiaries own or have sufficient rights to use all material Intellectual Property used in connection with the business of the Company and its subsidiaries as currently conducted. As used in this Section 4.15, the term "material," when applied to Intellectual Property, means that such Intellectual Property is used in a significant manner to conduct the business of the Company and its subsidiaries as it is currently conducted.

                  Section 4.16 Contracts. Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any material Contract, other than (i) the Affiliate Agreements listed in Section 4.10 of the Holdings Disclosure Schedule, (ii) any Contract filed or incorporated by reference as an exhibit to any Filed Company SEC Report or (iii) any Contract (other than the Affiliate Agreements listed in
Section 4.10 of the Holdings Disclosure Schedule) entered into in the ordinary course of business consistent with past practice.

                  Section 4.17 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Credit Suisse First Boston, dated the date hereof to the effect that the Per Share Merger Consideration is fair to the holders of shares of Company Common Stock (other than Worldwide) from a financial point of view.

                  Section 4.18 Takeover Statute. The Board of Directors of the Company has approved the Holdings Merger solely for the purpose of rendering inapplicable, and such approval is sufficient to render inapplicable, to the Company Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company Merger, this Agreement or any of the transactions contemplated hereby, and no provision of the certificate of incorporation or by-laws of the Company or certificates of incorporation or by-laws (or comparable organizational documents) of any subsidiary of the Company would, directly or indirectly, restrict or impair the ability of Laser to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of the Company or any of its subsidiaries that may be acquired or controlled by Laser.

                  Section 4.19 Brokers. No broker, investment banker or other person, other than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Credit Suisse First Boston and the Company, a copy of which has been furnished to Laser), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF LASER
                                 AND MERGER SUB

                  Laser and Merger Sub represent and warrant to the Company as follows:

                  Section 5.1 Organization. Laser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Laser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of Laser and its subsidiaries, taken as a whole (a "Laser Material Adverse Effect").

                  Section 5.2 Capitalization. The authorized capital stock of Laser consists of 200,000,000 shares of Laser Common Stock, and 2,000,000 shares of Laser Preferred Stock. As of February 23, 1998, (i) 85,988,627 shares of Laser Common Stock were issued and outstanding; (ii) 16,129,197 shares of Laser Common Stock were issuable upon exercise of employee and non-employee stock options (the "Laser Stock Options") outstanding under all stock option plans of Laser (the "Laser Stock Option Plans") or granted pursuant to employment agreements; and (iii) no shares of Laser Preferred Stock were issued and outstanding. As of such date, 4,568,959 shares of Laser Common Stock were held as treasury shares. All of the issued and outstanding shares of Laser Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Laser Common Stock issuable as consideration in the Company Merger at the Company Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of such date, except as set forth above, there are no shares of capital stock of Laser issued or outstanding or, as of such date or as of the date hereof, except as set forth above, any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Laser to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Laser. There are no notes, bonds, debentures or other indebtedness of Laser having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of Laser may vote.

                  Section 5.3 Merger Sub. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a newly incorporated company formed solely for purposes of consummating the transactions contemplated by this Agreement and has engaged in no activity other than as provided in, or contemplated by, this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are validly issued, fully paid and nonassessable and are owned by Laser. Except as set forth above there are no shares of capital stock of Merger Sub issued or outstanding or any options, warrants, subscription, calls, rights, convertible securities or other agreements or commitments obligating Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

                  Section 5.4 Authority Relative to this Agreement. Each of Laser and Merger Sub has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Laser and Merger Sub and the consummation by Laser and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Laser and Merger Sub, and no other corporate action or proceedings on the part of Laser or Merger Sub (including any action on the part of its stockholders) is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Laser and Merger Sub and, assuming it is a valid and binding obligation of the Company, constitutes a valid and binding agreement of Laser and Merger Sub, enforceable against Laser and Merger Sub in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceedings therefor may be brought.

                  Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws, and state securities or blue sky Laws, and the filing of the Certificate of Merger in such form as required by, and executed in accordance with the relevant provisions of, the DGCL, no filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by Laser or Merger Sub of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not (i) individually or in the aggregate have a Laser Material Adverse Effect or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Laser or Merger Sub nor the consummation by Laser or Merger Sub of the transactions contemplated hereby, nor compliance by Laser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of Laser or Merger Sub; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material (as defined for purposes of Form 10-K) Contract to which Laser, Merger Sub or any of their subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Laser, Merger Sub, any of their subsidiaries or any of their properties or assets, except, in the case of clauses (b) and (c), for violations, breaches or defaults which would not individually or in the aggregate have a Laser Material Adverse Effect.

                  Section 5.6  Reports and Financial Statements.

                  (a) Laser has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "Laser SEC Reports"). As of their respective dates, the Laser SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Laser SEC Report has been amended, revised or superseded by a later Laser SEC Report filed and publicly available prior to the date of this Agreement (as amended, revised or superseded by a later filed Laser SEC Report to the date of this Agreement, the "Filed Laser SEC Reports"), none of the Filed Laser SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of Laser included in the Filed Laser SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Laser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                  (c) Except as set forth in the Filed Laser SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Laser SEC Reports (the "Laser Balance Sheet Date"), neither Laser nor any of the Laser subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Laser and its consolidated subsidiaries or in the notes thereto.

                  Section 5.7 Absence of Certain Changes or Events. Except as set forth in the Filed Laser SEC Reports, since the Laser Balance Sheet Date, the business of Laser and its subsidiaries has been conducted only in the ordinary course of business consistent with past practice, and there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a Laser Material Adverse Effect or would impair or delay the ability of Laser to consummate the transactions contemplated by, or to satisfy its obligations under, this Agreement.

                  Section 5.8 Litigation. Except as disclosed in the Filed Laser SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of Laser, threatened against or affecting Laser or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a Laser Material Adverse Effect (taking into account any reserve therefor as of the most recent balance sheet included in the Filed Laser SEC Reports) or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against Laser or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i) or (ii) above.

                  Section 5.9 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Laser for inclusion or incorporation by reference in (a) the Registration Statement or
(b) the Information Statement, the Schedule 13E-3 or the Section 14(f) Notice will, in the case of the Registration Statement, at the time it becomes effective and at the Company Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Information Statement, the Schedule 13E-3 and the Section 14(f) Notice, at the time of the mailing thereof and, in the case of the Information Statement and the Schedule 13E-3, at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The
Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  Section 5.10  Taxes.

                  (a) Laser and its subsidiaries have filed (or there have been filed on their behalf) with the appropriate governmental authorities all material Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid by them for the periods covered thereby; and

                  (b) all material Taxes (whether or not shown on any Tax Return) owed by Laser and its subsidiaries and required to be paid on or before the Closing Date have been (or will be) timely paid or, in the case of Taxes which Laser or any of its subsidiaries is presently contesting in good faith, an adequate reserve has been established for such Taxes in accordance with GAAP.

                  Section 5.11 Compliance with Applicable Law. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Laser Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Laser SEC Reports and as currently owned or leased and conducted, and all such Laser Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Laser Material Adverse Effect. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries are in compliance in all material respects with their respective obligations under the Laser Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Laser Material Adverse Effect. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which individually or in the aggregate would not have a Laser Material Adverse Effect.

                  Section 5.12 Brokers. No broker, investment banker or other person, other than Morgan Stanley, the fees and expenses of which will be paid by Laser (as reflected in an agreement between Morgan Stanley and Laser) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Laser.


                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 6.1 Conduct of Business by the Company. During the period from the date of this Agreement to the Holdings Effective Time, except as expressly permitted by this Agreement or with the prior written consent of Laser or as set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, carry on the business of the Company and its subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organizations of the Company and its subsidiaries, and to preserve its relationships with those persons having business dealings with the Company and its subsidiaries to the end that the goodwill and ongoing businesses of the Company and its subsidiaries shall be unimpaired at the Holdings Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Holdings Effective Time, the Company agrees as to itself and its subsidiaries that, except as expressly permitted by this Agreement or with the prior written consent of Laser or as set forth in Section
6.1 of the Company Disclosure Schedule:

                           (i) Neither the Company nor any of its subsidiaries shall (x) declare, set aside or pay any distributions (whether in cash, stock or property) with respect to its capital stock or (y) split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than dividends or stock issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                           (ii) Neither the Company nor any of its subsidiaries shall issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options in accordance with their terms and issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                           (iii) The Company shall not amend its certificate of incorporation or by-laws;

                           (iv) Other than as would not be material to the Company, the Company and its subsidiaries shall not acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to the Company and its subsidiaries;

                           (v) Other than as would not be material to the Company, the Company and its subsidiaries shall not sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of the Company and its subsidiaries, other than in the ordinary course of business consistent with past practice or pursuant to existing contractual obligations, if any, set forth in Section 6.1 of the Company Disclosure Schedule;

                           (vi) Other than in the ordinary course of business or as would not be material to the Company, the Company and its subsidiaries shall not (x) incur any indebtedness or (y) make any loans, advances or capital contributions to, or investments in, any other person (other than the Company or a subsidiary of the Company), other than to officers and employees of the Company and its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                           (vii) Other than in the ordinary course of business or consistent with the Company's 1998 capital budget;

                           (viii) Other than in the ordinary course of business, the Company and its subsidiaries shall not make any material Tax election or settle or compromise any material income Tax liability;

                           (ix) Except in the ordinary course of business or except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries (i) shall not enter into any Contracts and (ii) shall not modify, amend or terminate any material Contract or agreement to which the Company or any of its subsidiaries is, or as of the Company Effective Time will be, a party or waive, release or assign any material rights or claims thereunder;

                           (x) Except as required by Law or previously existing contractual arrangements, in the ordinary course of business consistent with past practice or as disclosed or otherwise provided in this Agreement, the Company will not, nor will it permit any of its subsidiaries to, (a) increase the compensation of any of its employees,
        (b) enter into any Contract with any of its employees regarding his or her employment, compensation or benefits, or (c) adopt any plan, arrangement or policy which would become a Company Plan or amend any Company Plan to the extent such adoption or amendment would create or materially increase any material liability or obligation on the part of the Company or its subsidiaries;

                           (xi) The Company and its subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP or Regulation S-X promulgated by the SEC or by Law;

                           (xii) The Company shall not, and shall not permit any of its subsidiaries to, create, incur, suffer to exist or assume any material Lien on any of their assets, except as would not have a Company Material Adverse Effect or materially impair the Company's conduct of the business and operations of the Company and its subsidiaries, as presently conducted;

                           (xiii) The Company shall not, and shall not permit any of its subsidiaries to enter into any transaction or contract with, or

         (except pursuant to the Affiliate Agreements) make any payment to, any Affiliate of the Company (other than the Company's subsidiaries or its or their officers or directors in the ordinary course of business consistent with past practice); and

                           (xiv) The Company and its subsidiaries shall not authorize, or commit or agree to take, any of the foregoing actions.

                  Section 6.2 Other Actions. During the period from the date hereof to the Holdings Effective Time, the Company and Laser shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Company Merger set forth in Article VIII hereof not being satisfied.

                  Section 6.3 Advice of Changes. Upon obtaining knowledge of any such occurrence, the Company and Laser shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event (x) having, or which, insofar as can reasonably be foreseen, would have, in the case of Laser, a Laser Material Adverse Effect and, in the case of the Company, a Company Material Adverse Effect, (y) having, or which, insofar as can reasonably be foreseen, would have, the effect set forth in clause (i) above or (z) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VIII hereof not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  Section 6.4 Conduct of Business of Merger Sub. From the date hereof to the Company Effective Time, Merger Sub shall not (i) engage in any activities of any nature, (ii) acquire any assets, or (iii) incur any indebtedness or assume any liabilities or obligations, in each case, except as provided in or contemplated by this Agreement.

                  Section 6.5 Section 14(f) Notice. Promptly after the date hereof, Laser shall provide to the Company in writing the information with respect to the Laser Designees (as defined in the Holdings Merger Agreement) required by Section 14(f) of the Exchange Act and Rule 14f-1 of the SEC. Promptly after its receipt of such information, the Company shall file with the SEC and mail to all stockholders of record of the Company the Section 14(f) Notice.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 7.1 Preparation of the Registration Statement, the Information Statement, the Schedule 13E-3 and the Section 14(f) Notice. As soon as reasonably practicable following the date of this Agreement, Laser and the Company shall prepare and file with the SEC the Information Statement and Laser shall prepare and file with the SEC the Registration Statement, in which the Information Statement will be included as a prospectus (including the financial statements and pro forma financial information required to be set forth therein), and the Schedule 13E-3 and the Section 14(f) Notice. Laser shall use all reasonable best efforts to have the Registration Statement declared effective under the Securities Act and the Schedule 13E-3 and the Section 14(f) Notice cleared by the SEC and mailed as promptly as practicable after such filing. The Company will use all reasonable best efforts to cause the Information Statement and the Schedule 13E-3 and the Section 14(f) Notice to be mailed to the Company's stockholders as promptly as practicable after it has been cleared by the SEC. Each of Laser and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Laser Common Stock in connection with the Company Merger and the Holdings Merger. The Company shall furnish all information concerning the Company, its subsidiaries and the holders of the Company Common Stock and Laser shall furnish all information concerning Laser and its subsidiaries, in each case, as may be reasonably requested in connection with any such action.

                  Section 7.2 Access and Information; Confidentiality. The Company and Laser shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access at all reasonable times throughout the period prior to the Company Effective Time to all of its books, records, properties, plants and personnel (provided that all such access shall be on reasonable advance notice and shall not disrupt normal business operations) and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities Laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Company Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the Confidentiality Agreements between Laser and the Company dated February 4, 1998 and February 23, 1998.

                  Section 7.3  Comfort Letters.

                  (a) The Company shall use its reasonable best efforts to cause to be delivered to Laser "comfort" letters of Ernst & Young, LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date on which the Information Statement is mailed to the Company's stockholders, and addressed to Laser and the Company, in form and substance reasonably satisfactory to Laser and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) Laser shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen, LLP, Laser's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date on which the Information Statement is mailed to the Company's stockholders, and addressed to the Company and Laser, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  Section 7.4 Listing Application. Laser shall prepare and submit to the NYSE a listing application covering the Laser Shares to be issued in connection with the Company Merger, and shall use its reasonable best efforts to obtain, prior to the Company Effective Time, approval for the listing of such Laser Shares, subject to official notice of issuance.

                  Section 7.5 Affiliates. Prior to the Company Effective Time, the Company shall cause to be prepared and delivered to Laser a list (reasonably satisfactory to counsel for Laser) identifying each person who, at the time the Information Statement is mailed to the Company's stockholders, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause such person who is identified as a Company Rule 145 Affiliate in such list to deliver to Laser on or prior to the Company Effective Time a written agreement, in customary form, that such Company Rule 145 Affiliate will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Company Rule 145 Affiliate's risk relative to, any Laser Shares issued to such Company Rule 145 Affiliate in connection with the Company Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such Rule 145 Affiliate's risk relative to any Laser Shares received in the Company Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing thirty (30) days prior to the Company Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least thirty (30) days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

                  Section 7.6 HSR Act; Competition Laws. As soon as reasonably practicable, the Company, Laser and Merger Sub shall make or cause to be made all filings and submissions under the HSR Act (if applicable) and any other applicable Competition Laws as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.2 hereof, the Company will furnish to Laser and Laser will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.2 hereof, the Company will provide Laser, and Laser will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The Company and Laser shall consult with one another with respect to any such correspondence, filings or communications and shall engage in discussions with any Governmental Entity on a joint basis.

                  Section 7.7  Employee Matters.

                  (a) From and after the Holdings Effective Time, Laser shall honor, and shall cause the Company to honor, all employment, severance, termination, consulting and retirement agreements to which the Company is a party as of the Holdings Effective Time; provided, however, that (i) neither Laser nor the Company shall have any responsibility for the Company's obligations under that certain employment agreement entered into as of October 1, 1997, between the Company and Jerry W. Levin (except for the incentive payment provided for in section 3.2(b) thereof (relating to the divestiture of Coleman Safety & Security Products, Inc.), which shall be the responsibility of the Company and paid in accordance with the terms of section 3.2(b) thereof), and (ii) neither Laser nor the Company shall have any responsibility for the Company's obligations under that certain employment agreement entered into as of July 1, 1997, between the Company and Paul E. Shapiro. Except as provided in the first sentence of Section 7.7(b) or the proviso to this sentence, from and after the Holdings Effective Time, Laser will cause the Company to allow Company employees to participate in Laser employee benefit plans on substantially the same basis as similarly situated Laser employees; provided, however, that Laser will cause the Company to continue the Company Plans for at least six (6) months following the Holdings Effective

Time. Laser will or will cause the Company to give Company employees full credit for purposes of eligibility and vesting of benefits and benefit accrual for service with the Company and its affiliates prior to the Holdings Effective Time under each Laser employee benefit plan; provided, however, that no such crediting of service results in duplication of benefits. With respect to any welfare benefit plans maintained for the benefit of Company employees from and after the Holdings Effective Time, Laser shall (i) cause there to be waived any pre-existing condition limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Company for such employee's benefit immediately prior to the Holdings Effective Time. Laser acknowledges that, for the purposes of certain of such Company Plans and certain of such other employment, severance, termination, consulting and retirement agreements to which the Company is currently a party, the consummation of the Holdings Merger will constitute a "change in control" of the Company (as such term is defined in such plans and agreements). Laser agrees to cause the Company, after the Holdings Effective Time, to pay all amounts provided under such Company Plans and agreements as a result of a change in control of the Company in accordance with their respective terms and to honor, and to cause the Company to honor, all rights, privileges and modifications to or with respect to any such Company Plans or agreements which become effective as a result of such change in control.

                  (b) Laser shall cause the Company to continue the Company's Executive Annual Incentive Policy for the remainder of 1998, and participants therein shall not be eligible for participation in an analogous Laser incentive plan in respect of 1998. Laser shall honor, and shall cause the Company to honor, the Company's Executive Severance Policy without any amendment adverse to participants. Laser shall provide severance benefits for employees of the Company, who are not participants in Company's Executive Severance Policy and who do not have employment agreements with the Company, under the Laser severance policy on the same basis as similarly situated Laser employees provided that severance benefits shall be no less than those set forth on
Schedule 7.7(b).

                  (c) Effective as of the ninety-first (91st) day following the Holdings Effective Time, the participants in the Executive Severance Policy set forth on Schedule 7.7(c) may voluntarily terminate their employment, which termination will be deemed to be for "Good Reason" under the Executive Severance Policy as a result of the consummation of the Holdings Merger.

                  (d) Laser and the Company agree to take all necessary action to provide that, effective as of the Holdings Effective Time, all outstanding Employee Stock Options shall be vested and exercisable as of the Holdings Effective Time, and between the Holdings Effective Time and the Company Effective Time, Laser shall cause the Company to maintain a broker-dealer cashless exercise procedure for the exercise of Employee Stock Options. Laser and the Company agree to take all other actions necessary to provide for the cancellation, effective at the Company Effective Time, of each outstanding Employee Stock Option and, in settlement therefor, a payment to the holder of the Employee Stock Option in cash by Laser or the Company at the Company Effective Time equal to the product of (i) the total number of shares of Company Common Stock subject to such Employee Stock Option, and (ii) the excess of $27.50 over the exercise price per share of Company Common Stock subject to such Employee Stock Option, less any applicable withholding taxes.

                  (e) Laser agrees that, at or prior to the Holdings Effective Time, Holdings may cause the Company to (i) assume sponsorship of the pension, retirement, savings, retiree health care and life insurance and other plans maintained by New Coleman Holdings, Inc. that are reflected in footnotes 7 and 12 to the 1996 financial statements included in the Company's 1996 Annual Report on SEC Form 10-K (as such plans may have been changed in the ordinary course of business since December 31, 1996) (the "Plans"), and (ii) assume the liabilities and obligations of New Coleman Holdings, Inc. under the Plans to the extent reflected in such footnotes (as such liabilities and obligations may have changed in the ordinary course of business since December 31, 1996). The documents used to effect such assumption shall be in form and substance reasonably satisfactory to Parent Holdings and Laser.

                  Section 7.8  Continuance of Existing Indemnification Rights.

                  (a) For six (6) years after the Company Effective Time (and during the period following the Holdings Effective Time but prior to the Company Effective Time), Laser shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Company Effective Time, a director or officer of the Company (an "Indemnified Person") against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or the Holdings Merger Agreement or any of the transactions contemplated hereby or thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Company Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Company Effective Time, to the full extent permitted under the DGCL, the Company's certificate of incorporation or by-laws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that neither Laser nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person against the Company unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 7.8; and provided further that in the event any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim after the Company Effective Time, Laser shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

                  (b) Laser and the Company agree that all rights to indemnification, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company's certificate of incorporation or by-laws and any indemnification agreement in effect at the date hereof, shall survive the Holdings Merger and the Company Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Company Effective Time (and during the period following the Holdings Effective Time but prior to the Company Effective Time) to the extent such rights and limitations are consistent with the DGCL; provided, however, that in the event any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the Company's certificate of incorporation or by-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Laser; and provided further that nothing in this Section 7.8 shall impair any rights or obligations of any current or former director or officer of the Company.

                  (c) Laser or the Surviving Corporation shall use reasonable best efforts to obtain a liability insurance policy ("D&O Insurance") for the benefit of the Company's existing and former directors and officers commencing at the Holdings Effective Time and for a period of not less than six (6) years after the Company Effective Time providing substantially similar coverage in amounts and on terms no less advantageous than that currently provided to such existing and former directors and officers; provided further that neither Laser nor the Surviving Corporation shall be required to pay an annual premium for D&O Insurance in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

                  Section 7.9 Expenses. Whether or not the Company Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  Section 7.10 Public Announcements. Laser and the Company shall consult with each other before issuing their respective initial press releases to be issued with respect to the transactions contemplated by this Agreement and the Holdings Merger.

                  Section 7.11 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Company Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, if applicable); (ii) the obtaining of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require any party hereto to enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring such party to hold, separate or divest, or to restrict the dominion or control of such party or any of its Affiliates over, any of the assets, properties or businesses of such party or its Affiliates in existence on the date hereof.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Company Merger. The respective obligations of each party to effect the Company Merger shall be subject to the satisfaction or waiver, to the extent permitted by Law, at or prior to the Company Effective Time of the following conditions:

                  (a) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC; and all applicable time periods required under the Securities Act and the Exchange Act following the mailing of the Information Statement to the Company's stockholders shall have lapsed.

                  (b) The Laser Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (c) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prohibits the consummation of the Company Merger shall have been issued and remain in effect.

                  (d) The Holdings Merger shall have been consummated in accordance with its terms and the applicable provisions of the DGCL.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 9.1 Termination. This Agreement shall terminate automatically upon the termination of the Holdings Merger Agreement in accordance with its terms.

                  Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties; provided that the provisions of Sections 7.2 and 7.9 and of this
Article IX shall continue and that nothing herein shall relieve any party from liability for any willful breach hereof.

                  Section 9.3 Amendment. This Agreement may be amended by the parties pursuant to a writing adopted by action taken by all of the parties at any time prior to (but not following) the consummation of the Holdings Merger. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

                  Section 9.4 Extension; Waiver. At any time prior to (but not following) the consummation of the Holdings Merger any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  Section 10.1 No Survival of Representations and Warranties. No representations or warranties contained herein shall survive beyond the Company Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Company Effective Time.

                  Section 10.2 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier; provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  (a)      If to Laser, to:

                           Sunbeam Corporation
                           1615 South Congress Avenue
                           Suite 200
                           Delray Beach, Florida  33445
                           Facsimile:  (561) 243-2191
                           Attention:  David C. Fannin, Esq.

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, Delaware  19801
                           Facsimile:  (302) 651-3001
                           Attention:  Richard L. Easton, Esq.

                  (b)      If to the Company, to:

                           CLN Holdings Inc.
                           5900 North Andrews Avenue, Suite #700-A
                           Fort Lauderdale, Florida  33309
                           Facsimile:  (954) 772-3352
                           Attention:  General Counsel

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Facsimile:  (212) 403-2000
                           Attention:  Adam O. Emmerich, Esq.

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next business day, if sent by national courier service for next business day delivery or (iii) the business day received, if sent by telecopier.

                  Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 10.4 Entire Agreement; No Third-Party Beneficiary. This Agreement (including the Exhibits, Disclosure Schedules and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) except for the provisions of Sections 7.7(c) and 7.8 hereof, is not intended to confer upon any other person any rights or remedies hereunder.

                 Section 10.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                  Section 10.6 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect original intent of the parties.

                  Section 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 10.8 Disclosure Schedules. Matters reflected on the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on the Company Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Capitalized terms used in the

Company Disclosure Schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

         Section 10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of Law.

         Section 10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

         Section 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 10.12 Certain Terms. As used herein, (i) the term "material adverse effect" (including as used in any definition), with respect to any Person, shall exclude any change, event, effect or circumstance (a) arising in connection with the announcement or performance of the transactions contemplated by this Agreement or the Holdings Merger Agreement and (b) affecting the United States economy generally or such Person's industries generally; and (ii) "to the knowledge of the Company" shall mean to the actual knowledge of Paul E. Shapiro, Jerry W. Levin and Steven R. Isko.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                  SUNBEAM CORPORATION



                                   By:    /s/ Russell A. Kersh
                                          -------------------------------------
                                          Name:  Russell A. Kersh
                                          Title: Executive Vice President


                                   CAMPER ACQUISITION CORP.



                                    By:    /s/ Russell A. Kersh
                                           ------------------------------------
                                           Name:  Russell A. Kersh
                                           Title: President


                                    THE COLEMAN COMPANY, INC.



                                    By:    /s/ Paul E. Shapiro
                                           ------------------------------------
                                           Name:  Paul E. Shapiro
                                           Title: Executive Vice President

                                                                       ANNEX II

                  262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

                  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263, or section 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the fore going subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

                  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

                  (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

                  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

                  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

                  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

                  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

                  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

                  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

                  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

                  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  EXHIBIT INDEX

     The following exhibits are filed with this report or are incorporated by reference to previously filed material.


  Exhibit         Description of Exhibit
  2.1  - Agreement and Plan of Merger among Sunbeam Corporation, Camper
         Acquisition Corp., and The Coleman Company, Inc., dated as of
         February 27, 1998(7)

  2.2  - Agreement and Plan of Merger among Sunbeam Corporation, Laser
         Acquisition Corp., CLN Holdings, Inc., and Coleman (Parent)
         Holdings, Inc., dated as of February 27, 1998(7)

  3.1  - Amended and Restated Certificate of Incorporation of Sunbeam(3)

  3.2  - By-laws of Sunbeam, as amended(11)

  4.1  - Registration Rights Agreement, dated March 25, 1998, by and among
         Sunbeam and Morgan Stanley & Co., Inc., with respect to the Zero
         Coupon Convertible Senior Subordinated Debentures due 2018(8)

  4.2 - Registration Rights Agreement, dated as of March 29, 1998, between Sunbeam and Coleman (Parent) Holdings, Inc.(9)

  4.3  - Settlement Agreement, dated as of August 12, 1998, by and between
         Sunbeam and Coleman (Parent) Holdings, Inc.(10)

  4.4  - Amendment to Registration Rights Agreement, dated as of August 12,
         1998, between Sunbeam and Coleman (Parent) Holdings, Inc.(11)

  4.5  - Warrant Agreement, dated as of ____, 1999, between Sunbeam
         Corporation and [The Bank of New York], as Warrant Agent+

  5.1 - Opinion of ________ of Sunbeam Corporation, regarding the legality of the securities being registered+

  10.1 - Employment Agreement, dated as of February 20, 1998, by and between Sunbeam and Albert J. Dunlap(7)

  10.2 - Employment Agreement, dated as of February 20, 1998, by and between Sunbeam and Russell A. Kersh(7)

  10.3 - Employment Agreement, dated as of February 20, 1998, by and between Sunbeam and David C. Fannin(8)

  10.4 - Employment Agreement, dated as of January 1, 1997, by and between
         Sunbeam and Donald Uzzi(5)

  10.5 - Sunbeam Executive Benefit Replacement Plan(7)

  10.6 - Amended and Restated Sunbeam Corporation Stock Option Plan(13)

  10.7 - Performance Based Compensation Plan(7)

 10.8  - Tax Sharing Agreement, dated as of October 31, 1990, by and among
         Sunbeam, SAIL, SOHO, Montey and the subsidiaries of Sunbeam listed therein(1)

10.9  -  Receivables Sale and Contribution Agreement, dated as of December
         4, 1997, between Sunbeam Products, Inc. and Sunbeam Asset
         Diversification, Inc.(7)

10.10 -  Receivables Purchase and Servicing Agreement, dated as of December
         4, 1997, between Sunbeam Products, Inc., Llama Retail, L.P.,
         Capital USA, LLC and Sunbeam Asset Diversification, Inc.(8)

10.11 -  Agreement and Plan of Merger between Sunbeam Corporation, Java
         Acquisition Corp., and Signature Brands USA, Inc., dated as of
         February 28, 1998(7)

10.12 -  Stock Purchase Agreement among Java Acquisition Corp. and the
         Sellers named therein, dated as of February 28, 1998(7)

10.13 -  Agreement and Plan of Merger by and among Sunbeam
         Corporation, Sentinel Acquisition Corp., and First Alert, Inc., dated as of February 28, 1998(7)

10.14 -  Stock Sale Agreement among Sunbeam Corporation and the
         Stockholders named therein, dated as of February 28, 1998(8)

10.15 -  Credit Agreement, dated as of March 30, 1998, among Sunbeam
         Corporation, the Borrowers referred to therein, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., Bank of America
         National Trust and Savings Association and First Union National
         Bank(8)

10.16 - First Amendment to Credit Agreement, dated as of May 8, 1998, among Sunbeam Corporation, the Subsidiary Borrowers referred to therein, the Lenders party thereto, Morgan Stanley Senior Funding,
         Inc., Bank America National Trust and Savings Association and
         First Union National Bank(8)

10.17 - Second Amendment to Credit Agreement, dated as of June 30, 1998, among Sunbeam, the Subsidiary Borrowers referred to therein, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., Bank
         America National Trust and Savings Association and First Union
         National Bank(11)

10.18 - Third Amendment to Credit Agreement, dated as of October 19, 1998, among Sunbeam, the Subsidiary Borrowers referred to therein, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., Bank
         America National Trust and Savings Association and First Union
         National Bank(11)

10.19 - Fourth Amendment to Credit Agreement dated as of April 10, 1999, among Sunbeam, the Subsidiary Borrowers referred to therein, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., Bank
         America National Trust and Savings Association and First Union
         National Bank(14)

10.20 - Fifth Amendment to Credit Agreement, Third Waiver and Agreement dated as of April 15, 1999, among Sunbeam, the Subsidiary
         Borrowers referred to therein, the Lenders party thereto, Morgan
         Stanley Funding, Bank America National Trust and Savings
         Association and First Union National Bank(14)

10.21 - Employment Agreement between Sunbeam and Jerry W. Levin, dated as of June 15, 1998(11)


10.22 -  Employment Agreement between Sunbeam and Paul Shapiro, dated as of
         June 15, 1998(11)

10.23 - Employment Agreement between Sunbeam and Bobby Jenkins, dated as of June 15, 1998(11)

10.24 -  Agreement between Sunbeam and David Fannin, dated August 20,
         1998(11)

10.25 - First Amendment to Receivables Sale and Contribution Agreement, dated April 2, 1998, between Sunbeam Products, Inc. and Sunbeam
         Assets Diversification, Inc.(11)

10.26 - First Amendment to Receivables Purchase and Servicing Agreement, dated April 2, 1998, between Llama Retail Funding, L.P., Capital
         USA, LLC, Sunbeam Products, Inc. and Sunbeam Asset
         Diversification, Inc.(11)

10.27 - Second Amendment to Receivables Purchase and Servicing Agreement, dated July 29, 1998, between Llama Retail Funding, L.P., Capital
         USA, LLC, Sunbeam Products, Inc. and Sunbeam Asset
         Diversification, Inc.(11)

10.28 -  Sunbeam Corporation Management Incentive Compensation Plan(15)

10.29 -  Stock Option Replacement Program(15)

10.30 -  Amendment No. 1 to Agreement and Plan of Merger, dated as of March
         29, 1998, among Sunbeam, Laser Acquisition Corp., Coleman (Parent)
         Holdings Inc., and CLN Holdings Inc.(14)

10.31 - Employment Agreement between Sunbeam and Janet G. Kelley, dated as of December 16, 1998(16)

10.32 - Employment Agreement between Sunbeam and Karen K. Clark, dated as of August 31, 1998(16)

10.33 - Employment Agreement dated as of October 1, 1998 between Sunbeam and Jack Hall(15)

10.34 - Compensation and Indemnification Agreement entered into as of June 29, 1998, between Sunbeam and each of Howard G. Kristol,
         Charles M. Elson, Peter A. Langerman and Faith Whittlesey(15)

10.35 -  Agreement between Sunbeam Asset Diversification, Inc. and Capital
         USA, LLC amending the Receivables Purchase Agreement among Llama
         Retail Funding, L.P., Sunbeam Asset Diversification, Inc., Capital
         USA, LLC and Sunbeam Products, Inc.(15)

12.1  -  Computation of Ratio of Earnings to Fixed Charges

16.1  -  Letter re Change in Certifying Accountant(12)

21.1  -  Subsidiaries of the Registrant(16)

23.1  -  Consent of Arthur Andersen LLP*

23.2 -   Consent of Deloitte & Touche LLP*

23.3 -   Consent of Ernst & Young LLP*

23.4 -   Consent of ___________ of Sunbeam Corporation (included in Exhibit
         5.1)+

24.1 - Power of Attorney (included on the signature page of this Registration Statement)

99.1 -   Press Release, dated January 28, 1997 regarding Sunbeam's 1997 earnings(7)

99.2 - Press Release, dated March 2, 1998 regarding Sunbeam's acquisitions of the Coleman Company, Inc., Signature Brands
         USA, Inc. and First Alert, Inc.(7)

99.3 - Press Release, dated August 12, 1998 regarding issuance of warrants to MacAndrews & Forbes Holding, Inc.(11)

99.4 - Press Release, dated August 24, 1998 regarding Sunbeam's new strategy and senior management team(11)

99.5 - Press Release, dated October 20, 1998 regarding Sunbeam's restatement of its financial results(11)

----------

(1) Incorporated by reference to Sunbeam's Annual Report on Form 10-K for the fiscal year ended September 30, 1990.

(2) Incorporated by reference to Sunbeam's Quarterly Report on Form 10-Q for the quarter ended July 3, 1994.

(3) Incorporated by reference to Sunbeam's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

(4) Incorporated by reference to Sunbeam's Quarterly Report on Form 10-Q for the quarter ended September 29, 1996.

(5) Incorporated by reference to Sunbeam's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

(6) Incorporated by reference to Sunbeam's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997.

(7) Incorporated by reference to Sunbeam's Annual Report on Form 10-K for the fiscal year ended December 28, 1997.

(8) Incorporated by reference to Sunbeam's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

(9) Incorporated by reference to Sunbeam's Report on Form 8-K filed April 13, 1998.

(10) Incorporated by reference to Sunbeam's Report on Form 8-K filed August 14, 1998.

(11) Incorporated by reference to Sunbeam's Annual Report on Form 10-K/A for the fiscal year ended December 28, 1997.

(12) Incorporated by reference to Sunbeam's Report on Form 8-K filed November 30, 1998.

(13) Incorporated by reference to Sunbeam's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(14) Incorporated by reference to the Annual Report on Form 10-K filed by the Coleman Company, Inc. for the fiscal year ended December 31, 1998.

(15) Incorporated by reference to Sunbeam's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(16) Incorporated by reference to Sunbeam's Registration Statement on Form S-1 (No. 333-71819), filed with the Securities and Exchange Commission on February 4, 1999.

*    Filed herewith

+    To be filed by amendment